   As filed with the Securities and Exchange Commission on February 1, 2000
                                                     Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------
                          EXODUS COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)

      Delaware                       4813                    77-0403076
   (State or Other       (Primary Standard Industrial     (I.R.S. Employer
   Jurisdiction of        Classification Code Number)    Identification No.)
  Incorporation or
    Organization)

                               ----------------
                        2831 Mission College Boulevard
                             Santa Clara, CA 95054
                                (408) 346-2200
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                               ----------------
                                Adam W. Wegner
                      Vice President and General Counsel
                        2831 Mission College Boulevard
                             Santa Clara, CA 95054
                                (408) 346-2200
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                               ----------------
                                  Copies to:
                             Horace L. Nash, Esq.
                           Robert A. Freedman, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306
                                (650) 494-0600

                               ----------------
   Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this Registration Statement becomes effective.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                                               Proposed
                                                Proposed       Maximum
 Title of Each Class of                         Maximum       Aggregate     Amount of
    Securities to be         Amount to be    Offering Price Offering Price Registration
       Registered           Registered (1)    per Unit (1)       (1)           Fee
---------------------------------------------------------------------------------------
10 3/4% Senior Notes due
 2009..................    $     375,000,000      100%       $375,000,000    $99,000
---------------------------------------------------------------------------------------
10 3/4% Senior Notes due  (Euro) 125,000,000      100%       $125,137,500    $33,036
 2009..................
                          ($125,137,500) (2)
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2) Euro amounts have been translated into U.S. Dollars at Euro 1 = $1.0011, which was the noon buying rate in New York City for cable transfers in Euro as certified for custom purposes by the Federal Reserve Bank of New York on January 26, 2000.
                               ----------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

PROSPECTUS

        The information in this prospectus will be amended or completed;
                            dated February 1, 2000.

                          Exodus Communications, Inc.

 Exchange Offer For $375,000,000 and (Euro)125,000,000 10 3/4% Senior Notes Due
                                      2009

                            Terms of Exchange Offer

Exchange Offer

   We will exchange new notes that are registered under the Securities Act for old notes that were sold on December 8, 1999.

   All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

   We will receive no proceeds from the exchange offer.

Exchange Offer Expiration

   March   , 2000 at 5:00 p.m., New York City time (10:00 p.m., London Time).

Old Notes

   On December 8, 1999, we issued and sold $375.0 million and (Euro)125.0 million of 10 3/4% Senior Notes due 2009.

   If you tender your old notes in the exchange offer, interest will cease to accrue before your new notes are issued. If you do not tender in the exchange offer, your old notes will continue to be subject to the same terms and restrictions except that we will not be required to register your old notes under the Securities Act.

Exodus Communications, Inc.

   2831 Mission College Boulevard, Santa Clara, California 95054, (408) 346-
2200.

New Notes

  Identical to the old notes except that the new notes will be registered under the Securities Act.

  .  Maturity: December 15, 2009.

  . Change of Control: You can require us to purchase your notes at 101% of the principal amount.

  . Interest: Paid every six months on June 15 and December 15, starting June 15, 2000.

  . Redemption by Exodus: Anytime on or after December 15, 2004, except that redemptions for a portion of the notes may be made at any time prior to December 15, 2002 with the cash proceeds of specified capital stock sales.

  .  Ranking: The new notes will be general unsecured obligations, ranking:

    .  equally with all our senior unsecured indebtedness;

    .  senior to all our subordinated indebtedness; and

    . junior to all our secured indebtedness and liabilities of our subsidiaries.

   Investment in the notes to be issued in the exchange offer involves risks. See the risk factors section beginning on page 10.

   This prospectus and the accompanying letter of transmittal are first being
mailed to holders of outstanding notes on or about February   , 2000.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is       , 2000.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Documents Incorporated by Reference......................................  ii
Prospectus Summary.......................................................   1
Risk Factors.............................................................  10
Disclosure Regarding Forward-Looking Statements..........................  22
Use of Proceeds..........................................................  23
Capitalization...........................................................  24
Selected Summary Supplemental Consolidated Financial Data................  25
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  27
Business.................................................................  35
Management...............................................................  46
Other Indebtedness.......................................................  49
The Exchange Offer.......................................................  51
Description of Notes.....................................................  61
Material United States Federal Income Tax Considerations.................  92
Plan of Distribution.....................................................  96
Legal Matters............................................................  97
Experts..................................................................  97
Available Information....................................................  98
Index to Consolidated Financial Statements and Schedule.................. F-1

                      DOCUMENTS INCORPORATED BY REFERENCE

   This prospectus incorporates business and financial information about Exodus that is not included in or delivered with this prospectus. We are incorporating by reference in this prospectus the following documents which we filed with the
Commission:

  .  Our annual report on Form 10-K for the year ended December 31, 1998.

  . Our quarterly reports on Form 10-Q for the quarters ended (1) March 31, 1999, as amended June 25, 1999, (2) June 30, 1999 and (3) September 30, 1999, as amended January 18, 2000.

  . Our current reports on Form 8-K filed January 29, 1999, February 22, 1999, March 2, 1999, June 18, 1999, August 11, 1999, as amended October 12, 1999 and November 29, 1999, November 29, 1999 and December 3, 1999.

   We are also incorporating by reference in this prospectus all reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities under this prospectus. These reports and documents will be incorporated by reference in and considered to be part of this prospectus as of the date of filing of the reports and documents.

   Any statement contained in this prospectus or in a document which is incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement in any document that we file after the date of this prospectus that also is incorporated by reference in this prospectus modifies or supersedes the prior statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus.

   This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. You may request, and we will send to you, without charge, copies of these documents, other than exhibits to these documents, which we will send to you for a reasonable fee. Requests should be directed to:

   Exodus Communications, Inc.
   2831 Mission College Boulevard
   Santa Clara, California 95054
   Attn: Secretary
   Telephone: (408) 346-2200

   In order to assure timely delivery of the requested materials before the expiration of the exchange offer, any request should be made prior to February
  , 2000.

                               PROSPECTUS SUMMARY

   The following summary highlights some information from this prospectus. It may not contain all of the information that may be important to you. For a more complete understanding of the exchange offer, we encourage you to read the entire prospectus and the documents we have referred you to.

                          Exodus Communications, Inc.

   Exodus Communications is a leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. Our solutions include Internet Data Centers, network services, managed services and professional services, which together provide the high performance, scalability and expertise that enterprises need to optimize their complex Internet operations. Exodus delivers its services from geographically distributed, state-of-the-art Internet Data Centers that are connected through a high performance dedicated and redundant backbone network. Our tailored solutions are designed to integrate with existing enterprise systems architectures and to enable customers to outsource the monitoring, administration and optimization of their equipment, applications and overall Internet operations. As of September 30, 1999, we had more than 1,700 customers, including installed and uninstalled customers under contract, and managed over 16,000 customer servers worldwide. Our customers represent a variety of industries, ranging from Internet companies such as Lycos, Inc., eBay Inc., MSN Hotmail (a subsidiary of Microsoft Corporation), Yahoo!GeoCities and Inktomi Corporation, to media companies such as MSNBC, USA Today Information Network, SportsLine USA, Inc. and E-Online!, to major enterprise companies such as Applied Materials and Storage Networks.

   Because Internet usage is growing rapidly, businesses are increasing the breadth and depth of their Internet product and services offerings. These Internet operations are mission-critical for Internet-centric businesses and are becoming increasingly mission-critical for many enterprises. In order to ensure the quality, reliability, availability and redundancy of these mission-critical Internet operations, corporate IT departments must make substantial investments in facilities, personnel, equipment and networks which must be continuously upgraded to reflect changing technologies and must rapidly scale as the enterprise grows. This recurring and significant investment is an inefficient use of resources and, as a result, a significant need exists for outsourcing arrangements that can increase performance, provide continuous operation of Internet solutions and reduce Internet operating expenses. We believe a significant opportunity exists for a highly focused company to provide a combination of server hosting, Internet connectivity and managed and professional services that will enable reliable, high performance of mission-critical Internet operations.

   Exodus offers an integrated portfolio of solutions that provides customers with a scalable, secure and high performance platform for the development, deployment and proactive management of mission-critical Internet operations. Our server hosting and Internet connectivity services are offered through our Internet Data Centers' redundant backbone network of multiple high speed OC-3 and OC-12 lines, along with our public and private network interconnections. We continue to upgrade our network in order to accommodate expected traffic growth. Our managed services include performance monitoring, site management reports, data backup and content delivery and management services, security services and professional services. These services provide the foundation for high performance, availability, scalability and reliability of customers' Internet operations. In addition, we integrate best-of-breed technologies from leading vendors with our industry expertise and proprietary technology.

   Our objective is to become the leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. To achieve this objective, we intend to:

  .  Position Exodus as the leader in this market;

  . Focus on enhancing systems and network management, Internet technology services and professional services;

  .  Accelerate our global expansion;

  .  Leverage our expertise to address new market opportunities; and

  . Continue to establish strategic relationships for distribution and technology.

   We began offering server hosting and Internet connectivity services in late 1995, opened our first dedicated Internet Data Center in August 1996, and introduced managed services in 1997 and professional services in 1998. We currently operate 17 domestic Internet Data Centers located in nine metropolitan areas: Atlanta, Austin, Boston, Chicago, Los Angeles, New York, Seattle, Silicon Valley and Washington, D.C. In June 1999, we opened our first Internet Data Center outside of the United States in the London metropolitan area. In December 1999, we acquired Global OnLine Japan Co., Ltd. of Tokyo, Japan, which has an Internet Data Center located in Tokyo. Our Internet Data Centers consist of approximately 1,600,000 gross square feet.

   Our principal executive offices are located at 2831 Mission College Blvd., Santa Clara, California 95054. Our telephone number is (408) 346-2200.

Recent Events

   Acquisition of Service Metrics, Inc. In November 1999, we acquired Service Metrics, Inc. Service Metrics is a leading provider of Internet monitoring applications and services that measure the consistency, availability and performance of Web sites. As a result, we issued approximately 7.0 million shares of our Common Stock and Common Stock subject to options in exchange for all of the outstanding shares of common stock of Service Metrics and shares of Service Metrics common stock subject to outstanding options, representing an aggregate consideration of approximately $280.0 million as of the signing of the definitive agreement in October 1999. The transaction was accounted for as a pooling of interests.

   Acquisition of Global OnLine Japan Co., Ltd. In December 1999, we acquired Global OnLine Japan Co., Ltd., an Internet solutions provider based in Tokyo. As a result, we issued approximately 415,000 shares of our common stock in exchange for 85% of the outstanding shares of Global OnLine Japan. The transaction will be accounted for as a purchase.

   Stock Split. On November 19, 1999, we announced a two-for-one stock split in the form of a stock dividend, payable December 14, 1999 to holders of our Common Stock of record as of November 30, 1999. Share and per share information in this prospectus reflects this stock split.

   Issuance of Debt. In December 1999, we issued $375.0 million aggregate principal amount of 10 3/4% Senior Notes due 2009 and (Euro)125.0 million aggregate principal amount of 10 3/4% Senior Notes due 2009 concurrently with our issuance of $500.0 million aggregate principal amount of 4 3/4% Convertible Subordinated Notes due July 15, 2008.

   Acquisition of KeyLabs, Inc. In January 2000, we agreed to acquire KeyLabs, Inc., a provider of e-business testing services based in Utah. The transaction is expected to close by the end of February 2000 and will be accounted for as a purchase.

   Hiring of New Chief Financial Officer. Effective January 31, 2000, R. Marshall Case was appointed Executive Vice President, Finance and Chief Financial Officer of Exodus. Mr. Case's predecessor, Richard S. Stoltz, will continue with Exodus as its Senior Adviser, Strategy and Finance.

   Summary of 1999 Fourth Quarter and Annual Results. For the three months ended December 31, 1999, our revenues were $101.4 million compared to revenues of $21.1 million for the same period of the prior year. Our net loss for the three months ended December 31, 1999 was $52.9 million, or $0.30 per share, compared to a net loss of $21.9 million, or $0.14 per share, for the same period of the prior year. EBITDA loss (loss before net interest expense, income taxes, depreciation, amortization and other non-cash charges) for the three months ended December 31, 1999 was $16.7 million compared to $12.1 million for the same period of the prior year.

   Revenues for the twelve months ended December 31, 1999 were $242.1 million compared to $52.7 million for the same period of the prior year. Our net loss attributable to common stockholders for the twelve months ended December 31, 1999 was $130.3 million, or $0.78 per share, compared to a net loss attributable to common stockholders of $69.3 million, or $0.55 per share, for the same period of the prior year. EBITDA loss for the twelve months ended December 31, 1999 was $44.7 million compared to $41.9 million for the same period of the prior year.

                               The Exchange Offer

 Securities Offered...............  $375.0 million aggregate principal amount of 10 3/4% Senior Notes due 2009 and
                                    (Euro)125.0 million aggregate principal
                                    amount of 10 3/4% Senior Notes due 2009.
                                    The terms of the new notes and the old
                                    notes are identical except for transfer
                                    restrictions and registration rights
                                    relating to the old notes that will not be
                                    applicable to the new notes. The old notes
                                    and the new notes are collectively referred
                                    to as the notes.
 Issuance of Old Notes............  $375.0 million aggregate principal amount of 10 3/4% Senior Notes due 2009 and
                                    (Euro)125.0 million aggregate principal
                                    amount of 10 3/4% Senior Notes due 2009
                                    were issued on December 8, 1999 to Goldman,
                                    Sachs & Co., Donaldson, Lufkin & Jenrette
                                    Securities Corporation, BancBoston
                                    Robertson Stephens Inc., PaineWebber
                                    Incorporated and Morgan Stanley & Co.
                                    Incorporated, which placed the old notes
                                    with qualified institutional buyers and to
                                    buyers in offshore transactions in reliance
                                    on Regulation S under the Securities Act.
 The Exchange Offer...............  We are offering to exchange $1,000 principal amount of new dollar notes for
                                    each $1,000 principal amount of old dollar
                                    notes. Old dollar notes may only be
                                    exchanged in $1,000 principal amount
                                    increments. There are $375.0 million
                                    aggregate principal amount of old dollar
                                    notes outstanding.
                                    We are also offering to exchange
                                    (Euro)1,000 principal amount of new euro
                                    notes for each (Euro)1,000 principal amount
                                    of old euro notes. Old euro notes may only
                                    be exchanged in (Euro)1,000 principal
                                    amount increments. There are (Euro)125.0
                                    million aggregate principal amount of old
                                    euro notes outstanding.
 Conditions to the Exchange         The exchange offer is not conditioned upon
  Offer...........................  any minimum principal amount of old notes being tendered for exchange. However, the
                                    exchange offer is subject to customary
                                    conditions, which may be waived by us. See
                                    "The Exchange Offer--Conditions to the
                                    Exchange Offer."
 Procedures for Tendering.........  If you want to tender your old dollar notes in the exchange offer, you must complete
                                    and sign the letter of transmittal for
                                    dollar notes according to the instructions
                                    contained in this prospectus and the letter
                                    of transmittal for dollar notes. If you
                                    want to tender your old euro notes in the
                                    exchange offer, you must complete and sign
                                    the letter of transmittal for euro notes
                                    according to the instructions contained in
                                    this prospectus and the letter of
                                    transmittal for euro notes. You must then
                                    mail, fax or hand deliver the applicable
                                    letter of transmittal, together with any
                                    other required documents, to the applicable
                                    exchange agent, either with the old notes
                                    to be tendered or in compliance with the
                                    specified procedures for guaranteed
                                    delivery of old notes. You should allow
                                    sufficient time to ensure timely delivery.
                                    Some brokers, dealers, commercial banks,
                                    trust companies and other nominees may also
                                    effect tenders by book-

                                    entry transfer. If you own old notes
                                    registered in the name of a broker, dealer,
                                    commercial bank, trust company or other
                                    nominee, you are urged to contact that
                                    person promptly if you wish to tender old
                                    notes in the exchange offer. Letters of
                                    transmittal and certificates representing
                                    the old notes should not be sent to Exodus.
                                    These documents should be sent only to the
                                    applicable exchange agent. Questions
                                    regarding how to tender and requests for
                                    information should also be directed to the
                                    exchange agent.
                                    If you hold old dollar notes through The
                                    Depositary Trust Company or old euro notes
                                    through Euroclear or Cedelbank and wish to
                                    accept the exchange offer, you must do so
                                    pursuant to the book-entry transfer
                                    facility's procedures for book-entry
                                    transfer (or other applicable procedures),
                                    all in accordance with this prospectus and
                                    the applicable letter of transmittal. See
                                    "The Exchange OfferProcedures for Tendering
                                    Old Notes."
 Expiration Date; Withdrawal......  The exchange offer will expire on the earlier of 5:00 p.m., New York City time
                                    (10:00 p.m., London time) on March   , 2000
                                    or the date when all old notes have been
                                    tendered, or a later date and time to which
                                    it may be extended. However, it may not be
                                    extended beyond March   , 2000. We will
                                    accept for exchange any and all old notes
                                    that are validly tendered in the exchange
                                    offer prior to 5:00 p.m., New York City
                                    time (10:00 p.m., London time), on the
                                    expiration date. The tender of old notes
                                    may be withdrawn at any time prior to the
                                    expiration date. Any old note not accepted
                                    for exchange for any reason will be
                                    returned without expense to the tendering
                                    holder as promptly as practicable after the
                                    expiration or termination of the exchange
                                    offer. The new notes issued in the exchange
                                    offer will be delivered promptly following
                                    the expiration date. See "The Exchange
                                    Offer--Terms of the Exchange Offer; Period
                                    for Tendering Old Notes" and "--Withdrawals
                                    of Tenders."
 Guaranteed Delivery Procedures...  If you wish to tender your old notes and
                                    (1) your old notes are not immediately
                                    available or (2) you cannot deliver your
                                    old notes together with the applicable
                                    letter of transmittal to the applicable
                                    exchange agent prior to the expiration
                                    date, you may tender your old notes
                                    according to the guaranteed delivery
                                    procedures contained in the applicable
                                    letter of transmittal. See "The Exchange
                                    Offer--Procedures for Tendering Old Notes--
                                    Guaranteed Delivery Procedures."
 Tax Considerations...............  For U.S. federal income tax purposes, the exchange of old notes for new notes should
                                    not be considered a sale or exchange or
                                    otherwise a taxable event to the holders of
                                    notes. See "Material United States Federal
                                    Income Tax Considerations."
 Use of Proceeds..................  We will receive no proceeds from the exchange offer.
 Appraisal Rights.................  Holders of old notes will not have dissenters' rights or appraisal rights in
                                    connection with the exchange offer.

 Exchange Agent...................  Chase Manhattan Bank & Trust Company,
                                    National Association is serving as exchange
                                    agent in connection with the exchange offer
                                    for the dollar notes, and Chase Manhattan
                                    Bank London is serving as exchange agent in
                                    connection with the exchange offer for the
                                    euro notes.
 Resales of New Notes.............  Based on an interpretation by the
                                    Securities and Exchange Commission set
                                    forth in no-action letters issued to third
                                    parties, we believe that you may resell or
                                    otherwise transfer new notes issued in the
                                    exchange offer in exchange for old notes
                                    without restrictions under the federal
                                    securities laws. However, there are
                                    exceptions to this general statement. You
                                    may not freely transfer the new notes if:
                                    .  you are an affiliate of Exodus;
                                    .  you did not acquire the new notes in the
                                       ordinary course of your business;
                                    .  you have engaged in, intend to engage
                                       in, or have an arrangement or
                                       understanding with any person to
                                       participate in the distribution of the
                                       new notes; or
                                    .  you are a broker-dealer who acquired the
                                       old notes directly from us.
                                    Any holder subject to any of the exceptions
                                    above and each participating broker-dealer
                                    that receives new notes for its own account
                                    in the exchange offer in exchange for old
                                    notes that were acquired as a result of
                                    market making, must comply with the
                                    registration and prospectus delivery
                                    requirements of the Securities Act in
                                    connection with the resale of the new
                                    notes.
 Consequences of Not Exchanging     If you do not tender your old notes or your
  the Old Notes...................  old notes are not properly tendered, the existing transfer restrictions will
                                    continue to apply. The old dollar notes are
                                    currently eligible for sale pursuant to
                                    Rule 144A through the Portal Market and the
                                    old euro notes are in the process of being
                                    listed on the Luxembourg Stock Exchange.
                                    Application is expected to be made for
                                    listing the new euro notes on the
                                    Luxembourg Stock Exchange. We cannot assure
                                    you that we will be successful in these
                                    listings or of when the listings will be
                                    complete. Because we anticipate that most
                                    holders will elect to exchange old notes
                                    for new notes due to the absence of
                                    restrictions on the resale of new notes
                                    under the Securities Act in most cases, we
                                    anticipate that the liquidity of the market
                                    for any old notes remaining after the
                                    consummation of the exchange offer will be
                                    substantially limited. See "Risk Factors--
                                    There could be negative consequences to you
                                    if you do not exchange your old notes for
                                    new notes" and "The Exchange Offer--
                                    Consequences of Failure to Exchange Old
                                    Notes."

                      Summary Description of the New Notes

   The terms of the new notes and the old notes are identical in all respects, except that the terms of the new notes do not include the transfer restrictions and registration rights relating to the old notes. The old notes and the new notes are referred to collectively as the notes.

   The new notes will bear interest from the most recent date to which interest has been paid on the old notes. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date on which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment in respect of interest on the old notes otherwise payable on any interest payment date that occurs on or after completion of the exchange offer.

 Notes Offered....................  $375.0 million aggregate principal amount of 10 3/4% Senior Notes due 2009.
                                    (Euro)125.0 million aggregate principal
                                    amount of 10 3/4% Senior Notes due 2009.
                                    The euro notes and the dollar notes will
                                    generally be treated for purposes of the
                                    indenture governing the notes as a single
                                    series of securities ranking equally with
                                    each other.
 Maturity Date....................  December 15, 2009
 Interest Payment Dates...........  June 15 and December 15 of each year, commencing June 15, 2000.
 Optional Redemption..............  Except as described in this prospectus, the notes will not be redeemable at our option
                                    prior to December 15, 2004. The notes will
                                    be subject to redemption, at our option, in
                                    whole or in part, at any time on or after
                                    December 15, 2004 and prior to maturity,
                                    but excluding the redemption date, upon not
                                    less than 30 days' nor more than 60 days'
                                    notice at the redemption prices set forth
                                    in this prospectus plus accrued and unpaid
                                    interest and liquidated damages (as
                                    described below), if any.
                                    In addition, at any time prior to December
                                    15, 2002, we may redeem up to 35% of the
                                    aggregate outstanding principal amount of
                                    the dollar notes and up to 35% of the
                                    aggregate outstanding principal amount of
                                    the euro notes with the net cash proceeds
                                    of one or more sales of capital stock (as
                                    described below), other than disqualified
                                    stock, at a redemption price equal to
                                    110.75% of the aggregate principal amount,
                                    plus accrued and unpaid interest and
                                    liquidated damages, if any, to the date of
                                    redemption; provided that at least 65% of
                                    the original principal amount of each of
                                    the dollar notes and the euro notes remains
                                    outstanding immediately following the
                                    redemption. In order to effect the
                                    redemption, we must mail a notice of
                                    redemption no later than 45 days after the
                                    related sale of capital stock and must
                                    consummate the redemption within 60 days
                                    after the closing of the sale of capital
                                    stock.

 Change of Control................  In the event of a change of control (as described below), each holder shall have
                                    the right to require that we purchase the
                                    notes at a price equal to 101% of the
                                    principal amount, plus accrued and unpaid
                                    interest, and liquidated damages, if any,
                                    to the date of purchase. See "Risk
                                    Factors--We may not be able to effect
                                    repurchase of the notes upon a Change of
                                    Control in accordance with the terms of the
                                    indenture."
 Ranking..........................  The notes will be senior unsecured indebtedness ranking equally with our
                                    existing and future senior unsecured
                                    obligations and senior in right of payment
                                    to all of our subordinated indebtedness.
                                    The notes will be effectively subordinated
                                    to all secured indebtedness and to any
                                    liabilities of any of our subsidiaries,
                                    including trade payables. As of September
                                    30, 1999, we had approximately
                                    $79.1 million of secured indebtedness and
                                    outstanding liabilities of our
                                    subsidiaries. In addition, the notes rank
                                    equally with our $275.0 million of 11 1/4%
                                    Senior Notes due 2008 and are senior in
                                    right of payment to our $250.0 million of
                                    5% Convertible Subordinated Notes due March
                                    15, 2006 and our $500.0 million of 4 3/4%
                                    Convertible Subordinated Notes due July 15,
                                    2008. See "Risk Factors--Our substantial
                                    leverage and debt service obligations
                                    adversely affect our cash flow."
 Restrictive Covenants............  The indenture governing the notes contains covenants that, among other things, limit
                                    our ability to incur specific types of
                                    debt, pay dividends, make distributions,
                                    make specific types of investments or other
                                    restricted payments, sell assets, enter
                                    into specified transactions with
                                    affiliates, incur liens, engage in mergers
                                    and consolidations and allow restricted
                                    subsidiaries (as defined)
                                    to issue capital stock and make guarantees.
                                    See "Description of Notes."

            Summary Supplemental Consolidated Financial Information

   The following summary supplemental consolidated financial information should be read in conjunction with our supplemental consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The supplemental consolidated financial statements have been prepared to give retroactive effect to the merger with Service Metrics, Inc. ("SMI") on November 23, 1999. The summary supplemental consolidated financial information for each of the years in the three-year period ended December 31, 1998 is derived from our supplemental consolidated financial statements that have been audited by KPMG LLP, independent auditors. The summary supplemental consolidated financial information as of September 30, 1999 and for the nine months ended September 30, 1998 and September 30, 1999 is derived from our unaudited supplemental condensed consolidated financial statements for these periods. Historical results are not necessarily indicative of the results to be expected in the future.

   "EBITDA" represents earnings (loss) before net interest expense, income taxes, depreciation, amortization, including amortization of deferred stock compensation, and other noncash charges. EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under generally accepted accounting principles. In addition, EBITDA may not be comparable to other similarly titled information from other companies. However, our management believes that EBITDA is an additional meaningful measure of performance and liquidity. With respect to the captions entitled "Deficiency of earnings available to cover fixed charges", earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized and the portion of rental expense that we believe to be representative of interest.

                                                             Nine Months Ended
                                 Year Ended December 31,       September 30,
                                ---------------------------  ------------------
                                 1996      1997      1998      1998      1999
                                -------  --------  --------  --------  --------
                                   (in thousands, except per share data)
Supplemental Consolidated
 Statement of Operations Data:
Total revenues................  $ 3,130  $ 12,408  $ 52,745  $ 31,638  $140,754
Operating loss................   (4,094)  (24,792)  (57,573)  (40,282)  (57,332)
Net loss......................   (4,133)  (25,298)  (67,316)  (45,392)  (77,376)
Cumulative dividends and
 accretion on redeemable
 convertible preferred stock..       --    (1,413)   (2,014)   (2,014)       --
Net loss attributable to
 common stockholders..........   (4,133)  (26,711)  (69,330)  (47,406)  (77,376)
Basic and diluted net loss per
 share........................  $ (0.27) $  (1.73) $  (0.55) $  (0.42) $  (0.47)
Shares used in computing basic
 and diluted net loss per
 share........................   15,312    15,428   125,808   114,088   165,974

Supplemental Consolidated
 Statement of Cash Flows Data:
Net cash used for operating
 activities...................  $(3,116) $(15,518) $(47,312) $(31,568) $(68,542)
Net cash used for investing
 activities...................   (3,877)  (23,864)  (92,757)  (70,323) (235,134)
Net cash provided by financing
 activities...................   10,545    45,937   285,814   283,254   319,632

Other Data:
EBITDA........................  $(3,633) $(20,274) $(41,945) $(29,592) $(27,994)
Depreciation and
 amortization.................      461     3,429    13,024     8,575    28,383
Capital expenditures..........    3,499    22,489    44,564    26,680   160,624
Deficiency of earnings
 available to cover fixed
 charges......................   (4,133)  (25,298)  (67,316)  (45,392)  (77,376)

   The following table provides a summary of our balance sheet.

   The as adjusted column reflects the sale of $375.0 million principal amount of our 10 3/4% Senior Notes due 2009 and (Euro)125.0 million principal amount of our 10 3/4% Senior Notes due 2009 issued December 8, 1999 after deducting the underwriting discount and estimated offering expenses payable by us. For purposes of this table, the translation of euros into dollars has been made at $1.0023 per euro, which represents the Noon Buying Rate on December 2, 1999.

   The as further adjusted column reflects the sale of $500.0 million principal amount of our 4 3/4% Convertible Subordinated Notes due July 15, 2008 issued December 8, 1999 after deducting the underwriting discount and estimated offering expenses payable by us.

                                                     At September 30, 1999
                                                 -----------------------------
                                                             As     As Further
                                                  Actual  Adjusted   Adjusted
                                                 -------- --------- ----------
                                                        (in thousands)
Supplemental Consolidated Balance Sheet Data:
Cash and cash equivalents....................... $171,971 $ 657,501 $1,142,751
Restricted cash and cash equivalents............   35,444    35,444     35,444
Working capital.................................  153,753   639,283  1,124,533
Total assets....................................  684,825 1,185,113  1,685,113
Current portion of equipment loans, line of
 credit facilities and capital lease
 obligations....................................   22,539    22,539     22,539
Equipment loans, line of credit facilities and
 capital lease obligations, less current
 portion........................................   41,801    41,801     41,801
Convertible subordinated notes..................  250,000   250,000    750,000
Senior notes....................................  275,375   775,663    775,663
Total stockholders' equity......................   32,601    32,601     32,601

                                  RISK FACTORS

   Holders of old notes should carefully consider the information set forth under the caption "Risk Factors" and all other information set forth in this prospectus before tendering their old notes in the exchange offer. The risk factors set forth in this prospectus, other than "Risk Factors--There could be negative consequences to you if you do not exchange your old notes for new notes," are generally applicable to the old notes as well as the new notes.

There could be negative consequences to you if you do not exchange your old notes for new notes

   Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of old notes outstanding. Because we anticipate that most holders will elect to exchange their old notes for new notes due to the absence of most restrictions on the resale of new notes, we anticipate that the liquidity of the market for any old notes remaining outstanding after the exchange offer may be substantially limited. Following the consummation of the exchange offer, holders who did not tender their old notes generally will not have any further registration rights under the registration rights agreement, and these old notes will continue to be subject to restrictions on transfer. The old dollar notes are currently eligible for sale under Rule 144A through the Portal Market, and the old euro notes are in the process of being listed on the Luxembourg Stock Exchange. Application is expected to be made for listing the new euro notes on the Luxembourg Stock Exchange. We cannot assure you that we will be successful in these listings or of when the listings will be complete.

   As a result of making the exchange offer, we will have fulfilled our obligations under the registration rights agreement. Holders who do not tender their old notes generally will not have any further registration rights or rights to receive the liquidated damages specified in the registration rights agreement for our failure to register the new notes.

   The old notes that are not exchanged for new notes will remain restricted securities. Accordingly, the old notes may be resold only:

  .  to Exodus or one of its subsidiaries;

  .  to a qualified institutional buyer;

  .  to an institutional accredited investor;

  . to a party outside the United States under Regulation S under the Securities Act;

  . under an exemption from registration provided by Rule 144 under the Securities Act; or

  .  under an effective registration statement.

Our short operating history and heavy losses make our business difficult to evaluate

   Our limited operating history makes evaluating our business operations and our prospects difficult. We began offering server hosting and Internet connectivity services in 1995, opened our first dedicated Internet Data Center in August 1996 and introduced managed services in 1997 and professional services in 1998. Due to our short operating history, our business model is still evolving. We have incurred operating losses and negative cash flows each fiscal quarter and year since 1995. Our accumulated deficit was approximately $175.3 million at September 30, 1999. We anticipate continuing to make significant investments in new Internet Data Centers and network infrastructure, product development, sales and marketing programs and personnel. We believe that we will continue to experience net losses on a quarterly and annual basis for the foreseeable future. We may also use significant amounts of cash and/or equity to acquire complementary businesses, products, services or technologies. Although we have experienced significant growth in revenues in recent periods, this growth rate is not necessarily indicative of future operating results. It is possible that we may never achieve profitability on a quarterly or an annual basis.

Our operating results have fluctuated widely and we expect this to continue

   We have experienced significant fluctuations in our results of operations on a quarterly and an annual basis. We expect to continue to experience significant fluctuations due to a variety of factors, many of which are outside of our control, including:

  .  demand for and market acceptance of our services;

  .  reliable continuity of service and network availability;

  . the ability to increase bandwidth as necessary, both on our network and at our interconnection points with other networks;

  . costs related to the acquisition of network capacity and arrangements for interconnections with third-party networks;

  .  customer retention and satisfaction;

  .  capacity utilization of our Internet Data Centers;

  . the timing, magnitude and integration of acquisitions of complementary businesses and assets;

  .  the timing of customer installations;

  .  the provision of customer discounts and credits;

  .  the mix of services sold by us;

  . the timing and success of marketing efforts and service introductions by us and our competitors;

  . the timing and magnitude of capital expenditures, including construction costs relating to the expansion of operations;

  . the timing of expansion of existing Internet Data Centers and completion of new Internet Data Centers;

  . the introduction by third parties of new Internet and networking technologies;

  .  changes in our pricing policies and those of our competitors; and

  .  fluctuations in bandwidth used by customers.

   In addition, a relatively large portion of our expenses are fixed in the short-term, particularly with respect to telecommunications, depreciation, substantial interest expenses, real estate and personnel. Therefore, our results of operations are particularly sensitive to fluctuations in revenues. Furthermore, if we were to become unable to continue leveraging third-party products in our services offerings, our product development costs could increase significantly. Finally, many of our customers are emerging growth companies which may have negative cash flows, and there is the possibility that we will not be able to collect receivables on a timely basis.

Our rapid expansion produces a significant strain on our business and requires us to expend substantial resources

   The expansion of our network through the opening of additional Internet Data Centers in geographically diverse locations is one of our key strategies. We currently have 17 Internet Data Centers located in nine metropolitan areas of the United States: Atlanta, Austin, Boston, Chicago, Los Angeles, New York, Seattle, Silicon Valley and Washington, D.C. In June, we opened our first Internet Data Center outside of the United States in the London metropolitan area. In December 1999, we acquired Global OnLine Japan Co., Ltd. of Tokyo, Japan, which has an Internet Data Center located in Tokyo. To expand successfully, we must be able to assess markets, locate and secure new Internet Data Center sites, install telecommunications and Internet Data Center facilities and establish additional peering interconnections with Internet service providers. To manage this expansion effectively, we must continue to improve our operational and financial systems and expand, train and manage our employee base. Our inability to establish additional Internet Data Centers or effectively manage our expansion would have a material adverse effect upon our business.

   We expect to expend substantial resources for leases and/or the purchase of real estate, significant improvements of facilities, purchase of complementary businesses, assets and equipment, implementation of multiple telecommunications connections and hiring of network, administrative, customer support and sales and marketing personnel with the establishment of each new Internet Data Center. Moreover, we expect to make significant investments in sales and marketing and the development of new services as part of our expansion strategy. The failure to generate sufficient cash flows or to raise sufficient funds may require us to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities, making it difficult for us to generate additional revenue and to respond to competitive pressures.

   In general, it takes us at least six months to select the appropriate location for a new Internet Data Center, construct the necessary facilities, install equipment and telecommunications infrastructure and hire operations and sales personnel. Expenditures commence well before the Internet Data Center opens, and it takes an extended period for us to approach break-even capacity utilization. As a result, we expect that individual Internet Data Centers will experience losses for in excess of one year from the time they are opened. We incur further expenses from sales personnel hired to test market our services in markets where there is no Internet Data Center. Growth in the number of our Internet Data Centers is likely to increase the amount and duration of losses. In addition, if we do not attract customers to new Internet Data Centers in a timely manner, or at all, our business would be materially adversely affected.

We compete with much larger companies and there are few barriers to entry, and if we cannot compete effectively, we will lose business

   Our market is intensely competitive. There are few substantial barriers to entry, and we expect to face additional competition from existing competitors and new market entrants in the future. Many companies have announced recently that they intend to begin providing and/or greatly expand their service offerings that are competitive with our services. The principal competitive factors in this market include:

  .  Internet system engineering and other expertise;

  .  customer service;

  .  network capability, reliability, quality of service and scalability;

  .  the variety of services offered;

  . access to network resources, including circuits, equipment and interconnection capacity to other networks;

  .  broad geographic presence;

  .  price;

  .  the ability to maintain and expand distribution channels;

  .  brand name;

  .  the timing of introductions of new services;

  .  network security; and

  .  financial resources.

   There can be no assurance that we will have the resources or expertise to compete successfully in the future. Our current and potential competitors in the market include:

  .  providers of server hosting services;

  .  national, foreign and regional ISPs;

  . global, regional and local telecommunications companies and Regional Bell Operating Companies;

  .  IT outsourcing firms; and

  .  other technology services and products companies.

   Many of our competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their network infrastructures and service offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional services competitive with those we provide.

   Some of our competitors may be able to provide customers with additional benefits in connection with their Internet system and network management solutions, including reduced communications costs, which could reduce the overall costs of their services relative to ours. We may not be able to offset the effects of any price reductions. In addition, we believe our market is likely to encounter consolidation in the near future, which could result in increased prices and other competition.

Our market is new and our services may not be generally accepted by enterprises looking to outsource their mission-critical Internet operations, which could harm our operating results

   The market for Internet system and network management solutions has only recently begun to develop, is evolving rapidly and is characterized by an increasing number of market entrants. This market may not prove to be viable or, if it becomes viable, may not continue to grow. Our future growth depends on the willingness of enterprises to outsource the system and network management of their mission-critical Internet operations and our ability to market our services in a cost-effective manner to a sufficiently large number of customers. If this market fails to develop, or develops more slowly than expected, or if our services do not achieve market acceptance, our business would be adversely affected. In addition, in order to be successful we must be able to differentiate ourselves from our competition through our service offerings.

Our substantial leverage and debt service obligations adversely affect our cash flow

   We have substantial amounts of outstanding indebtedness, primarily from our 11 1/4% senior notes, 10 3/4% senior notes, 4 3/4% convertible subordinated notes and 5% convertible subordinated notes. There is the possibility that we may be unable to generate cash sufficient to pay the principal of, interest on and other amounts due in respect of, our debt when due. As of September 30, 1999, we had debt of approximately $589.7 million and available borrowings of up to an additional $1.2 million. In addition, in December 1999, we incurred additional debt of $375.0 million aggregate principal amount of our 10 3/4% senior notes and (Euro)125.0 million aggregate principal amount of the 10 3/4% senior notes as well as $500.0 million aggregate principal amount of our 4 3/4% convertible subordinated notes. We will also have the right to issue additional 10 3/4% senior notes on or prior to December 8, 2000 in an aggregate principal amount not to exceed $100.0 million. In addition, we expect to add additional equipment loans and lease lines to finance capital expenditures for our Internet Data Centers and to obtain additional long term debt, working capital lines of credit and lease lines. We cannot be certain that any financing arrangements will be available.

   Our substantial leverage could have significant negative consequences, including:

  . increasing our vulnerability to general adverse economic and industry conditions;

  .  limiting our ability to obtain additional financing;

  . requiring the dedication of a substantial portion of our expected cash flow from operations to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes, including capital expenditures;

  . limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

  . placing us at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

We are subject to restrictive covenants in our note indentures that limit our flexibility in managing our business

   Our senior notes and convertible subordinated notes contain various restrictions on our ability to incur debt, pay dividends or make other restricted payments, sell assets, enter into affiliate transactions and take other actions. Furthermore, our existing financing arrangements are, and future financing arrangements are likely to be, secured by substantially all of our assets. The existing financing arrangements require, and future financing arrangements are likely to require, that we maintain specific financial ratios and comply with covenants restricting our ability to incur debt, pay dividends or make other restricted payments, sell assets, enter into affiliate transactions or take other actions.

   In addition, a number of instruments evidencing our debt restrict the manner in which this debt and debt incurred in the future may be used.

We must manage growth effectively by expanding operating and financial procedures, controls and systems or our business will be harmed

   We are experiencing, and expect to continue experiencing, rapid growth with respect to the building of our Internet Data Centers and network infrastructure, expansion of our service offerings, geographic expansion, expansion of our customer base and increases in the number of employees. This growth has placed, and we expect it to continue to place, a significant strain on our financial, management, operational and other resources, including our ability to ensure customer satisfaction. This expansion also requires significant time commitment from our senior management and places a significant strain on their ability to manage the existing business. In addition, we are required to manage multiple relationships with a growing number of third parties as we seek to complement our service offerings. Our ability to manage our growth effectively will require us to continue to expand operating and financial procedures and controls, to replace or upgrade our operational, financial and management information systems and to attract, train, motivate and retain key employees. We have recently hired many key employees and officers, and as a result, our entire management team has worked together for only a brief time. In addition, we intend to hire additional senior management personnel to support our growth and expansion of our business. If our executives are unable to manage growth effectively, our business could be materially adversely affected.

We may experience difficulty in integrating our recent acquisitions which could harm our operating results

   In October 1998 we acquired the assets of Arca Systems, Inc., in February 1999 we acquired American Information Systems, Inc., in July 1999 we acquired Cohesive Technology Solutions, Inc, in November 1999 we acquired Service Metrics, Inc. and in December 1999 we acquired Global OnLine Japan Co., Ltd. Furthermore, in January 2000, we agreed to acquire KeyLabs, Inc. We continue to expend resources integrating Cohesive and Service Metrics and the personnel hired in connection with acquisitions. As we acquire additional companies, we may incur expenses to, among other things, remediate Year 2000 problems relating to these acquired companies.

   We believe that our future growth depends, in part, upon the acquisition of complementary businesses, products, services or technologies. After purchasing a company, we could have difficulty in assimilating that company's technology, personnel and operations. In addition, the key personnel of the acquired company may decide not to work for us. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition, future acquisitions by us may require us to incur additional debt, result in large one-time write-offs or create goodwill or other intangible assets that could result in amortization expenses.

System failures could lead to significant costs

   We must protect our network infrastructure and customers' equipment against damage from human error, physical or electronic security breaches, power loss and other facility failures, fire, earthquake, flood, telecommunications failure, sabotage, vandalism and similar events. Despite precautions we have taken, a natural disaster or other unanticipated problems at one or more of our Internet Data Centers could result in interruptions in our services or significant damage to customer equipment. In addition, failure of any of our telecommunications providers, such as MCI WorldCom, Qwest Communications Corporation and Global Crossing, to provide consistent data communications capacity, and local exchange carriers to provide interconnection agreements, could result in interruptions in our services. Any damage to or failure of our systems or service providers could result in reductions in, or terminations of, services supplied to our customers, which could have a material adverse effect on our business. In the past, we have experienced interruptions in specific circuits within our network resulting from events outside our control, which led to short-term degradation in the level of performance of our network.

Customer satisfaction with our services is critical to our success

   Our customers demand a very high level of service. Our customer contracts generally provide a limited service level commitment related to the continuous availability of service on a 24 hours per day, seven days per week basis. This commitment is generally limited to a credit consisting of free service for a short period of time for disruptions in Internet transmission services. To date, only a limited number of customers have been entitled to this credit. If we incur significant service level commitment obligations in connection with system downtime, our liability insurance may not be adequate to cover these expenses. As customers outsource more mission-critical operations to us, we are subject to increased liability claims and customer dissatisfaction if our systems fail or our customers otherwise become unsatisfied.

Our ability to expand our network is unproven and will require substantial financial, operational and management resources

   To satisfy customer requirements, we must continue to expand and adapt our network infrastructure. We are dependent on MCI WorldCom, Qwest, Global Crossing and other telecommunications providers for our network capacity, including our dedicated clear channel network. The expansion and adaptation of our telecommunications infrastructure will require substantial financial, operational and management resources as we negotiate telecommunications capacity with network infrastructure suppliers. Due to the limited deployment of our services to date, our ability to connect and manage a substantially larger number of customers at high transmission speeds is unknown. We have yet to prove our network's ability to be scaled up to higher customer levels while maintaining superior performance. Furthermore, it may be difficult for us to increase quickly our network capacity in light of current necessary lead times within the industry to purchase circuits and other critical items. If we fail to achieve or maintain high capacity data transmission circuits, customer demand could diminish because of possible degradation of service. In addition, as we upgrade our telecommunications infrastructure to increase bandwidth available to our customers, we expect to encounter equipment or software incompatibility which may cause delays in implementation.

We depend on network interconnections provided by third parties who may raise their fees or deny access

   We rely on a number of public and private network interconnections to allow our customers to connect to other networks. If the networks with which we interconnect were to discontinue their interconnections, our ability to exchange traffic would be significantly constrained. Furthermore, our business will be harmed if these networks do not add more bandwidth to accommodate increased traffic. Many of the companies with which we maintain interconnections are our competitors. There is nothing to prevent any networks, many of which are significantly larger than we are, from charging high usage fees or denying access. In the future, networks could refuse to continue to interconnect directly with us, might impose significant costs on us or limit our customers' access to their networks. In this event, we may not be able on a cost-effective basis to access alternative networks to exchange our customers' traffic. In addition, we may not be able to pass through to our customers any additional costs of utilizing these networks. In these cases, our business could be harmed.

Difficulties presented by international economic, political, legal, accounting and business factors could harm our business in international markets

   A component of our strategy is to expand into international markets. We opened our first Internet Data Center outside of the United States in the London metropolitan area in June 1999 and acquired an Internet Data Center in Tokyo through our acquisition of Global OnLine Japan Co., Ltd. in December 1999. Furthermore, we plan to open additional international Internet Data Centers by the end of 2000. In order to expand our international operations, we may enter into joint ventures or outsourcing agreements with third parties, acquire rights to high-bandwidth transmission capability, acquire complementary businesses or operations, or establish and maintain new operations outside of the United States. Thus, we may depend on third parties to be successful in our international operations. In addition, the rate of development and adoption of the Internet has been slower outside of the United States, and the cost of bandwidth has been higher, which may adversely affect our ability to expand operations and may increase our cost of operations internationally. The risks inherent in conducting business internationally include:

  . unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers;

  .  challenges in staffing and managing foreign operations;

  .  differences in technology standards;

  .  employment laws and practices in foreign countries;

  .  longer payment cycles and problems in collecting accounts receivable;

  .  political instability;

  . fluctuations in currency exchange rates and imposition of currency exchange controls; and

  .  potentially adverse tax consequences.

We might not be successful in our attempts to keep up with rapid technological change and evolving industry standards

   Our future success will depend on our ability to offer services that incorporate leading technology and address the increasingly sophisticated and varied needs of our current and prospective customers. Our market is characterized by rapidly changing and unproven technology, evolving industry standards, changes in customer needs, emerging competition and frequent new service introductions. Future advances in technology may not be beneficial to, or compatible with, our business. In addition, we may not be able to incorporate advances on a cost-effective and timely basis. Moreover, technological advances may have the effect of encouraging our current or future customers to rely on in-house personnel and equipment to furnish the services we currently provide. In addition, keeping pace with technological advances may require substantial expenditures and lead time.

   We believe that our ability to compete successfully is also dependent upon the continued compatibility and interoperability of our services with products, services and architectures offered by various vendors. Although we work with various vendors in testing newly developed products, these products may not be compatible with our infrastructure or adequate to address changing customer needs. For instance, existing networking hardware may not be immediately compatible with leading edge telecommunications infrastructure services. This incompatibility would require us to make significant investments to achieve compatibility. Although we intend to support emerging standards, industry standards may not be established or we may not be able to timely conform to new standards. Our failure to conform to a prevailing standard, or the failure of a common standard to emerge, could have a material adverse effect on our business.

System security risks could disrupt our services

   The ability to provide secure transmissions of confidential information over networks accessible to the public is a significant barrier to electronic commerce and communications. A portion of our services rely on encryption and authentication technology licensed from third parties. Despite a variety of network security measures taken by us, we cannot assure that unauthorized access, computer viruses, accidental or intentional actions and other disruptions will not occur. Our Internet Data Centers have experienced and may in the future experience delays or interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees of Exodus or others. Furthermore, inappropriate use of the network by third parties could also jeopardize the security of confidential information, such as customer and Exodus passwords as well as credit card and bank account numbers, stored in our computer systems or those of our customers. As a result, we could become liable to others and lose existing or potential customers. The costs required to eliminate computer viruses and alleviate other security problems could be prohibitively expensive. In addition, the efforts to address these problems could result in interruptions, delays or cessation of service to our customers.

We depend on third-party equipment and software suppliers

   We depend on vendors to supply key components of our telecommunications infrastructure and system and network management solutions. Some of the telecommunications services and networking equipment is available only from sole or limited sources. For instance, the routers, switches and modems we use are currently supplied primarily by Cisco Systems, Inc. We typically purchase or lease all of our components under purchase orders placed from time to time. We do not carry significant inventories of components and have no guaranteed supply arrangements with vendors. If we are unable to obtain required products or services on a timely basis and at an acceptable cost, our business would be harmed. In addition, if our sole or limited source suppliers do not provide products or components that comply with evolving Internet and telecommunications standards or that interoperate with other products or components we use, our business would be harmed. For example, we have experienced performance problems, including previously unknown software and firmware bugs, with routers and switches that have caused temporary disruptions in and impairment of network performance. In addition, we expect to depend for a time on third parties to deliver and manage our services from certain international operations.

Government regulation and legal uncertainties may harm our business

   Laws and regulations directly applicable to communications and commerce over the Internet are becoming more prevalent. The United States Congress has recently considered enacting Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The European Union also recently enacted its own privacy regulations. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet. In addition, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business online. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business. We provide services over the Internet in all states in the United States and in many foreign countries, and we facilitate the activities of our customers in these jurisdictions. As a result we may be required to qualify to do business, or be subject to taxation, or be subject to other laws and regulations, in these jurisdictions even if we do not have a physical presence or employees or property in these jurisdictions. The application of these multiple sets of laws and regulations is uncertain, but we could find that Exodus is subject to regulation, taxation, enforcement or other liability in unexpected ways, which could materially adversely affect our business.

We could be held liable for the information disseminated through our network

   The law relating to the liability of online services companies and Internet access providers for information carried on or disseminated through their networks is currently unsettled. The Child Online Protection Act of 1998 imposes criminal penalties and civil liability on anyone engaged in the business of selling or transferring material that is harmful to minors, by means of the World Wide Web, without restricting access to this type of material by underage persons. Numerous states have adopted or are currently considering similar types of legislation. The imposition upon us and other Internet network providers of potential liability for information carried on or disseminated through systems could require us to implement measures to reduce exposure to liability, which may require the expenditure of substantial resources, or to discontinue various service or product offerings. Further, the costs of defending against any claims and potential adverse outcomes of these claims could have a material adverse effect on our business. While we carry professional liability insurance, it may not be adequate to compensate or may not cover us in the event we become liable for information carried on or disseminated through our networks.

   Some businesses, organizations and individuals have in the past sent unsolicited commercial e-mail messages advertising sites hosted at our facilities to a massive number of people. This practice, known as "spamming," has led to some complaints against us. In addition, some ISPs and other online services companies could deny network access to us if we allow undesired content or spamming to be transmitted through our networks. Although we prohibit customers by contract from spamming, we cannot be sure that customers will not engage in this practice, which could have a material adverse effect on our business.

Our future success depends on our key personnel

   Our success depends in significant part upon the continued services of our key technical, sales and senior management personnel. Any officer or employee can terminate his or her relationship at any time. If we lose the services of one or more of our key employees or are unable to attract additional qualified personnel, our business would be adversely affected. We do not carry key-person life insurance for any of our employees.

If the Internet and Internet infrastructure development do not continue to grow, our business will be harmed

   Our success depends in large part on continued growth in the use of the Internet. Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of access, quality of service and necessary increases in bandwidth availability, remain unresolved and are likely to affect the development of the market for our services. In addition, the rate of development and adoption of the Internet has been slower outside of the United States and the cost of bandwidth has been higher. The recent growth in the use of the Internet has caused frequent periods of performance degradation, requiring the upgrade of routers and switches, telecommunications links and other components forming the infrastructure of the Internet by ISPs and other organizations with links to the Internet. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of our services. Consequently, the emergence and growth of the market for our services is dependent on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion.

We face risks associated with protection and enforcement of intellectual property rights

   We rely on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in our products and services. We have no patented technology that would preclude or inhibit competitors from entering our market. Although we have entered into confidentiality agreements with our employees, contractors, suppliers, distributors and appropriate customers to limit access to and disclosure of our proprietary information, these may prove insufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. In addition, the laws of various foreign countries may not protect our products, services or intellectual property rights to the same extent as do the laws of the United States.

   In addition to licensing technologies from third parties, we are developing and acquiring additional proprietary intellectual property. Third parties may try to claim that our products or services infringe their intellectual property. We expect that participants in our markets will be increasingly subject to infringement claims. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, cause product installation delays or require us to enter into royalty or licensing agreements. These royalty or licensing agreements might not be available on terms acceptable to us or at all.

Potential risks related to the Year 2000 problem might harm our business

   The Year 2000 problem stems from the use of a two digit date to represent the year (for example, 85 = 1985) in computer software and firmware. As a result, many currently installed computer systems are not capable of distinguishing dates beginning with the Year 2000 from dates prior to the Year 2000. As a result, computer systems or applications used by many companies in a wide variety of industries may experience operating difficulties unless the systems or applications are modified to process adequately information related to the date change. Significant uncertainty exists in the software and other industries concerning the scope and magnitude of problems associated with the century change. To the extent Year 2000 issues cause significant delay in, or cancellation of decisions to purchase products or product support, due to the reallocation of resources to address Year 2000 issues or otherwise, our business could be materially adversely affected.

   We recognize the need to ensure our operations will not be adversely impacted by Year 2000 issues. We have put into place a comprehensive Year 2000 Risk Management initiative that is adequately funded, staffed and managed. This initiative's scope covers both our IT systems and non-IT systems and addresses all areas of the Year 2000 issues as defined by the Information Technology Association of America (ITAA). Our internal inventory audit was completed January 1999. Due to our acquisition of Cohesive, we expanded the independent review of our Year 2000 assessment. The review was completed in the third quarter of 1999. Due to our recent acquisition of Service Metrics, Inc., we performed an independent review of their Year 2000 program. The review was completed in December 1999. We believe that their internal management information systems and other systems are Year 2000 compliant. In December 1999, we acquired Global OnLine Japan. We believe that their internal management information systems and other systems are Year 2000 compliant. We continue to monitor their program.

   We have determined that our Internet Data Center equipment is currently Year 2000 compliant. We will continue to monitor vendors and suppliers for any potential Year 2000 issues. Likewise, based on the on-going assessment relative to our current software service offerings, we believe that the current versions of these products are Year 2000 compliant. We have reviewed, and continue to review, internal management information and other systems in order to identify and modify those products, services or systems to ensure that they remain Year 2000 compliant. We have completed the assessment of the Year 2000 compliance of Cohesive's internal management information and other systems. Based on our assessment to date, we believe that our internal management information and other systems and Cohesive's internal management information and other systems are Year 2000 compliant. We do not foresee any significant issues with internal IT and internal non-IT systems remaining Year 2000 compliant.

   Our Year 2000 initiative also addresses vendor relationships (both IT and non-IT) and their readiness/preparedness relating to Year 2000 issues. IT vendors include software providers, hardware providers, service providers, off the shelf software publishers and IT consultants. Non-IT providers include electric power suppliers, vendors of uninterruptable power supplies and generators, telecommunications service providers, business partners, facilities maintainers and other non-IT service contractors. In the event that third parties cannot provide us with products, services or systems that are Year 2000 compliant on a timely basis, our business could be materially adversely affected. To date, we have not discovered nor do we anticipate any material issues with vendors and service providers. Evaluation of vendor Year 2000 preparedness is an on-going process. As our Year 2000 evaluation does not evaluate our vendors' vendors nor our vendors' customer base viability issues, we have put in place contingency plans. To minimize our risk, effective November 15, 1999 through January 4, 2000, we instituted a freeze on the introduction of new technology, new software versions and new configurations. During that period, we utilized only hardware approved for production.

   Many of our customers maintain their Internet operations on servers which may be impacted by Year 2000 complications. The failure of our customers to ensure that their servers are Year 2000 compliant could have a material adverse effect on our customers, which in turn could have a material adverse effect on our business, if our customers are forced to cease or interrupt Internet operations or experience malfunctions related to their equipment.

   We have established procedures for evaluating and managing the risks and costs associated with the Year 2000 problem. Funding and execution for this initiative is within our existing business units and operating budgets and is not viewed as material. Based on our current assessment, we believe the costs, excluding employee personnel time and effort and unanticipated liabilities, to resolve Year 2000 issues should not exceed $900,000, of which we have incurred approximately $800,000 as of December 31, 1999. We further estimate that the time and effort required of our personnel to resolve Year 2000 issues will not be material.

   While we believe our Year 2000 initiative to be prudent, properly funded and staffed and well-managed, there can be no assurance that we will identify and remedy all Year 2000 problems in a timely fashion, that any remedial efforts in this regard will not involve significant time and expense, or that these problems will not have a material adverse effect on our business.

The notes are effectively subordinated to our secured indebtedness and the liabilities of our subsidiaries

   The notes are effectively subordinated to our secured debt to the extent of the value of the assets securing the debt. The notes are effectively subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. Any right we may have to receive assets of any of our subsidiaries upon liquidation or reorganization will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. As of September 30, 1999, we had approximately $64.3 million of outstanding secured debt and our subsidiaries had approximately $17.4 million of liabilities. The indenture governing the Notes contains limitations on our ability and the ability of our subsidiaries to incur additional debt. However, these limitations are subject to a number of exceptions, and there can be no assurances that we will not incur significant additional debt in the future, including debt to which the holders of the Notes would be effectively subordinated. See "Description of Notes--Covenants--Limitation on Debt".

Our management has broad discretion in the allocation of the proceeds of the sale of the notes

   We expect to use the net proceeds from the sale of the notes in December 1999 primarily to finance the purchase or other acquisition of assets or businesses to be used in the System and Network Management Business (as defined in the indenture governing the notes). Our management retains broad discretion in allocating the proceeds from the sale of the notes. The failure of management to apply the funds effectively could harm our business. See "Use of Proceeds."

We may not be able to effect repurchase of the notes upon a Change of Control in accordance with the terms of the indenture

   Upon the occurrence of a Change of Control (as defined elsewhere in this prospectus), we may be required to purchase all or a portion of the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. Prior to commencing such an offer to purchase, we may be required to (1) repay in full all of our indebtedness that would prohibit the repurchase of the notes or (2) obtain any consent required to make the repurchases. If we are unable to repay all of this indebtedness or are unable to obtain the necessary consents, we will be unable to offer to purchase the notes. That failure would constitute an event of default under the indenture. We may not have sufficient funds available at the time of any Change of Control to repurchase the notes. The events that require a repurchase upon a Change of Control under the indenture may also constitute events of default under any of our indebtedness. See "Description of the Notes--Repurchase at the Option of Holders."

You may find it difficult to sell your notes

   The old dollar notes are eligible for trading in the Portal Market. The old euro notes are in the process of being listed on the Luxembourg Stock Exchange. There is no existing trading market for the new notes, although we expect to apply to list the new euro notes on the Luxembourg Stock Exchange. We cannot assure you that we will be successful in these listings or of when the listings will be complete. Accordingly, we cannot be sure that any market for the new notes will develop, that the holders of the new notes will be able to sell their notes or the prices at which any sales will be made. If a market for the notes were to develop, the notes could trade at prices that may be higher or lower than the exchange tender price of the old notes, as our previously registered notes do. Prevailing market prices from time to time will depend on many factors, including then existing interest rates, our operating results and cash flow and the market for similar securities.

   In addition, the liquidity of, and trading markets for, the new notes may be adversely affected by declines in the market for high-yield securities generally. A decline may aversely affect liquidity and trading markets independent of our financial performance or prospects.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. When used in this prospectus, the words "anticipate," "believe," "estimate," "will," "may," "intend" and "expect" and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Forward-looking statements in this prospectus include those relating to the expansion of our network through the opening of additional Internet Data Centers and the timing of openings, the upgrading of our telecommunications infrastructure, our planned introduction of various new products and services, the possibility of acquiring complementary businesses, products, services and technologies and our ability to make required payments on our current and future debt instruments. Actual results, performance or achievements could differ materially from those contemplated by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading "Risk Factors." These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

   We will not receive any proceeds from the issuance of the new notes offered in the exchange offer. In consideration for issuing the new notes, we will receive in exchange old notes in like principal amount, the terms of which are identical in all respects to the new notes except for transfer restrictions and registration rights. The old notes surrendered in exchange for new notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness.

   The net proceeds from the sale of the old notes, after deducting the underwriting discounts and offering expenses, was approximately $485.5 million. The net proceeds will be used in the System and Network Management Business (as defined in the indenture governing the notes), such as Internet Data Centers. In the ordinary course of business, we evaluate potential acquisitions of businesses, products, services and technologies. However, except as disclosed in this prospectus, we have no present understandings, commitments or agreements with respect to any acquisition of any businesses, products, services or technologies. Pending these uses, we have invested the net proceeds in investment-grade, short-term, interest-bearing securities. See "Risk Factors--Our management has broad discretion in the allocation of the proceeds of the offering of the old notes."

                                 CAPITALIZATION

   The following table sets forth our unaudited capitalization as of September 30, 1999 on a supplemental actual basis, on an as adjusted basis to reflect the receipt of the net proceeds from the sale of the notes, and as further adjusted to reflect the receipt of the net proceeds from the sale of $500.0 million principal amount of our 4 3/4% Convertible Subordinated Notes due July 15, 2008 issued December 8, 1999.

                                                   September 30, 1999
                                             ---------------------------------
                                                            As      As Further
                                              Actual     Adjusted    Adjusted
                                             ---------  ----------  ----------
                                                     (in thousands)
Cash and cash equivalents................... $ 171,971  $  657,501  $1,142,751
                                             ---------  ----------  ----------
Restricted cash and cash equivalents........ $  35,444  $   35,444  $   35,444
                                             ---------  ----------  ----------
Current portion of equipment loans, line of
 credit facilities and capital lease
 obligations(1)............................. $  22,539  $   22,539  $   22,539
                                             ---------  ----------  ----------
Long-term debt (excluding current
 maturities)(1):
  Bank borrowings(2)........................       --          --          --
  Equipment loans and line of credit
   facility.................................     9,600       9,600       9,600
  Capital lease obligations.................    32,201      32,201      32,201
  Convertible Subordinated Notes(3).........   250,000     250,000     750,000
  Senior Notes(4)(5)........................   275,375     775,663     775,663
                                             ---------  ----------  ----------
    Total long-term debt....................   567,176   1,067,464   1,567,464

Stockholders' equity(6):
  Preferred stock, $0.001 par value:
   5,000,000 shares authorized, no shares
   issued or outstanding....................       --          --          --
  Convertible preferred stock of an acquired
   company, 20,554,832 shares issued and
   outstanding(7)...........................    15,437      15,437      15,437
  Common stock, $0.001 par value:
   300,000,000 shares authorized,
   170,087,594 shares issued and
   outstanding..............................       170         170         170
  Additional paid-in capital................   195,166     195,166     195,166
  Deferred stock compensation...............    (2,903)     (2,903)     (2,903)
  Accumulated deficit.......................  (175,269)   (175,269)   (175,269)
                                             ---------  ----------  ----------
    Total stockholders' equity..............    32,601      32,601      32,601
                                             ---------  ----------  ----------
      Total capitalization.................. $ 599,777  $1,100,065  $1,600,065
                                             =========  ==========  ==========

--------
(1) See Notes 4 and 6 of Notes to Supplemental Consolidated Financial
    Statements.
(2) See Note 4 of Notes to Supplemental Consolidated Financial Statements.
(3) Includes $250.0 million aggregate principal amount of our 5% Convertible Subordinated Notes due March 15, 2006.
(4) Includes $275.0 million aggregate face amount of our 11 1/4% Senior Notes due 2008 and a related $375,000 premium.
(5) For purposes of this table, the translation of euros into dollars has been made at $1.0023 per euro, which represents the Noon Buying Rate on December 2, 1999.
(6) Does not include (i) 51,939,748 shares of common stock issuable upon the exercise of stock options outstanding under our stock option plans as of September 30, 1999 with a weighted average per share exercise price of $10.18, (ii) 8,461,612 shares of Common Stock available for future grant as of September 30, 1999 under our stock and option plans or (iii) 506,664 shares of Common Stock issuable upon the exercise of warrants outstanding as of September 30, 1999 with a weighted average per share exercise price of $1.83. See Note 1 of Notes to Supplemental Consolidated Financial Statements.
(7) These shares are convertible into 5,171,554 shares of Exodus Common Stock upon the closing of our acquisition of Service Metrics in November 1999.

               SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA

   The following selected supplemental consolidated financial data should be read in conjunction with our supplemental consolidated financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The supplemental consolidated financial statements have been prepared to give retroactive effect to the merger with Service Metrics, Inc. on November 23, 1999. The supplemental consolidated statement of operations data for each of the years in the three-year period ended December 31, 1998, and the supplemental consolidated balance sheet data as of December 31, 1997 and 1998, are derived from supplemental consolidated financial statements that have been audited by KPMG LLP, independent auditors, and are included elsewhere in this prospectus. The supplemental consolidated statement of operations data for the nine-month periods ended September 30, 1998 and September 30, 1999 and the supplemental consolidated balance sheet data as of September 30, 1999 are derived from supplemental unaudited condensed consolidated financial statements included elsewhere in this prospectus. The supplemental consolidated statement of operations data for the year ended December 31, 1995 and the supplemental consolidated balance sheet data as of December 31, 1994, 1995 and 1996 are derived from consolidated financial statements that have been audited by KPMG LLP that are not included in this prospectus. The supplemental consolidated statement of operations data for the year ended December 31, 1994 are derived from unaudited consolidated financial statements that are not included in this prospectus. The unaudited consolidated financial statements have been prepared on substantially the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these periods. Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

   We are the successor to a Maryland corporation that was formed in August 1992 to provide computer consulting services. We began to offer Internet connectivity services to enterprises in October 1994 and server hosting services in late 1995. In August 1996, we opened our first dedicated Internet Data Center and refocused our business strategy on providing Internet system and network management solutions for enterprises with mission-critical Internet operations.

   In the following tables and in this document, "EBITDA" represents earnings
(loss) before net interest expense, income taxes, depreciation, amortization (including amortization of deferred stock compensation) and other noncash charges. EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under generally accepted accounting principles. In addition, EBITDA may not be comparable to other similarly titled information from other companies. However, our management believes that EBITDA is an additional meaningful measure of performance and liquidity. With respect to the captions entitled "Deficiency of earnings available to cover fixed charges" and "Ratio of earnings to fixed charges," earnings consist of income
(loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense we believe to be representative of interest.

                               Year Ended December 31,           Nine Months Ended
                          ------------------------------------  --------------------
                                                                Sept. 30,  Sept. 30,
                           1995     1996      1997      1998      1998       1999
                          -------  -------  --------  --------  ---------  ---------
                                  (in thousands, except per share data)
Supplemental
 Consolidated Statement
 of Operations Data:
Total revenues..........  $ 1,408  $ 3,130  $ 12,408  $ 52,745  $ 31,638   $ 140,754
                          -------  -------  --------  --------  --------   ---------
Costs and expenses:
 Total cost of
  revenues..............    1,128    2,990    16,868    61,578    39,291     118,827
 Marketing and sales....    1,056    2,734    12,702    29,034    20,576      42,473
 General and
  administrative........      427    1,056     5,983    16,058     9,664      25,548
 Product development....       70      444     1,647     3,507     2,389       5,641
 Amortization of
  intangibles...........      --       --        --        141       --        4,674
 Restructuring costs....      --       --        --        --        --          923
                          -------  -------  --------  --------  --------   ---------
 Total costs and
  expenses..............    2,681    7,224    37,200   110,318    71,920     198,086
                          -------  -------  --------  --------  --------   ---------
 Operating loss.........   (1,273)  (4,094)  (24,792)  (57,573)  (40,282)    (57,332)
 Net interest expense...       38       39       506     9,743     5,110      20,044
                          -------  -------  --------  --------  --------   ---------
 Net loss...............   (1,311)  (4,133)  (25,298)  (67,316)  (45,392)    (77,376)
 Cumulative dividends
  and accretion on
  redeemable convertible
  preferred stock.......      --       --     (1,413)   (2,014)   (2,014)        --
                          -------  -------  --------  --------  --------   ---------
Net loss attributable to
 common stockholders....  $(1,311) $(4,133) $(26,711) $(69,330) $(47,406)  $ (77,376)
                          =======  =======  ========  ========  ========   =========
Basic and diluted net
 loss per share(1)......  $ (0.12) $ (0.27) $  (1.73) $  (0.55) $  (0.42)  $   (0.47)
                          =======  =======  ========  ========  ========   =========
Shares used in computing
 basic and diluted net
 loss per share(1)......   10,524   15,312    15,428   125,810   114,088     165,974
                          =======  =======  ========  ========  ========   =========
Supplemental
 Consolidated Statement
 of Cash Flows Data:
Net cash used for
 operating activities...  $  (461) $(3,116) $(15,518) $(47,312) $(31,568)  $ (68,542)
Net cash used for
 investing activities...      (69)  (3,877)  (23,864)  (92,757)  (70,323)   (235,134)
Net cash provided by
 financing activities...      692   10,545    45,937   285,814   283,254     319,632
Other Data:
EBITDA..................   (1,208)  (3,633)  (20,274)  (41,945)  (29,592)    (27,994)
Depreciation and
 amortization...........       65      461     3,429    13,024     8,575      28,383
Capital expenditures....       69    3,499    22,489    44,564    26,680     160,624
Deficiency of earnings
 available to cover
 fixed charges..........   (1,311)  (4,133)  (25,298)  (67,316)  (45,392)    (77,376)

                                                                Year Ended
                                                             December 31, 1994
                                                             -----------------
                                                              (in thousands,
                                                             except ratio and
                                                              per share data)
Supplemental Consolidated Statement of Operations Data:
Total revenues..............................................       $ 977
Operating income............................................         143
Net income..................................................         144
Basic and diluted net income per share......................       $0.02
Shares used in computing basic and diluted net income per
 share......................................................       8,000
Ratio of earnings to fixed charges..........................         26x

                                       December 31,
                          ----------------------------------------- September 30,
                          1994  1995     1996      1997      1998       1999
                          ---- -------  -------  --------  -------- -------------
                                      (in thousands)
Supplemental
 Consolidated Balance
 Sheet Data:
Cash and cash
 equivalents............  $  1 $   163  $ 3,715  $ 10,270  $156,015   $171,971
Restricted cash
 equivalents and
 investments............   --      --       378     1,753    45,614     35,444
Working capital
 (deficiency)...........    93  (1,170)   1,892    (3,707)  124,636    153,753
Total assets............   320     840    8,289    40,973   298,798    684,825
Equipment loans, line of
 credit facility,
 capital lease
 obligations,
 convertible
 subordinated notes and
 senior notes, less
 current portion........   --      141    1,449    15,135   227,284    567,176
Total stockholders'
 equity (deficit).......   169  (1,140)  (5,234)  (30,600)   24,277     32,601

--------
(1) See Note 1 of Notes to supplemental consolidated financial statements for our explanation of the determination of the number of shares used in computing per share data.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   The following discussion of our financial condition and results of operations should be read in conjunction with the supplemental consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such a difference include those set forth under "Risk Factors".

Overview

   We are a leading provider of Internet system and network management solutions and technology professional services for enterprises with mission-critical Internet operations. Our solutions include Internet Data Centers, network services, managed services and professional services that together provide the high performance, scalability and expertise that enterprises need to optimize Internet operations. We deliver our services from our geographically distributed, state-of-the-art Internet Data Centers that are connected through a high-performance Internet backbone network.

   We are the successor to a Maryland corporation that was formed in August 1992 to provide computer-consulting services. We began offering server hosting and Internet connectivity services in late 1995, opened our first dedicated Internet Data Center in August 1996 and introduced managed services in 1997 and professional services in 1998. We have derived most of our revenues from customers for whom we provide these services. Most of our Internet Data Center customers initially purchase a subset of our service offerings to address specific departmental or enterprise Internet computing needs, and many of these customers purchase additional services as the scale and complexity of their Internet operations increase. We sell our services under contracts that typically have minimum terms of one year. Customers pay monthly fees for the services utilized, as well as one-time fees for installation, certain professional services and for equipment they purchase from us.

   We opened our first Internet Data Center in the Silicon Valley metropolitan area in August 1996. Since that time, we have opened 16 additional domestic Internet Data Centers in the metropolitan areas of New York (March 1997 and September 1999), Silicon Valley (second site--August 1997; third site--June 1998; and fourth site June 1999), Seattle (September 1997 and June 1999), Los Angeles (October 1997 and September 1999), Washington, D.C. (December 1997 and May 1999), Boston (July 1998 and December 1999), Chicago (April 1999), Atlanta (December 1999) and Austin, Texas (November 1999). In addition, we opened our first Internet Data Center outside of the United States in London in June 1999. In December 1999, we acquired Global OnLine Japan Co., Ltd. of Tokyo, Japan, which has an Internet Data Center located in Tokyo. The building of Internet Data Centers has required us to obtain substantial equity and debt financing. See "Risk Factors--Our substantial leverage and debt service obligations adversely affect our cash flow" and "--Liquidity and Capital Resources" below.

   In October 1998, we purchased the assets of Arca Systems, Inc. ("Arca"), a provider of advanced network and system security consulting services. In February 1999, we acquired American Information Systems, Inc. ("AIS"), a regional provider of co-location, web hosting and professional services. In July 1999, we acquired Cohesive Technology Solutions, Inc. ("Cohesive"), a technology professional services organization with expertise in networking, Internet-based applications and technology solutions. In November 1999, we acquired Service Metrics, Inc., a provider of Internet monitoring applications and services. In connection with the merger, we issued a total of approximately
7.0 million shares of our common stock and options for Exodus Common Stock in exchange for all outstanding shares of Service Metrics common stock and outstanding options we assumed. We will account for the Service Metrics merger as a pooling of interests. In December 1999, we acquired Global OnLine Japan Co., Ltd., an Internet solutions provider based in Tokyo. As a result, we issued 415,000 shares of our common stock in exchange for 85% of the outstanding shares of Global OnLine Japan. The transaction will be accounted for as a purchase. In January 2000, we agreed to acquire KeyLabs, Inc., a provider of e-business testing services based in Utah. We expect the transaction, which will be accounted for as a purchase, to close by the end of February 2000.

   We intend to expand domestically and internationally. Prior to building an Internet Data Center in a new geographic region, we employ various means to evaluate the market opportunity in a given location, including market research on Internet usage statistics, the pre-selling of services into the proposed market and analysis of specific financial criteria. We typically require at least six months to select the appropriate location for an Internet Data Center, construct the necessary facilities, install equipment and telecommunications infrastructure, and hire the operations and sales personnel needed to conduct business at that site. Expenditures related to an Internet Data Center commence well before the Internet Data Center opens, and it takes an extended period to approach break-even capacity utilization at each site. As a result, we expect that individual Internet Data Centers will experience losses for in excess of one year from the time they are opened. We experience further losses from sales personnel hired to test market our services in markets where there is no, and may never be an, Internet Data Center. As a result, we expect to make investments in expanding our business rapidly into new geographic regions which, while potentially increasing our revenues in the long term, will lead to significant losses for the foreseeable future. See "Risk Factors--Our rapid expansion produces a significant strain on our business".

   Since we began to offer server hosting and Internet connectivity services in 1995, we have experienced operating losses and negative cash flows from operations in each fiscal quarter and year. As of September 30, 1999, we had an accumulated deficit of approximately $175.3 million. The revenue and income potential of our business and market is unproven, and our limited operating history makes an evaluation of our prospects and us difficult. We intend to invest in new Internet Data Centers and other sites, product development, and sales and marketing programs. We therefore believe that we will continue to experience net losses on a quarterly and annual basis for the foreseeable future. As a company in the new and rapidly evolving market for Internet system and network management solutions, we encounter risks, expenses and difficulties that affect our business and prospects. There can be no assurance that we will achieve profitability on a quarterly or an annual basis or that we will sustain profitability. See "Risk Factors--Our short operating history and heavy losses make our business difficult to evaluate".

Results of Operations for the Years Ended December 31, 1996, 1997 and 1998 and the Nine Months Ended September 30, 1998 and 1999

   The following table sets forth certain statement of operations data as a percentage of total revenues for the years ended December 31, 1996, 1997 and 1998 and the nine-month periods ended September 30, 1998 and 1999. The information for the years ended December 31, 1996, 1997 and 1998 has been derived from our supplemental audited consolidated financial statements included in this prospectus. The information for the nine-month periods ended September 30, 1998 and 1999 has been derived from our supplemental unaudited condensed consolidated financial statements included in this prospectus which, in management's opinion, have been prepared on substantially the same basis as the supplemental audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods presented. This information should be read in conjunction with the supplemental consolidated financial statements and related notes included in this prospectus. The operating results in any periods are not necessarily indicative of the results to be expected for any future period.

                                                             Nine Months
                                                                Ended
                              Year Ended December 31,       September 30,
                              ---------------------------   ----------------
                               1996      1997      1998      1998      1999
                              -------   -------   -------   -------   ------
   Revenues:
     Service revenues........    78.4 %    93.4 %    94.4 %
     Equipment revenues......    21.6       6.6       5.6
                              -------   -------   -------   -------   ------
       Total revenues........   100.0     100.0     100.0     100.0 %  100.0 %
                              -------   -------   -------   -------   ------
   Costs and expenses:
     Cost of service
      revenues...............    81.1     130.8     112.4
     Cost of equipment
      revenues...............    14.4       5.2       4.4
                              -------   -------   -------   -------   ------
       Total cost of
        revenues.............    95.5     135.9     116.7     124.2     84.4
     Marketing and sales.....    87.3     102.4      55.0      65.0     30.2
     General and
      administrative.........    33.7      48.2      30.4      30.5     18.2
     Product development.....    14.2      13.3       6.6       7.6      4.0
     Amortization of
      intangibles............     --        --        0.3       --       3.3
     Restructuring costs.....     --        --        --        --       0.7
                              -------   -------   -------   -------   ------
       Total cost and
        expenses.............   230.8     299.8     209.2     227.3    140.7
                              -------   -------   -------   -------   ------
       Operating loss........  (130.8)   (199.8)   (109.2)   (127.3)   (40.7)
   Net interest expense......     1.2       4.1      18.5      16.2     14.2
                              -------   -------   -------   -------   ------
       Net loss..............  (132.0)%  (203.9)%  (127.6)%  (143.5)%  (55.0)%
                              =======   =======   =======   =======   ======

 Revenues

   Our revenues consist of (1) monthly fees from customer use of Internet Data Center sites, network services and managed services, including professional services and use of equipment and software provided by us, (2) revenues from sales of third-party equipment to customers and (3) fees for installation and certain professional services. Currently, substantially all of our revenue is derived from services. Revenues, other than installation fees, equipment sales to customers and certain professional services, are generally billed and recognized ratably over the term of the contract, which is generally one year. Installation fees are typically recognized at the time the installation occurs, and equipment revenues are typically recognized when the equipment is delivered to the customer or placed into service at an Internet Data Center. We sell third-party equipment to our customers as an accommodation to facilitate their purchase of services. One-time professional service fees are typically recognized when the services are rendered.

   Our service revenues increased 372% from $2.5 million in 1996 to $11.6 million in 1997 and increased an additional 330% to $49.8 million in 1998. This growth in service revenues was primarily the result of opening our Internet Data Centers, increases in the number of new customers, substantially all of which were Internet Data Center customers, and increases in revenues from existing customers. Equipment revenues increased 21% from $676,000 in 1996 to $820,000 in 1997 and 257% to $2.9 million in 1998.

   Our revenues increased 345% to $140.8 million for the nine month period ended September 30, 1999 from $31.6 million in the same period of the prior year. This growth in revenues was the result of increases in the number of new customers, substantially all of which were Internet Data Center customers, increases in revenues from existing customers and revenue contributions from Cohesive.

 Cost of Revenues

   Our cost of revenues is comprised of the costs for our backbone network and local telecommunications loops, interconnections to other networks, depreciation and amortization, salaries and benefits for our customer service and operations personnel (customer service personnel, network engineers and professional services personnel), rent, repairs and utilities related to our Internet Data Centers and other sites and costs of third-party equipment sold to customers.

   Cost of service revenues increased from $2.5 million in 1996 to $16.2 million in 1997 and to $59.3 million in 1998. Our cost of service revenues as a percentage of revenues increased from 81% in 1996 to 131% in 1997 and declined to 112% in 1998. The increases in cost of service revenues in absolute dollars were due to increased costs associated with the build-out and operation of our increasing number of Internet Data Centers, including increased costs for our redundant backbone network and local telecommunications loops, depreciation, salaries and benefits for our customer service and operations personnel, and rent. The increase in cost of service revenues as a percentage of revenues from 1996 to 1997 reflects the timing of investments in Internet Data Centers and network infrastructure relative to the growth in associated revenue. The decrease in cost of service revenues as a percentage of revenues from 1997 to 1998 resulted from revenues from new and existing Internet Data Centers increasing faster than related costs of revenues. Costs for our redundant backbone network and local telecommunications loops increased by approximately $3.8 million from 1996 to 1997 and by approximately $15.2 million from 1997 to 1998. Depreciation increased by approximately $3.0 million from 1996 to 1997 and by approximately $8.4 million from 1997 to 1998. Salaries and benefits for our customer service and operations personnel increased by approximately $3.5 million from 1996 to 1997 and by approximately $6.7 million from 1997 to 1998. Rent expense increased by approximately $945,000 from 1996 to 1997 and by approximately $3.1 million from 1997 to 1998. Cost of equipment revenues increased from $452,000 in 1996 to $640,000 in 1997 and to $2.3 million in 1998. Cost of equipment revenue in absolute dollars varies primarily as a result of equipment revenues and cost of equipment revenues as a percentage of revenues varies due to the mix of equipment purchased by customers.

   Cost of revenues increased 202% to $118.8 million for the nine month period ended September 30, 1999 from $39.3 million in the same period of the prior year. This increase in cost of revenues in absolute dollars was primarily the result of costs associated with hiring additional employees, including professional services employees hired in connection with our acquisition of Cohesive, and consultants, increased traffic on our network and to other networks, increased depreciation due to capital expenditures related to the buildout and expansion of Internet Data Centers, increased rent, and increased utilities and other costs related to the opening and expanding of Internet Data Centers. Our cost of revenues as a percentage of revenues decreased to 84% for the nine months ended September 30, 1999 from 124% for the same period of the prior year. This decline was due primarily to an increase in revenue between comparison periods. We expect that cost of revenues will continue to increase in absolute dollars.

 Marketing and Sales

   Our marketing and sales expenses are comprised of salaries, commissions and benefits for our marketing and sales personnel, printing and advertising costs, public relations costs, consultants' fees and travel and entertainment expenses.

   Our marketing and sales expenses increased from $2.7 million in 1996 to $12.7 million in 1997 and to $29.0 million in 1998. These increases were primarily the result of hiring additional marketing and sales personnel, expanding marketing programs in connection with our expansion of our operations, including the number and scope of our Internet system and network management solutions, and in 1998, the charge of $525,000 associated with the warrant for common stock issued to At Home Corporation. Salaries and benefits for our sales and marketing personnel increased by approximately $6.1 million from 1996 to 1997 and by approximately $10.5 million from 1997 to 1998, and costs associated with tradeshows and advertising increased by approximately $977,000 from 1996 to 1997 and approximately $114,000 from 1997 to 1998. The increase in marketing and sales expenses as a percentage of revenues from 1996 to 1997 reflects the continued expansion of marketing and sales efforts prior to the receipt of associated revenues. The decrease in marketing and sales as a percentage of revenues from 1997 to 1998 was due to revenues growing faster than marketing and sales expenses.

   Our marketing and sales expenses increased 106% to $42.5 million for the nine month period ended September 30, 1999 from $20.6 million in the same period of the prior year. The increase in absolute dollars was primarily the result of increased compensation and related expenses associated with hiring additional marketing and sales personnel, including employees hired in connection with our acquisition of Cohesive, and increased advertising expenses. Our marketing and sales expense as a percentage of revenues decreased to 30% for the nine months ended September 30, 1999 from 65% for the same period of the prior year. This decline was primarily due to our significant increase in revenue between comparison periods. We expect that marketing and sales expense will continue to increase in absolute dollars.

 General and Administrative

   Our general and administrative expenses are primarily comprised of salaries and benefits for our administrative and management information systems personnel, consulting fees and recruiting fees.

   Our general and administrative expenses increased from $1.1 million in 1996 to $6.0 million in 1997 and to $16.1 million in 1998. These increases were primarily the result of increased compensation expenses associated with additional hiring of general and administrative personnel, costs for consultants and professional services providers, fees paid for recruiting and amortization of deferred compensation. Salaries and benefits for general and administrative personnel increased by approximately $2.0 million from 1996 to 1997 and by approximately $2.8 million from 1997 to 1998. Costs for consultants and professional services providers increased by approximately $1.1 million from 1996 to 1997 and by approximately $900,000 from 1997 to 1998. Recruiting fees increased by approximately $968,000 from 1996 to 1997 and by approximately $440,000 from 1997 to 1998. These increased expenses reflected our need for additional general and administrative personnel to handle the expansion of our operations. The amortization of deferred compensation included in general and administrative expenses was $741,000 in 1997 and $597,000 in 1998, and there was no such expense recorded in 1996. The increase in general and administrative expenses as a percentage of revenues from 1996 to 1997 resulted primarily from deferred compensation expenses in 1997. The decrease in general and administrative expenses as a percentage of revenues from 1997 to 1998 was due to revenues growing faster than general and administrative expenses.

   Our general and administrative expenses increased 164% to $25.5 million for the nine month period ended September 30, 1999 from $9.7 million in the same period of the prior year. The increase in absolute dollars was primarily the result of increased compensation expenses associated with additional hiring of general and administrative personnel, including employees hired in connection with our acquisition of Cohesive, increased rent and related expenses due to entering into additional operating leases during the period, higher depreciation and increased recruiting expenses. Our general and administrative expense as a percentage of revenues decreased to 18% for the nine month period ended September 30, 1999 from 31% for the same period of the prior year. This decline was primarily due to our significant increase in revenue between comparison periods. We expect that general and administrative expense will continue to increase in absolute dollars.

 Product Development

   Our product development expenses consist primarily of salaries and benefits for our product development personnel and fees paid to consultants.

   Our product development expenses increased from $444,000 in 1996 to $1.6 million in 1997 and to $3.5 million in 1998. Our product development expenses grew between the comparison periods primarily because of the addition of product development personnel to support our expanded service offerings. The decrease in product development expenses as a percentage of revenues from 1996 to 1998 resulted from revenues growing faster than product development expenses.

   Our product development expenses increased 136% to $5.6 million for the nine month period ended September 30, 1999 from $2.4 million in the same period of the prior year. Our product development expenses grew primarily due to the addition of product development personnel to support our expanded service offerings. Our product development expense as a percentage of revenues decreased to 4% for the nine months ended September 30, 1999 from 8% for the same period of the prior year. This decline was due to our significant increase in revenue between comparison periods. We expect that product development expenses will continue to increase in absolute dollars.

 Amortization of Intangibles

   As part of our strategy to grow through acquisitions of complementary businesses, we acquired the assets of Arca in October 1998, AIS in February 1999 and Cohesive in July 1999. In connection with those acquisitions, we have recorded intangible assets related to goodwill, customer lists and workforce in place. Amortization related to those intangibles was $4.7 million for the nine month period ended September 30, 1999. These intangibles are being amortized on a straight-line basis generally over 5 to 10 years.

 Restructuring Costs

   In August 1999, we announced plans to consolidate seven professional services practice offices of Cohesive, which we acquired on July 27, 1999. We determined that consolidation of these offices would maximize efficiencies of the combined companies. This action is expected to be completed by December 31, 1999. In connection with the consolidation of these facilities, we recorded a restructuring charge of $923,000 for the nine month period ended September 30, 1999. This charge includes approximately $689,000 for lease termination and other related office closure costs and $234,000 in severance and other employee benefits.

 Net Interest Expense

   Our net interest expense increased from $39,000 in 1996 to $506,000 in 1997 and to $9.7 million in 1998. The increase in net interest expense from 1996 to 1997 was primarily the result of substantially increased borrowings as we entered into equipment loans and lease agreements to finance the construction of our Internet Data Centers. The increase in net interest expense from 1997 to 1998 was primarily the result of interest expenses associated with our $200.0 million of senior notes which were issued July 1, 1998, substantially increased borrowings as we entered into equipment loans and lease agreements to finance the construction of our Internet Data Centers, and working capital lines of credit to finance working capital for our operations.

   Our net interest expense increased to $20.0 million for the nine month period ended September 30, 1999 from $5.1 million for the same period of the prior year. The increase in net interest expense was primarily the result of interest expense associated with our senior notes issued July 1, 1998 and June 22, 1999, and our convertible subordinated notes issued March 3, 1999.

   We expect that net interest expense will continue to increase as we enter into additional equipment leases and loans, obtain additional borrowings and long term debt and experience reduced interest income as a result of the decline in our cash reserves to fund working capital and other uses.

 EBITDA

   Our loss before net interest expense, income taxes, depreciation, amortization, including amortization of deferred stock compensation, and other non-cash charges ("EBITDA") was $3.6 million in 1996, $20.3 million in 1997 and $41.9 million in 1998. The increases in the level of EBITDA losses between the comparison periods were primarily due to increased expenditures needed to support our growth in operations, including salaries and benefits for additional employees, network costs, rent, utilities and other costs related to the increase in the number of our Internet Data Centers as well as increased marketing and sales expenses, consulting fees and professional services.

   EBITDA loss was $28.0 million for the nine month period ended September 30, 1999 compared to $29.6 million for the same period of the prior year. The decrease in the magnitude of EBITDA losses between the comparison periods was primarily due to the significant increases in revenue over these periods offset in part by increased compensation costs associated with the hiring of additional employees during those time periods.

   Although EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under generally accepted accounting principles, our management believes that EBITDA is an additional meaningful measure of performance and liquidity.

Liquidity and Capital Resources

   From inception through September 30, 1999, we have financed our operations primarily through private sales of preferred stock, our initial public offering of common stock in March 1998, our senior notes offerings in July 1998 and June 1999, our convertible subordinated notes offering in March 1999 and through various types of equipment loans and lease lines and working capital lines of credit. At September 30, 1999, our principal source of liquidity was approximately $172.0 million in cash and cash equivalents. As of that date, we also had equipment loans and lease lines of credit under which we could borrow up to an additional aggregate of $1.2 million for purchases of equipment. As of September 30, 1999, our total bank borrowings, equipment loans and lines of credit facilities, capital lease obligations and senior and convertible notes were $589.7 million. See Notes 4 and 6 of Notes to Supplemental Consolidated Financial Statements.

   Since we began to offer server-hosting services in 1995, we have had significant negative cash flows from operating activities. Net cash used for operating activities for the nine months ended September 30, 1999 was $68.5 million, primarily due to net losses and increases in accounts receivable and prepaid expenses and other assets, offset in part by increases in accounts payable and depreciation and amortization. This compares to net cash used for operating activities for the nine months ended September 30, 1998 of $31.6 million which was primarily due to net losses and an increase in accounts receivable, offset in part by increases in accounts payable and accrued interest payable and depreciation and amortization.

   Net cash used for investing activities for the nine months ended September 30, 1999 was $235.1 million primarily due to capital expenditures for the continued construction of Internet Data Centers and the acquisitions of AIS and Cohesive. This compares to net cash used for investing activities for the nine months ended September 30, 1998 of $70.3 million which was due to capital expenditures for the construction of Internet Data Centers and an increase in restricted cash equivalents and investments.

   Net cash provided by financing activities for the nine month period ended September 30, 1999 was $319.6 million, primarily due to the proceeds from our issuance of $250.0 million of 5% Convertible Subordinated Notes and our additional $75.0 million offering of 11 1/4% Senior Notes in June 1999. This compares to net cash provided by financing activities for the nine months ended September 30, 1998 of $283.3 million which was primarily due to our initial public offering of common stock in March 1998 and our original $200.0 million 11 1/4% Senior Notes offering in July 1998.

   As of September 30, 1999, we had commitments under capital leases and under noncancellable operating leases of $47.0 million and $260.3 million, respectively, through 2012. In addition, in August 1999 we entered into capacity purchase agreements with Global Crossing. The agreements provide for a total potential outlay of approximately $105.0 million for fiber capacity and related maintenance covering approximately 25 years. As of September 30, 1999 we had expended $7.0 million.

   We intend to make significant expenditures during the next 12 months primarily for property and equipment, in particular equipment and construction needed for existing and future Internet Data Centers, as well as office equipment, computers and telephones. We expect to finance such capital expenditures primarily through the remaining net proceeds from the 11 1/4% Senior Notes and 5% Convertible Subordinated Notes and our 10 3/4% Senior Notes and 4 3/4% Convertible Subordinated Notes issued in December 1999, existing and future equipment loans and lease lines of credit, and issuances of additional debt and other financing activities. We believe our working capital and capital expenditure requirements over the next 12 months can be met with existing cash and cash equivalents and short-term investments, cash from sales of services and proceeds from debt financings and existing and future equipment financing lines of credit. We may enter into additional equipment loans and capital leases. We may also seek to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that we will be successful in generating sufficient cash flows from operations or raising capital in sufficient amounts on terms acceptable to us. See "Risk Factors--Our rapid expansion produces a significant strain on our business".

 Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes methods for accounting for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because we do not currently hold any derivative instruments and do not engage in hedging activities, we expect that the adoption of SFAS No. 133 will not have a material impact on our financial position, results of operations or cash flows. We will be required to implement SFAS No. 133 for the year ending December 31, 2001.

Quantitative and Qualitative Disclosures About Market Risk

 Interest Rate Risk

   Our exposure to market rate risk for changes in interest rates relates primarily to our investment portfolio. We do not use derivative financial instruments in our investment portfolio. We place our investments with high quality issuers and, by policy, limit the amount of risk by investing primarily in money market funds, United States Treasury Notes and certificates of deposit. An increase or decrease in interest rates would not significantly increase or decrease interest expense on debt obligations due to the fixed nature of our debt obligations. We do not currently have any significant foreign operations and thus are not currently materially exposed to foreign currency fluctuations.

                                    BUSINESS

The Company

   Exodus Communications is a leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. Our solutions include Internet Data Centers, network services, managed services and professional services, which together provide the high performance, scalability and expertise that enterprises need to optimize their complex Internet operations. Exodus delivers its services from geographically distributed, state-of-the-art Internet Data Centers that are connected through a high-performance dedicated and redundant backbone network. Our tailored solutions are designed to integrate with existing enterprise systems architectures and to enable customers to outsource the monitoring, administration and optimization of their equipment, applications and overall Internet operations. As of September 30, 1999, we had more than 1,700 customers, including installed and uninstalled customers under contract, and managed over 16,000 customer servers worldwide. Our customers represent a variety of industries, ranging from Internet companies such as Lycos, Inc., eBay Inc., MSN Hotmail (a subsidiary of Microsoft Corporation), Yahoo!GeoCities and Inktomi Corporation, to media companies such as MSNBC, USA Today Information Network, SportsLine USA, Inc. and E-Online!, to major enterprise companies such as Applied Materials and Storage Networks.

   Because Internet usage is growing rapidly, businesses are increasing the breadth and depth of their Internet product and services offerings. These Internet operations are mission-critical for Internet-centric businesses and are becoming increasingly mission-critical for many enterprises. In order to ensure the quality, reliability, availability and redundancy of these mission-critical Internet operations, corporate IT departments must make substantial investments in facilities, personnel, equipment and networks which must be continuously upgraded to reflect changing technologies and must rapidly scale as the enterprise grows. This recurring and significant investment is an inefficient use of resources and, as a result, a significant need exists for outsourcing arrangements that can increase performance, provide continuous operation of Internet solutions and reduce Internet operating expenses. We believe a significant opportunity exists for a highly focused company to provide a combination of server hosting, Internet connectivity and managed and professional services that will enable reliable, high performance of mission-critical Internet operations.

   Exodus offers an integrated portfolio of solutions that provide customers with a scalable, secure and high performance platform for the development, deployment and proactive management of mission-critical Internet operations. Our server hosting and Internet connectivity services are offered through our Internet Data Centers' redundant backbone network of multiple high speed OC-3 and OC-12 lines, along with our public and private network interconnections. We continue to upgrade our network in order to accommodate expected traffic growth. Our managed services include performance monitoring, site management reports, data backup, content delivery and management services, security services and professional services. These services provide the foundation for high performance, availability, scalability and reliability of customers' Internet operations. In addition, we integrate best-of-breed technologies from leading vendors with our industry expertise and proprietary technology.

   Our objective is to become the leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. To achieve this objective, we intend to:

  .  Position Exodus as the leader in this market;

  . Focus on enhancing systems and network management, Internet technology services and professional services;

  .  Accelerate our global expansion;

  .  Leverage our expertise to address new market opportunities; and

  . Continue to establish strategic relationships for distribution and technology.

   We began offering server hosting and Internet connectivity services in late 1995, opened our first dedicated Internet Data Center in August 1996, and introduced managed services in 1997 and professional services in 1998. We currently operate 17 domestic Internet Data Centers located in nine metropolitan areas: Atlanta, Austin, Boston, Chicago, Los Angeles, New York, Seattle, Silicon Valley and Washington, D.C. In addition, we opened our first Internet Data Center outside of the United States in the London metropolitan area in June 1999. In December 1999, we acquired Global OnLine Japan which has an Internet Data Center in Tokyo, Japan. Our Internet Data Centers consist of approximately 1,600,000 gross square feet.

   We recently expanded our solutions and services by acquiring providers of Internet technologies--Arca, AIS, Cohesive Service Metrics and Global OnLine Japan. In October 1998, we purchased Arca, a provider of advanced network and system security consulting services. In February 1999, to accelerate our launch into the Chicago metropolitan area, we acquired AIS, a regional provider of co-location, Web hosting and professional services. In July 1999, we acquired Cohesive for approximately $112.0 million in cash, Exodus common stock and the assumption of Cohesive options. Cohesive is a technology professional services organization with expertise in networking, Web applications and technology solutions. In November 1999, we acquired Service Metrics, an Internet monitoring applications and services company. In December 1999, we acquired Global OnLine Japan, an Internet solutions provider. In addition, in January 2000, we agreed to acquire KeyLabs, Inc., a provider of e-business testing services. See "Prospectus Summary--Recent Events".

Services

   Exodus' Internet solutions and services are designed to provide enterprises with the high performance, scalability and expertise they need to optimize their mission-critical Internet operations. We create tailored solutions for our customers based on their unique business and technical requirements, and modify the services as the customers' needs evolve. Our service offerings include server hosting from within Internet Data Centers, network services, managed services and professional services.

 Internet Data Centers--Server Hosting Facilities

   We deliver our services from geographically distributed, state-of-the-art Internet Data Centers with uninterruptible power supply and back-up generators, fire suppression, raised floors, HVAC, separate cooling zones, seismically braced racks, 24x7 operations and high levels of physical security. In these facilities, we support leading Internet hardware and software systems vendor platforms, including those from Compaq Computer Corporation, Dell Computer Corporation, Hewlett-Packard Company, IBM, Microsoft Corporation, Silicon Graphics, Inc., Sun Microsystems, Inc. and The Santa Cruz Operation, Inc. This multi-vendor flexibility enables the customer to retain complete control over the technical solution and to integrate its Internet operations with its existing IT technical architecture. Because mission-critical Internet operations are typically very dynamic and often require immediate hardware and software upgrades to maintain targeted service levels, customers have unlimited 24x7 access to the Internet Data Centers. Additional space and electrical power can be added as needed, ensuring that the customer has access to additional server hosting services.

   Based upon their technical requirements, customers can select from shared rack facilities within common cage areas, highly secure cabinets, enclosed cage facilities or vaults. Our server hosting facilities generally include dedicated electrical power circuits to ensure that each customer's electrical power requirements are met.

   The following chart summarizes the key features of our current server hosting services:

Service                     Description                             Benefits
-------                     -----------                             --------
CyberRack     . 199 or 239 quarter, half or full rack   . Entry-level service, providing
                                                          economical solution for
                                                          customers that do not need
                                                          dedicated environments
                                                        . Secured environment that is
                                                          shared by multiple customers
CyberCabinet     . 199 or 239 full cabinet              . Dedicated, locked cabinet
                                                        . A single rack with the
                                                          security of a dedicated
                                                          environment
                                                        . Dedicated power circuits
Virtual Data     . 78 x 88 cage or customized to order  . Dedicated, locked cage
 Center
                                                        . Flexibility in designing and
                                                          configuring Internet servers,
                                                          including space for multiple
                                                          racks and other customer
                                                          computing products
                                                        . Dedicated power circuits
ExodusVault      . 88 x 88 or 88 x 128 vault or         . Dedicated, enclosed security
                                                          area
                  customized to order                   . Additional security for
                                                          sensitive Internet
                                                          transactions as required by
                                                          financial institutions and on-
                                                          line merchants
                                                        . Biometric identification for
                                                          entry
                                                          and exit, motion and
                                                          temperature detectors,
                                                          cameras, high impact glass,
                                                          and secured data and
                                                          electrical lines
                                                        . Dedicated power circuits

 Network Services--Internet Connectivity

   Exodus connects its Internet Data Centers through a high performance, dedicated and redundant backbone network with multiple high speed OC-3 and OC-12 lines, along with our extensive public and private network interconnections. Our network services are designed to deliver the scalability, high availability and performance required for high-volume, mission-critical Internet operations. Since our customers' mission-critical Internet operations often experience network traffic spikes due to promotions or events, we have a policy of providing sufficient excess network capacity for our customers.

   To meet customers' requirements of near 100% availability, our network is designed to minimize the likelihood of any single point of failure. Each Internet Data Center has multiple physical fiber paths into the facility. We maintain multiple network links from multiple vendors into each Internet Data Center and regularly check that our fiber backbone is traversing physically separated paths. Customers may also enhance their Internet site's availability by physically duplicating their site at multiple Internet Data Centers, and synchronizing applications and content through our private fiber backbone network. This network architecture optimizes the availability of a customer's site, even in the event of a link failure.

   Our network services are also designed to consistently deliver low-latency and peak network performance. During the third quarter of 1999, our network exchanged a sustained peak 5.6 gigabits per second volume of traffic with the Internet. Our backbone engineering personnel continuously monitor traffic patterns and congestion points throughout our network and at our interconnection points, and dynamically reroute traffic flows to optimize end-user response times. We also provide peak network performance by maintaining a large number of direct public and private network peering interconnections. Our network includes private peering interconnections with approximately 200 ISPs worldwide.

 Managed Services

   We provide managed services to our customers, including detailed monitoring, reporting and management tools to control their hardware, network, software and application environments. Through our system and network management framework, a customer can manage mission-critical Internet operations housed at our Internet Data Centers as well as at the customer's site. We believe this framework provides an important advantage to enterprises seeking to outsource a portion of their Internet operations and to link the management of the outsourced operations with in-house operations. Our proactive service methodology focuses on identifying and resolving potential problems before they affect an Internet site's availability or performance. Our sophisticated Internet system and network management solutions enable us to identify and to begin to resolve hardware, software, network and application problems, frequently before the customer is even aware that a problem exists. We offer the services summarized in the following chart:

Service                Description                       Benefits
-------                -----------                       --------
Managed      . A package of 24x7 monitoring  . Real time monitoring,
 Monitoring    and management solutions for    notification and reporting for
 Services      system and database             server and database alarms and
 (MMS)         applications                    problems
             . 24x7 proactive monitoring of  . Maximizes availability of
               Internet server process         customers' mission-critical
                                               Internet operations by
                                               identifying potential problems
                                               proactively
             . 24x7 rebooting of servers     . Allows customers to leverage
                                               Exodus' systems expertise
             . Monthly and daily reports     . Offload problem resolution to
               available via the Web           Exodus (optional)
             . An Exodus system
               administrator that performs
               problem resolution and
               automated process restarts
               (optional)
Site         . Bandwidth usage reports,      . Assists in capacity planning
 Management    graphic and tabular             and management of network
 Reports       statistics delivered to         resources
               customers via the Internet on
               an hourly, daily and semi-
               monthly basis
Internet     . Tape management services to   . Maximizes the availability of
 Disaster      restore sites after a system    customers' applications;
 Recovery      failure                         provides additional redundancy
                                               in the event of Internet site
                                               failure
             . Distributed load balancing
               services to seamlessly re-
               route user traffic to an
               alternate site in the event
               of a failure
Internet     . Assigned project manager      . Assures a smooth transition to
 Systems       accountable for developing a    an Exodus Internet Data Center
 Integration   migration plan, managing the    along with ongoing support
               site's installation and
               providing ongoing account
               support

Service                  Description                       Benefits
-------                  -----------                       --------
               . Exodus acts as value-added
                 reseller of Cisco and F5
                 Labs, Inc. products,
                 primarily routers, hubs and
                 switching equipment, in
                 connection with server
                 hosting services
Exodus Data    . Fully-managed on site back-up . Maintains regular data back-up
 Vault           and restore services provided   and fast network restore
                 in partnership with Sun         capability for mission-
                 Microsystems, utilizing         critical Internet sites
                 Veritas NetBackup solution
                 and DLT tape storage
                 technology
Exodus         . Intelligent routing services  . Maximizes availability and
 MultiPath       that geographically             performance for Internet sites
 Net             distribute end-user requests    located across multiple
                                                 Internet Data Centers
               . Traffic routed based upon     . Optimizes end-user response
                 server                          time
                performance and availability,  . Provides sophisticated
                Internet traffic patterns and    Internet site redundancy
                the geographic locations of      Exodus MultiPath Site
                the requesters
Exodus         . Site requests intelligently   . Increases availability and
 MultiPath       balanced across multiple        performance for multi-server,
 Site            servers located within a        mission-critical Internet
                 single Internet Data Center     sites
Managed        . Fully managed firewall        . Enhances site security
 Firewall        perimeter security solution
 Service
               . 24x7 proactive monitoring
Vulnerability  . Automated testing for web     . Provides notification of
 Scanning        site weaknesses                 potential security
                                                 vulnerabilities
Intrusion      . Detection and notification of . Allows customers to react
 Detection       hacker attacks                  quickly when their site is
                                                 being attacked
Exodus         . Deployment of Inktomi's       . Provides customers with the
 ReadyCache      network caching technology      cost-effective option to
 Content         through our network of          geographically distribute
 Distribution    Internet Data Centers that      their content, thereby
 Service         will facilitate the             enabling them to reach a wider
                 distribution of customer        range of their Internet end-
                 content worldwide               users

   We also offer professional services and, through the acquisition of Cohesive Technology Solutions, Inc., have expanded these services to assist our customers in planning their strategies for managing mission-critical Internet operations, transitioning operations to our Internet Data Centers and managing various aspects of their Internet operations. These services can be layered to allow customers to outsource an increasing portion of the management of their Internet operations.

Customers

   We have established a diversified base of customers in a wide range of industries, including finance, entertainment, high technology, education, healthcare and publishing. As of September 30, 1999, we had over 1,700 customers (including installed and uninstalled customers under contract). The following is a representative list of our Internet Data Center customers. None of these customers individually represented in excess of 10% of 1998 revenues or revenues for the first nine months of 1999.

Applied Materials      Kelley Blue Book              Quote.com
DoubleClick            Lycos                         Reebok
eBay                   Macromedia                    Sony Online Ventures
Egghead.com (formerly
 Onsale)               MSNBC Interactive News        SportsLine USA
E-Loan                 MSN Hotmail                   Storage Networks
eShare Technologies    National Semiconductor        United Media
France Telecom North                                 USA Today Information
 America               NextCard                      Network
FreeRealTime.com       Nordstrom                     Yahoo!GeoCities
Inktomi                priceline.com

Sales and Marketing

   Our sales and marketing objective is to achieve broad market penetration within our target market of enterprises that depend upon the Internet for mission-critical operations. As of September 30, 1999, we had 316 employees engaged in sales and marketing.

   We sell our services to enterprises directly through our sales force and indirectly through our channel partners. We are actively seeking to increase our sales and distribution capabilities and coverage in the United States and to expand internationally as new Internet Data Centers are installed outside of the United States, commencing with our Internet Data Center in London, England. Currently, most of our sales are derived through the efforts of our direct sales force.

 Sales Force

   Our sales force is organized into four distinct groups, consisting of field sales, strategic accounts, channel sales and telesales, each of which is further divided into geographical regions within the United States. There is also a new sales organization in London that we began to staff in October 1998. Systems engineers and project managers support our sales force, providing pre- and post-sales support to ensure that customers' services are implemented properly and efficiently.

 Channel Program

   Our channel program includes relationships with At Home Corporation, Compaq Computer Corporation, Hewlett-Packard Company, Microsoft Corporation, Silicon Graphics, Inc. and Sun Microsystems, Inc. The various levels of channel program partner participation are summarized below:

  . Solutions Integrators play a sales representative role for us, and receive a one-time payment, based on the monthly recurring charges from opportunities brought into us. They are typically consultants, independent Web developers, content developers, developers of small-to medium-sized applications and regional VARs.

  . Alliance Partners market our services, and receive a monthly residual income for opportunities introduced to us. Alliance Partners are typically larger regional or national systems integrators, Web developers, hardware and software resellers, consulting organizations and ISPs.

  . Technology Partners market software or hardware solutions, working together with us to offer superior services and innovative products. Through product promotions and bundled solutions, technology partners can offer their customers new value-added services and greater pricing incentives.

  . Resellers market co-branded Exodus services. They commit to a certain volume level to resell as part of their application or niche-focused service offering to their customer base.

 Marketing

   Our marketing organization is responsible for product marketing management, public relations and marketing communications. Product marketing management includes defining the product roadmap and bringing to market the portfolio of services and programs that will address customer needs. These activities include product strategy and definition, pricing, competitive analysis, product launches, channel program management and product lifecycle management. We stimulate service demand and brand awareness for Exodus through a broad range of marketing communications, public relations, advertising, as well as through our Web site. Public relations focuses on cultivating industry analyst and media relationships with the goal of securing broad media coverage and public recognition of our leadership position in the market for Internet system and network management solutions.

Customer Service

   We offer superior customer service by understanding the technical requirements and business objectives of our customers and by fulfilling their needs proactively on an individual basis. Working closely with our customers, we optimize the performance of our customers' Internet operations, avoid downtime, resolve problems that may arise, and make appropriate adjustments in services as customer needs change over time. In December 1998, in order to enhance our customer service delivery and increase operating efficiencies 24x7, we launched a centralized response center which handles inbound calls, monitoring, and problem resolution for our Internet Data Centers in the Silicon Valley metropolitan area. Given the success of this program, in May 1999, we centralized all response handling support for our domestic Internet Data Centers in this Response Center. Partnering with our customers, we also solicit feedback to ensure that we continue to offer the highest quality of service. We use advanced software tools to aid in customer monitoring and service efforts. Many of our customer service personnel have been specifically trained and certified by the vendors of our software tools, including Sun Microsystems, Inc., Microsoft Corporation, Oracle Corporation and Computer Associates.

   We also provide customer service and technical support during the installation phase, including a transition team and project management support. Our customer service continues after installation, through customer advocacy representatives who are responsible for resolving customer problems.

   In addition, we provide system integration services between the customer's Internet site and legacy systems. After installation, primary customer support is coordinated through each Internet Data Center's Network Control Center. These centers are operated 24x7 by engineers who monitor site and network operations, and activate teams to solve problems that arise. To solve complex problems, we draw on the collective expertise at all of our Internet Data Centers, creating a nationwide engineering pool. Our customer service personnel are also available to assist customers whose operations require specialized procedures.

   We employ network engineers and systems administrators who work with customers to design and maintain their Internet operations. Our network engineers and system administrators are trained specialists who support Windows NT, Solaris, Linux and other UNIX platforms. They are also trained to support Cisco routers and switches. They also serve as the second level of support for customer issues that cannot be resolved by the Network Control Center. We also employ a group of backbone engineers who are accountable for designing and operating the dynamic network that connects our Internet Data Centers. This group constantly monitors the network design and effectiveness to optimize performance for customers, rerouting and redesigning traffic as conditions require.

   Our contracts with customers generally cover the provision of services by us for a one-year period and may contain, among other things, various service level warranties. These service agreements entered into prior to August 1997 typically included service level warranties which provided that, if we failed to provide Internet Data Center services to a customer for more than 24 consecutive hours, a customer's account would be credited for the charges the customer paid for services it did not receive during period affected. Between August 1997 and July 1998, our service agreements typically included service level warranties which provided that, if we fail to provide Internet Data Center services to a customer for more than two consecutive hours, the customer's account would be credited for one day of service and, if for more than eight consecutive hours, one week of service, with each customer limited to one credit per month. Since July 1998, our service agreements have typically included service level warranties which provide that, if we fail to provide Internet Data Center services to a customer for more than 15 minutes, the customer's account would be credited for one day of service, up to a maximum of seven days in any month. In addition, we provide additional credits for packet loss and transmission latency. Certain customers have received more favorable terms than those described above. To date, only a limited number of customers have been entitled to these warranties to receive a credit for a period of free service. As we did not open our first dedicated Internet Data Center until August 1996, we have had Internet Data Center customers for only a short period of time. Accordingly, we have had limited experience with customers continuing to receive services after the initial term of their contract.

   As of September 30, 1999, we had 766 employees dedicated to customer service, professional services and network engineering.

Network Design

   Our high performance server network is designed to provide the highest possible availability and reliability for our customers' Internet operations. The network comprises our Internet Data Centers that are interconnected by a high-performance backbone network that is connected to the Internet through public and private peering interconnections. Within each Internet Data Center, a virtual LAN environment provides redundant, high-speed internal connectivity.

   Our Internet Data Centers are located near most of the major Internet exchange points ("IXPs") and are connected to their local IXPs by multiple OC-3 and OC-12 lines, provisioned by local exchange carriers, such as Teleport Communications Group Inc., MFS Communications Company, Inc., Brooks Fiber Properties, Inc. and the Regional Bell Operating Companies. These links to the local exchange points, combined with private exchanges with ISPs, connect the customers' traffic to the Internet.

   In order to provide a high level of redundancy, performance and capacity, along with real-time content replication or caching across our Internet Data Centers, we have multiple OC-3 and OC-12 lines. We engineer our backbone with a geographically diverse fiber path to provide high availability, even in the event of a link failure. We regularly upgrade our network in order to accommodate expected traffic growth. For customers with servers located at multiple Internet Data Centers, we provide dynamic response time and load balancing technologies for optimal routing of traffic.

   Within each Internet Data Center, we deploy a virtual LAN environment to increase reliability and performance and to provide customers with redundant connectivity to our backbone and the Internet, OC-3 and OC-12 lines are strategically placed on different routers to avoid any single points of failure. We also use a combination of public and private peering interconnections to achieve fast and reliable delivery of content. We have private and public interconnections with approximately 200 ISPs. We also have a presence at each of the major U.S. IXPs.

   We will continue to work with ISPs to establish direct private interconnections at each of our Internet Data Centers, thus enhancing content delivery. Our broad combination of private and public interconnections provides customers with the reliability and redundancy that they need to ensure their content reaches its intended destination. We seek to provide significant unutilized network capacity for our LAN, WAN and public and private peering links to allow for spikes in demand or line outages.

Product Development

   Our product development group is accountable for evaluating and integrating best-of-breed technologies to enhance our service offerings that support the customers' mission-critical Internet operations. We are also developing proprietary technologies that will be integrated with these best-of-breed technologies. We believe that establishing relationships with technology leaders enables us to leverage these enterprises' research and development expertise. These relationships enable us to gain quicker access to innovative technologies and thus provide more creative value-added solutions for our customers. For example, we have worked very closely with Computer Associates to develop certain of our management services using Computer Associates' Unicenter TNG technology. See "Risk Factors--We depend on third-party equipment and software suppliers".

   Our product development personnel have continued to develop strategic vendor and technology relationships, such as the one with Computer Associates. Other key partners include Checkpoint Software Technologies Limited, Cisco Systems, Inc., Inktomi Corporation, Raptor Systems, Inc. and Sun Microsystems, Inc. To the extent that we are unable to obtain the technology necessary to meet customers' needs from a third party, we may develop the technology ourselves. As of September 30, 1999, we employed 45 persons in product development.

   We incurred product development expenses of $444,000 in 1996, $1.6 million in 1997, $3.5 million in 1998 and $5.6 million in the first nine months of 1999.

Competition

   Our market is intensely competitive. There are few substantial barriers to entry, and we expect to face additional competition from existing competitors and new market entrants in the future. Many companies have announced recently that they intend to begin providing and/or greatly expanding their service offerings to be competitive with our services. The principal competitive factors in this market include:

  .  Internet system engineering and other technical expertise;

  .  customer service;

  .  network capability, reliability, quality of service and scalability;

  .  the variety of services offered;

  . access to network resources, including circuits, equipment and interconnection capacity to other networks;

  .  broad geographic presence;

  .  price;

  .  the ability to maintain and expand distribution channels;

  .  brand name;

  .  the timing of introductions of new services;

  .  network security; and

  .  financial resources.

   There can be no assurance that we will have the resources or expertise to compete successfully in the future. Our current and potential competitors in the market include:

  .  providers of server hosting services;

  .  national, foreign and regional ISPs;

  . global, regional and local telecommunications companies and Regional Bell Operating Companies;

  .  IT outsourcing firms; and

  .  other technology services and products companies.

   Many of our competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their network infrastructures and service offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional services competitive with those we provide.

   Some of our competitors may be able to provide customers with additional benefits in connection with the Internet system and network management solutions, including reduced communications costs, which could reduce the overall costs of their services relative to ours. We may not be able to offset the effects of any price reductions. In addition, we believe our market is likely to encounter consolidation in the near future, which could result in increased price and other competition.

Employees

   As of September 30, 1999, Exodus had 1,315 employees, including 316 employees in sales and marketing, 45 employees in product development, 766 employees in customer service, professional services and network engineering and 188 employees in finance and administration. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. The competition for personnel is intense, and there can be no assurance that we will be able to identify, attract and retain personnel in the future. None of our employees is represented by a labor union, and management believes that our employee relations are good. See "Risk Factors--We must manage growth effectively" and "Risk Factors--We depend on our key personnel".

Properties

   Our executive offices are located in Santa Clara, California and consist of approximately 150,000 square feet that are leased pursuant to an agreement that expires in 2008. We lease the facilities for our current Internet Data Centers in the following metropolitan areas and specific cities, which cover an aggregate of approximately 1,600,000 gross square feet and expire in the years indicated below:

                                                                        Lease
Metropolitan Area                                    City and State   Expiration
-----------------                                  ------------------ ----------
Silicon Valley.................................... Santa Clara, CA       2002
                                                   Santa Clara, CA       2008
                                                   Santa Clara, CA       2009
                                                   Santa Clara, CA       2009
New York.......................................... Jersey City, NJ       2007
                                                   Weehawken, NJ         2011
Seattle........................................... Seattle, WA           2007
                                                   Seattle, WA           2009
Los Angeles....................................... Irvine, CA            2007
                                                   El Segundo, CA        2009
Washington, D.C................................... Herndon, VA           2004
                                                   Sterling, VA          2009
Boston............................................ Waltham, MA           2011
                                                   Waltham, MA           2011
Chicago........................................... Oak Brook, IL         2010
London............................................ Park Royal, UK        2023
Austin............................................ Austin, TX            2011
Atlanta........................................... Lithia Springs, GA    2011
Tokyo............................................. Tokyo, Japan          2000

   Most of our leases provide for a renewal option upon the expiration of the initial term. We currently maintain sales offices in unutilized space in our Internet Data Centers. We intend to expand domestically and internationally.

Legal Proceedings

   We are not a party to any material legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

   The following table sets forth information regarding our executive officers and directors:

 Name                            Age                  Position
 ----                            ---                  --------
                                     Chief Executive Officer, President and
 Ellen M. Hancock...............  56 Director
                                     Executive Vice President, Chief Marketing
 Beverly Brown..................  55 Officer
                                     Executive Vice President, Finance and
 R. Marshall Case...............  41 Chief Financial Officer
 Herbert Dollahite..............  48 Executive Vice President, Customer
                                     Services and Support and Quality
 James J. McInerney.............  47 Executive Vice President, Engineering
 Sam S. Mohamad.................  40 Executive Vice President, Worldwide Sales
                                     Executive Vice President, Professional
 William R. Yeack...............  41 Services
 K.B. Chandrasekhar.............  39 Chairman of the Board of Directors
 Frederick W.W. Bolander(1)(2)..  38 Director
 John R. Dougery(2).............  59 Director
 Mark Dubovoy(3)(4).............  53 Director
 Max D. Hopper(1)(4)............  65 Director
 Peter A. Howley(1).............  59 Director
 Daniel C. Lynch(3).............  58 Director
 Thadeus J. Mocarski(3)(4)......  38 Director
 Naomi O. Seligman(2)...........  66 Director

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee
(3) Member of the Finance Committee
(4) Member of the Corporate Governance Committee

   Each director will hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Each officer serves at the discretion of the Board of Directors.

   Ellen M. Hancock has served as our President since March 1998 and our Chief Executive Officer since September 1998 and has been a director since April 1998. She also served as the acting Vice President, Marketing of Exodus from July 1998 to October 1998. From July 1996 to July 1997, she served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. From September 1995 to May 1996, Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation. From 1966 to February 1995, she served in various staff, managerial and executive positions at International Business Machines Corporation, most recently as Senior Vice President and Group Executive. Mrs. Hancock is also a director of Colgate-Palmolive Company and Aetna Inc. She holds a B.A. degree in mathematics from The College of New Rochelle and an M.A. degree in mathematics from Fordham University.

   Beverly Brown has served as our Executive Vice President, Chief Marketing Officer since October 1999. From June 1996 to October 1999, she served as President and Chief Executive Officer of DataMan Software, Inc. From February 1994 to May 1996, she served as an Executive Vice President for Praxis International, Inc., where she was responsible for sales, marketing, business development and professional services. From December 1992 to January 1994, Ms. Brown served as Vice President, Marketing for the INGRES business unit of The ASK Group. Ms. Brown is also a director of SEEC, Inc. She holds a B.S. degree in chemistry/biology from LadyCliff College.

   R. Marshall Case has served as our Executive Vice President, Finance and Chief Financial Officer since January 2000. From February 1998 until January 2000, he served as Executive Vice President and Chief Financial Officer of Auspex Systems, Inc. From September 1997 until February 1998, he served as Vice President Finance and Administration of Viking Freight Inc., a division of FDX. From November 1995 until September 1997, he served as Vice President Financial Planning and Analysis of Amdahl Corporation. Mr. Case previously served as Executive Vice President, Martin Marietta Overseas Corporation and held a variety of increasingly responsible financial management positions while at General Electric Corporation for 12 years. Mr. Case holds a B.S. in Accounting from the State University of New York.

   Herbert Dollahite has served as our Executive Vice President, Customer Services and Support and Quality since November 1998, and served as our Vice President, Quality from June 1998 to November 1998. From August 1994 to June 1998, he served as Senior Engineer/Scientist II, Senior Manager, Central Quality, Director, Integration Quality, and Senior Director, Global Quality Engineering of Apple Computer, Inc. Dr. Dollahite holds a B.S. degree in Engineering from Cornell University, an M.B.A. degree from University of Virginia and a Ph.D. degree in Computer Science from the University of Alabama-Huntsville.

   James J. McInerney has served as our Executive Vice President, Engineering since February 1999 and served as our Vice President, Engineering from October 1998 to February 1999. From November 1995 to October 1998, he served as Vice President of Software Engineering at Synopsys, Inc., a provider of software tools for electronic design automation. From 1974 to October 1995, Mr. McInerney served in various research, managerial and executive positions at International Business Machines Corporation, most recently as Director, Intelligent Communication Services. He holds B.S. and M.S. degrees in mathematics from Polytechnic University in New York.

   Sam S. Mohamad has served as our Executive Vice President, Worldwide Sales since December 1998 and as our Vice President, Worldwide Sales from February 1997 to December 1998. From March 1996 to January 1997, he served as Vice President of Sales and Marketing of Genuity, Inc., a provider of data center products and services. From 1987 to February 1996, Mr. Mohamad held various positions at Oracle Corporation, most recently as Vice President of Direct Sales and Marketing.

   William R. Yeack has served as our Executive Vice President, Professional Services since August 1999. Mr. Yeack has served as General Manager, North America and Corporate Vice President of Marketing for Synon, Inc. from 1996 to August 1999. From 1994 to 1996, Mr. Yeack was President of Tandem Services Company and Director of Tandem Computers. Mr. Yeack holds B.S.B.A. and M.B.A. degrees from Ohio State University.

   K.B. Chandrasekhar, a co-founder of Exodus, has served as our Chairman of the Board of Directors since Exodus' incorporation in California in February 1995, as President from the incorporation until March 1998 and as Chief Executive Officer from the incorporation until September 1998. He has been Chief Executive Officer of VitalTone, Inc. since 1999. From 1992 to May 1995, he served as President and a director of Fouress, Inc., a network software design and development firm and Exodus' predecessor, which he co-founded. Mr. Chandrasekhar holds a B.S. degree in physics from Madras University and a B.Tech. degree in electronics and communications from the Madras Institute of Technology.

   Frederick W. W. Bolander has served as a director of Exodus since October 1996. He has been a Managing Director of Gabriel Venture Partners, a venture capital firm he co-founded in April 1999. From October 1994 to December 1998 he was associated with Apex Investment Partners, a venture capital firm, where he held various capacities and retired as a general partner. From May 1993 to September 1993, he was a consultant to the African Communications Group, a venture capital and project management firm, and from September 1985 to September 1992, Mr. Bolander held the position of Manager for AT&T Corporation. Mr. Bolander is also a director of Concord Communications, Inc. Mr. Bolander holds B.S. and M.S. degrees in electrical engineering from the University of Michigan and an M.B.A. degree from Harvard University.

   John R. Dougery has served as a director of Exodus since February 1996. He has been President of Dougery Ventures, a venture capital firm, since January 1998. Prior to that time, he was a general partner of

Dougery & Wilder, a venture capital firm, from 1981 to December 1997. Mr. Dougery is also a director of Printronix, Inc. Mr. Dougery holds a B.A. degree in mathematics from the University of California, Berkeley and an M.B.A. degree from Stanford University.

   Mark Dubovoy has served as a director of Exodus since October 1996. He was a founder and has served as a general partner of LeapFrog Ventures since November 1999. He also has served as a general partner of Information Technology Ventures since September 1994. Prior to that time, he was a general partner of Grace/Horn Ventures from 1991 to August 1994. Mr. Dubovoy holds a B.S. degree in physics from the National University of Mexico and M.A. and Ph.D. degrees in physics from the University of California, Berkeley.

   Max D. Hopper has served as a director of Exodus since January 1998. Mr. Hopper has been the Chief Executive Officer of Max D. Hopper Associates, Inc., an IS management consulting firm, since January 1995. From 1985 to January 1995, he served in various positions at American Airlines, a subsidiary of AMR Corporation, most recently as Senior Vice President, Information Systems and Chairman of the SABRE Group. Mr. Hopper is also a director of Gartner Group, Inc., USData Corporation, Accrue Software, Inc., Metrocall, Inc., Payless Cashways, Inc. and United Stationers, Inc. From April 1995 to January 2000, he served as a director of VTEL Corporation. From October 1995 to January 2000, he served as a director of Worldtalk Corporation. He holds a B.S. degree in mathematics from the University of Houston.

   Peter A. Howley has served as a director of Exodus since September 1996. Since April 1999, Mr. Howley has served as the Chief Executive Officer of IPWireless, Inc. From May 1994 to April 1999, Mr. Howley was a private consultant. From 1985 until April 1994, he served as Chairman of the Board, Chief Executive Officer and President of Centex Telemanagement, Inc., a telecommunications management company, which was acquired. Mr. Howley is also a director of FaxSAV, Inc. and WorldPort Communications, Inc. Mr. Howley holds a B.I.E. degree and an M.B.A. degree from New York University.

   Daniel C. Lynch has served as director of Exodus since January 1998. Mr. Lynch has been the owner of Lynch Enterprises, a venture capital firm, since August 1993. From April 1994 to August 1996, he was a director of UUNet Technologies, Inc., an Internet service provider. From 1991 to August 1993, he was the Chairman of the Board of Interop, a conference and trade show company, which he founded and which is now a division of ZD Comdex Forums. Mr. Lynch is a director of Cybercash, Inc., which he founded, and Covad Communications Group. He holds a B.S. degree in mathematics from Loyola Marymount University and an M.A. degree in mathematics from the University of California, Los Angeles.

   Thadeus J. Mocarski has served as a director of Exodus since June 1997. Mr. Mocarski has been an officer of various entities affiliated with Fleet Equity Partners since January 1994. Prior to joining Fleet Equity Partners, Mr. Mocarski was an attorney with the law firm of Edwards & Angell from 1989 to January 1994. Mr. Mocarski holds a B.A. degree in economics and government from Colby College and a J.D. degree from the Washington College of Law.

   Naomi O. Seligman has served as a director of Exodus since July 1999. Ms. Seligman has been a senior partner of the Research Board since 1971. Ms. Seligman holds a B.A. degree in economics from Vassar College and an M.B.A. degree from the London School of Economics. Ms. Seligman is also a director of the Dun & Bradstreet Corporation, Chemdex Corporation, Martha Stewart Living Omnimedia, Inc., and Sun Microsystems, Inc.

                               OTHER INDEBTEDNESS

The 11 1/4% Senior Notes

   In July 1998 and July 1999, we issued an aggregate of $275.0 million of 11 1/4% Senior Notes pursuant to an indenture between us and Chase Manhattan Bank and Trust Company, National Association, as trustee. The 11 1/4% Senior Notes are unsecured obligations, and mature on July 1, 2008. Interest on the 11 1/4% Senior Notes accrues at the rate of 11 1/4% per annum, payable semi-annually on January 1 and July 1 of each year. We have placed in escrow enough cash to meet the requirement of the first four interest payments due on the 11 1/4% Senior Notes.

   The 11 1/4% Senior Notes will be redeemable at our option, in whole or in part, at any time or from time to time, on or after July 1, 2003 at the redemption prices set forth in the 11 1/4% Senior Notes indenture. In addition, at any time prior to July 1, 2001, we may redeem up to 35% of the aggregate principal amount of the 11 1/4% Senior Notes with the net proceeds of one or more sales of certain types of our stock at a redemption price of 111.25%, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the original principal amount of the 11 1/4% Senior Notes initially issued remain outstanding. Upon a Change of Control, as defined in the 11 1/4% Senior Notes indenture, we would be required to make an offer to purchase the 11 1/4% Senior Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any. The definition of Change of Control in the 11 1/4% Senior Note Indenture is substantially similar to the definition of Change of Control in the indenture governing our 10 3/4% Senior Notes.

   The debt evidenced by the 11 1/4% Senior Notes ranks equally in right of payment with all or our existing and future unsubordinated unsecured debt, including the 10 3/4% Senior Notes, and senior in right of payment to all of our existing and future subordinated debt, including the 4 3/4% Convertible Subordinated Notes and the 5% Convertible Subordinated Notes.

   The 11 1/4% Senior Notes indenture restricts, among other things, our ability to incur additional debt and the use of proceeds of such additional debt, pay dividends or make certain other restricted payments, incur certain liens to secure debt, or engage in merger transactions. There are significant "carve-outs" and exceptions to these covenants.

The 5% Convertible Subordinated Notes

   In March 1999, we issued $250.0 million of 5% Convertible Subordinated Notes due 2006 pursuant to an indenture between us and Chase Manhattan Bank and Trust Company, National Association, as trustee. The 5% Convertible Subordinated Notes are convertible into our common stock at a conversion rate of
87.5704 shares per $1,000 in principal amount of 5% Convertible Subordinated Notes. The 5% Convertible Subordinated Notes are unsecured obligations, and mature on March 15, 2006. Interest on the 5% Convertible Subordinated Notes accrues at the rate of 5% per annum, payable semi-annually on March 15 and September 15 of each year.

   The 5% Convertible Subordinated Notes will be redeemable at our option, in whole or in part, at any time or from time to time, on or after March 20, 2001, at the redemption prices set forth in the 5% Convertible Subordinated Notes indenture; provided, however, that the 5% Convertible Subordinated Notes will not be redeemable at our option on or after March 20, 2001 and before January 20, 2003 unless the last reported bid price for the Common Stock equals or exceeds 140% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days ending within five trading days of the call for redemption. Upon a Change of Control, as defined in the 5% Convertible Subordinated Notes indenture, we would be required to make an offer to purchase the 5% Convertible Subordinated Notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, if any. The definition of Change of Control in the 5% Convertible Subordinated Notes Indenture differs in a number of respects from the definition of Change of Control in the indenture governing our 10 3/4% Senior Notes.

   The debt evidenced by the 5% Convertible Subordinated Notes is subordinated in right of payment to all of our existing and future senior indebtedness including the 11 1/4% Senior Notes and the 10 3/4% Notes and ranks equally in right of payment to all of our existing and future subordinated debt. The indenture governing the 10 3/4% senior notes will provide that the 10 3/4% senior notes are "Designated Senior Indebtedness" as defined in the 5% Convertible Subordinated Notes Indenture. This designation provides certain additional rights to the holders of the 10 3/4% Senior Notes.

The 4 3/4% Convertible Subordinated Notes

   In December 1999, we issued $500.0 million of 4 3/4% Convertible Subordinated Notes pursuant to an indenture between us and Chase Manhattan Bank and Trust Company, National Association, as trustee. The 4 3/4% Convertible Subordinated Notes are convertible into our common stock at a conversion rate of 14.2034 shares per $1,000 in principal amount of 4 3/4% Convertible Subordinated Notes. The 4 3/4% Convertible Subordinated Notes are unsecured obligations, and mature on July 15, 2008. Interest on the 4 3/4% Convertible Subordinated Notes accrues at the rate of 4 3/4% per annum, payable semi-annually on January 15 and July 15 of each year, beginning July 15, 2000.

   The 4 3/4% Convertible Subordinated Notes will be redeemable at our option, in whole or in part, at any time or from time to time, on or after January 20, 2002, at the redemption prices set for in the 4 3/4% Convertible Subordinated Notes indenture; provided, however, that the 4 3/4% Convertible Subordinated Notes will not be redeemable at our option on or after January 20, 2002 and before January 15, 2004 unless the last reported bid price for the common stock equals or exceeds 140% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days ending within five trading days of the call for redemption. Upon a Change of Control, as defined in the 4 3/4% Convertible Subordinated Notes indenture, we would be required to make an offer to purchase the 4 3/4% Convertible Subordinated Notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, if any. The definition of Change of Control in the 4 3/4% Convertible Subordinated Notes indenture differs in a number of respects from the definition of Change of Control in the indenture governing the 10 3/4% Senior Notes.

   The debt evidenced by the 4 3/4% Convertible Subordinated Notes is subordinated in right of payment to all of our existing and future senior indebtedness including the 11 1/4% Senior Notes and the 10 3/4% Senior Notes and ranks equally in right of payment to all of our existing and future subordinated indebtedness, including the 5% Convertible Subordinated Notes. The indenture governing the 4 3/4% Convertible Subordinated Notes provides that the 10% Senior Notes are "Designated Senior Indebtedness" as defined in the 4 3/4% Convertible Notes indenture. This designation provides certain additional rights to the holders of the 10 3/4% Senior Notes.

                               THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

   The old notes were sold by us on December 8, 1999 to Goldman, Sachs & Co., Donaldson Lufkin & Jenrette Securities Corporation, BancBoston Robertson Stephens, Inc., PaineWebber Incorporated and Morgan Stanley & Co., Incorporated (the "Purchasers") pursuant to a purchase agreement dated December 2, 1999 between us and the Purchasers. As set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange any and all old notes that are properly tendered on or prior to the expiration date and not withdrawn as permitted below. The term "expiration date" means 5:00 p.m., New
York City time (10:00 p.m., London time) on March    , 2000; provided, however,
that if we extend the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which the exchange offer is extended.

   As of the date of this prospectus, $375.0 million aggregate principal amount of the old dollar notes and (Euro)125.0 million aggregate principal amount of the old euro notes are outstanding. This prospectus, together with the letters of transmittal, is first being sent on or about the date set forth on the cover page to all holders of old notes at the addresses set forth in the security register maintained by the trustee or other applicable registrar. Our obligation to accept old notes for exchange is subject to conditions as set forth under "--Conditions to the Exchange Offer" below.

   We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes, by mailing written notice of an extension to the holders of old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

   Old dollar notes tendered in the exchange offer must be $1,000 in principal amount or any integral multiple of $1,000, and old euro notes tendered in the exchange offer must be (Euro)1,000 in principal amount or any integral multiple of (Euro)1,000.

   We will mail written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. This notice will be mailed to the holders of record of the old notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of other event giving rise to the notice requirement.

Registration Covenant; Exchange Offer

   Under our registration rights agreement with the Purchasers, we have agreed to file with the Commission the exchange offer registration statement on the appropriate form under the securities Act with respect to the new notes. Upon the effectiveness of the exchange offer registration statement, we will offer to the holders of the old notes who are able to make required representations the opportunity to exchange their old notes for new notes. Alternatively, we will file with the Commission a shelf registration statement to cover resales of transfer restricted securities (as defined below) by the holders of old notes who satisfy specific conditions relating to the provision of information in connection with the shelf registration statement if:

  . we are not permitted to consummate the exchange offer because it is not permitted by applicable law or Commission policy; or

  . any holder of old notes notifies us prior to the 20th day following consummation of the exchange offer that:

    . it is prohibited by law or Commission policy from participating in the exchange offer;

    . it may not resell the old notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales; or

    . it is a broker-dealer and owns old notes acquired directly from us or one of our affiliates.

   We will use our best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

   "Transfer restricted securities" means each old note until the earliest of:

  . the date on which the old note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer;

  . following the exchange by a broker-dealer in the exchange offer of an old note for a new note, the date on which the new note is sold to a purchaser who received from the broker-dealer, on or prior to the date of the sale, a copy of the prospectus contained in the exchange offer registration statement;

  . the date on which the old note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

  . the date on which the old note is distributed to the public pursuant to Rule 144 under the Securities Act.

   The registration rights agreement provides that:

  . we will file and exchange offer registration statement with the Commission on or prior to 60 days after December 8, 1999, which is the date of the original issuance of the old notes;

  . we will use our best efforts to have the exchange offer registration statement declared effective by the Commission on or prior to 150 days after December 8, 1999;

  . unless the exchange offer would not be permitted by applicable law or Commission policy , we will commence the exchange offer and use our best efforts to issue, on or prior to 30 business days after the date on which the exchange offer registration statement was declared effective by the Commission, new notes in exchange for all old notes tendered in the exchange offer; and

  . if obligated to file the shelf registration statement, we will use our best efforts to file the shelf registration statement with the Commission on or prior to 45 days after the filing obligations arises, but in no event less than 60 days after December 8, 1999, and to cause the shelf registration to be declared effective by the Commission on or prior to 90 days after this obligation arises, but in no event less than 150 days after December 8, 1999.

   If a registration default (as defined below) occurs, we will pay liquidated damages to each holder of transfer restricted securities, with respect to the first 90-day period immediately following the occurrence of the first registration default in and amount equal to $0.05 per week the registration default continues per $1,000 principal amount of transfer restricted securities held by the holder. The amount of the liquidated damages will increase by an additional $0.05 per week that the registration default continues per $1,000 principal amount of transfer restricted securities with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $0.25 per week per $1,000 principal amount of transfer restricted securities. On each interest payment date we will pay all accrued liquidated damages to the holders of the old notes by wire transfer of immediately available funds or by federal funds check and to holders of certificated securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no accounts have been specified. Following the cure of all registration defaults, accrual of liquidated damages will cease.

   A "registration default" means the occurrence of one of the following events:

  . we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for the filing;

  . any of the registration statements is not declared effective by the Commission on or prior to the date specified for the effectiveness;

  . we fail to completed the exchange offer within 30 business days of the date of effectiveness of the exchange offer registration statement; or

  . the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales (except in specified circumstances) of transfer restricted securities during the period specified in the registration rights agreement.

   This summary of the provisions of the registration rights agreement is not complete and is subject to, and is qualified by reference to, all provisions of the registration rights agreement. A copy of this agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Interest on Exchange Notes

   Each new note will bear interest from the most recent date to which interest has been paid or duly provided for on the old note surrendered in exchange for a new note, or, if no interest has been paid or duly provided for on the old note, from December 8, 1999, the date of issuance of the old note. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on the old notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on the old notes prior to the original issue date of the new notes, or, if no interest has been paid or duly provided for, will not receive any accrued interest on the old notes. These holders will be deemed to have waived the right to receive any interest on the old notes accrued from and after that interest payment date, or, if no interest has been paid or fully provided for, from and after December 8, 1999. Interest on the notes is payable semi-annually in arrears on each June 15 and December 15.

Procedures for Tendering Old Notes

   To tender in the exchange offer, a holder must complete, sign and date the applicable letter of transmittal, or a facsimile of the applicable letter of transmittal, have the signatures guaranteed if required by the applicable letter of transmittal, and mail or otherwise deliver the applicable letter of transmittal or a facsimile, together with the old notes and any other required documents, to the applicable exchange agent. The applicable exchange agent must receive these documents at the address set forth below prior to 5:00 p.m., New York City time (10:00 p.m., London time) on the expiration date. Delivery of the old notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of book-entry transfers must be received by the applicable exchange agent prior to the expiration date.

   By executing a letter of transmittal, each holder will make to use the representations set forth below in the fourth paragraph under the heading "-- Resale of New Notes."

   The tender by a holder and the acceptance by us will constitute an agreement between the holder and us in accordance with the terms subject to the conditions set forth in this prospectus and in the applicable letter of transmittal.

   The method of delivery of old notes and the applicable letter of transmittal and all other required documents to the applicable exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the applicable exchange agent before the expiration date. No letter of transmittal or notes should be sent to us. Holders may request their brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

   Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the old notes tendered:

  . are signed by the registered holder, unless the holder has completed the box entitled "special exchange instructions" or "special delivery instructions" on the applicable letter of transmittal; or

  .  are tendered for the account of an eligible institution.

   In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "eligible institution").

   If a letter of transmittal is signed by a person other than the registered holder of any old notes listed on the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder s the registered holder's name appears on the old notes, with the signature guaranteed by an eligible institution.

   If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other acting in a fiduciary or representative capacity, the persons should so indicate when signing. Unless waived by us, evidenced satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

   All questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all old notes that are not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letters of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time period we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, non of Exodus, the exchange agents or any other person will incur any liability for failure to give this notification. Tenders of old notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the applicable exchange agent to the tendering holders, unless otherwise provided in applicable letter of transmittal, as soon as practicable following the expiration date.

 Book-Entry Delivery Procedures

   Promptly after the date of this prospectus, the exchange agent for the old dollar notes will establish accounts with respect to the old dollar notes at DTC, and the exchange agent for the old euro notes will establish accounts with respect to the old euro notes at each of Euroclear and Cedelbank (DTC, Euroclear and Cedelbank are collectively referred to as the "book-entry transfer facilities" and, individually as a "book-entry transfer facility") for purposes of the exchange offer. Any financial institution that is a participant in the applicable book-entry transfer facility's systems may make book-entry delivery of the old notes by causing the applicable book-entry transfer facility to transfer old notes into the applicable exchange agent's account at the book-entry transfer facility in accordance with the book-entry transfer facility's procedures for transfers. Timely book-entry delivery of old notes pursuant to the exchange offer, however, requires receipt of a book-entry confirmation prior to the expiration date. In addition, to receive new notes for tendered old notes, the applicable letter of transmittal, or a mutually signed facsimile, together with any required signature guarantees and any other required documents, or an agent's message in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the applicable exchange agent at its address set forth under "--Exchange Agent" below prior to the expiration date. Alternatively, the guaranteed delivery procedures described below must be complied with. Tender will not be considered made until the documents are received by the applicable exchange agent. Delivery of documents to any of the book-entry transfer facilities does not constitute delivery to the exchange agent.

 Tender of Existing Notes Held Through Book-Entry Transfer Facilities

   The exchange agents and each of the book-entry transfer facilities have confirmed that the exchange offer is eligible for each of the book-entry transfer facility's Automated Tender Offer Program, or ATOP. Accordingly, participants in the applicable book-entry transfer facility's ATOP may, in lieu of physically completing and signing the applicable letter of transmittal and delivering it to the applicable exchange agent, electronically transmit their acceptance of the exchange offer by causing the book-entry transfer facility to transfer old notes to the applicable exchange agent in accordance with the book-entry transfer facility's ATOP procedures for transfer. The book-entry transfer facility will then send an agent's message to the applicable exchange agent.

   The term "agent's message" means a message transmitted by a book-entry transfer facility, received by exchange agent and forming party of the book-entry confirmation, which states that:

  . the book-entry transfer facility has received an expressed acknowledgement from a participant in its ATOP that is tendering old notes which are the subject of the book-entry conformation;

  . the participant has received and agrees to be bound by the terms of the applicable letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  .  we may enforce the agreement against the participant.

 Guaranteed Delivery Procedure

   Holders who wish to tender their old notes and (1) whose old notes are not immediately available, (2) who cannot deliver their old notes, the applicable letter of transmittal or any other required documents to the applicable exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

  .  the tender is made through an eligible institution;

  . prior to the expiration date, the applicable agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery;

    .  setting forth the name and address of the holder;

    . setting forth the certificate number(s) of the old notes and the principal amount of old notes tendered, stating that the tender is being made; and

    . guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the applicable letter of transmittal or facsimile together with the certificate(s) representing the old notes or a book-entry confirmation of the old notes into the applicable exchange agent's account at the applicable book-entry transfer facility and any other documents required by the applicable letter of transmittal, will be deposited by the eligible institution with the applicable exchange agent; and

  . a properly completed and executed letter of transmittal for facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation transfer of the old notes into the applicable exchange agent's account at the applicable book-entry transfer facility and all other documents required by the applicable letter of transmittal, are received by the applicable exchange agent within New York Stock Exchange trading days after the expiration date.

   Upon request to the applicable exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawals of Tenders

   Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time (10:00 p.m., London time), on the expiration date.

   To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the applicable exchange agent at the address set forth below prior to 5:00 p.m., New York City time (10:00 p.m., London time), on the expiration date. Any notice of withdrawal must:

  . specify the name of the person having deposited the old notes to be withdrawn (the "depositor");

  . identify the old notes to be withdrawn, including the certificates number(s) and principal amount of the old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the applicable book-entry transfer facility to be credited;

  . be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee or other applicable registrar register transfer of the old notes into the name of the person withdrawing the tender; and

  . specify the name in which any of the old notes are to be registered, if different from that of the depositor.

   All questions as to the validity, form and eligibility, including time or receipt, of the notices will be determined by us. Our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued in exchange unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to their holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering Old Notes" at any time prior to the expiration date.

Conditions to the Exchange Offer

   Notwithstanding any other terms of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes, and may terminate the exchange offer before the acceptance of the old notes if, in our sole judgment, the exchange offer would violate any law, statute, rule or regulation or an interpretation thereof of the Staff of the Commission. If we determine in our sole discretion that this condition is not satisfied, we may:

  . refuse to accept any old notes and return all tendered old notes to the tendering holders;

  . extend the exchange offer and retain all old notes tendered prior to the expiration date, subject, however, to the rights of holders to withdraw the old notes (see "--Withdrawals of Tender"); or

  . waive the unsatisfied conditions with respect to the exchange offer and accept all validly tendered old notes which have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that five to ten business-day period.

Exchange Agent

   Chase Manhattan Bank & Trust Company, National Association has been appointed as the exchange agent for the exchange offer of the old dollar notes. Chase Manhattan Bank London has been appointed as the exchange agent for the exchange offer of the euro notes. All executed letters of transmittal should be directed to the applicable exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the applicable exchange agent, addressed as follows:

   If to the Chase Manhattan Bank & Trust Company, National Association:

   By mail or by hand:

   Chase Manhattan Bank & Trust Company, National Association, Exchange Agent Suite 2725
   101 California Street
   San Francisco, California 94111

   By Facsimile:
   (415) 693-8850

   Confirm Facsimile by Telephone:
   (415) 954-9581

   If to Chase Manhattan Bank London:

   By mail or by hand:

  Chase Manhattan Bank London
  Trinity Tower
  9 Thomas More Street
  London, E1 9YT, UK

   Delivery of a letter of transmittal to an address other than that for the applicable exchange agent as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of a letter of transmittal.

Fees and Expenses

   We will not make any payment to brokers, dealers or other soliciting acceptances of the exchange offer.

Transfer Taxes

   Holders who tender their old notes for exchange generally will not be obligated to pay any transfer tax in connection with the exchange. However, holders who instruct us to register new notes in the name of a person other than the registered tendering holders, or request that old notes not tendered or not accepted in the exchange offer be returned to a person other than the registered tendering holder, will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

   The new notes will be recorded at the same carrying value as the old notes. This is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

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

Appraisal Rights

   Holders of old notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Resale of New Notes

   The new notes are being offered to satisfy our obligations contained in the registration rights agreement. We are making the exchange offer in reliance on the position of the Staff of the Commission as set forth in the Exxon Capital No-Action Letter, the Morgan Stanley No-Action Letter, the Shearman & Sterling No-Action Letter, and other interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter addressing these matters and there can be no assurance that the Staff would make a similar determination with respect to the exchange offer as it has in those interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, we believe that new notes issued pursuant to this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by holders, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

  . the new notes are acquired in the ordinary course of the holder's business; and

  . the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution within the meaning of the Securities Act of the new notes.

   However, any holder who:

  . is an "affiliate" of us, within the meaning of Rule 405 under the Securities Act;

  .  does not acquire new notes in the ordinary course of its business;

  . intends to participate in the exchange offer for the purpose of distributing new notes; or

  .  is a broker-dealer who purchased old notes directly from us,

will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters; will not be permitted or entitled to tender old notes in the exchange offer; and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old notes unless the sale is made pursuant to an exemption from those requirements.

   In addition, as described below, if any broker-dealer holds old notes acquired for its own account as a result of market-making or other trading activities and exchanges the old notes for new notes (a "participating broker-dealer"), the participating broker-dealer may be deemed to be a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of new notes. See "Plan of Distribution."

   Each holder who wishes to exchange old notes for new notes in the exchange offer will be required to represent that:

  .  it is not an affiliate of us;

  . any new notes to be received by it are being acquired in the ordinary course of its business; and

  . it has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of new notes.

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must:

  . acknowledge that it acquired the old notes for its own account as a result of market-making activities or other trading activities, and not directly from us, and

  . must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes.

   The letters of transmittal state that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, we believe that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes received upon exchange of old notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of new notes. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with the resales of new notes received in exchange for old notes where the old notes were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities.

   Subject to provisions set forth in the registration rights agreement, we shall use our best efforts to:

  . keep the exchange offer registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of new notes by participating broker-dealers; and

  . ensure that the exchange offer registration statement conforms with the requirements of the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending upon the earlier of 180 days after the exchange offer has been completed or at the time the participating broker-dealers no longer own any transfer restricted securities. See "Plan of Distribution."

   Any participating broker-dealer who is an affiliate of us may not rely on the interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each participating broker-dealer who surrenders old notes pursuant to the exchange offer will be deemed to have agreed, by execution of a letter of transmittal, that, upon receipt of notice from us of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of other events specified in the registration rights agreement, the participating broker-dealer will suspend the sale of new notes pursuant to this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the participating broker-dealer or we have given notice that the sale of the new notes may be resumed, as the case may be.

Consequences of Failure to Exchange Old Notes

   Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of old notes outstanding. Following the consummation of the exchange offer, holders who did not tender their old notes generally will not have any further registration rights under the registration rights agreement, and these old notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the old notes could be adversely affected. The old dollar notes are currently eligible for sale under Rule 144A through the Portal Market and the old euro notes are in the process of being listed on the Luxembourg Stock Exchange. Application is expected to be made for listing the new euro notes on the Luxembourg Stock Exchange. We cannot assure you that we will be successful in these listings or of when the listings will be complete. Because we anticipate that most holders will elect to exchange their old notes for new notes due to the absence of most restrictions on the resale of new notes, anticipate that the liquidity of the market for any old notes remaining outstanding after the exchange offer may be substantially limited.

   As a result of the making of the exchange offer, we will have fulfilled our obligations under the registration rights agreement, and holders who do not tender their old notes generally will not have any further registration rights or rights to receive liquidated damages specified in the registration rights agreement for our failure to register the new notes.

   The old notes that are not exchanged for new notes will remain restricted securities. Accordingly, the old notes may be resold only:

  .  to Exodus or one of its subsidiaries;

  .  to a qualified institutional buyer;

  .  to an institutional accredited investor;

  . to a party outside the United States under Regulation S under the Securities Act;

  . under an exemption from registration provided by Rule 144 under the Securities Act; or

  .  under an effective registration statement.

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

                              DESCRIPTION OF NOTES

General

   The old notes were and the new notes will be issued under an indenture dated December 1, 1999 between us and Chase Manhattan Bank and Trust Company, National Association, as trustee. The term "notes" refers to the old notes and the new notes. The statements under this caption relating to the notes and the indenture are summaries and are not intended to be complete. In addition, they are subject to, and are qualified by the actual provisions of the indenture. The indenture is by its terms subject to and governed by the Trust Indenture Act of 1939. If we make reference to particular provisions of the indenture or to defined terms not defined in this prospectus, the provisions or defined terms are incorporated by reference to this prospectus. You may obtain copies of the indenture and the registration rights agreement referred to below are available for review at the corporate office of the trustee or from us upon request.

   The notes are our senior unsecured obligations and:

  . rank equally in right of payment with our existing and future senior unsecured debt, including $275.0 million in principal amount of our 11 1/4% Senior Notes due 2008;

  . are senior in right of payment to our existing and future subordinated debt, including $250.0 million principal amount of our 5% Convertible Subordinated Notes due March 15, 2006 and $500.0 million principal amount of our 4 3/4% Convertible Subordinated Notes due July 15, 2008; and

  . are effectively subordinated to our secured indebtedness to the extent of the value of the assets securing the indebtedness; and to any liabilities of our subsidiaries.

   Any right we have to receive assets of our subsidiaries upon their liquidation or reorganization will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinate to any security in the assets of the subsidiary and any debt of the subsidiary senior to that held by us. See "Risk Factors--The notes are effectively subordinated to our secured indebtedness and the liabilities of our subsidiaries."

   Assuming that we had completed the offering of the old notes and $500.0 million principal amount of our 4 3/4% Convertible Subordinated Notes due July 15, 2008 as of September 30, 1999, we would have

  . approximately $275.0 million of debt outstanding which ranks equally in right of payment with the notes;

  . approximately $750.0 million of debt outstanding which is subordinate in right of payment to the notes; and

  . approximately $79.1 million of outstanding secured debt and liabilities of our subsidiaries, including trade payables, which effectively rank senior to the notes.

   The indenture limits our ability and the ability of our subsidiaries to incur additional indebtedness. However, these limitations are subject to a number of exceptions, and we and our subsidiaries may incur significant additional indebtedness in the future, including indebtedness to which the holders of the notes would be effectively subordinated.

   Under various circumstances, we will be able to designate current or future subsidiaries as Unrestricted Subsidiaries, which will not be subject to many of the restrictive covenants discussed in the indenture.

   The notes are not entitled to any security and are not entitled to the benefit of any guarantees except under the circumstances described under "-- Covenants--Limitation on Guarantees of Issuer Debt by Restricted Subsidiaries."

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

   The euro notes and the dollar notes will generally be treated for purposes of the indenture as a single series of securities ranking equally with each other. Various actions taken on a "pro rata" basis under the indenture will be taken in the manner described below.

   The aggregate principal amount, or any portion thereof, of the notes, at any date of determination, shall be the sum of (1) the U.S. Dollar Equivalent at such date of determination, of the principal amount, or portion thereof, as the case may be, of the euro notes and (2) the principal amount, or portion thereof, as the case may be, of the dollar notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of the notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date, of notes the holders of which have so consented by (b) the aggregate principal amount, as of such date, of the notes then outstanding, in each case, as determined in accordance with the preceding sentence.

Principal, Interest and Maturity

   The notes will mature on December 15, 2009. The dollar notes will be limited to $375.0 million (together with $100.0 million of Additional Notes) and the euro notes will be limited to (Euro)125.0 million. However, we may issue an additional $100.0 million of dollar notes and (Euro)100.0 million of euro notes (above and beyond the $100.0 million of Additional Notes) under the indenture under specific circumstances. Each note bears interest at 10 3/4% per annum from December 8, 1999 or from the most recent interest payment date to which interest has been paid, payable semiannually on June 15 and December 15 of each year, commencing June 15, 2000. We will make each interest payment to the person in whose name the note, or any predecessor note, is registered at the close of business on the June 1 and December 1 immediately preceding the interest payment date. Interest is computed on the basis of a 360-day year of 12 30-day months.

   We have agreed to file and cause to become effective a registration statement relating to an exchange offer for the old notes, or, in lieu thereof, to file and cause to become effective a resale shelf registration for the old notes. If the exchange offer or shelf registration statement is not filed or is not declared effective, or if the exchange offer is not consummated, within the time periods set forth in the registration rights agreement, special interest will accrue and be payable on the old notes. See "Registration Covenant; Exchange Offer" above.

   Principal, premium, if any, interest and liquidated damages, if any, on the dollar notes will be payable in U.S. dollars, and the dollar notes may be presented for registration of transfer and exchange, at the office or agency of the exchange agent maintained for that purpose in the Borough of Manhattan, The City of New York. Principal, premium, if any, interest and liquidated damages, if any, on the euro notes will be payable in euros, and the euro notes may be presented for registration of transfer and exchange, at the office or agency of the registrar or exchange agent maintained for that purpose in Luxembourg or London, as the case may be. However, at our option, payment of interest on the notes may be made by check mailed to the address of the person entitled thereto as it appears in the Note Register.

   You will not pay a service charge for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any related tax or other governmental charge.

Issuance of Additional Notes

   We will have the right to issue dollar denominated Additional Notes on or prior to December 8, 2000, in an aggregate principal amount not to exceed $100.0 million, upon written notice to the trustee.

Form, Denomination, Book-Entry Procedures and Transfer

   The old notes were initially issued in the form of global notes. The global notes and any notes issued in exchange thereof, including beneficial interests in the restricted global notes, are subject to certain restrictions on transfer set forth therein and in the indenture. Euro notes sold to qualified institutional buyers pursuant to Rule 144A of the Securities Act were initially represented by one global note (the "Euro U.S. Global Note") and euro notes sold outside the United States pursuant to Regulation S under the Securities Act were initially represented by one global note (the "Euro International Global Note" and, together with the Euro U.S. Global Note, the "Euro Global Notes"). We deposited Euro International Global Notes with a common depositary for Euroclear and Cedelbank, or its nominee and the Euro U.S. Global Note with a depositary for Euroclear. Investors may hold their interests in the Euro International Global Notes directly through Euroclear or Cedelbank or indirectly through organizations which are participants in Euroclear or Cedelbank and the Euro U.S. Global Note through Euroclear or indirectly through organizations which are participants in Euroclear.

   Dollar notes sold to qualified institutional buyers pursuant to Rule 144A of the Securities Act were initially represented by one or more global notes (the "Dollar U.S. Global Note") and dollar notes sold outside the United States pursuant to Regulation S under the Securities Act were initially represented by one or more global notes (the "Dollar International Global Note" and, together with the Dollar U.S. Global Note, the "Dollar Global Notes"). The Dollar Global Notes were deposited with the trustee as custodian for DTC (together with Euroclear and Cedelbank, the "Depositaries") and registered in the name of Cede & Co., as nominee of DTC. Prior to January 17, 2000, interests in the Dollar International Global Notes could be held only through Euroclear and Cedelbank. Investor may hold their interests in the Dollar International Global Notes directly through Euroclear or Cedelbank, or indirectly through organizations which are participants in such systems. Euroclear and Cedelbank hold interests in the Dollar International Global Note in their respective names on the books of DTC on behalf of their participants. Beginning January 17, 2000, ownership interests in the Dollar International Global Notes could also be held through organizations other than Cedelbank or Euroclear that are participants in DTC. Dollar Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants.

   Book-entry interests in the dollar notes are held by DTC (the "Dollar Book-Entry Interests") and book-entry interests in the euro notes are held by Euroclear or Cedelbank in the case of euro notes sold outside of the U.S. in reliance on Regulation S and Euroclear in the case of euro notes sold within the U.S. to qualified institutional buyers (the "Euro Book-Entry Interests" and, collectively with the Dollar Book-Entry Interests, the "Book-Entry Interests"). Book-Entry Interests are not held in definitive from. Instead, DTC, Euroclear and/or Cedelbank credit on their respective book-entry registration and transfer systems a participant's account with the interest beneficially owned by such participant. The laws of some jurisdictions, including some states of the United States, may require that purchasers of securities take physical delivery of securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge Book-Entry Interests. While the notes are in global form, holders of Book-Entry Interests will not be considered the owners or "holders" of notes for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee under the indenture.

   Owners of Book-Entry Interests may receive notes in definitive registered form ("Definitive Registered Notes") in specified circumstances described in the indenture.

   In such an event, the registrars for the notes will issue notes in definitive registered form ("Definitive Registered Notes"), registered in the name or names and issued in any approved denominations, requested by or on behalf of DTC, Euroclear and/or Cedelbank, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests) and will bear the restrictive legend currently set forth on the Dollar Global Notes and the Euro Global Notes, unless that legend is not required by the indenture or applicable law. Principal of, premium, if any, and interest on any Definitive Registered Notes will be payable at the corporate trust office or agency of the relevant paying agent maintained in New York City, London or Luxembourg for such purpose.

   If Definitive Registered Notes are issued and these euro notes are listed on the Luxembourg Stock Exchange, transfers of euro notes will have to be cleared through a clearing system or a method approved by the rules and regulations of the Luxembourg Stock Exchange in order to continue to be listed on the Luxembourg Stock Exchange.

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

   To the extent permitted by law, we, the trustee and the registrars shall be entitled to treat the registered holder of any note as the absolute owner thereof.

   Holders of the Book-Entry Interests may incur fees normally payable in respect of the maintenance and operation of accounts in DTC, Euroclear and/or Cedelbank.

   Neither we, the trustee nor any registrar of notes, will have any responsibility or liability for any aspect of the records relating to or payments made on account of Book-Entry Interests or for maintaining, supervising or reviewing any records of DTC, Euroclear or Cedelbank relating to the notes.

   The global notes may be transferred only to a successor to the relevant Depositary.

   Book-Entry Interests in the notes will be subject to certain restrictions on transfer and certification requirements.

   All transfer of Book-Entry Interests between participants in DTC, participants in Euroclear or participants in Cedelbank will be effected by DTC, Euroclear or Cedelbank pursuant to customary procedures and subject to the applicable rules and procedures established by DTC, Euroclear or Cedelbank and their respective participants.

   Subject to the foregoing, a Book-Entry Interest in one of the global notes may be transferred to a person who takes delivery thereof in the form of a Book-Entry Interest in another of the global notes of the same currency by means of an instruction originated through DTC, Euroclear or Cedelbank, as applicable. Any Book-Entry Interest that is so transferred will, upon transfer, cease to be a Book-Entry Interest in the first-mentioned global note and become a Book-Entry Interest in the other global note and will thereafter be subject to all transfer restrictions, if any and other procedures applicable to Book-Entry Interests in such other global note for as long as it remains such a Book-Entry Interest. In connection with the transfer, appropriate adjustments will be made to reflect a decrease in the principal amount at maturity of the first-mentioned global note and a corresponding increase in the principal amount at maturity of the other global note, as applicable. The indenture contains limits on the ability of holders to transfer interests from Dollar U.S. Global Notes to Dollar International Global Notes and from Euro U.S. Global Notes to Euro International Global Notes.

   Euro notes issued as Definitive Registered Notes may be transferred, upon surrender for registration of transfer of such note at the office or agency maintained for such purpose in New York City, London or Luxembourg, in whole or in part, in denominations of (Euro)1,000 in principal amount or integral multiples of (Euro)1,000 and dollar notes issued as Definitive Registered Notes may be transferred, upon surrender for registration of transfer of such note at the office or agency maintained for such purpose in New York City, in whole or in part, in denominations of $1,000 in principal amount or integral multiples of $1,000.

Optional Redemption

   Except as described below, the notes will not be redeemable at our option prior to December 15, 2004.

   The notes are subject to redemption, at our option, in whole or in part, at any time on or after December 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' notice. The notice must be mailed to each holder of notes to be redeemed at each holder's address appearing in the Note Register. The dollar notes are redeemable in amounts of $1,000 or an integral multiple of $1,000 and the euro notes are redeemable in amounts of (Euro)1,000 or an integral multiple of (Euro)1,000, as the case may be. Redemption would be made at the following prices, expressed as percentages of the principal amount if redeemed during the 12-month period beginning December 15 of the years indicated below. Holders will also receive accrued and unpaid interest and liquidated damages, if any, to but excluding the redemption date, subject to the right of holders of record on the immediately preceding record date to receive interest due on an interest payment date that is on or prior to the redemption date.

                                                                      Redemption
   Year                                                                 Price
   ----                                                               ----------
   2004..............................................................  105.375%
   2005..............................................................  103.583%
   2006..............................................................  101.792%
   2007 and thereafter...............................................  100.000%

   In addition, at any time prior to December 15, 2002, we may redeem up to 35% of the aggregate outstanding principal amount of the dollar notes and up to 35% of the aggregate outstanding principal amount of the euro notes with the Net Cash Proceeds of one or more sales of Capital Stock, other than Disqualified Stock, at a redemption price equal to 110.75% of the aggregate principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. However, at least 65% of the original principal amount of the dollar notes and 65% of the original principal amount of the euro notes must remain outstanding immediately following the redemption. In order to effect the redemption, we must mail a notice of redemption no later than 45 days after the related sale of Capital Stock and must consummate the redemption within 60 days of the closing of the sale of Capital Stock.

   If less than all the notes are to be redeemed, selection of notes for redemption will be made by the trustee, in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not so listed, on a pro rata basis, by lot or in a manner as it shall deem fair and appropriate. However, after the redemption in part, all notes must be in amounts of $1,000 or integral multiples of $1,000 or amounts of (Euro)1,000 or integral multiples of (Euro)1,000, as applicable. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to the note must state the portion of the principal amount of the note to be redeemed. A note in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption and, unless we default in the payment of the redemption price, notes or portions of them called for redemption will no longer be deemed outstanding.

   To the extent that the euro notes may be listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, we will, once in each year in which there has been a partial redemption of any of the euro notes, cause to be published in a leading daily newspaper of general circulation in Luxembourg (which is expected to be the Luxembourger Wort) a notice specifying the aggregate principal amount of euro notes outstanding and a list of the euro notes drawn for redemption but not surrendered.

Sinking Fund

   The notes are not entitled to the benefit of any sinking fund.

Repurchase at the Option of Holders

 Change of Control

   If a Change of Control occurs at any time, then each holder of notes has the right to require that we purchase the holder's notes at a purchase price in cash, in an amount equal to 101% of the principal amount of the notes or portion of the notes, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. The holders may require that we purchase their notes in whole or in part in integral multiples of $1,000 or (Euro)1,000, as the case may be. Any purchase would be made pursuant to the Offer to Purchase and in accordance with the other procedures set forth in the indenture. Within 30 days following the Change of Control, we will mail an Offer to Purchase to each holder describing the transaction or transactions that constitute the Change of Control and offering to purchase notes on the date specified. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent these laws and regulations are applicable in connection with the purchase of the notes under the Offer to Purchase.

   In the event a Change of Control occurs at a time when we are prohibited from purchasing the notes, due to provisions of other debt agreements or otherwise, we could seek the consent of our lenders to the purchase of notes or could attempt to refinance the borrowings that contain this prohibition. If we do not obtain a consent or repay borrowings, we will remain prohibited from purchasing notes. In this case, our failure to purchase tendered notes would constitute an Event of Default under the indenture, which could, in turn, constitute a default under the terms of other debt agreements. See "Risk Factors--We may not be able to effect repurchase of the notes upon a Change of Control in accordance with the terms of the indenture."

   The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

   We will not be required to make an Offer to Purchase upon a Change of Control if a third party:

  . makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to the Offer to Purchase; and

  . purchases all notes validly tendered and not withdrawn under the Offer to Purchase.

   The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets and the assets of our subsidiaries taken as a whole. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

Covenants

   The indenture contains the following covenants:

 Limitation on Debt

   We will not, and will not permit any of our Restricted Subsidiaries to, Incur any Debt, other than the notes and Debt existing on the original issuance date of the notes; provided that we may Incur Debt if, after giving effect to the Incurrence of Debt and the receipt and application of the proceeds, the Consolidated Debt to EBITDA Ratio would be greater than zero and less than 6:1.

   However, the following Debt may be Incurred, each item to be given independent effect:

  (1) Permitted Senior Bank Debt;

  (2) Debt owed:

    .  to us evidenced by a promissory note; or

    . to any Restricted Subsidiary; provided that any event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of Debt, other than to us or another Restricted Subsidiary, is deemed, in each case, to constitute the Incurrence of Debt not permitted by this clause (2);

  (3) Debt or the Debt of any Restricted Subsidiary:

    . in respect of performance, surety or appeal bonds or letters of credit in the ordinary course of business;

    .  under Permitted Interest Rate or Currency Protection Agreements; or

    . arising under, or arising from, agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any of our obligations Incurred in connection with the disposition of any business, assets or Restricted Subsidiary other than Guarantees of Debt Incurred by any person acquiring all or any portion of the business, assets or Restricted Subsidiary for the purpose of financing an acquisition, in a principal amount not to exceed the gross proceeds actually received by us or any Restricted Subsidiary in connection with the disposition;

  (4) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of (each a "refinancing"):

    .  the notes;

    . Debt incurred pursuant to clauses (3), (5), (6), (7) and (9) of this paragraph and this clause (4), in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced, together with any accrued interest and any premium and other payment required to be made with respect to the Debt being refinanced or refunded, and any fees, costs, expenses, underwriting discounts or commissions and other payments paid or payable with respect to the Debt incurred pursuant to this clause (4); provided, however, that:

      . Debt, the proceeds of which are used to refinance the notes, or Debt which is equal with or subordinate in right of payment to the notes, shall only be permitted if (x) in the case of any refinancing of the notes or Debt which is equal to the notes, the refinancing Debt is Incurred by us and made equal to the notes or subordinated to the notes, and (y) in the case of any refinancing of Debt which is subordinated to the notes, the refinancing Debt is Incurred by us and is subordinated to the notes in a manner that is at least as favorable to the holders as that of the Debt refinanced;

      . the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which Debt is issued, does not have a final maturity prior to the final maturity of the Debt being refinanced and has an Average Life longer than the Average Life of the Debt being refinanced; and

      . in the case of any refinancing of Debt Incurred by us, the refinancing of Debt may be Incurred only by us, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing of Debt may be Incurred only by the Restricted Subsidiary or by us;

  (5) Acquisition Debt or Acquisition Debt of any Restricted Subsidiary;

  (6) the new notes issued in the exchange offer and Additional Notes issued under the indenture;

  (7) Debt not to exceed, at any time outstanding, two times the Net Cash Proceeds received by us after the original issue date of the notes from the issuance and sale of our Capital Stock, other than

     Disqualified Stock, to a person that is not our Subsidiary, to the extent that Net Cash Proceeds have not been used pursuant to the third clause of clause (4) of the first paragraph or clauses (3), (4) or (6) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment; provided that the Debt does not have a final maturity prior to the final maturity of the notes and has an Average Life longer than the Average Life of the notes;

  (8) Existing Debt;

  (9) Debt or the Debt of any Restricted Subsidiary Incurred to finance the purchase or other acquisition of any property, inventory, asset or business directly or indirectly, by us or any Restricted Subsidiary used in, or to be used in, the System and Network Management Business;

  (10) Subordinated Debt not to exceed $300.0 million in principal outstanding at any time; provided that the calculation of the principal amount of Subordinated Debt excludes the principal amount of our 4 3/4% Convertible Subordinated Notes; and

  (11) our other Debt or other Debt of any Restricted Subsidiary not to exceed $50.0 million at any one time outstanding.

   For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, or is permitted in part under the first paragraph of this covenant and in part under one or more of the above clauses, we, in our sole discretion, shall classify, and from time to time may reclassify, the item of Debt.

   For purposes of determining any particular amount of Debt under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of the particular amount will not be included.

 Limitation on Our Guarantees of Our Debt by Restricted Subsidiaries

   We may not permit any Restricted Subsidiary, directly or indirectly, to Guarantee, assume or in any other manner become liable for the payment of any of our Debt, other than our Debt:

  . Incurred pursuant to clauses (1), (3), (5), (9) or (11) of the second paragraph of "Limitation on Debt;" or

  . refinanced pursuant to clause (4) of the second paragraph of "Limitation on Debt" of Debt originally incurred under clause (3), (5) or (9) of the second paragraph of "Limitation on Debt," that is equal with or subordinate in right of payment to the notes unless:

    . the Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee of payment of the notes by the Restricted Subsidiary and, with respect to any Guarantee of our Debt that is subordinate in right of payment to the notes, the Guarantee shall be subordinated to the Restricted Subsidiary's Guarantee with respect to the notes at least to the same extent as the Debt is subordinated to the notes; and

    . the Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against us or any other Restricted Subsidiary as a result of any payment by a Restricted Subsidiary under its Guarantee until the notes have been paid in full.

   However, any Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

  . any sale, exchange or transfer, to any person who is not one of our Affiliates, of all of our Capital Stock and the Capital Stock of each Restricted Subsidiary in, or all or substantially all of the assets of, the Restricted Subsidiary, which sale, exchange or transfer is not prohibited by the indenture; or

  . the release or discharge of the Guarantee which resulted in the creation of the Restricted Subsidiary's Guarantee with respect to the notes, except a discharge or release by or as a result of payment under a Guarantee.

 Limitation on Restricted Payments

   We will not, and will not permit any Restricted Subsidiary directly or indirectly to:

  (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock to persons other than us or any of our Restricted Subsidiaries, other than:

    . dividends or distributions payable solely in shares of its Capital Stock, other than Disqualified Stock, or in options, warrants or other rights to acquire shares of Capital Stock;

    . pro rata dividends or distributions on common stock of Restricted Subsidiaries held by minority stockholders; or

    .  dividends in respect of Disqualified Stock;

  (2) purchase, redeem, retire or otherwise acquire for value any shares of our Capital Stock or the Capital Stock of an Unrestricted Subsidiary including options, warrants or other rights to acquire shares of Capital Stock, held by any person, or any shares of Capital Stock of a Restricted Subsidiary, including options, warrants or other rights to acquire shares of Capital Stock, held by any person other than us or one of our Wholly Owned Restricted Subsidiaries;

  (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of our Debt that is subordinated in right of payment to the notes; or

  (4) make any Investment, other than a Permitted Investment, in any person (the payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

    .  a Default or Event of Default shall have occurred and be continuing;

    . we could not Incur at least $1.00 of Debt under the first paragraph of the "Limitation on Debt" covenant; or

    . the aggregate amount of all Restricted Payments, the amount, if other than in cash, to be determined in good faith by the board of directors, whose determination shall be conclusive and evidenced by a board resolution, made after the date of original issuance of the notes shall exceed the sum of:

      . cumulative Consolidated EBITDA since the date of original issuance of the notes through the last day of the last full fiscal quarter ending immediately preceding the date of the Restricted Payment for which quarterly or annual financial statements are available; minus

      . 1.5 times our cumulative Consolidated Interest Expense since the date of original issuance of the notes through the last day of the last full fiscal quarter ending immediately preceding the date of the Restricted Payment for which quarterly or annual financial statements are available, plus

      . the aggregate Net Cash Proceeds received by us after the original issuance date of the notes from the issuance and sale permitted by the indenture of our Capital Stock, other than Disqualified Stock, to a person who is not one of our Subsidiaries, including an issuance or sale permitted by the indenture of our Debt for cash subsequent to the original issuance date of the notes upon the conversion of Debt into our Capital Stock, other than Disqualified Stock, or from the issuance to a person who is not one of our Subsidiaries of any options, warrants or other rights to acquire our Capital Stock, in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the stated final maturity date of the notes, in each case except to the extent Net Cash Proceeds are used to Incur Debt pursuant to clause (7) of the second paragraph under the "Limitation on Debt" covenant, plus

      .   amount equal to the net reduction in Investments, other than reductions in Permitted Investments, in any person resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to us or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any Investment except, in each case, to the extent any payment or proceeds are included in the calculation of Consolidated EBITDA, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by us or any Restricted Subsidiary in a person or Unrestricted Subsidiary.

   The provision above shall not be violated by reason of:

  (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, the payment would comply with the paragraph above;

  (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Debt that is subordinated in right of payment to the notes including premium, if any, and accrued and unpaid interest, with the proceeds of, Debt Incurred under clause (4) of the second paragraph of the "Limitation on Debt" covenant;

  (3) the repurchase, redemption or other acquisition of our Capital Stock or the Capital Stock of one of our Subsidiaries, or options, warrants or other rights to acquire the Capital Stock, in exchange for, including upon exercise of a conversion right, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of our Capital Stock, other than Disqualified Stock, or options, warrants or other rights to acquire the Capital Stock;

  (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of our Debt which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of, a capital contribution or a substantially concurrent offering of, shares of the our Capital Stock, other than Disqualified Stock, or options, warrants or other rights to acquire Capital Stock;

  (5) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of our property and assets, and payments of cash instead of fractional shares;

  (6) Investments in any person; provided that the aggregate amount of Investments made pursuant to this clause (6) does not exceed the sum of:

    .  $50.0 million, plus

    . the amount of Net Cash Proceeds received by us after the original issuance date of the notes from the sale of our Capital Stock, other than Disqualified Stock, to a person who is not our Subsidiary, except to the extent the Net Cash Proceeds are used to Incur Debt pursuant to clause (7) of the second paragraph of the "Limitation on Debt" covenant or to make Restricted Payments pursuant to the third clause of clause (4) of the first paragraph, or clauses (3) or (4) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus

    . the net reduction in Investments made pursuant to this clause (6) resulting from distributions on or repayments of the Investments or from the Net Cash Proceeds from the sale of any the Investment, except in each case to the extent any payment or proceeds is included in the calculation of Consolidated EBITDA, or from a person becoming a Restricted Subsidiary; provided that the net reduction in any Investment shall not exceed the amount of the Investment;

  (7) Investments acquired in exchange for our Capital Stock, other than Disqualified Stock;

  (8) the purchase, redemption or other acquisition or retirement of our common stock or any option or other right to acquire shares of our common stock:

    . if the common stock, option or other right was issued pursuant to a plan or arrangement approved by our board of directors, and the purchase, redemption or other acquisition or retirement occurs in accordance with the terms of a plan or arrangement, from our former employees and the former employees of our Subsidiaries or their estates or is from our employee and the price paid by us to the employee is equal to the exercise or purchase price paid by the employee; and

    . from our employees or the employees of our Subsidiaries in an amount not to exceed $5.0 million in any fiscal year; provided that amounts not paid for any purchase, redemption or other acquisition or retirement in any fiscal year may be accumulated and paid in any subsequent fiscal year;

  (9) additional Restricted Payments not to exceed $50.0 million in the aggregate; or

  (10) the acquisition of our Capital Stock by us in connection with the cashless exercise of any options, warrants or similar rights issued by us.

   Each Restricted Payment permitted pursuant to the preceding paragraph, other than the Restricted Payment referred to in clause (2) thereof and an exchange of Capital Stock for Capital Stock or Debt referred to in clause (3) or (4) thereof, and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3), (4) and (6), shall be included in calculating whether the conditions of the third clause of clause (4) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of our Capital Stock are used for the redemption, repurchase or other acquisition of the notes, or Debt that is equal with the notes, then the Net Cash Proceeds of the issuance shall be included in the third clause of clause (4) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent the proceeds are not used for redemption, repurchase or other acquisition of Debt.

 Limitation on Asset Sales

   We will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

  . we or the Restricted Subsidiary, as the case may be, receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, as evidenced by a resolution of the board of directors; and

  . at least 75% of the consideration received by us or the Restricted Subsidiary, as the case may be, from the Asset Sale shall be cash or other Qualified Consideration.

   We or any Restricted Subsidiary may, within 365 days of the Asset Sale, invest the Net Cash Proceeds:

  . in property or assets used, or to be used, in the System and Network Management Business, or in a company engaged primarily in the System and Network Management Business, if and to the extent otherwise permitted under the indenture; or

  .  to repay our Secured Debt or the Secured Debt of any Restricted
     Subsidiary.

   The amount of the Net Cash Proceeds not used or invested within 365 days of the Asset Sale in the manner described in the foregoing clauses shall constitute "Excess Proceeds."

   In the event that Excess Proceeds exceed $10.0 million, we shall make an Offer to Purchase that amount of notes equal to the amount of Excess Proceeds at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase and, to the extent required by the terms of the notes, our other Debt that is equal with the notes or Debt of a Restricted Subsidiary. Each Offer to Purchase shall be mailed within 30 days following the date that we shall become obligated to purchase notes with any Excess Proceeds. Following the completion of an Offer to Purchase, the amount of Excess Proceeds shall be deemed to be reset at zero and, to the extent there are any remaining Excess Proceeds we may use Excess Proceeds for any use which is not otherwise prohibited by the indenture.

   We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent the laws and regulations are applicable in connection with the purchase of notes pursuant to the Offer to Purchase.

   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   We may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  . pay dividends, in cash or otherwise, or make any other distributions in respect of its Capital Stock owned by us or any other Restricted Subsidiary or pay any Debt or other obligation owed to us or any other Restricted Subsidiary;

  .  make loans or advances to us or any other Restricted Subsidiary; or

  . transfer any of its property or assets to us or any other Restricted Subsidiary.

   However, we may, and may permit any Restricted Subsidiary to, suffer to exist any the encumbrance or restriction:

  . pursuant to any agreement in effect on the date of original issuance of the notes, and any amendments, extensions, refinancings, renewals or replacements of agreements, provided that the amendments, encumbrances and restrictions in any extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

  .  existing under or by reason of applicable law;

  . existing in connection with any Permitted Senior Bank Debt or any Debt incurred pursuant to clause (5) of the second paragraph of "Limitations on Debt;"

  . pursuant to an agreement existing prior to the date on which the person became a Restricted Subsidiary and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person so acquired;

  . pursuant to an agreement entered into in connection with Debt Incurred under clause (4) of the second paragraph of the "Limitation on Debt" covenant; provided, however, that the provisions contained in any agreement related to an encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject of the refinancing clause (4) of the second paragraph of the "Limitation on Debt" covenant;

  . restrictions contained in any agreement relating to a Lien of a Restricted Subsidiary or us otherwise permitted under the indenture, but only to the extent the restrictions restrict the transfer of the property subject to the Lien;

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  .  customary nonassignment provisions entered into in the ordinary course of business in leases, licenses and other contracts to the extent the provisions restrict the transfer, sublicensing or any license or subletting of any lease or the assignment of rights under any such contract;

  . any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of the Restricted Subsidiary; provided that consummation of the transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that the restriction terminates if the transaction is closed or abandoned and that the closing or abandonment of the transaction occurs within one year of the date the agreement was entered into;

  . any restriction imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to the contract;

  . arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually, or in the aggregate, detract from the value of our property or assets or the property or assets of any Restricted Subsidiary in any manner material to us or any Restricted Subsidiary; or

  . the encumbrance or restriction is contained in the terms of any agreement pursuant to which the Debt was issued if:

    . the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in the Debt or agreement,

    . the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings, and

    . we determine that any encumbrance or restriction will not materially affect our ability to make principal or interest payments on the notes.

 Limitation on Liens

   We may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien, on or with respect to any property or assets now owned or hereafter acquired to secure any Debt without making, or causing the Restricted Subsidiary to make, effective provision for securing the notes:

  . equally and ratably with Debt as to such property or assets for so long as the Debt will be so secured or;

  . in the event the Debt is our Debt which is subordinate in right of payment to the notes, prior to this Debt as to such property or assets for so long as this Debt will be so secured.

   The foregoing restrictions shall not apply to:

  .  Liens in existence on the date of original issuance of the notes;

  . Liens securing only the notes and any Lien in favor of the trustee for the benefit of the holders arising under the provisions in the indenture;

  . Liens granted by a Restricted Subsidiary in favor of us or any Restricted Subsidiary;

  .  Liens to secure Permitted Senior Bank Debt;

  .  Liens securing Purchase Money Secured Debt;

  . Liens on property existing immediately prior to the time of its acquisition, and not Incurred in anticipation of the financing of the acquisition;

  . Liens on property of a person existing at the time the person becomes a Restricted Subsidiary and not incurred in anticipation of becoming a Restricted Subsidiary;

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  .  any interest in or title of a lessor to any property subject to a
     Capital Lease Obligation which is permitted under the indenture; or

  . Liens to secure Debt Incurred pursuant to clause (4) of the second paragraph of the "Limitation on Debt" covenant; provided that the Lien does not extend to any property other than the property securing the Debt being refinanced pursuant to clause (4) of the second paragraph of the "Limitation on Debt" covenant.

 Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries

   We will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary, including options, warrants or other rights to purchase shares of Capital Stock, except:

  .  to us or a Wholly Owned Restricted Subsidiary;

  . issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

  . if, immediately after giving effect to an issuance or sale, the Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in any person remaining after giving effect to the issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of the issuance or sale; or

  .  issuances or sales of common stock of a Restricted Subsidiary.

 Transactions with Affiliates and Related Persons

   We may not, and may not permit any Restricted Subsidiary to, enter into any transaction, or series of related transactions, not in the ordinary course of business with our Affiliates or Related Persons, other than us or a Wholly Owned Restricted Subsidiary, involving aggregate consideration in excess of $5.0 million, including any Investment, either directly or indirectly, unless the transaction is on terms no less favorable to us or the Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in our best interests or the best interests of the Restricted Subsidiary. For any transaction, or series of related transactions, that involves less than or equal to $10.0 million, our Chief Executive Officer, President or Chief Operating Officer shall determine that the transaction satisfies the above criteria and shall evidence a determination by an Officer's Certificate filed with the trustee. For any transaction that involves in excess of $10.0 million:

  . a majority of the disinterested members of the board of directors shall determine that the transaction satisfies the above criteria; or

  . we shall obtain a written opinion of a nationally recognized investment banking or appraisal firm stating that the transaction is fair to us or the Restricted Subsidiary.

   The limitation above does not apply, and shall not apply, to:

  . any transaction solely between us and any Restricted Subsidiary or solely between any Restricted Subsidiaries;

  . the payment of reasonable and customary regular fees to our directors who are not our employees;

  . any payments or other transactions pursuant to any tax-sharing agreement between us and any other person with which we file a consolidated tax return or with which we are part of a consolidated group for tax purposes;

  . licensing or sublicensing or the use of any intellectual property by us or any Restricted Subsidiary to us or any Restricted Subsidiary;

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  .  any transaction entered into for the purpose of granting or altering registration rights with respect to any of our Capital Stock;

  . any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant; or

  . compensation, severance and employee benefit arrangements with our or any Restricted Subsidiary's officers, directors or employees, including under any stock option or stock incentive plans, in the ordinary course of business.

 Limitation on Sale-Leaseback Transactions

   We will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of our assets or properties, whether now owned or hereafter acquired, whereby we or a Restricted Subsidiary sell or transfer the assets or properties and then or thereafter lease the assets or properties or any part thereof or any other assets or properties that we or the Restricted Subsidiary, as the case may be, intend to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

   The above restriction does not apply to any sale-leaseback transaction if:

  . the lease is for a period, including renewal rights, of not in excess of three years;

  . the sale-leaseback transaction is consummated within 180 days after the purchase of the assets subject to the transaction;

  . the transaction is solely between us and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or

  . we or the Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, apply an amount no less than the Net Cash Proceeds received from the sale in accordance with second paragraph of "--Limitation on Asset Sales."

 Provision of Financial Information

   Whether or not we are required to be subject to Section 13(a) or 15(d) of the Exchange Act, we shall file with the Commission the annual reports, quarterly reports and other documents which we would have been required to file with the Commission pursuant to Section 13(a) or 15(d) or any successor provision if we were so required. These documents must be filed with the Commission on or prior to the respective dates (each a "Required Filing Date," collectively, the "Required Filing Dates") by which we would have been required so to file the documents if we were so required. We shall also in any event:

  . within 15 days of each Required Filing Date (1) transmit by mail to all holders, as their names and addresses appear in the Note Register, without cost to the holders, and (2) file with the trustee, copies of the annual reports, quarterly reports and other documents which we file with the Commission pursuant to Section 13(a) or 15(d) or any successor provision or would have been required to file with the Commission pursuant to Section 13(a) or 15(d) or any successor provisions if we were required to be subject to these Sections; and

  . if filing these documents by us with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of these documents to any prospective holder.

 Unrestricted Subsidiaries

   We may designate any of our Subsidiaries to be an "Unrestricted Subsidiary" as provided below in which event the Subsidiary and each other person that is then, or thereafter becomes, a Subsidiary of the Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means:

  . any Subsidiary designated as such by the Board of Directors as set forth below where (1) no default with respect to any Debt of the Subsidiary or any Subsidiary of the Subsidiary, including any right

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     which the holders thereof may have to take enforcement action against the Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Debt in a principal amount in excess of $10.0 million of us and our Subsidiaries, other than another Unrestricted Subsidiary, to declare a default on the other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) we could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of the Subsidiary pursuant to "Limitation on Restricted Payments" and the amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder; and

  .  any Subsidiary of an Unrestricted Subsidiary.

   The board of directors may not designate a Subsidiary to be an Unrestricted Subsidiary if the Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any of our other Subsidiaries which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary. The board of directors may designate any Unrestricted Subsidiary a Restricted Subsidiary and shall be deemed to have made this designation if at that time the condition set forth in the item listed under in the definition of "Unrestricted Subsidiary" shall cease to be true.

Mergers, Consolidations and Certain Sales of Assets

   We may not, in a single transaction or a series of related transactions,
(1) consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us or (2) directly or indirectly transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless:

  . in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture executed and delivered to the trustee in form satisfactory to the trustee, all of our obligations under the indenture;

  . immediately before and after giving effect to the transaction and treating any Debt which becomes our obligation or an obligation of a Restricted Subsidiary as a result of the transaction as having been Incurred by us or the Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

  . except in the case of any such consolidation or merger of us with or into, or any such transfer, sale, lease or other disposition of assets to, a Wholly Owned Restricted Subsidiary, immediately after giving effect to the transaction, our Consolidated Net Worth, or the Consolidated Net Worth of any other successor entity to us, is equal to or greater than our immediately prior to the transaction; and

  . except in the case of any consolidation or merger of us with or into, or any such transfer, sale, lease or other disposition of assets to, a Wholly Owned Restricted Subsidiary, immediately after giving effect to the transaction and treating any Debt which becomes our obligation or the obligation of a Restricted Subsidiary as a result of the transaction as having been Incurred by us or the Restricted Subsidiary at the time of the transaction, we, including any successor entity to us, could Incur at least $1.00 of additional Debt pursuant to the provisions of the indenture described in the first paragraph under "Limitation on Debt" above.

Certain Definitions

   Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used in this prospectus for which no definition is provided.

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   "Acquisition Debt" means Debt of a person existing at the time the person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition, and not Incurred in connection with, or in anticipation of, the person becoming a Restricted Subsidiary or an Asset Acquisition.

   "Affiliate" of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with the person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of the person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Asset Acquisition" means an acquisition by us or any of our Restricted Subsidiaries of the property and assets of any person other than us or any of our Restricted Subsidiaries that constitute substantially all of a division or line of business of the person; provided that the property and assets acquired are to be used in the System and Network Management Business.

   "Asset Sale" by any person means any transfer, conveyance, sale, lease, license or other disposition by such person or any of its Restricted Subsidiaries, including a consolidation or merger or other sale of the Restricted Subsidiary with, into or to another person in a transaction in which the Restricted Subsidiary ceases to be a Restricted Subsidiary, (collectively, a "transfer") of:

  . shares of Capital Stock, other than directors' qualifying shares, or other ownership interests of a Restricted Subsidiary of a person;

  . all or substantially all of the assets of a person or any of its Restricted Subsidiaries; or

  . any other property, assets or rights, including intellectual property rights, of a person or any of its Restricted Subsidiaries outside of the ordinary course of business; provided that "Asset Sale" shall not include:

    . any transfer of all or substantially all of our assets in a transaction that is made in compliance with the requirements of provisions of the indenture described under "--Mergers, Consolidations and Certain Sales of Assets,"

    . any transfer by us to any Wholly Owned Restricted Subsidiary or by any Wholly Owned Restricted Subsidiary to any other Wholly Owned Subsidiary or to us in a manner that does not otherwise violate the terms of the indenture,

    . transfers made in compliance with the requirements of provisions of the indenture described under "Limitation on Restricted Payments,"

    .  transfers constituting the granting of a Permitted Lien,

    . exchanges of equipment used in the System and Network Management Business for other equipment to be used in the System and Network Management Business; provided any exchange for equipment with a fair market value in excess of $2.0 million must be approved by our board of directors, and

    . transfers of assets, property or other rights, including intellectual property rights, with a fair market value of less than $2.0 million.

   "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of the debt security and (b) the amount of the principal payment, by (2) the sum of all of the principal payments.

   "Capital Lease Obligation" of any person means the obligation to pay rent or other payment amounts under a lease of, or other Debt arrangements conveying the right to use, real or personal property of a person

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which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of a person in accordance with GAAP. The principal amount of the obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of a person in accordance with GAAP.

   "Capital Stock" of any person means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person.

   "Cash Equivalents" means:

  . securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof, having maturities of six months from the date of acquisition;

  . certificates of deposit with maturities of not more than six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

  . repurchase obligations with a term of not more than seven days for underlying securities of the types described in the first two clauses above entered into with any financial institution meeting the qualifications specified in the second clause above;

  . commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition; and

  . money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in the foregoing clauses of this definition.

   "Change of Control" means the occurrence of one or more of the following events:

  . any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of ours and our Subsidiaries, taken as a whole, to any person or group of related persons, as defined in Section 13(d) of the Exchange Act (a "Group");

  . the approval by the holders of our Capital Stock of any plan or proposal for our liquidation or dissolution, whether or not otherwise in compliance with the provisions of the applicable indenture;

  . any person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding Voting Stock or any successor to all or substantially all of its assets; or

  . during any period of two consecutive years, individuals who at the beginning of the period constituted our board of directors, together with any new directors whose election to the board of directors or whose nomination for election by our stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of this period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors then in office.

   "Common stock" of any person means Capital Stock of a person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of the person.

   "Consolidated Debt to EBITDA Ratio" means the ratio of:

  . the total consolidated Debt as of the date of calculation (the "Determination Date") to

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  .  four times the Consolidated EBITDA for the latest fiscal quarter for which financial information is available immediately preceding the Determination Date (the "Measurement Period").

   For purposes of calculating Consolidated EBITDA for the Measurement Period immediately prior to the relevant Determination Date:

  . any person that is a Restricted Subsidiary on the Determination Date, or would become a Restricted Subsidiary on the Determination Date in connection with the transaction that requires the determination of the Consolidated EBITDA, will be deemed to have been a Restricted Subsidiary at all times during the Measurement Period;

  . any person that is not a Restricted Subsidiary on the Determination Date, or would cease to be a Restricted Subsidiary on the Determination Date in connection with the transaction that requires the determination of the Consolidated EBITDA, will be deemed not to have been a Restricted Subsidiary at any time during the Measurement Period; and

  . if we or any Restricted Subsidiary shall have in any manner (1) acquired through an acquisition or the commencement of activities constituting the operating business or (2) disposed of by an Asset Sale or the termination or discontinuance of activities constituting such operating business any operating business during the Measurement Period or after the end of the period and on or prior to the Determination Date, the calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an acquisition or the commencement of activities constituting such operating business, all transactions had been consummated prior to the first day of the Measurement Period, it being understood that in calculating Consolidated EBITDA the exclusions set forth in the definition of Consolidated Net Income shall apply to any person acquired as if it were a Restricted Subsidiary.

   "Consolidated EBITDA" means, with respect to any period, Consolidated Net Income for the period increased, without duplication, to the extent deducted in calculating the Consolidated Net Income, by:

  .  Consolidated Income Tax Expense for the period;

  . Consolidated Interest Expense for the period without regard to the proviso therein; and

  . depreciation, amortization and any other non-cash items for the period, less any non-cash items to the extent they increase Consolidated Net Income, including the partial or entire reversal of reserves taken in prior periods, for the period, for us and any Restricted Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for the period, all of the foregoing determined on a consolidated basis for us and our Restricted Subsidiaries in accordance with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced, to the extent not otherwise reduced in accordance with GAAP, by an amount equal to:

  . the amount of Consolidated EBITDA attributable to such Restricted Subsidiary, multiplied by

  . the percentage ownership interest in a Restricted Subsidiary not owned on the last day of a period by us or any of our Restricted Subsidiaries.

   "Consolidated Income Tax Expense" for any period means the consolidated provision for our income taxes and the income taxes of our Restricted Subsidiaries for the period calculated on a consolidated basis in accordance with GAAP.

   "Consolidated Interest Expense" means for any period the consolidated interest expense included in our consolidated income statement and the consolidated income statement of our Restricted Subsidiaries, without deduction of interest income, for a period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication, or, to the extent not so included, with the addition of:

  .  the amortization of Debt discounts;

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  .  any payments or fees with respect to letters of credit, bankers'
     acceptances or similar facilities;

  . fees, net of any amounts received, with respect to any Interest Rate or Currency Protection Agreement;

  . interest on Debt guaranteed by us and our Restricted Subsidiaries, to the extent paid by us or any Restricted Subsidiary; and

  . the portion of any Capital Lease Obligation allocable to interest expense; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Interest Expense shall be reduced, to the extent not otherwise reduced in accordance with GAAP, by an amount equal to:

    . the amount of Consolidated Interest Expense attributable to the Restricted Subsidiary, multiplied by

    . the percentage ownership interest in the Restricted Subsidiary not owned on the last day of the period by us or any of our Restricted Subsidiaries.

   "Consolidated Net Income" for any period means our consolidated net income or loss of and the consolidated net income of our Restricted Subsidiaries for a period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

  . the net income or loss of any person acquired by us or any of our Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the transaction;

  . the net income or loss of any person that is not our Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to us or our Restricted Subsidiary by the person during the period;

  .  gains or losses on Asset Sales by us or our Restricted Subsidiaries;

  .  all extraordinary gains and extraordinary losses;

  .  the cumulative effect of changes in accounting principles; and

  .  the tax effect of any of the items described in the foregoing clauses.

   "Consolidated Net Worth" of any person means the consolidated stockholders' equity of such person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such person; provided that, with respect to us, adjustments following the date of the indenture to our accounting books and records in accordance with Accounting Principles Board Opinions Nos. 16 and 17, or successor opinions thereto, or otherwise resulting from the acquisition of control of us by another person shall not be given effect.

   "Debt" means, without duplication, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

  .  every obligation of the person for money borrowed;

  . every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  . every reimbursement obligation of the person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person, including reimbursement obligations with respect thereto, but excluding obligations with respect to trade letters of credit securing obligations entered into in the ordinary course of business to the extent the letters of credit are not drawn upon or, if drawn upon, to the extent the drawing is reimbursed no later than the third business day following receipt by the person of a demand for reimbursement;

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  .  every obligation of the person issued or assumed as the deferred purchase price of property or services, including securities repurchase agreements;

  .  every Capital Lease Obligation of the person;

  .  all Disqualified Stock issued by the person;

  . if the person is a Restricted Subsidiary, all preferred stock issued by the person;

  . every obligation under Interest Rate or Currency Protection Agreements of the person; and

  . every obligation of the type referred to in the foregoing clauses of another person and all dividends of another person the payment of which, in either case, the person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

   The "amount" or "principal amount" of Debt at any time of determination as used herein represented by:

  .  any contingent Debt, shall be the maximum principal amount thereof;

  . any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP;

  . any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof; and

  . any preferred stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination.

   In no event shall "Debt" include any trade payable or accrued expenses arising in the ordinary course of business.

   "Disqualified Stock" of any person means any Capital Stock of the person that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, at the option of the holder thereof, or otherwise matures or is required to be redeemed, pursuant to any sinking fund obligation or otherwise, but other than as a result of the death or disability of the holder thereof or the termination of the employment with us of the holder thereof, or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final maturity of the notes; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require us or a Restricted Subsidiary to repurchase or redeem the Capital Stock upon the occurrence of an "Asset Sale" or a "Change of Control" occurring prior to the final maturity date of the notes shall not constitute Disqualified Stock if the provisions applicable to the Capital Stock are no more favorable to the holders of the stock than the corresponding provisions applicable to the notes contained in the indenture and the provisions applicable to the Capital Stock specifically provide that we and our Restricted Subsidiaries will not repurchase or redeem any of the stock pursuant to the provisions prior to the repurchase of such notes as are required to be repurchased pursuant to the indenture upon an Asset Sale or a Change of Control.

   "Existing Debt" shall mean our Debt and the Debt of our Restricted Subsidiaries in existence on the original issue date of the notes and our 4 3/4% Convertible Subordinated Notes.

   "GAAP" means generally accepted accounting principles in the United States which are in effect on the date of original issuance of the notes, consistently applied.

   "Guarantee" by any person means any obligation, contingent or otherwise, of the person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of the person to:

  . purchase or pay or advance or supply funds for the purchase or payment of the Debt or to purchase or to advance or supply funds for the purchase of any security for the payment of the Debt;

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  .  purchase property, securities or services for the purpose of assuring the holder of the Debt of the payment of the Debt; or

  . maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay the Debt, and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing; provided, however, that the Guaranty by any person shall not include endorsements by the person for collection or deposit, in either case, in the ordinary course of business.

   "Incur" means, with respect to any Debt or other obligation of any person, to create, issue, incur, by conversion, exchange or otherwise, assume, Guarantee or otherwise become liable in respect of the Debt or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any of the Debt or other obligation on the balance sheet of the person, and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing; provided, however, that a change in GAAP that results in an obligation of the person that exists at such time becoming Debt shall not be deemed an Incurrence of the Debt.

   "Interest Rate or Currency Protection Agreement" of any person means any forward contract, futures contract, swap, option or other financial agreement or arrangement, including, without limitation, caps, floors, collars and similar agreements, relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

   "Internal Revenue Code" means the Internal Revenue Code of 1986 and any successor thereto.

   "Investment" by any person means any direct or indirect loan, advance or other extension of credit or capital contribution, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other person, including any payment on a Guarantee of any obligation of such other person.

   "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, other than any easement not materially impairing usefulness or marketability, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

   "Material Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that represents more than 10% of our total consolidated assets at the end of the most recent fiscal quarter for which financial information is available, or more than 10% of our consolidated net sales or consolidated operating income for the most recent four quarters for which financial information is available.

   "Net Cash Proceeds" means:

  . with respect to any Asset Sale by any person, cash or Cash Equivalents received, including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption of Debt or other obligations relating to the properties or assets, therefrom by the person, net of:

    . all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of the Asset Sale;

    . all payments made by the person or its Restricted Subsidiaries on any Debt which is secured by the assets in accordance with the terms of any Lien upon or with respect to the assets or which

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       must by the terms of such Lien, or in order to obtain a necessary consent to the Asset Sale or by applicable law, be repaid out of the proceeds from the Asset Sale;

    . all distributions and other payments made to minority interest holders in Restricted Subsidiaries of the person or joint ventures as a result of the Asset Sale; and

    . appropriate amounts to be provided by the person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by the person or any Restricted Subsidiary thereof, as the case may be, after the Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with the Asset Sale, in each case as determined by the board of directors, in its reasonable good faith judgment evidenced by a resolution of the board of directors filed with the trustee; provided, however, that any reduction in the reserve within 12 months following the consummation of the Asset Sale will be treated for all purposes of the indenture and the notes as a new Asset Sale at the time of the reduction with Net Cash Proceeds equal to the amount of the reduction; and

  . with respect to the issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Disqualified Stock that has been converted into or exchanged for Capital Stock, the proceeds of the issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with the issuance or sale, conversion or exchange and net of any Consolidated Interest Expense attributable to any debt securities paid to the holders thereof prior to the conversion or exchange and net of taxes paid or payable as a result thereof.

   "Note Register" shall mean the note registry maintained by the registrar.

   "Offer to Purchase" means a written offer (the "offer") sent by us by first class mail, postage prepaid, to each holder at his address appearing in the Note Register on the date of the offer offering to purchase up to the principal amount of notes specified in such offer at the purchase price specified in such offer, as determined pursuant to the indenture. Unless otherwise required by applicable law, the offer shall specify an expiration date (the "offer expiration date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such offer and a settlement date (the "purchase date") for purchase of notes within five business days after the offer expiration date. We shall notify the trustee at least 15 business days, or such shorter period as is acceptable to the trustee, prior to the mailing of the offer of our obligation to make an offer to purchase, and the offer shall be mailed by us or, at our request, by the trustee in the name and at our expense. The offer shall contain information concerning our business and the business of our Restricted Subsidiaries which we in good faith believe will enable such holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include:

  . the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the trustee pursuant to the indenture, which requirements may be satisfied by delivery of the documents together with the offer;

  . a description of material developments in our business subsequent to the date of the latest of such financial statements referred to in the foregoing clause, including a description of the events requiring us to make the Offer to Purchase;

  . if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring us to make the Offer to Purchase; and

  .  any other information required by applicable law to be included therein.

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   The offer shall contain all instructions and materials necessary to enable such holders to tender notes pursuant to the Offer to Purchase. The offer shall also state:

  . the section of the indenture pursuant to which the Offer to Purchase is being made;

  .  the offer expiration date and the purchase date;

  . the aggregate principal amount of the outstanding notes offered to be purchased by us pursuant to the Offer to Purchase, including, if less than 100%, the manner by which such has been determined pursuant to the Section of the indenture requiring the Offer to Purchase (the "purchase amount");

  . the purchase price to be paid by us for each $1,000 aggregate principal amount of notes accepted for payment, as specified pursuant to the indenture (the "purchase price");

  . that the holder may tender all or any portion of the notes registered in the name of the holder and that any portion of a note tendered must be tendered in an integral of $1,000 principal amount;

  . the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase;

  . that interest on any notes not tendered or tendered but not purchased by us pursuant to the Offer to Purchase will continue to accrue;

  . that on the purchase date the purchase price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the purchase date;

  . that each holder electing to tender a note pursuant to the Offer to Purchase will be required to surrender the note at the place or places specified in the Offer prior to the close of business on the offer expiration date, the note being, if we or the trustee so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to us and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing;

  . that holders will be entitled to withdraw all or any portion of notes tendered if we or their paying agent receive, not later than the close of business on the offer expiration date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the note the holder tendered, the certificate number of the note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

  . that (1) if notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, we shall purchase all the notes and (2) if notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the Offer to Purchase, we shall purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments as may be deemed appropriate so that only notes in denominations of $1,000 or integral multiples thereof shall be purchased; and

  . that in the case of any holder whose note is purchased only in part, we shall execute, and the trustee shall authenticate and deliver to the holder of the note without service charge, a new note or notes of any authorized denomination as requested by, the holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the note so tendered.

   Any Offer to Purchase shall be governed by and effected in accordance with the offer for such Offer to Purchase.

   "Permitted Interest Rate or Currency Protection Agreement" of any person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions that is designed to protect the person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

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   "Permitted Investment" means:

  . an Investment in us or a Wholly Owned Restricted Subsidiary or a person which will, upon the making of the Investment, become a Wholly Owned Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, us or a Wholly Owned Restricted Subsidiary; provided that the person's primary business or the assets to be transferred or conveyed are related, ancillary or complementary to the System and Network Management Business;

  .  Cash Equivalents;

  . payroll, travel, relocation and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses in accordance with GAAP;

  . stock, obligations or securities received (1) in satisfaction of judgments or (2) in connection with the sale or disposition of a person, assets or business;

  . Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

  .  Permitted Interest Rate or Currency Agreements;

  .  Strategic Investments;

  . loans or advances to ours officer or employees or officers or employees of any Restricted Subsidiary, other than loans or advances made pursuant to the next clause below, that do not in the aggregate exceed $10.0 million at any time outstanding;

  . accounts receivable in the ordinary course of business and Investments obtained in exchange or settlement of accounts receivable for which we have determined that collection is not likely; and

  . loans or advances to persons who own Debt or Capital Stock, other than any of our Affiliates or any Restricted Subsidiary, of any person if the loans or advances are made as part of, or in connection with, a transaction pursuant to which the person becomes our Restricted Subsidiary or the Restricted Subsidiary of our Restricted Subsidiary or substantially all of the assets of the person are acquired by us or any Restricted Subsidiary, in an aggregate amount not to exceed 20% of the total consideration paid in connection with such acquisition.

   "Permitted Lien" means any Lien on ours assets or the assets of any Restricted Subsidiary permitted under the "Limitation on Liens" covenant.

   "Permitted Senior Bank Debt" means Debt Incurred by us or any Restricted Subsidiary pursuant to one or more senior commercial term loan and/or revolving credit facilities, including any letter of credit subfacility, entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements, and any replacement, extension, renewal, refinancing or refunding thereof; provided that the aggregate principal amount of all Permitted Senior Bank Debt, at any one time outstanding, shall not exceed $150.0 million plus 85% of our consolidated net accounts receivable.

   "Preferred stock" of any person means Capital Stock of such person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.

   "Purchase Money Secured Debt" of any person means Debt of the person secured by a Lien on real or personal property of the person which Debt:

  . constitutes all or a part of the purchase price or construction cost of the property; or

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  .  is Incurred prior to, at the time of or within 180 days after the acquisition or substantial completion of the property for the purpose of financing all or any part of the purchase price or construction cost thereof; provided, however, that:

    . the Debt so incurred does not exceed 100% of the purchase price or construction cost of the property and related expenses,

    . the Lien does not extend to or cover any property other than the item of property and any improvements on the item and proceeds thereof,

    . the purchase price or construction cost for the property is or should be included in "addition to property, plant and equipment" in accordance with GAAP, and

    . the purchase or construction of the property is not part of any acquisition of a person or business unit or line of business.

   "Qualified Consideration" shall mean:

  .  cash;

  .  Cash Equivalents;

  .  assets that are used or useful in the System and Network Management
     Business;

  . any securities or other obligations that are converted into or exchanged for cash or Cash Equivalents within six months after an Asset Sale; or

  . our liabilities or the liabilities of a Restricted Subsidiary assumed by the transferee, or its designee, such that we or the Restricted Subsidiary have no further liability therefor, the amount of the liability to be determined in accordance with GAAP.

   "Related person" of any person means any other person directly or indirectly owning:

  . 5% or more of the outstanding common stock of the person or, in the case of a person that is not a corporation, 5% or more of the equity interest in the person; or

  . 5% or more of the combined voting power of the Voting Stock of the person.

   "Restricted Subsidiary" means any of our Subsidiaries, whether existing on or after the date of the indenture, unless the Subsidiary is an Unrestricted Subsidiary.

   "Secured Debt" means Permitted Senior Bank Debt, Purchase Money Secured Debt and other Debt secured by a Permitted Lien.

   "Strategic Investment" means an Investment in any person, other than our Unrestricted Subsidiary, whose primary business is related, ancillary or complementary to the System and Network Management Business, and the Investment is determined by our board of directors to promote or significantly benefit our businesses and the businesses of our Restricted Subsidiaries on the date of the Investment.

   "Subordinated Debt" means our Debt as to which the payment of principal of, and premium, if any, and interest and other payment obligations in respect of the Debt shall be subordinate to the prior payment in full of the notes to at least the following extent:

  . no payments of principal of or premium, if any, or interest on, or otherwise due in respect of the Debt, may be permitted for so long as any default in the payment of principal or premium, if any, or interest on the notes exists;

  . in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default with respect to the notes, upon notice by 25% or more in principal

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     amount of the notes to the trustee, the trustee shall have the right to give notice to us and the holders of the Debt, or trustees or agents therefor, of a payment blockage, and thereafter no payments of principal of or premium, if any, or interest on or otherwise due in respect of the Debt may be made for a period of 179 days from the date of the notice; and

  .  the Debt may not:

    . provide for payments of principal of the Debt at its maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by us, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of the Debt upon an event of default thereunder, in each case prior to the final maturity date of the notes; or

    . permit redemption or other retirement, including pursuant to an Offer to Purchase made by us, of the other Debt at the option of the holder thereof prior to the final maturity date of the notes, other than a redemption or other retirement at the option of the holder of the Debt, including pursuant to an Offer to Purchase made by us, which is conditioned upon a change of control of us pursuant to provisions substantially similar to those described under "Change of Control," and which shall provide that the Debt will not be repurchased pursuant to these provisions prior to our repurchase of the notes required to be repurchased by us pursuant to the provisions described under "Change of Control;" provided, however, that any Debt which would constitute Subordinated Debt but for provisions thereof giving holders thereof the right to require us or a Restricted Subsidiary to repurchase or redeem the Subordinated Debt upon the occurrence of an Asset Sale occurring prior to the final maturity of the notes shall constitute Subordinated Debt if the provisions applicable to the Subordinated Debt are no more favorable to the holders of the Debt than the provisions applicable to the notes contained in the covenant described under "Limitation on Asset Sales" and the provisions applicable to the Debt specifically provide that we and our Restricted Subsidiaries will not repurchase or redeem any of the Debt pursuant to these provisions prior to the repurchase of the notes as are required to be repurchased pursuant to the covenant described under "Limitation on Asset Sales."

   "Subsidiary" of any person means:

  . a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by the person or by one or more other Subsidiaries of the person or by the person and one or more Restricted Subsidiaries thereof; or

  . any other person, other than a corporation, in which the person, or one or more other Subsidiaries of the person or the person and one or more other Subsidiaries thereof, directly or indirectly, has the power to direct the policies, management and affairs thereof.

   "System and Network Management Business" means:

  .  server and other hardware hosting;

  . connectivity, data networking, telecommunications or content for computer or data networks or systems;

  .  management of computer or data networks or systems;

  . technology services, equipment sales or leasing or software licensing for computer or data networks or systems, including Internet Protocol and any successor protocol(s) based networks; and

  .  businesses reasonably related, complementary or incidental thereto.

   "U.S. Dollar Equivalent" means, as of the date of determination, the dollar value at the noon buying rate in the City of New York for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York for the Business Day prior to such date of determination.

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   "U.S. government securities" means securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of a direct claim upon the instruments described above and money market mutual funds that invest solely in these securities.

   "Voting Stock" of any person means Capital Stock of a person which ordinarily has voting power for the election of directors, or persons performing similar functions, at a person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

   "Wholly Owned Restricted Subsidiary" of any person means a Restricted Subsidiary of a person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by the person or by one or more Wholly Owned Restricted Subsidiaries of the person or by the person and one or more Wholly Owned Restricted Subsidiaries of such person.

Events of Default

   The following will be "Events of Default" under the indenture:

  . failure to pay principal of or premium, if any, on any note when due upon acceleration, optional or mandatory redemption, required repurchase or otherwise;

  . failure to pay interest on any note when due, and such default continues for a period of 30 days;

  . default in the payment of principal and interest on notes required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" and "Asset Sales" when due and payable;

  . failure to perform or comply with the provisions described under "Merger, Consolidation and Certain Sales of Assets;"

  . failure to perform any other of our covenants or agreements under the indenture or the notes and such failure continues for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of outstanding notes;

  . (1) any default by us or any Material Restricted Subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $10.0 million under any agreement, indenture or instrument evidencing Debt when the same shall become due and payable in full and the default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holders of the Debt shall have the right to accelerate the Debt, or
     (2) any event of default as defined in any of our agreements, indentures or instruments or any agreements, indentures or instruments of any Restricted Subsidiary evidencing Debt in excess of $10.0 million shall have occurred and the Debt thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

  . the rendering of a final judgment or judgments against us or any Material Restricted Subsidiary in an amount in excess of $10.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and

  . events of bankruptcy, insolvency or reorganization affecting us or any Material Restricted Subsidiary.

   Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the

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trustee reasonable indemnity. Subject to provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

   If an Event of Default, other than events of bankruptcy, insolvency or reorganization affecting us or any Material Restricted Subsidiary, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the maturity of all notes; provided, however, that after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, under various circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. If an event of bankruptcy, insolvency or reorganization affecting us or any Material Restricted Subsidiary occurs, the principal of and any accrued interest on the notes then outstanding will ipso facto become immediately due and payable without any declaration or other act on the part of the trustee or any holder. For information as to waiver of defaults, see "Modification and Waiver."

   No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given to the trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the request and shall have failed to institute a proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of and premium, if any, or interest on such note on or after the respective due dates expressed in the note.

   We are required to furnish to the trustee annually a statement as to the performance by us of our obligations under the indenture and as to any default in such performance.

Satisfaction and Discharge of the Indenture

   The indenture will cease to be of further effect as to all outstanding notes, except as to:

  . rights of registration of transfer and exchange and our right of optional redemption;

  . substitution of apparently mutilated, defaced, destroyed, lost or stolen notes;

  . rights of holders to receive payment of principal and interest on the notes;

  .  rights, obligations and immunities of the trustee under the indenture;
     and

  . rights of the holders of the notes as beneficiaries of the indenture with respect to any property deposited with the trustee payable to all or any of them if:

    . we will have paid or caused to be paid the principal of and interest on the notes as and when they will have become due and payable; or

    . all outstanding notes, except lost, stolen or destroyed notes which have been replaced or paid, have been delivered to the trustee for cancellation.

Defeasance

   At our option, if applicable:

  (1) we will be discharged from any and all obligations in respect of the outstanding notes; or

  (2) we may omit to comply with various restrictive covenants, and this omission shall not be deemed to be an Event of Default under the indenture and the notes, in either case (1) or (2) upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of and premium, if any, and each installment of interest if any, on the outstanding notes.

   With respect to clause (2), the obligations under the indenture other than with respect to these covenants and the Events of Default other than the Events of Default relating to these covenants above shall remain in full force and effect. A trust may only be established if, among other things:

  . with respect to clause (1), we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel provides that holders of the notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred; or, with respect to clause
     (2), we have delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred;

  . the deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we or any Restricted Subsidiary are a party or by which we and any Restricted Subsidiary are bound;

  . no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default, shall have occurred and be continuing;

  . we have delivered to the trustee an opinion of counsel to the effect that the deposit shall not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940; and

  .  other customary conditions precedent are satisfied.

Modification and Waiver

   Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

  . change the stated maturity of the principal of, or any installment of interest on, any note;

  .  reduce the principal amount of, or premium or interest on, any note;

  . change the place or currency of payment of principal of, or premium or interest on, any note;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any note;

  . reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture;

  . reduce the percentage of aggregate principal amount of outstanding notes necessary for waiver of compliance with provisions of the indenture or for waiver of defaults;

  . modify any provisions of the indenture relating to the modification and amendment of the indenture or the waiver of past defaults or covenants, except as otherwise specified; or

  . following the mailing of any Offer to Purchase, modify any Offer to Purchase for the notes required under the "Limitation on Asset Sales" and the "Change of Control" covenants contained in the indenture in a manner materially adverse to the holders thereof.

   However, without the consent of any holder, we and the trustee may amend or supplement the indenture or the notes to cure any ambiguity, defect or inconsistency; provided that this action does not adversely affect the interests of the holders of the notes in any material respect, to provide for the assumption of our obligations to holders of notes in the case of a merger or consolidation, to secure the notes, to add to our covenants for the benefits of the holders or to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

   The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive compliance by us with restrictive provisions of the indenture. Subject to rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive any past default under the indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any note tendered pursuant to an Offer to Purchase.

Governing Law

   The indenture and the old notes are, and the new notes will be, governed by the laws of the State of New York.

The Trustee

   The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such persons own affairs.

   The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any Affiliate; provided, however, that if it acquires any conflicting interest, as defined in the indenture or in the Trust Indenture Act, it must eliminate the conflict or resign.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a general discussion of material U.S. federal income considerations relevant to holders of the notes including material U.S. federal income tax consequences of the exchange of old notes for new notes pursuant to the exchange offer. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect, or different interpretations. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax, state tax, local tax, foreign tax or other tax consequences of acquiring or holding notes. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). Also, it is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt (employment, charitable or other) organizations, and persons holding notes as part of a hedging or conversion transaction or straddle or persons deemed to sell notes under the constructive sale provisions of the Code, may be subject to special rules. The discussion also does not discuss any aspect of state, local or foreign law, or U.S. federal estate and gift tax law. This discussion is limited to purchasers of notes who hold the notes as "capital assets" within the meaning of Section 1221 of the Code.

   All purchasers of the notes are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the notes.

U.S. Holders

   As used herein, the term "U.S. Holder" means the beneficial owner of a note that for United States federal income tax purposes is:

  . a citizen or resident (as defined in Section 7701 (b) of the Code) of the United States;

  . a corporation, partnership or other entity formed under the laws of the United States or any political subdivision thereof;

  . an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  . a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code.

  .  A "Non-U.S. Holder" is any holder other than a U.S. Holder.

 Interest

   Stated interest on the notes will generally be includable in a U.S. Holder's gross income and taxable as ordinary income for U.S. federal income tax purposes at the time it is paid or accrued in accordance with the U.S. Holder's regular method of accounting.

 Sale, Exchange or Redemption

   Each U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, redemption or other disposition of the notes measured by the difference, if any, between:

  . the amount of cash and the fair market value of any property received, except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income; and

  .  such holder's adjusted tax basis in the notes;

Capital gain recognized by an individual U.S. Holder generally will be subject to a maximum United States Federal income tax rate of:

  . 39.6% if the U.S. Holder held the asset for not more than 12 months before the disposition; or

  . 20% if the U.S. Holder held the asset for more than 12 months before the disposition.

A holder's initial tax basis in a note will be the amount paid therefor.

   The exchange of the old notes for the new notes pursuant to the exchange offer should not be treated as an "exchange" for federal income tax purposes because the new notes should not differ materially in either kind or extent from the old notes and because the exchange will occur by operation of the terms of the old notes. A U.S. Holder's adjusted tax basis in the new notes should be the same as such Holder's adjusted tax basis in the old notes. A U.S. Holder's holding period for the new notes received pursuant to the exchange offer should include its holding period for the old notes surrendered therefor.

 Information Reporting and Backup Withholding

   A U.S. Holder of notes may be subject to "backup withholding" at a rate of 31% with respect to "reportable payments," including interest payments, and, under various circumstances, principal payments on the notes and proceeds from the sale, exchange or redemption of the notes. These backup withholding rules apply if the U.S. Holder, among other things:

  . fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor;

  . furnishes a TIN as to which the IRS provides notification that it is an incorrect TIN;

  .  fails to report properly interest; or

  . under various circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is correct and that such U.S. Holder is not subject to backup withholding.

   A U.S. Holder who does not provide us with its correct TIN also may be subject to penalties imposed by the IRS. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is creditable against the U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established.

   We will report to the U.S. Holders of notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to such payments.

US Holder of Euro Denominated Notes

   In addition to the information described above regarding U.S. Holders, the following applies to U.S. Holders of a Euro denominated note ("Euro Note").

 Interest

   The stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued, in accordance with the Holder's method of accounting for federal income tax purposes.

   Interest paid on a Euro Note will be includible in income by a U.S. Holder in an amount equal to the U.S. Dollar value of the payment, regardless of whether the payment is in fact converted to U.S. Dollars at that time.

If such U.S. Holder uses the cash method of accounting for tax purposes, the U.S. Dollar value of such payment is determined using the spot rate at the time such payment is received. If a U.S. Holder uses the accrual method of accounting for tax purposes, the U.S. Dollar value of such payment is determined using the average exchange rate during the relevant accrual period (or partial accrual period with respect to interest paid in a subsequent taxable year) or, if elected, the spot rate (a) on the last day of the relevant accrual period (or partial accrual period) or (b) on the payment date, if such date is within five business days of the last day of the accrual period or taxable year. Any differences in the exchange rate between the rate at which interest on a Euro Note is included in income and the spot rate on the payment (or disposition) date for interest will result in exchange gain or loss with respect to the related amount of interest, and will generally be treated as ordinary income or loss for U.S. federal income tax purposes. The U.S. Dollar value of interest accrued or received, adjusted for any exchange gain or loss with respect to the amount accrued, generally will be a U.S. Holder's tax basis in the Euros received as interest on a Euro Note.

 Sale, Exchange and Redemption of a Euro Note

   The cost of a Euro Note to a U.S. Holder will be the U.S. Dollar value of the Euro purchase price translated at the spot rate for the date of purchase (or, in some cases, the settlement date). The conversion of U.S. Dollars into Euros and the immediate use of those Euros to purchase a Euro Note generally will not result in a taxable gain or loss for a U.S. Holder. A U.S. Holder will have a tax basis in any Euro received on the sale, exchange or retirement of a Euro Note equal to the U.S. Dollar value of the Euro on the date of receipt or the Euro note is disposed of (or deemed disposed of).

   Upon the sale, exchange, retirement or repayment of a Euro Note, a U.S. Holder will also recognize exchange gain or loss to the extent that the rate of exchange on the date of retirement or disposition differs from the rate of exchange on the date the Euro Note was acquired, or deemed acquired. Exchange gain or loss is recognized, however, only to the extent of total gain or loss on the transaction. For purposes of determining the total gain or loss on the transaction, a U.S. Holder's tax basis in a Euro Note will generally equal the U.S. Dollar cost of the Euro Note. Exchange gain or loss recognized by a U.S. Holder will generally be treated as ordinary income or loss.

   Any gain recognized by a U.S. Holder on the sale, exchange or redemption of a Euro Note generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Generally a loss recognized upon such a sale, exchange, redemption or other disposition of a Euro Note will be allocated to U.S. source income.

Non-U.S. Holders

   The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder. Non-U.S. Holders should consult their own tax advisors concerning the state, local, foreign and other tax consequences of the purchase, ownership and disposition of the notes.

   For purposes of U.S. federal income tax on interest discussed below, a Non-U.S. Holder (as defined above) includes a non-resident fiduciary of an estate or trust. For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of a note will be considered to be "U.S. trade or business income" if such income or gain is:

  . effectively connected with the conduct of a trade or business within the U.S. of such Non-U.S. Holder; or

  . in the case of certain residents of certain countries which have an income tax treaty in force with the U.S., attributable to a permanent establishment or, in the case of an individual, a fixed base, in the United States as such terms are defined in the applicable treaty.

 Stated Interest

   Generally any interest paid to a Non-U.S. Holder of a note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Generally interest on the notes will qualify as portfolio interest if:

  . the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the appropriate provisions of the Code;

  . the Non-U.S. Holder, under penalty of perjury, certifies in general that the Non-U.S. Holder is not a U.S. person and such certificate provides the Non-U.S. Holder's name and address;

  . the Non-U.S. Holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business; and

  .  the notes are in registered form.

   The gross amount of payments of interest to a Non-U.S. Holder that do not qualify for the portfolio interest exemption and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such tax. Interest payments that are considered as U.S. trade or business income will be taxed at regular U.S. income tax rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to U.S. trade or business income) at a 30% rate unless a U.S. income tax treaty applies to reduce or eliminate such tax. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed IRS Form 1001 or IRS Form 4224 (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. Under recently issued U.S. Treasury Regulations that will generally be effective on and after January 1, 2001 (the "Withholding Regulations"), the required Forms 1001 and 4224 will be replaced by a new Form W-8. Under the Withholding Regulations, a Non-U.S. Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided in the Withholding Regulations for payments through qualified intermediaries. Investors should consult their tax advisors regarding the effect, if any, of the Withholding Regulations.

 Sale, Exchange or Redemption of Notes

   Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. federal income tax, unless:

  .  such gain is U.S. trade or business income; or

  . the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates, including certain former citizens or residents of the United States.

   The exchange of the old notes for the new notes pursuant to the exchange offer should not be treated as an "exchange" for federal income tax purposes because the new notes should not differ materially in either kind or extent from the old notes and because the exchange will occur by operation of the terms of the old notes. A U.S. Holder's adjusted tax basis in the new notes should be the same as such Holder's adjusted tax basis in the old notes. A U.S. Holder's holding period for the new notes received pursuant to the exchange offer should include its holding period for the old notes surrendered therefor.

 Information Reporting and Backup Withholding

   We must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. tax under the portfolio interest exception or because it is U.S. trade or business income. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. We may have to report to the IRS payments of principal.

   Generally, information reporting and backup withholding of United States federal income tax at a rate of 31% may apply to payments made by us or our agents to Non-U.S. Holders if the payee fails to make the appropriate certification that the holder is a non-U.S. person or if we or our paying agent have actual knowledge that the payee is a United States person.

   The payment of the proceeds from the disposition of notes to or through a United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides certification as to its Non-U.S. Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a Non-U.S. Holder of the notes to or through a foreign office of a broker will generally not be subject to backup withholding. However, if such broker is a U.S. person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a United States trade or business, or, in addition, for periods after December 31, 2000, a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more United States persons that, in the aggregate hold more than 50% of the income or capital interest in the partnership, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain other conditions are met or the holder otherwise establishes an exemption.

   Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures for claiming such refund or credit are followed.

   The preceding discussion of material United States federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisers as to particular U.S. federal, state, local, foreign and other tax consequences to it of purchasing, holding and disposing of our notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

                              PLAN OF DISTRIBUTION

   We will receive no proceeds in connection with the exchange offer.

   Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period ending upon the earlier of
(1) 180 days after the exchange offer has been completed and (2) the date on which broker-dealers no longer own any Transfer Restricted Securities, we will make available and provide promptly upon reasonable request this prospectus as amended or supplemented, in a form meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale.

   New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed to indemnify broker-dealers against various liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the notes offered by this prospectus will be passed upon on behalf of Exodus by Fenwick & West LLP, Palo Alto, California, and Winthrop, Stimson, Putnam & Roberts, New York City, New York.

                                    EXPERTS

   Our consolidated financial statements and related schedule as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998 have been included in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere in the registration statement, and upon the authority of said firm as experts in auditing and accounting.

   Our supplemental consolidated financial statements and related schedule as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been included in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere in the registration statement, and upon the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Cohesive Technology Solutions, Inc. as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                             AVAILABLE INFORMATION

   We are currently subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at:

   Room 1024                 Suite 1400              13th Floor
   450 Fifth Street, N.W.    Northwest Atrium Center Seven World Trade Center
   Judiciary Plaza           500 West Madison Street New York, New York 10048
   Washington, D.C. 20549    Chicago, Illinois 60661

   Copies of material can be obtained at prescribed rates from the Public Reference Section of the Commission at:

   450 Fifth Street, N.W.
   Judiciary Plaza
   Washington, D.C. 20549

   The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. Our common stock is quoted for trading on the Nasdaq National Market and reports, proxy statements and other information concerning us also may be inspected at the offices of the National Association of Securities Dealers at:

   9513 Key West Avenue
   Rockville, Maryland 20850

        INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

EXODUS COMMUNICATIONS, INC. AND SUBSIDIARIES

                                                                             Page
Supplemental Consolidated Financial Statements:                              ----

  Independent Auditors' Report.............................................. F-2
  Supplemental Consolidated Balance Sheets.................................. F-3
  Supplemental Consolidated Statements of Operations........................ F-4
  Supplemental Consolidated Statements of Stockholders' (Deficit) Equity.... F-5
  Supplemental Consolidated Statements of Cash Flows........................ F-7
  Notes to Supplemental Consolidated Financial Statements................... F-8

Historical Consolidated Financial Statements:

  Independent Auditors' Report.............................................. F-28
  Consolidated Balance Sheets............................................... F-29
  Consolidated Statements of Operations..................................... F-30
  Consolidated Statements of Stockholders' (Deficit) Equity................. F-31
  Consolidated Statements of Cash Flows..................................... F-32
  Notes to Consolidated Financial Statements................................ F-33

COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

  Independent Auditors' Report.............................................. F-52
  Consolidated Balance Sheets............................................... F-53
  Consolidated Statements of Operations..................................... F-54
  Consolidated Statements of Stockholders' Equity........................... F-55
  Consolidated Statements of Cash Flows..................................... F-56
  Notes to Consolidated Financial Statements................................ F-57
  Condensed Consolidated Balance Sheets..................................... F-67
  Condensed Consolidated Statements of Operations........................... F-68
  Condensed Consolidated Statements of Cash Flows........................... F-69
  Notes to Unaudited Condensed Consolidated Financial Statements............ F-70

PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  Unaudited Pro Forma Combined Condensed Financial Statements............... F-71
  Unaudited Pro Forma Combined Condensed Statement of Operations............ F-72
  Notes to Unaudited Pro Forma Combined Condensed Financial Statements...... F-74

FINANCIAL STATEMENT SCHEDULES

  Supplemental Schedule II--Valuation and Qualifying Accounts............... S-1
  Schedule II--Valuation and Qualifying Accounts............................ S-2

                    REPORT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Exodus Communications, Inc.:

   We have audited the accompanying supplemental consolidated balance sheets of Exodus Communications, Inc. and subsidiaries (the Company) as of December 31, 1997 and 1998, and the related supplemental consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the years in the three-year period ended December 31, 1998. In connection with our audits of the supplemental consolidated financial statements, we have also audited the supplemental financial statement schedule as listed in the index on page F-1. These supplemental consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements and financial statement schedule based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   The supplemental consolidated financial statements and related supplemental financial statement schedule give retroactive effect to the merger of the Company and Service Metrics, Inc. on November 23, 1999, which has been accounted for as a pooling of interests as described in Note 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

   In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Exodus Communications, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination. Also, in our opinion, the related supplemental financial statement schedule, when considered in relation to the supplemental consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG LLP

Mountain View, California
November 23, 1999, except as to Note
9,
  which is as of December 14, 1999

                          EXODUS COMMUNICATIONS, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                (in thousands, except share and per share data)

                                                  December 31,
                                                ------------------  September 30,
                                                  1997      1998        1999
                                                --------  --------  -------------
                                                                     (Unaudited)
                    ASSETS
Current assets:
 Cash and cash equivalents..................... $ 10,270  $156,015    $ 171,971
 Accounts receivable, net of allowance for
  doubtful accounts of $691, $1,821, and
  $5,251 as of December 31, 1997 and 1998, and
  September 30, 1999, respectively.............    1,837     9,653       47,858
 Prepaid expenses and other current assets.....    1,377     6,205       18,972
                                                --------  --------    ---------
   Total current assets........................   13,484   171,873      238,801
Property and equipment, net....................   25,170    68,572      245,392
Restricted cash equivalents and investments....    1,753    45,614       35,444
Intangibles and other assets...................      566    12,739      165,188
                                                --------  --------    ---------
                                                $ 40,973  $298,798    $ 684,825
                                                ========  ========    =========

 LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
    STOCK AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
 Bank borrowings............................... $  3,000  $    --     $     --
 Current portion of equipment loans and line
  of credit facilities.........................    3,777    14,367        7,722
 Current portion of capital lease
  obligations..................................    1,143     5,223       14,817
 Accounts payable..............................    6,252     9,208       34,141
 Accrued expenses..............................    3,019     6,876       20,294
 Accrued interest payable......................      --     11,563        8,074
                                                --------  --------    ---------
   Total current liabilities...................   17,191    47,237       85,048
Equipment loans and line of credit facilities,
 less current portion..........................   12,693    15,695        9,600
Capital lease obligations, less current
 portion.......................................    2,442    11,589       32,201
Convertible subordinated notes.................      --        --       250,000
Senior notes...................................      --    200,000      275,375
                                                --------  --------    ---------
   Total liabilities...........................   32,326   274,521      652,224
                                                ========  ========    =========
Redeemable convertible preferred stock and
 warrants, $0.001 par value: 74,960,124, no
 shares, and no shares authorized as of
 December 31, 1997 and 1998, and September 30,
 1999 respectively; 34,117,371, no shares, and
 no shares issued and outstanding as of
 December 31, 1997 and 1998, and September 30,
 1999, respectively; aggregate liquidation
 preference of $39,640 as of
 December 31, 1997.............................   39,247       --           --
                                                --------  --------    ---------
Commitments and contingencies
Stockholders' (deficit) equity:
 Preferred stock, $0.001 par value: no shares,
  5,000,000 shares and 5,000,000 shares
  authorized as of December 31, 1997 and 1998,
  and September 30, 1999 and no shares issued
  or outstanding as of December 31, 1997 and
  1998, and September 30, 1999.................      --        --           --
 Convertible preferred stock of Service
  Metrics, Inc.; no shares, 1,553,158, and
  2,585,777 shares issued and outstanding as
  of December 31, 1997 and 1998, and September
  30, 1999, respectively; aggregate
  liquidation preference of $0, $6,000, and
  $15,500 as of December 31, 1997 and 1998,
  and September 30, 1999, respectively.........      --      5,961       15,437
 Common stock, $0.001 par value: 53,281,579,
  50,000,000, and 300,000,000 shares
  authorized as of December 31, 1997 and 1998,
  and September 30 1999, respectively;
  16,538,024, 161,670,932, and
  170,084,342 shares issued and outstanding as
  of December 31, 1997 and 1998, and September
  30, 1999, respectively.......................       17       162          170
 Additional paid-in capital....................    2,493   117,127      195,166
 Notes receivable from stockholders............     (140)      --           --
 Deferred stock compensation...................   (2,393)   (1,080)      (2,903)
 Accumulated deficit...........................  (30,577)  (97,893)    (175,269)
                                                --------  --------    ---------
   Total stockholders' (deficit) equity........  (30,600)   24,277       32,601
                                                ========  ========    =========
                                                $ 40,973  $298,798    $ 684,825
                                                ========  ========    =========

   See accompanying notes to supplemental consolidated financial statements.

                          EXODUS COMMUNICATIONS, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                             Nine Months Ended
                                 Year Ended December 31,       September 30,
                                ---------------------------  ------------------
                                 1996      1997      1998      1998      1999
                                -------  --------  --------  --------  --------
                                                                (Unaudited)
Revenues:
  Service revenues............  $ 2,454  $ 11,588  $ 49,815
  Equipment revenues..........      676       820     2,930
                                -------  --------  --------
    Total revenues............    3,130    12,408    52,745  $ 31,638  $140,754
                                -------  --------  --------  --------  --------
Costs and expenses:
  Cost of service revenues....    2,538    16,228    59,280
  Cost of equipment revenues..      452       640     2,298
                                -------  --------  --------
    Total cost of revenue.....    2,990    16,868    61,578    39,291   118,827
  Marketing and sales.........    2,734    12,702    29,034    20,576    42,473
  General and administrative..    1,056     5,983    16,058     9,664    25,548
  Product development.........      444     1,647     3,507     2,389     5,641
  Amortization of
   intangibles................      --        --        141       --      4,674
  Restructuring costs.........      --        --        --        --        923
                                -------  --------  --------  --------  --------
    Total expenses............    4,234    20,332    48,740    32,629    79,259
                                -------  --------  --------  --------  --------
    Total costs and expenses..    7,224    37,200   110,318    71,920   198,086
                                -------  --------  --------  --------  --------
    Operating loss............   (4,094)  (24,792)  (57,573)  (40,282)  (57,332)
Interest income...............       68       193     7,157     4,028    10,561
Interest expense..............     (107)     (699)  (16,900)   (9,138)  (30,605)
                                -------  --------  --------  --------  --------
    Net loss..................   (4,133)  (25,298)  (67,316)  (45,392)  (77,376)
Cumulative dividends and
 accretion on redeemable
 convertible preferred stock..      --     (1,413)   (2,014)   (2,014)      --
                                -------  --------  --------  --------  --------
Net loss attributable to
 common stockholders..........  $(4,133) $(26,711) $(69,330) $(47,406) $(77,376)
                                =======  ========  ========  ========  ========
Basic and diluted net loss per
 share........................  $ (0.27) $  (1.73) $  (0.55) $  (0.42) $  (0.47)
                                =======  ========  ========  ========  ========
Shares used in computing basic
 and diluted net loss per
 share........................   15,312    15,428   125,808   114,088   165,974
                                =======  ========  ========  ========  ========

   See accompanying notes to supplemental consolidated financial statements.

                          EXODUS COMMUNICATIONS, INC.

     SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                 (in thousands)

                           Convertible
                            Preferred
                            Stock of
                            Services                                 Notes                                  Total
                          Metrics, Inc. Common Stock   Additional  Receivable    Deferred               Stockholders'
                          ------------- --------------  Paid-In       from        Stock     Accumulated   (Deficit)
                          Shares Amount Shares  Amount  Capital   Stockholders Compensation   Deficit      Equity
                          ------ ------ ------  ------ ---------- ------------ ------------ ----------- -------------
Balances as of December
 31, 1995...............    --   $  --  14,568   $15     $  186      $(195)      $   --      $ (1,146)    $ (1,140)
Issuance of common
 stock..................    --      --   1,072     1         31        --            --           --            32
Issuance of common stock
 in connection with
 stock purchase plan and
 exercise of stock
 options................    --      --     128    --          4         (3)          --           --             1
Repurchase of common
 stock..................    --      --    (200)   --         (6)         6           --           --           --
Repayment of notes
 receivable from
 stockholders...........    --      --     --     --        --           6           --           --             6
Net loss................    --      --     --     --        --         --            --        (4,133)      (4,133)
                          -----  ------ ------   ---     ------      -----       -------     --------     --------
Balances as of December
 31, 1996...............    --      --  15,568    16        215       (186)          --        (5,279)      (5,234)

Issuance of common stock
 in connection with
 exercise of stock
 options and warrants...    --      --   1,378     1        221        --            --           --           222
Repurchase of common
 stock..................    --      --    (408)   --        (12)        12           --           --           --
Repayment of notes
 receivable from
 stockholders...........    --      --     --     --        --          34           --           --            34
Deferred stock
 compensation related to
 stock option grants....    --      --     --     --      3,482        --         (3,482)         --           --
Amortization of deferred
 stock compensation.....    --      --     --     --        --         --          1,089          --         1,089
Accrual of cumulative
 dividends on Series C
 and D redeemable
 convertible preferred
 stock..................    --      --     --     --       (750)       --            --           --          (750)
Accretion on Series C
 and D redeemable
 convertible preferred
 stock..................    --      --     --     --       (663)       --            --           --          (663)
Net loss................    --      --     --     --        --         --            --       (25,298)     (25,298)
                          -----  ------ ------   ---     ------      -----       -------     --------     --------
Balances as of December
 31, 1997...............    --      --  16,538    17      2,493       (140)       (2,393)     (30,577)     (30,600)

Issuance of common stock
 in connection with
 employee stock purchase
 plan and exercise of
 stock options and
 warrants...............    --      --   6,703     7      2,286        --            --           --         2,293
Issuance of common stock
 in conjunction with
 initial public
 offering, net of
 offering costs of
 $7,062.................    --      --  41,000    41     69,777        --            --           --        69,818
Issuance of common stock
 to an officer for
 cash...................    --      --     400    --        450        --            --           --           450
Issuance of common stock
 and common stock
 warrants...............    --      --     --     --        786        --            --           --           786
Issuance of Service
 Metrics, Inc.
 convertible preferred
 stock..................  1,553   5,961    --     --        --         --            --           --         5,961
Issuance of Service
 Metrics, Inc. common
 stock to founders......    --      --   1,132     1          8        --            --           --             9
Repayment of notes
 receivable from
 stockholders...........    --      --     --     --        --         140           --           --           140

                                                                     (continued)

                          EXODUS COMMUNICATIONS, INC.

    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY--
                                  (Continued)
                                 (in thousands)

                           Convertible
                            Preferred
                             Stock of
                             Services                                 Notes                                  Total
                          Metrics, Inc.   Common Stock  Additional  Receivable    Deferred               Stockholders'
                          -------------- --------------  Paid-In       from        Stock     Accumulated   (Deficit)
                          Shares Amount  Shares  Amount  Capital   Stockholders Compensation   Deficit      Equity
                          ------ ------- ------- ------ ---------- ------------ ------------ ----------- -------------
Conversion of redeemable
 convertible preferred
 stock into common
 stock..................    --   $   --   95,898  $ 96   $ 43,341     $  --       $   --      $     --     $ 43,437
Amortization of deferred
 stock compensation.....    --       --      --    --         --         --         1,313           --        1,313
Accrual of cumulative
 dividends on Series C
 and D redeemable
 convertible preferred
 stock..................    --       --      --    --        (462)       --           --            --         (462)
Accretion on Series C
 and D redeemable
 convertible preferred
 stock..................    --       --      --    --      (1,552)       --           --            --       (1,552)
Net loss................    --       --      --    --         --         --           --        (67,316)    (67,316)
                          -----  ------- -------  ----   --------     -----       -------     ---------    --------

Balances as of December
 31, 1998...............  1,553    5,961 161,671   162    117,127        --        (1,080)      (97,893)     24,277
Issuance of common stock
 in connection with
 employee stock purchase
 plan and exercise of
 stock options and
 warrants (unaudited)...    --       --    6,813     7     14,000        --           --            --       14,007
Issuance of common stock
 and assumption of
 options in connection
 with the acquisition of
 Cohesive Technology
 Solutions, Inc.
 (unaudited)............    --       --    1,600     1     61,261        --           --            --       61,262
Issuance of Service
 Metrics, Inc.
 convertible preferred
 stock (unaudited)......  1,033    9,476     --    --         --         --           --            --        9,476
Deferred stock
 compensation related to
 Service Metrics, Inc.
 stock option grants
 (unaudited)............    --       --      --    --       2,778        --        (2,778)          --          --
Amortization of deferred
 stock compensation
 (unaudited)............    --       --      --    --         --         --           955           --          955
Net loss (unaudited)....    --       --      --    --         --         --           --        (77,376)    (77,376)
                          -----  ------- -------  ----   --------     -----       -------     ---------    --------

Balances as of September
 30, 1999 (unaudited)...  2,586  $15,437 170,084  $170   $195,166     $ --        $(2,903)    $(175,269)   $ 32,601
                          =====  ======= =======  ====   ========     =====       =======     =========    ========

   See accompanying notes to supplemental consolidated financial statements.

                          EXODUS COMMUNICATIONS, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                            Nine Months Ended
                                Year Ended December 31,       September 30,
                               ---------------------------  -------------------
                                1996      1997      1998      1998      1999
                               -------  --------  --------  --------  ---------
                                                               (Unaudited)
Cash flows from operating
 activities:
 Net loss....................  $(4,133) $(25,298) $(67,316) $(45,392) $ (77,376)
 Adjustments to reconcile net
  loss to net cash used for
  operating activities:
   Depreciation and
    amortization.............      461     3,429    13,024     8,575     28,383
   Loss on disposal of
    property and equipment...      --        --        464       248        --
   Noncash common stock and
    warrant expense..........      --        --        786       786        --
   Amortization of deferred
    stock compensation.......      --      1,089     1,354     1,081        955
   Amortization of debt
    issuance costs...........      --        --        846       274      1,063
   Interest accretion on
    restricted cash
    equivalents and
    investments..............      --        --     (1,088)     (580)    (1,068)
   Changes in operating
    assets and liabilities:
     Accounts receivable.....     (265)   (1,316)   (8,306)   (7,127)   (28,272)
     Prepaid expenses and
      other assets...........     (189)     (748)   (4,193)   (3,970)   (17,516)
     Accounts payable........      671     5,089     2,791     4,981     22,980
     Accrued expenses........      339     2,237     2,763     3,806      5,798
     Accrued interest
      payable................      --        --     11,563     5,750     (3,489)
                               -------  --------  --------  --------  ---------
      Net cash used for
       operating activities..   (3,116)  (15,518)  (47,312)  (31,568)   (68,542)
                               -------  --------  --------  --------  ---------
Cash flows from investing
 activities:
 Capital expenditures........   (3,499)  (22,489)  (44,564)  (26,680)  (160,624)
 Proceeds from sale of
  property and equipment.....      --        --        245       --         --
 Businesses acquired, net of
  cash received..............      --        --     (5,654)      --     (70,398)
 Release of restricted cash
  and investments............      --        --        --        --      24,938
 Increase in restricted cash
  equivalents and
  investments................     (378)   (1,375)  (42,773)  (43,562)   (13,413)
 Other assets................      --        --        (11)      (81)   (15,637)
                               -------  --------  --------  --------  ---------
      Net cash used for
       investing activities..   (3,877)  (23,864)  (92,757)  (70,323)  (235,134)
                               -------  --------  --------  --------  ---------
Cash flows from financing
 activities:
 Proceeds from issuance of
  redeemable convertible
  preferred stock and
  warrants...................    9,409    23,320     2,176     2,176        --
 Proceeds from issuance of
  Service Metrics, Inc.
  convertible preferred
  stock......................      --        --      5,961       982      9,477
 Proceeds from issuance of
  common stock, net..........       32       222    72,530    71,362     14,006
 Proceeds from issuance of
  bridge financing
  convertible notes..........      --      3,975       --        --         --
 Repayment of notes
  receivable from
  stockholders...............        7        34       140        90        --
 Bank borrowings, net........     (100)    3,000    (3,000)   (3,000)       --
 Proceeds from sale-leaseback
  transactions...............      552       932     4,035     4,190        776
 Payments on capital leases
  obligations................     (154)     (720)   (3,020)   (1,689)    (6,468)
 Proceeds from equipment
  loans and line of credit
  facilities.................    1,296    16,480    18,611    18,611        --
 Repayment of equipment loans
  and line of credit
  facilities.................     (497)   (1,306)   (5,019)   (3,468)   (13,529)
 Proceeds from convertible
  subordinated notes, net....      --        --        --        --     242,124
 Proceeds from senior notes,
  net of discounts and
  offering costs.............      --        --    193,400   194,000     73,246
                               -------  --------  --------  --------  ---------
      Net cash provided by
       financing activities..   10,545    45,937   285,814   283,254    319,632
                               -------  --------  --------  --------  ---------
Net increase in cash and cash
 equivalents.................    3,552     6,555   145,745   181,363     15,956
Cash and cash equivalents at
 beginning of period.........      163     3,715    10,270    10,270    156,015
                               -------  --------  --------  --------  ---------
Cash and cash equivalents at
 end of period...............  $ 3,715  $ 10,270  $156,015  $191,633  $ 171,971
                               =======  ========  ========  ========  =========
Supplemental disclosures of
 cash flow information:
 Cash paid--interest.........  $   --   $    699  $  4,923  $  2,923  $  34,010
                               =======  ========  ========  ========  =========
 Noncash investing and
  financing activities:
   Assets recorded under
    capital leases...........  $    27  $  2,700  $ 12,001  $  6,848  $  35,897
                               =======  ========  ========  ========  =========
   Conversion of note payable
    to stockholder to
    preferred stock..........  $   200  $    --   $    --   $    --   $     --
                               =======  ========  ========  ========  =========
   Cumulative dividends and
    accretion on Series C and
    D redeemable convertible
    preferred stock..........  $   --   $  1,413  $  2,014  $  2,014  $     --
                               =======  ========  ========  ========  =========
   Deferred compensation on
    grants of stock options..  $   --   $  3,482  $    --   $    --   $   2,778
                               =======  ========  ========  ========  =========
   Warrants issued for
    financing commitments....  $   --   $    730  $    --   $    --   $     --
                               =======  ========  ========  ========  =========
   Conversion of bridge
    financing convertible
    notes to redeemable
    convertible preferred
    stock....................  $   --   $  3,975  $    --   $    --   $     --
                               =======  ========  ========  ========  =========
   Conversion of redeemable
    convertible preferred
    stock to common stock....  $   --   $    --   $ 43,437  $ 43,437  $     --
                               =======  ========  ========  ========  =========
   Issuance of common stock
    and assumption of options
    in connection with the
    acquisition of Cohesive
    Technology Solutions,
    Inc. ....................  $   --   $    --   $    --   $    --   $  61,262
                               =======  ========  ========  ========  =========

   See accompanying notes to supplemental consolidated financial statements.

                          EXODUS COMMUNICATIONS, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

(1) Summary of the Company and Significant Accounting Policies

The Company

   Exodus Communications, Inc. ("Exodus" or "the Company") is a leading provider of Internet system and network management solutions and technology professional services for enterprises with mission-critical Internet operations.

   The accompanying supplemental consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

   The supplemental consolidated financial statements have been prepared to give retroactive effect to the merger with Service Metrics, Inc. ("SMI" or "Service Metrics") on November 23, 1999. The consolidated financial statements have been restated for all periods presented as if SMI and the Company had always been combined. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These supplemental financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

   In recording the pooling-of-interests combination, the Company's consolidated statement of operations for the year ended December 31, 1998 has been combined with SMI's statement of operations for the period from May 19, 1998 ("inception") through December 31, 1998. The Company's consolidated statements of operations for the nine-month periods ended September 30, 1998 and 1999 have been combined with SMI's statements of operations for the period from inception through September 30, 1998, and the nine-month period ended September 30, 1999, respectively. The consolidated balance sheets of the Company as of December 31, 1998 and September 30, 1999, have been combined with the balance sheets of Service Metrics as of the same dates.

   Service Metrics, which was incorporated in May 1998, is a leading provider of Internet monitoring applications and services that measure the consistency, availability and performance of Web sites. SMI is based in Boulder, Colorado, and had 79 employees as of November 1999.

   In connection with the merger, the former shareholders and option holders of SMI common stock received shares and options of Exodus common stock at the rate of approximately 0.252 shares of Exodus common stock for each share of SMI common stock. The Company issued a total of approximately 6,200,000 shares of Exodus common stock in exchange for all outstanding shares of SMI common stock and reserved approximately 760,000 shares of common stock for issuance upon the exercise of SMI options the Company assumed pursuant to the merger agreement.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   As SMI was incorporated in May 1998, supplemental results of operations for the periods ended December 31, 1996 and 1997 are the same as Exodus' results of operations. The results of operations previously reported by the separate companies and the combined amounts presented in the supplemental consolidated financial statements are summarized below.

                                                             Nine Months Ended
                                                     Year      September 30,
                                                    Ended    ------------------
                                                     1998      1998      1999
                                                   --------  --------  --------
   Net revenues:
     Exodus....................................... $ 52,738  $ 31,638  $140,186
     Service Metrics..............................        7       --        568
                                                   --------  --------  --------
     Combined..................................... $ 52,745  $ 31,638  $140,754
                                                   ========  ========  ========
   Net loss:
     Exodus....................................... $(66,442) $(45,057) $(71,880)
     Service Metrics..............................     (874)     (335)   (5,496)
                                                   --------  --------  --------
     Combined..................................... $(67,316) $(45,392) $(77,376)
                                                   ========  ========  ========

Use of Estimates

   The preparation of supplemental consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the supplemental consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

   The Company's revenues consist of (i) monthly fees from customer use of Internet Data Center sites, network services, managed services, and professional services and use of equipment and software provided by the Company, (ii) revenues from sales of third-party equipment to customers and
(iii) fees for installation and certain professional services. Currently, substantially all of the Company's revenue is derived from services. Revenues (other than installation fees, equipment sales to customers and certain professional services) are generally billed and recognized ratably over the term of the contract, which is generally one year. Installation fees are typically recognized at the time the installation occurs, and equipment revenues are typically recognized when the equipment is delivered to the customer or placed into service at an Internet Data Center. The Company sells third-party equipment to its customers as an accommodation to facilitate their purchase of services. One-time professional service fees are typically recognized when services are rendered.

Cash Equivalents and Investments

   Cash equivalents consist of highly liquid investments with original maturities of 90 days or less. As of September 30, 1999, cash equivalents consisted principally of money market funds at four financial institutions.

   The Company classifies its investments as "held-to-maturity." As of September 30, 1999, such investments consisted of U.S. Treasury Notes and are recorded at amortized cost.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   The components of restricted cash equivalents and investments are as follows (in thousands):

                                                    December 31, September 30,
                                                        1998         1999
                                                    ------------ -------------
   U.S. treasury notes:
     Due within one year...........................   $10,733       $29,528
     Due after one year through two years..........    20,594           --
   Money market funds..............................    11,049           --
   Cash collateral related to leases...............     3,238         5,916
                                                      -------       -------
   Total restricted cash equivalents and
    investments....................................   $45,614       $35,444
                                                      =======       =======

   See Notes 4 and 6 for additional information regarding restricted cash equivalents and investments.

Financial Instruments and Concentration of Credit Risk

   The carrying value of the Company's financial instruments, including cash and cash equivalents, investments, accounts receivable, bank borrowings and debt approximates fair market value. Financial instruments that potentially expose the Company to a concentration of credit risk principally consist of cash and cash equivalents, investments and accounts receivable.

   The Company's customer base is primarily composed of businesses throughout the United States. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential losses.

Property and Equipment

   Property and equipment are stated at cost and depreciated on a straight-line basis over their respective estimated useful lives, which are generally three to five years. Equipment recorded under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the respective lease term or estimated useful life of the asset.

Software Development Costs

   The Company capitalizes software development costs incurred to develop certain of the Company's collaborative system management services that are included in the Company's co-location services in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Costs are capitalized after technological feasibility is achieved; generally upon the development of a working model. To date, software development costs capitalizable under SFAS No. 86 have not been material.

Income Taxes

   The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be recovered.

Stock-Based Compensation

   The Company uses the intrinsic value-based method to account for all of its employee stock-based compensation plans. Expense associated with stock-based compensation is being amortized consistent with the method described in Financial Accounting Standards Board (FASB) Interpretation No. 28 over the vesting period of the individual options.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

   The Company evaluates its long-lived assets, including goodwill and certain identifiable intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Unaudited Interim Financial Statements

   The accompanying unaudited supplemental consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, the accompanying unaudited supplemental consolidated financial statements have been prepared on the same basis as the audited supplemental consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Company's financial position as of September 30, 1999, and the results of its operations and its cash flows for the nine-month periods ended September 30, 1998 and 1999.

Goodwill and Other Intangible Assets

   Goodwill and other intangible assets are comprised primarily of amounts recorded in business acquisitions and are included in intangibles and other assets on the accompanying supplemental consolidated balance sheets. The goodwill and other intangible amounts related to the acquisitions are being amortized on a straight-line basis over periods generally ranging from 5 to 10 years (see Note 2).

                          EXODUS COMMUNICATIONS, INC.

       December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


Net Loss Per Share

   Basic and diluted net loss per share has been computed by dividing the net loss attributable to holders of common stock by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share does not include the effect of the following common equivalent shares as the effect of their inclusion is antidilutive during each period (in thousands):

                                         Years Ended December  Nine Months Ended
                                                 31,             September 30,
                                        ---------------------- -----------------
                                         1996    1997    1998    1998     1999
                                        ------- ------- ------ -------- --------
Shares issuable under stock options...    2,336  13,672 38,594   26,810   51,940
Shares issuable pursuant to warrants
 to purchase common stock and
 redeemable convertible preferred
 stock................................    5,096  22,504  1,448    2,136      506
Shares of redeemable convertible
 preferred stock and convertible
 preferred stock of SMI on an "as if
 converted" basis.....................  124,296 272,936  3,106    1,086    5,172
Shares of convertible subordinated
 notes on an "as if converted" basis..      --      --     --       --    21,892

Comprehensive Loss

   There are no differences between consolidated net loss and comprehensive loss for any period presented.

Reclassifications

   Certain prior period amounts have been reclassified to conform to the current period presentation.

(2) Business Combinations

   On October 2, 1998, the Company purchased substantially all of the assets, including customer agreements, and assumed certain liabilities of Arca Systems, Inc. ("Arca"), a wholly owned subsidiary of Cyberguard Corporation. Arca, which has been in business for more than 10 years, is a provider of advanced network and system security consulting services and designs and develops security technology solutions for complex and sensitive information systems. Arca operates as a wholly owned subsidiary of the Company. Total consideration paid, including direct acquisition costs, aggregated approximately $5,800,000. The acquisition was accounted for as a purchase and the results of Arca have been included from the acquisition date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $5,000,000 and was attributed primarily to workforce in place ($2,500,000) and goodwill ($2,400,000). These amounts are generally being amortized on a straight-line basis over 10 years.

   On February 1, 1999, the Company purchased all of the capital stock of American Information Systems, Inc ("AIS"). AIS provides co-location services as well as professional services. Total

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

consideration paid, including direct acquisition costs, aggregated approximately $20,500,000. The acquisition was accounted for as a purchase with the results of AIS included from the acquisition date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $18,700,000 and was attributed primarily to goodwill ($15,000,000), customer lists ($3,200,000) and assembled workforce ($500,000).
These amounts are being amortized on a straight-line basis over periods ranging from 5 to 7 years.

   On July 27, 1999, the Company completed its acquisition of Cohesive Technology Solutions, Inc. ("Cohesive"). Cohesive offers a variety of services including network design and development, Internet-based and application development and information technology strategy and project management. Pursuant to the terms of the Agreement and Plan of Reorganization, each share of Cohesive common stock was converted into the right to receive 0.10488 shares of Exodus common stock and $1.338 in cash; each share of Cohesive Series A preferred stock was converted into the right to receive $122.337 in cash; each share of Cohesive Series B preferred stock was converted into the right to receive $115.965 in cash; each share of Cohesive Series C preferred stock was converted into the right to receive $5.00 in cash; and each share of Cohesive Series D preferred stock, which automatically converted into Cohesive common stock immediately prior to the merger, was converted into the right to receive
0.10488 shares of Exodus common stock and approximately $6.655 in cash. In addition, the Company assumed each issued and outstanding option to purchase shares of Cohesive common stock which was converted into an option to purchase Exodus common stock using an exchange ratio of 0.14604.

   Pursuant to the exchange ratios applied in the acquisition, the Company issued 1,600,796 shares of Exodus common stock and paid approximately $50,000,000 in cash and assumed options to purchase a total of 408,712 shares of Exodus common stock for a total purchase price of approximately $112,000,000. Of the cash consideration, $10,000,000 was deposited in an escrow account to secure and collateralize the indemnification obligations of Cohesive stockholders to Exodus and certain affiliates of Exodus. The acquisition was accounted for as a purchase with the results of Cohesive included from the acquisition date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $107,900,000 and was attributed primarily to goodwill ($69,300,000), customer lists ($32,300,000) and workforce in place ($6,300,000). These amounts are being amortized on a straight-line basis over periods ranging from 5 to 8 years.

   The following summary, prepared on an unaudited pro forma basis, combines the Company's supplemental consolidated results of operations with Arca's, AIS', and Cohesive's results of operations, as if Arca, AIS, and Cohesive had been acquired as of January 1, 1997 (in thousands, except per share data):

                                  Year Ended        Nine Months   Nine Months
                                 December 31,          Ended         Ended
                               ------------------  September 30, September 30,
                                 1997      1998        1998          1999
                               --------  --------  ------------- -------------
   Revenues................... $ 41,004  $103,774    $ 69,208      $169,945
   Net loss attributable to
    holders of common stock... $(24,009) $(87,022)   $(62,892)     $(87,215)
   Basic and diluted net loss
    per share................. $  (1.41) $  (0.68)   $  (0.54)     $  (0.52)
   Shares used in pro forma
    per share calculation ....   17,028   127,408     115,688       167,188

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   The pro forma results are not necessarily indicative of what would have occurred if the acquisitions had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

   In November 1999, the Company agreed to acquire Global OnLine Japan Co., Ltd., an Internet solutions provider based in Tokyo. The transaction is expected to close by the end of December 1999 and will be accounted for as a purchase.

(3) Financial Statement Components

Property and Equipment

   Property and equipment consisted of the following (in thousands):

                                                  December 31,
                                                 --------------- September 30,
                                                  1997    1998       1999
                                                 ------- ------- -------------
   Data centers and related equipment........... $16,316 $43,959   $150,239
   Furniture, fixtures, computer equipment and
    other.......................................  12,815  33,179     94,892
   Construction in progress.....................     --    8,497     40,576
                                                 ------- -------   --------
                                                  29,131  85,635    285,707
   Less accumulated depreciation and
    amortization................................   3,961  17,063     40,315
                                                 ------- -------   --------
                                                 $25,170 $68,572   $245,392
                                                 ======= =======   ========

   Computer and other equipment and certain data center infrastructure are recorded under capital leases that aggregated $4,492,000, $20,528,000, and $56,425,000 as of December 31, 1997 and 1998, and September 30, 1999,
respectively. Accumulated amortization on the assets recorded under capital leases aggregated $722,000, $4,452,000, and $12,621,000 as of December 31, 1997
and 1998, and September 30, 1999, respectively.

Accrued Expenses

   Accrued expenses consisted of the following (in thousands):

                                                     December 31,
                                                     ------------- September 30,
                                                      1997   1998      1999
                                                     ------ ------ -------------
   Accrued payroll and related expenses............. $1,183 $2,956    $ 9,074
   Other............................................  1,836  3,920     11,220
                                                     ------ ------    -------
                                                     $3,019 $6,876    $20,294
                                                     ====== ======    =======

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


(4) Bank Borrowings and Debt

   A summary of equipment loans and line of credit facilities follows (in thousands):

                                                  December 31,
                                                ----------------- September 30,
                                                  1997     1998       1999
                                                -------- -------- -------------
$1,800,000 equipment line of credit facility;
 effective interest rate of 16.4%; principal
 and interest due April 2000 through September
 2000; collateralized by equipment............  $  1,393 $    981    $   583
$3,000,000 equipment line of credit facility--
 April 1997; effective interest rate of 12.9%;
 principal and interest due monthly through
 July 2001; collateralized by equipment.......     2,756    2,080      1,448
$6,500,000 equipment line of credit facility;
 effective interest rate of 15.9%; principal
 and interest due monthly through July 2001;
 collateralized by equipment..................     6,312    4,842      3,523
$3,000,000 equipment line of credit facility--
 August 1997; effective interest rate of
 16.2%; principal and interest due monthly
 through May 2001; collateralized by
 equipment....................................     2,787    2,192      1,617
$5,000,000 equipment line of credit facility;
 effective interest rate of 16.2%; principal
 and interest due monthly through September
 2001; collateralized by equipment............     3,044    3,084      2,322
$10,000,000 equipment line of credit facility;
 effective interest rate of 13.8%; principal
 and interest due monthly through August 2002;
 collateralized by equipment..................       --     8,883      7,329
$8,000,000 line of credit facility; interest
 rate of 12.8%; principal and interest due
 March 1999; collateralized by all of the
 Company's assets.............................       --     8,000        --
Other.........................................       178      --         500
                                                -------- --------    -------
                                                  16,470   30,062     17,322
Less current portion..........................     3,777   14,367      7,722
                                                -------- --------    -------
Equipment loans and line of credit facilities,
 less current portion.........................  $ 12,693 $ 15,695    $ 9,600
                                                ======== ========    =======

   As of December 31, 1998, aggregate maturities for outstanding equipment loans and line of credit facilities, for fiscal 1999, 2000, 2001 and 2002 were $14,367,000, $7,342,000, $5,943,000 and $2,410,000, respectively.

   On July 1, 1998, the Company issued $200,000,000 of 11% Senior Notes ("Original Senior Notes") due 2008 for aggregate net proceeds of approximately $193,400,000 (net of discounts to the initial purchasers and offering expenses). Interest is payable semiannually on January 1 and July 1 of each year commencing January 1, 1999. As of December 31, 1998, restricted cash equivalents and investments include approximately $42,400,000 deposited with an escrow agent that will be used to pay the first four semiannual interest payments when due. Interest payments of $11,250,000 were made in January and July 1999. Subject to significant exceptions, the Original Senior Notes indenture restricts, among other things, the Company's ability to incur additional indebtedness and the use of proceeds therefrom, pay dividends, make certain other restricted payments, incur certain liens to secure indebtedness or engage in merger transactions.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   On March 3, 1999, the Company issued $250,000,000 of 5% Convertible Subordinated Notes due March 15, 2006 (the "Convertible Notes") for aggregate net proceeds of approximately $242,100,000 (net of offering expenses). Proceeds from the sale of the Convertible Notes may be used only for limited purposes. Proceeds in the amount of $48,500,000 may be used for general corporate purposes. The remaining $193,600,000 may be used only to finance the purchase of assets or other businesses to be used in the Company's business.

   The Convertible Notes are convertible into the Company's common stock at a conversion rate of 87.5704 shares per $1,000 principal amount of Convertible Notes, subject to adjustment in certain events and at each holder's option. The Convertible Notes will not be subject to redemption prior to March 20, 2001, and generally will be redeemable on or after that date at the option of the Company, at the redemption prices set forth in the indenture to the Convertible Notes ("Convertible Notes Indenture"), subject to certain provisions. In the event of a Change in Control (as defined in the Convertible Notes Indenture), each holder of the Convertible Notes has the right, subject to certain conditions and restrictions, to require the Company to repurchase all or any part of the holder's Convertible Notes at a repurchase price of 100% of the principal amount, plus accrued interest of the Convertible Notes being repurchased. Interest on the Convertible Notes is payable on March 15 and September 15 of each year, commencing on September 15, 1999. Accordingly, the Company made its first interest payment in the amount of approximately $6,700,000 on September 15, 1999. The Convertible Notes are unsecured obligations of the Company and are subordinated to all existing and future Senior Indebtedness (as defined in the Convertible Notes Indenture) and effectively subordinated to all indebtedness and other liabilities of the Company's subsidiaries.

   On June 22, 1999, the Company issued an additional $75,000,000 of Senior Notes due 2008 ("Additional Senior Notes") at 100.50% plus accrued interest, if any, from June 22, 1999, for aggregate net proceeds of approximately $73,200,000 (net of offering expenses). The Company issued the Additional Senior Notes under the indenture dated July 1, 1998 under which it previously issued the Original Senior Notes discussed above. The Additional Senior Notes will be subject to substantially the same terms and conditions as the Original Senior Notes. Interest is payable semi-annually on January 1 and July 1 of each year commencing July 1, 1999. Concurrent with the closing of the offering, the Company deposited approximately $8,400,000 with an escrow agent that would be sufficient to pay when due the first three interest payments. An interest payment of approximately $211,000 was made on July 1, 1999 representing interest from June 22, 1999 to July 1, 1999.

   On July 22, 1999, the Company amended its revolving line of credit agreement with a financial institution, increasing the total commitment amount from $7,000,000 to $10,000,000. Pursuant to the terms of the new amendment, the line of credit can be used for working capital requirements, foreign exchange forward contracts, and letters of credit. The amount available for working capital borrowings is limited to $4,000,000. In addition, total foreign exchange contracts at any one time cannot exceed 10 times the amount of the foreign exchange sublimit, which is a maximum of $1,000,000. The line of credit will expire in July 2000 and is subject to certain covenants.

(5) Redeemable Convertible Preferred Stock and Stockholders' (Deficit) Equity

Redeemable Convertible Preferred Stock and Warrants

   In February and March 1996, the Company issued 7,798,483 shares of Series A redeemable convertible preferred stock at $0.413 per share. In October 1996, the Company issued

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

7,738.095 shares of Series B redeemable convertible preferred stock at $0.84 per share. In March and June 1997, the Company received a total of approximately $3,975,000 in cash in exchange for bridge financing convertible promissory notes. In June 1997, the Company issued 15,789,868 shares of Series C redeemable convertible preferred stock for $1.362 per share in exchange for approximately $17,500,000 in cash and the conversion of the bridge financing notes. In December 1997, the Company issued 2,631,579 shares of Series D redeemable convertible preferred stock at $2.85 per share for aggregate cash proceeds of $7,500,000.

   In 1996, in connection with various financing arrangements, the Company issued warrants to purchase an aggregate of 137,256 shares of the Company's common stock at prices ranging from $0.30 to $0.34 per share. Also in 1996, in connection with various lease agreements and other matters, the Company issued warrants to purchase 329,167 shares of the Company's Series B1 redeemable convertible preferred stock at $0.84 per share.

   In March and June 1997, in connection with the bridge financing convertible promissory notes discussed above, the Company issued warrants to purchase 198,697 shares of the Company's Series B redeemable convertible preferred stock at $0.84 per share. In April 1997, in connection with the $3,000,000 equipment line of credit, the Company issued warrants to purchase 196,429 shares of the Company's Series B1 redeemable convertible preferred stock at $0.84 per share. In June 1997, in connection with the issuance of the Company's Series C redeemable convertible preferred stock, the Company issued warrants to purchase 1,579,011 shares of the Company's Series C redeemable convertible preferred stock at $1.362 per share. In August and September 1997, in connection with the $3,000,000 and the $6,500,000 equipment lines of credit, the Company issued warrants to purchase a total of 271,598 shares of the Company's Series C1 redeemable convertible preferred stock at $1.362 per share. In December 1997, in connection with the $8,000,000 line of credit facility and the $5,000,000 equipment line of credit, the Company issued warrants to purchase 247,826 and 125,000 shares, respectively, of the Company's Series D1 redeemable convertible preferred stock at $2.85 per share.

   In March 1998, in connection with a strategic alliance, the Company issued warrants to purchase an aggregate of 480,000 shares of the Company's common stock at a price of $1.88 per share.

   The fair value of all warrant issuances, calculated using the Black-Scholes option pricing model, with the following assumptions: dividends--none; expected life--contractual term; risk-free interest rate of 5.7% to 6.7%; volatility of 60%, was not material except as follows:

  . The 1,579,011 warrants issued in connection with the sale of the Series C redeemable convertible preferred stock for which the fair value was determined to be $1,200,000. This amount was recorded as a reduction in the carrying value of the Series C redeemable convertible preferred stock and recorded as the carrying value of the Series C warrants.

  . The 247,826 and 125,000 warrants issued in connection with the $8,000,000 line of credit facility and $5,000,000 equipment line of credit, respectively, for which the values were determined to be $530,000 and $200,000, respectively. These amounts are being amortized on a straight-line basis through the commitment periods of the credit facilities.

  . The 480,000 warrants issued in connection with the strategic alliance for which the value was determined to be $525,000. This amount was recorded as marketing and sales expense in the accompanying supplemental consolidated statement of operations for the year ended December 31, 1998.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   Redeemable convertible preferred stock and related warrants issued and outstanding as of December 31, 1997 was as follows:

                                 Redeemable Convertible
                                     Preferred Stock            Warrants
                                 ----------------------- ----------------------
                        Shares   Issued and   Carrying   Issued and   Carrying
   Series             Designated Outstanding    Value    Outstanding   Value
   ------             ---------- ----------- ----------- ----------- ----------
   A.................  7,798,483  7,798,483  $ 3,168,000        --   $      --
   A1................  7,798,483        --           --         --          --
   B.................  8,600,000  7,775,930    6,473,000    160,862         --
   B1................  8,600,000     65,524       55,000    466,072         --
   C................. 17,850,000 15,845,855   20,333,000  1,523,024   1,242,000
   C1................ 17,850,000        --           --     271,598         --
   D.................  3,231,579  2,631,579    7,246,000         --         --
   D1................  3,231,579        --           --     372,826     730,000
                      ---------- ----------  -----------  ---------  ----------
                      74,960,124 34,117,371  $37,275,000  2,794,382  $1,972,000
                      ========== ==========  ===========  =========  ==========

   As of December 31, 1997 and 1998, the Company has 149,304 and 1,448,680 warrants to purchase common stock outstanding, respectively.

Convertible Preferred Stock of Service Metrics, Inc.

   In May 1998, SMI issued 540,936 shares of Series A convertible preferred stock for approximately $1,000,000 in cash. In December 1998, SMI issued 1,012,222 shares of Series B convertible preferred stock for approximately $5,000,000 in cash. In January 1999, SMI issued an additional 303,667 shares of Series B convertible preferred stock for approximately $1,500,000 in cash. In July 1999, SMI issued 728,953 shares of Series C convertible preferred stock for approximately $8,000,000 in cash.

   The Series A, B, and C convertible preferred stock ("SMI Preferred Stock") was convertible, at the option of the holder, into common stock of SMI based on formulas specified in the preferred stock agreements. The SMI Preferred Stock would automatically convert into common stock upon the closing of an initial public offering of SMI, where the net cash proceeds were at least $15,000,000 and the public offering price would be at least $2.50 per share. The holders of the SMI Preferred Stock were entitled to receive dividends at the rate of $0.16 for Series A, $0.48 for Series B, and $1.10 for Series C, when and if declared by the Board of Directors. These dividends were noncumulative. Holders of the SMI preferred stock were entitled to vote upon any matter submitted to the stockholders for a vote and have one vote for each full share of common stock into which their SMI Preferred Stock would be converted at the date of the vote. The SMI Preferred Stock had liquidation privileges generally equal to the SMI Preferred Stock purchase price per share plus any declared but unpaid dividends and was in preference to shares of common stock.

   In connection with the merger between Exodus and SMI on November 23, 1999, all of the SMI preferred shareholders converted their SMI Preferred Stock into SMI common stock which was converted into Exodus Common Stock based on a specified exchange ratio.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


Initial Public Offering

   On March 24, 1998, the Company completed its initial public offering ("IPO") of 41,000,000 shares of its common stock. Net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, aggregated approximately $69,800,000. At the closing of the IPO, all redeemable convertible preferred stock was converted to common stock and all warrants to purchase redeemable convertible preferred stock were converted to warrants to purchase common stock on a one-for-three basis. In connection with the IPO, certain warrant holders exercised their warrants to purchase redeemable convertible preferred stock (which converted into common stock), which resulted in additional proceeds of $1,842,000.

Stock Purchase and Stock Option Plans

   During 1995, the Company adopted a Stock Purchase Plan under which 2,933,336 shares of common stock were authorized. Awards totaling 858,944 shares of common stock were granted to individuals through 1996, at a price of $0.03 per share, the estimated fair market value of the shares on the date of the award. No awards were granted during the years ended December 31, 1997 and 1998. Generally, the shares are subject to a 50-month vesting period. As of December 31, 1998, 34,408 shares remained unvested. Unvested shares are subject to repurchase, at the Company's option, at the original purchase price upon a participant's termination. Of the shares granted, 370,408 had been repurchased by the Company as of December 31, 1998.

   In January 1998, the Company adopted the 1998 Employee Stock Purchase Plan (the "Purchase Plan") and reserved a total of 4,800,000 shares of the Company's common stock for issuance thereunder. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions at a purchase price of 85% of the lower of the fair market value of the common stock on the first day of the offering period or on the last day of the purchase period. During 1998, 436,528 shares were issued under the Purchase Plan at a weighted-average purchase price of $1.67 per share.

   In January 1997, the Company adopted the 1997 Equity Incentive Plan (the "1997 Plan"), which served as the successor to the Company's 1995 Stock Option Plan (the "1995 Plan"). Options granted under the 1995 Plan before its termination continue to remain outstanding in accordance with their terms, but no further options may be granted under the 1995 Plan. Options granted under the 1995 Plan were granted with exercise prices not less than fair market value at the date of grant as determined by the Board of Directors, generally vested 12% after 6 months from the date of grant and 2% per month thereafter, and generally are exercisable for a term of 10 years after the date of grant. Under the 1997 Plan, the Company reserved 17,600,000 shares of its common stock for issuance to employees and consultants to be granted as either incentive or nonqualified stock options. Options granted under the 1997 Plan generally vest 12% after 6 months from the date of grant and 2% per month thereafter and are generally exercisable for a term of 10 years after the date of grant.

   In January 1998, the Company adopted the 1998 Equity Incentive Plan (the "1998 Plan"). On the effective date of the Company's IPO, the 1998 Plan became effective as the successor to the 1997 Plan. The Company has reserved 12,000,000 shares of common stock for issuance under the 1998 Plan in addition to the shares that remain from the 1997 Plan. The 1998 Plan permits the grant of either incentive or nonqualified stock options. Options granted under the 1998 Plan will have a maximum term of 10 years and generally will vest over 50 months. The 1998 Plan will terminate in January 2008.

   On June 2, 1999, the Company's stockholders approved an amendment to the Company's 1998 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 8,000,000 shares, from 12,000,000 shares to 20,000,000 shares.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   In January 1998, the Company adopted the 1998 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 1,600,000 shares of the Company's common stock for issuance thereunder. Each nonemployee director who is or becomes a member of the Board of Directors on or after the effective date of the Company's IPO, with certain limited exceptions, will initially be granted an option for 40,000 shares of the Company's common stock and, thereafter, an option to purchase an additional 10,000 shares of the Company's common stock annually. Initial options granted under the Directors Plan will vest as to 33 1/3% of the shares on each annual anniversary of the date of grant. Annual grants will vest 25% on each annual anniversary of the date of grant. The exercise price of the options granted under the Directors Plan will be at the fair market value of the Company's common stock on the date of grant.

   In January 1998, the Company granted stock options to purchase 2,666,672 shares of common stock to an officer of the Company, of which half have an exercise price of $1.13 per share and vest 100% after 3 years and half have an exercise price of $2.25 per share and vest 100% after 5 years. The stock options accelerate and become fully vested if the Company is acquired or sells all or substantially all of its assets.

   In March 1998, the Company granted a stock option to an officer of the Company to purchase 5,775,848 shares of common stock with an exercise price of $1.13 per share (fair market value on the date of grant) that vests as to 12% of such shares in September 1998 and vests as to an additional 2% per month thereafter.

   In January 1999, the Company adopted the 1999 Stock Option Plan (the "1999 Plan"). Under the 1999 Plan, the Company has reserved 16,000,000 shares of common stock for issuance to employees, consultants, and to be used for acquisitions, to be granted as nonqualified stock options. Options granted under the 1999 Plan generally will vest over 50 months and are generally exercisable for a term of 10 years from the date of grant.

Service Metrics, Inc. Stock Option Plan

   In July 1998, the SMI Board of Directors adopted the 1998 Stock Option Plan. Under the Plan, officers, employees and certain other individuals could be granted options and rights to purchase shares of common stock. Options granted could be either incentive stock options or non-statutory stock options. SMI had reserved 512,624 shares of common stock for issuance of stock options. As of December 31, 1998, 359,841 shares were available for future grant. Depending on the type of option, the exercise price could not be less than the fair market value per common share on the date of grant or as determined by the Board of Directors. Options were exercisable over periods determined by the Board of Directors, not to exceed 10 years, and generally were to vest ratably over 4 years. In the event of the termination of the optionee's relationship with SMI, vested options yet to be exercised would remain exercisable for such period of time ending on the earlier of 3 months after termination or the expiration of the term of the option, or as determined by the Board of Directors.

   In connection with the merger between Exodus and SMI on November 23, 1999, all of the SMI stock options were assumed by Exodus and converted into Exodus stock options based on a specified exchange ratio.

Fair Value Disclosures

   The Company uses the intrinsic value method in accounting for its employee stock-based compensation plans. Accordingly, no compensation cost has been recognized for any of its stock options because the exercise price of each option equaled or exceeded the fair value of the underlying common stock as of the grant date for

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

each stock option, except for stock options granted by the Company from March 1997 through December 1997 and stock options granted by SMI from January 1999 to September 1999. With respect to the stock options granted by the Company from March to December 1997, the Company recorded deferred stock compensation of $3,482,000 for the difference at the grant date between the exercise price and the fair value of the common stock underlying the options. With respect to the stock options granted by SMI from January 1999 to September 1999, SMI recorded deferred stock compensation of $2,778,000. These amounts are being amortized consistent with the method described in FASB Interpretation No. 28 over the vesting period of the individual options, generally 48 to 50 months. Had compensation cost been determined in accordance with SFAS No. 123 for all of the Company's and SMI's stock-based compensation plans, net loss attributable to holders of common stock and net loss per share would have been changed to the amounts indicated below (in thousands, except per share data):

                                                 Years Ended December 31,
                                                 ---------------------------
                                                  1996      1997      1998
                                                 -------  --------  --------
   Net loss applicable to holders of common
    stock:
     As reported ............................... $(4,133) $(26,711) $(69,330)
     Pro forma.................................. $(4,133) $(26,711) $(77,009)
   Basic and diluted net loss per share:
     As reported ............................... $ (0.27) $  (1.73) $  (0.55)
     Pro forma ................................. $ (0.27) $  (1.73) $  (0.61)

   The fair value of each stock option is estimated on the date of grant using the minimum value method prior to the IPO and the Black-Scholes option pricing model after the IPO, with no expected dividends and the following weighted-average assumptions:

                                                    Years Ended December 31,
                                                --------------------------------
                                                   1996       1997       1998
                                                ---------- ---------- ----------
   Expected life............................... 2.55 years 2.59 years 3.09 years
   Risk-free interest rate.....................      6.28%      5.81%      4.98%
   Volatility .................................        --         --      80.00%

   The fair value of purchase rights granted under the Purchase Plan is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for grants in 1998: no expected dividends, expected volatility of 80%, risk-free interest rate of 5.26%, and expected life of 1.33 years. The weighted-average fair value of purchase rights granted under the Purchase Plan during 1998 was $1.25 per share.

                          EXODUS COMMUNICATIONS, INC.

       December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

   A summary of the Company's stock option plans including SMI is as follows:

                                            Years Ended December 31,
                          ----------------------------------------------------------------
                                 1996                  1997                  1998
                          -------------------- --------------------- ---------------------
                                     Weighted-             Weighted-             Weighted-
                                      Average               Average               Average
                                     Exercise              Exercise              Exercise
                           Shares      Price     Shares      Price     Shares      Price
                          ---------  --------- ----------  --------- ----------  ---------
Outstanding at beginning
 of year................  1,000,664    $0.03    2,336,264    $0.03   13,674,288    $0.10
Granted.................  1,797,872     0.04   12,894,400     0.11   31,594,374     2.84
Forfeited...............   (422,800)    0.03     (846,880)    0.08   (2,311,752)    1.03
Exercised...............    (39,472)    0.03     (709,496)    0.04   (4,367,032)    0.33
                          ---------            ----------            ----------
Outstanding at end of
 year ..................  2,336,264     0.03   13,674,288     0.10   38,589,878     2.26
                          ---------            ----------            ----------
Exercisable at end of
 year...................    645,336     0.03    1,791,600     0.06    3,076,720     0.61
                          =========            ==========            ==========
Weighted-average fair
 value of options
 granted during the year
 at market..............  1,797,872     0.01    2,666,136     0.01   28,560,800     1.57
Weighted-average fair
 value of options
 granted during the year
 at less than market....        --       --    10,228,264     0.29      366,914     0.78
Weighted-average fair
 value of options
 granted during the year
 at greater than
 market ................        --       --           --       --     2,666,672     0.53

   The following table summarizes information about stock options outstanding as of December 31, 1998:

                                      Outstanding                Exercisable
                            -------------------------------- -------------------
                                        Weighted-
                                         Average   Weighted-           Weighted-
                                        Remaining   Average             Average
  Range of                  Number of  Contractual Exercise  Number of Exercise
Exercise Prices               Shares      Life       Price    Shares     Price
---------------             ---------- ----------- --------- --------- ---------
$0.03 to 0.10..............  8,789,854 8.51 years    $0.07   1,992,688   $0.06
$0.47 to 1.13..............  9,360,616 9.13           1.04     826,136    0.91
$1.88 to 3.03..............  9,929,680 9.64           2.67      82,544    2.48
$3.84 to 5.00.............. 10,509,728 9.84           4.75     175,352    4.50
                            ----------                       ---------
                            38,589,878 9.31           2.26   3,076,720    0.61
                            ==========                       =========

Stockholder Rights Plan

   In January 1999, the Company adopted a Stockholder Rights Plan ("the Rights Plan"). The Rights Plan is designed to protect the long-term value of the Company for its stockholders during any future unsolicited acquisition attempt. In connection with the Rights Plan, the Company declared a dividend of one preferred share purchase right for each share of the Company's common stock outstanding on February 11, 1999 ("Record Date") and further directed the issuance of one such right with respect to each share of the Company's common stock that is issued after the Record Date, except in certain circumstances.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   On June 2, 1999, stockholders approved an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of common stock issuable by the Company from 100,000,000 to 300,000,000.

Stock Splits

   On April 12, 1999 and August 12, 1999, the Company completed two-for-one stock splits accomplished in the form of stock dividends. Share and per share amounts in the accompanying supplemental consolidated financial statements reflect both two-for-one stock splits retroactively.

(6)Commitments and Contingencies

Leases

   The Company has entered into a number of operating leases for its facilities. The leases expire from 1999 through 2010. As of December 31, 1998, the Company had collateralized letters of credit aggregating $3,238,000 for these leases. The related funds are included in restricted cash equivalents and investments on the accompanying supplemental consolidated balance sheet. The Company also leases certain data center infrastructure and equipment under capital leases. Certain of these capital leases were entered into as sales-leaseback transactions. No gain or loss was recorded in any such transaction due to the short holding period from the time the assets were purchased until the time of the sale-leaseback. Future minimum lease payments as of December 31, 1998 are as follows (in thousands):

                                                               Capital Operating
   Year Ending December 31,                                    Leases   Leases
   ------------------------                                    ------- ---------
   1999....................................................... $ 6,470  $ 9,206
   2000.......................................................   6,720    9,892
   2001.......................................................   6,009    9,964
   2002.......................................................     676    9,508
   2003.......................................................     --     9,271
   Thereafter.................................................     --    43,994
                                                               -------  -------
   Total minimum lease payments...............................  19,875  $91,835
                                                                        =======
   Less amount representing imputed interest..................   3,063
                                                               -------
   Present value of minimum lease payments....................  16,812
   Less current portion.......................................   5,223
                                                               -------
   Capital lease obligations, less current portion............ $11,589
                                                               =======

   The Company's rent expense was $248,000, $1,764,000, $5,583,000, $3,389,000 and $11,143,000 for the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively.

Telecommunications Agreements

   In September 1997, the Company entered into an agreement to obtain telecommunications services for a period of 60 months with a minimum commitment of $230,000 per month. In January 1999, this original agreement was replaced with a new agreement for a period of 60 months with a minimum commitment of $1,000,000 per month.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   In July 1998, the Company entered into an agreement to obtain telecommunications services for a period of 36 months with a minimum commitment of approximately $500,000 per month.

   In August 1999 the Company entered into capacity purchase agreements. The agreements provide for a total potential outlay of approximately $105,000,000 for fiber capacity and related maintenance covering approximately 25 years.

Royalty Agreement

   In April 1997, the Company entered into an agreement with a software company under which the Company licensed certain software for a royalty based on 1% of the Company's gross revenues. Royalty expenses related to this agreement have not been significant to date.

   In March 1999, this agreement was replaced with a new agreement that obligates the Company to make certain future payments for the use of the software license. These payments are not expected to have a material effect on the consolidated financial statements.

Contingencies

   The Company is engaged in certain legal actions arising in the ordinary course of business. The Company believes that it has adequate legal defenses and that the ultimate outcome of these actions will not have a material effect on the Company's consolidated financial position and results of operations.

(7) Income Taxes

   The following table reconciles the expected corporate federal income tax expense (benefit) (computed by multiplying the Company's loss before taxes by 34%) to the Company's actual income tax expense (benefit) (in thousands):

                                                    Years Ended December 31,
                                                    --------------------------
                                                     1996     1997      1998
                                                    -------  -------  --------
   Expected income tax benefit..................... $(1,405) $(8,602) $(22,895)
   Permanent differences...........................       2       15        81
   Net operating loss not benefited................   1,403    8,587    22,814
                                                    -------  -------  --------
     Actual income tax expense (benefit)........... $   --   $   --   $    --
                                                    =======  =======  ========

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 31, 1997 and 1998, are as follows (in thousands):

                                                                1997     1998
                                                               -------  -------
   Deferred tax assets:
     Net operating loss carryforwards......................... $10,941  $35,137
     Difference between book and tax depreciation.............     --     2,284
     Reserves and accruals....................................     195    1,234
     Research and experimentation credit carryforwards........     113      548
     Deferred compensation....................................     437      957
     Other....................................................      41        6
                                                               -------  -------
       Total gross deferred tax assets........................  11,727   40,166
   Less valuation allowance...................................  11,708   40,166
                                                               -------  -------
                                                                    19      --
   Deferred tax liabilities:
     Difference between book and tax depreciation.............     (19)     --
                                                               -------  -------
       Net deferred tax assets................................ $   --   $   --
                                                               =======  =======

   As of December 31, 1998, the Company has a net operating loss carryforward for federal and state purposes of $94,961,000 and $48,753,000, respectively. The difference between the federal and state net operating loss carryforward is due to the 50% limitation of net operating loss carryforwards for state purposes. The federal net operating loss carryforward will expire from 2011 through 2018. The state net operating loss carryforward will expire from 2001 through 2003.

   Gross deferred tax assets as of December 31, 1998 include approximately $3,430,000 relating to the exercise of stock options, which will be credited to equity when realized.

   The net change in the valuation allowance was an increase of $9,654,000 and $28,458,000 for the years ended December 31, 1997 and 1998, respectively.

   Federal and state tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a shift in the ownership of the Company, which constitutes an "ownership change" as defined by Internal Revenue Code, Section 382. The Company has not determined if an ownership change, as defined, has occurred. The Company plans to compute exact limitations upon realization of taxable earnings and associated utilization of the net operating loss carryforwards.

(8) Segment Information

   The Company operates a number of Internet Data Centers throughout the United States and one in Europe. The Company establishes these Internet Data Centers using a consistent investment and operating model. As a result, the expected long-term economic characteristics and financial performance are similar. In particular, each data center provides the same Internet related services to a similar type of customer who may locate its servers in multiple Internet Data Centers. As a result, the Company believes these Internet Data Centers represent one reportable segment under the aggregation criteria of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. Internet Data Center operations primarily include services such as server infrastructure support, Internet connectivity, and managed services.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   With the acquisition of Cohesive on July 27, 1999, management began reviewing financial information and business performance and allocating resources based on both Internet Data Center operations and by professional services, given Cohesive's expertise in networking, Internet-based applications and technology solutions. As a result, the Company identified professional services as an additional reportable segment. Professional services primarily include services such as network design and development, Internet-based and application development, and information technology strategy.

   Financial information for the Company's reportable segments is presented below:

                                                             Nine Months Ended
                                Years Ended December 31,       September 30,
                                ---------------------------  ------------------
                                 1996      1997      1998      1998      1999
                                -------  --------  --------  --------  --------
Revenues:
  Internet Data Centers........ $ 3,130  $ 12,408  $ 52,263  $ 31,423  $119,650
  Professional services........     --        --        482       215    21,104
                                -------  --------  --------  --------  --------
    Total revenues............. $ 3,130  $ 12,408  $ 52,745  $ 31,638  $140,754
                                =======  ========  ========  ========  ========
Operating profit (loss):
  Internet Data Centers........ $    *   $ (1,243) $ (1,492) $ (3,204) $ 23,166
  Professional services........      *        --       (351)       17     1,880
  Corporate areas..............      *    (23,549)  (55,730)  (37,095)  (82,378)
                                -------  --------  --------  --------  --------
    Total operating loss....... $(4,094) $(24,792) $(57,573) $(40,282) $(57,332)
                                =======  ========  ========  ========  ========

                                                    December 31,
                                                  ---------------- September 30,
                                                   1997     1998       1999
                                                  ------- -------- -------------
Total assets:
  Internet Data Centers.......................... $    *  $ 52,725   $200,616
  Professional services..........................      *       212      3,011
  Corporate assets...............................      *   245,861    481,198
                                                  ------- --------   --------
    Total assets................................. $40,973 $298,798   $684,825
                                                  ======= ========   ========

--------
*Information is not available.

(9) Stock Split

   On December 14, 1999, the Company completed a two-for-one stock split accomplished in the form of a stock dividend. Share and per share amounts in the accompanying supplemental consolidated financial statements reflect this two-for-one stock split retroactively.

                    REPORT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Exodus Communications, Inc.:

   We have audited the accompanying consolidated balance sheets of Exodus Communications, Inc. and subsidiaries (the Company) as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1998. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the index on page F-1. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Exodus Communications, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG LLP

Mountain View, California
January 26, 1999, except as to Note 9,
 which is as of November 23, 1999, and
 except as to Note 10, which is as of
 December 14, 1999

                          EXODUS COMMUNICATIONS, INC.

                          CONSOLIDATED BALANCE SHEETS
                (in thousands, except share and per share data)

                                                 December 31,
                                               ------------------  September 30,
                                                 1997      1998        1999
                                               --------  --------  -------------
                                                                    (Unaudited)
                   ASSETS
Current assets:
 Cash and cash equivalents...................  $ 10,270  $150,891    $ 164,215
 Accounts receivable, net of allowance for
  doubtful accounts of $691, $1,821, and
  $5,240 as of December 31, 1997 and 1998,
  and September 30, 1999, respectively.......     1,837     9,648       47,449
 Prepaid expenses and other current assets...     1,377     6,203       18,235
                                               --------  --------    ---------
   Total current assets......................    13,484   166,742      229,899
Property and equipment, net..................    25,170    68,306      241,180
Restricted cash equivalents and investments..     1,753    45,614       35,444
Intangibles and other assets.................       566    12,624      164,873
                                               --------  --------    ---------
                                               $ 40,973  $293,286    $ 671,396
                                               ========  ========    =========
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
   STOCK AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
 Bank borrowings.............................  $  3,000  $    --     $     --
 Current portion of equipment loans and line
  of credit facilities.......................     3,777    14,367        7,722
 Current portion of capital lease
  obligations................................     1,143     5,140       14,131
 Accounts payable............................     6,252     9,208       32,897
 Accrued expenses............................     3,019     6,771       19,757
 Accrued interest payable....................       --     11,563        8,074
                                               --------  --------    ---------
   Total current liabilities.................    17,191    47,049       82,581
Equipment loans and line of credit
 facilities, less current portion............    12,693    15,695        9,600
Capital lease obligations, less current
 portion.....................................     2,442    11,401       30,772
Convertible subordinated notes...............       --        --       250,000
Senior notes.................................       --    200,000      275,375
                                               --------  --------    ---------
   Total liabilities.........................    32,326   274,145      648,328
Redeemable convertible preferred stock and
 warrants, $0.001 par value: 74,960,124, no
 shares, and no shares authorized as of
 December 31, 1997 and 1998, and September
 30, 1999 respectively; 34,117,371, no
 shares, and no shares issued and outstanding
 as of December 31, 1997 and 1998, and
 September 30, 1999, respectively; aggregate
 liquidation preference of $39,640 as of
 December 31, 1997 ..........................    39,247       --           --
                                               --------  --------    ---------
Commitments and contingencies
Stockholders' (deficit) equity:
 Preferred stock, $0.001 par value: no
  shares, 5,000,000 shares and 5,000,000
  shares authorized as of December 31, 1997
  and 1998, and September 30, 1999,
  respectively; and no shares issued or
  outstanding as of December 31, 1997 and
  1998, and September 30, 1999 ..............       --        --           --
 Common stock, $0.001 par value: 53,281,579,
  50,000,000, and 300,000,000 shares
  authorized as of December 31, 1997 and
  1998, and September 30, 1999,
  respectively; 16,538,024, 160,538,816, and
  168,981,250 shares issued and outstanding
  as of December 31, 1997 and 1998, and
  September 30, 1999, respectively ..........        17       161          169
Additional paid-in capital...................     2,493   117,079      192,339
Notes receivable from stockholders...........      (140)      --           --
Deferred stock compensation..................    (2,393)   (1,080)        (541)
Accumulated deficit..........................   (30,577)  (97,019)    (168,899)
                                               --------  --------    ---------
   Total stockholders' (deficit) equity......   (30,600)   19,141       23,068
                                               --------  --------    ---------
                                               $ 40,973  $293,286    $ 671,396
                                               ========  ========    =========

          See accompanying notes to consolidated financial statements.

                          EXODUS COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                             Nine Months Ended
                                 Year Ended December 31,       September 30,
                                ---------------------------  ------------------
                                 1996      1997      1998      1998      1999
                                -------  --------  --------  --------  --------
                                                                (Unaudited)
Revenues:
  Service revenues............  $ 2,454  $ 11,588  $ 49,808
  Equipment revenues..........      676       820     2,930
                                -------  --------  --------  --------  --------
    Total revenues............    3,130    12,408    52,738  $ 31,638  $140,186
                                -------  --------  --------  --------  --------
Costs and expenses:
  Cost of service revenues....    2,538    16,228    59,261
  Cost of equipment revenues..      452       640     2,298
                                -------  --------  --------  --------  --------
    Total cost of revenue.....    2,990    16,868    61,559    39,291   117,775
  Marketing and sales.........    2,734    12,702    28,778    20,467    39,523
  General and administrative..    1,056     5,983    15,724     9,518    24,396
  Product development.........      444     1,647     3,221     2,299     4,610
  Amortization of
   intangibles................      --        --        141       --      4,674
  Restructuring costs.........      --        --        --        --        923
                                -------  --------  --------  --------  --------
    Total expenses............    4,234    20,332    47,864    32,284    74,126
                                -------  --------  --------  --------  --------
    Total costs and expenses..    7,224    37,200   109,423    71,575   191,901
                                -------  --------  --------  --------  --------
    Operating loss............   (4,094)  (24,792)  (56,685)  (39,937)  (51,715)
Interest income...............       68       193     7,137     4,016    10,353
Interest expense..............     (107)     (699)  (16,894)   (9,136)  (30,518)
                                -------  --------  --------  --------  --------
    Net loss..................   (4,133)  (25,298)  (66,442)  (45,057)  (71,880)
Cumulative dividends and
 accretion on redeemable
 convertible preferred stock..      --     (1,413)   (2,014)   (2,014)      --
                                -------  --------  --------  --------  --------
    Net loss attributable to
     common stockholders......  $(4,133) $(26,711) $(68,456) $(47,071) $(71,880)
                                =======  ========  ========  ========  ========
Basic and diluted net loss per
 share........................  $ (0.27) $  (1.73) $  (0.55) $  (0.41) $  (0.44)
                                =======  ========  ========  ========  ========
Shares used in computing basic
 and diluted net loss per
 share .......................   15,312    15,428   125,148   113,584   164,854
                                =======  ========  ========  ========  ========


          See accompanying notes to consolidated financial statements.

                          EXODUS COMMUNICATIONS, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                (in thousands)

                                                        Notes                                  Total
                           Common Stock   Additional  Receivable    Deferred               Stockholders'
                          ---------------  Paid-In       from        Stock     Accumulated   (Deficit)
                          Shares   Amount  Capital   Stockholders Compensation   Deficit      Equity
                          -------  ------ ---------- ------------ ------------ ----------- -------------
Balances as of December
31, 1995................   14,568   $ 15   $    186     $(195)      $   --      $  (1,146)   $ (1,140)
Issuance of common
stock...................    1,072      1         31       --            --            --           32
Issuance of common stock
in connection with stock
purchase plan and
exercise of stock
options.................      128    --           4        (3)          --            --            1
Repurchase of common
stock...................     (200)   --          (6)        6           --            --          --
Repayment of notes
receivable from
stockholders............      --     --         --          6           --            --            6
Net loss................      --     --         --        --            --         (4,133)     (4,133)
                          -------   ----   --------     -----       -------     ---------    --------
Balances as of December
31, 1996................   15,568     16        215      (186)          --         (5,279)     (5,234)
Issuance of common stock
in connection with
exercise of stock
options and warrants....    1,378      1        221       --            --            --          222
Repurchase of common
stock...................     (408)   --         (12)       12           --            --          --
Repayment of notes
receivable from
stockholders............      --     --         --         34           --            --           34
Deferred stock
compensation related to
stock option grants.....      --     --       3,482       --         (3,482)          --          --
Amortization of deferred
stock compensation......      --     --         --        --          1,089           --        1,089
Accrual of cumulative
dividends on Series C
and D redeemable
convertible preferred
stock...................      --     --        (750)      --            --            --         (750)
Accretion on Series C
and D redeemable
convertible
preferred stock.........      --     --        (663)      --            --            --         (663)
Net loss................      --     --         --        --            --        (25,298)    (25,298)
                          -------   ----   --------     -----       -------     ---------    --------
Balances as of December
31, 1997................   16,538     17      2,493      (140)       (2,393)      (30,577)    (30,600)
Issuance of common stock
in connection with
employee stock purchase
plan and exercise of
stock options and
warrants................    6,703      7      2,246       --            --            --        2,253
Issuance of common stock
in conjunction with
initial public offering,
net of offering costs of
$7,062..................   41,000     41     69,777       --            --            --       69,818
Issuance of common stock
to an officer for cash..      400    --         450       --            --            --          450
Issuance of common stock
and common stock
warrants................      --     --         786       --            --            --          786
Repayment of notes
receivable from
stockholders............      --     --         --        140           --            --          140
Conversion of redeemable
convertible preferred
stock into common
stock...................   95,898     96     43,341       --            --            --       43,437
Amortization of deferred
stock compensation......      --     --         --        --          1,313           --        1,313
Accrual of cumulative
dividends on Series C
and D redeemable
convertible preferred
stock...................      --     --        (462)      --            --            --         (462)
Accretion on Series C
and D redeemable
convertible
preferred stock.........      --     --      (1,552)      --            --            --       (1,552)
Net loss................      --     --         --        --            --        (66,442)    (66,442)
                          -------   ----   --------     -----       -------     ---------    --------
Balances as of December
31, 1998................  160,539    161    117,079       --         (1,080)      (97,019)     19,141
Issuance of common stock
in connection with
employee stock purchase
plan and exercise of
stock options and
warrants (unaudited)....    6,842      7     13,999       --            --            --       14,006
Issuance of common stock
and assumption of
options in connection
with the acquisition of
Cohesive Technology
Solutions, Inc..........    1,600      1     61,261       --            --            --       61,262
Amortization of deferred
stock compensation
(unaudited).............      --     --         --        --            539           --          539
Net loss (unaudited)....      --     --         --        --            --        (71,880)    (71,880)
                          -------   ----   --------     -----       -------     ---------    --------
Balances as of September
30, 1999 (unaudited)....  168,981   $169   $192,339     $ --        $  (541)    $(168,899)   $ 23,068
                          =======   ====   ========     =====       =======     =========    ========

         See accompanying notes to consolidated financial statements.

                          EXODUS COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                            Nine Months Ended
                                Year Ended December 31,       September 30,
                               ---------------------------  ------------------
                                1996      1997      1998      1998      1999
                               -------  --------  --------  --------  --------
                                                               (Unaudited)
Cash flows from operating
 activities:
 Net loss....................  $(4,133) $(25,298) $(66,442) $(45,057) $(71,880)
 Adjustments to reconcile net
  loss to net cash used for
  operating activities:
   Depreciation and
    amortization.............      461     3,429    12,997     8,568    28,045
   Loss on disposal of
    property and equipment...      --        --        464       248       --
   Noncash common stock and
    warrant expense..........      --        --        786       786       --
   Amortization of deferred
    stock compensation.......      --      1,089     1,313     1,081       539
   Amortization of debt
    issuance costs...........      --        --        846       274     1,063
   Interest accretion on
    restricted cash
    equivalents and
    investments..............      --        --     (1,088)     (580)   (1,068)
   Changes in operating
    assets and liabilities:
     Accounts receivable.....     (265)   (1,316)   (8,301)   (7,117)  (27,865)
     Prepaid expenses and
      other assets...........     (189)     (748)   (4,086)   (3,970)  (16,812)
     Accounts payable........      671     5,089     2,791     4,981    21,735
     Accrued expenses........      339     2,237     2,659     3,790     5,366
     Accrued interest
      payable................      --        --     11,563     5,750    (3,489)
                               -------  --------  --------  --------  --------
      Net cash used for
       operating activities..   (3,116)  (15,518)  (46,498)  (31,246)  (64,366)
                               -------  --------  --------  --------  --------
Cash flows from investing
 activities:
 Capital expenditures........   (3,499)  (22,489)  (44,564)  (26,523) (157,703)
 Proceeds from sale of
  property and equipment.....      --        --        245       --        --
 Businesses acquired, net of
  cash received..............      --        --     (5,654)      --    (70,398)
 Release of restricted cash
  and investments............      --        --        --        --     24,938
 Increase in restricted cash
  equivalents and
  investments................     (378)   (1,375)  (42,773)  (43,562)  (13,413)
 Other assets................      --        --        --        --    (15,405)
                               -------  --------  --------  --------  --------
      Net cash used for
       investing activities..   (3,877)  (23,864)  (92,746)  (70,085) (231,981)
                               -------  --------  --------  --------  --------
Cash flows from financing
 activities:
 Proceeds from issuance of
  redeemable convertible
  preferred stock and
  warrants...................    9,409    23,320     2,176     2,176       --
 Proceeds from issuance of
  common stock, net..........       32       222    72,521    71,353    14,006
 Proceeds from issuance of
  bridge financing
  convertible notes..........      --      3,975       --        --        --
 Repayment of notes
  receivable from
  stockholders...............        7        34       140        90       --
 Bank borrowings, net........     (100)    3,000    (3,000)   (3,000)      --
 Proceeds from sale-leaseback
  transactions...............      552       932     4,035     4,035       --
 Payments on capital leases
  obligations................     (154)     (720)   (2,999)   (1,689)   (6,176)
 Proceeds from equipment
  loans and line of credit
  facilities.................    1,296    16,480    18,611    18,611       --
 Repayment of equipment loans
  and line of credit
  facilities.................     (497)   (1,306)   (5,019)   (3,468)  (13,529)
 Proceeds from convertible
  subordinated notes, net....      --        --        --        --    242,124
 Proceeds from senior notes,
  net of discounts and
  offering costs.............      --        --    193,400   194,000    73,246
                               -------  --------  --------  --------  --------
      Net cash provided by
       financing activities..   10,545    45,937   279,865   282,108   309,671
                               -------  --------  --------  --------  --------
Net increase in cash and cash
 equivalents.................    3,552     6,555   140,621   180,777    13,324
Cash and cash equivalents at
 beginning of period.........      163     3,715    10,270    10,270   150,891
                               -------  --------  --------  --------  --------
Cash and cash equivalents at
 end of period...............  $ 3,715  $ 10,270  $150,891  $191,047  $164,215
                               =======  ========  ========  ========  ========
Supplemental disclosures of
 cash flow information:
 Cash paid--interest.........  $   --   $    699  $  4,917  $  2,921  $ 33,910
                               =======  ========  ========  ========  ========
Non cash investing and
 financing activities:
 Assets recorded under
  capital leases.............  $    27  $  2,700  $ 11,709  $  6,691  $ 34,538
                               =======  ========  ========  ========  ========
 Conversion of note payable
  to stockholder to preferred
  stock......................  $   200  $    --   $    --   $    --   $    --
                               =======  ========  ========  ========  ========
 Cumulative dividends and
  accretion on Series C and D
  redeemable convertible
  preferred stock............  $   --   $  1,413  $  2,014  $  2,014  $    --
                               =======  ========  ========  ========  ========
 Deferred compensation on
  grants of stock options....  $   --   $  3,482  $    --   $    --   $    --
                               =======  ========  ========  ========  ========
 Warrants issued for
  financing commitments......  $   --   $    730  $    --   $    --   $    --
                               =======  ========  ========  ========  ========
 Conversion of bridge
  financing convertible notes
  to redeemable convertible
  preferred stock............  $   --   $  3,975  $    --   $    --   $    --
                               =======  ========  ========  ========  ========
 Conversion of redeemable
  convertible preferred stock
  to common stock............  $   --   $    --   $ 43,437  $ 43,437  $    --
                               =======  ========  ========  ========  ========
 Issuance of common stock and
  assumption of options in
  connection with the
  acquisition of Cohesive
  Technology Solutions,
  Inc. ......................  $   --   $    --   $    --   $    --   $ 61,262
                               =======  ========  ========  ========  ========

          See accompanying notes to consolidated financial statements.

                          EXODUS COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


(1) Summary of the Company and Significant Accounting Policies

The Company

   Exodus Communications, Inc. ("Exodus" or "the Company") is a leading provider of Internet system and network management solutions and technology professional services for enterprises with mission-critical Internet operations.

   The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

   The Company's revenues consist of (i) monthly fees from customer use of Internet Data Center sites, network services, managed services, and professional services and use of equipment and software provided by the Company, (ii) revenues from sales of third-party equipment to customers and
(iii) fees for installation and certain professional services. Currently, substantially all of the Company's revenue is derived from services. Revenues (other than installation fees, equipment sales to customers and certain professional services) are generally billed and recognized ratably over the term of the contract, which is generally one year. Installation fees are typically recognized at the time the installation occurs, and equipment revenues are typically recognized when the equipment is delivered to the customer or placed into service at an Internet Data Center. The Company sells third-party equipment to its customers as an accommodation to facilitate their purchase of services. One-time professional service fees are typically recognized when services are rendered.

Cash Equivalents and Investments

   Cash equivalents consist of highly liquid investments with original maturities of 90 days or less. As of September 30, 1999 cash equivalents consisted principally of money market funds at three financial institutions.

   The Company classifies its investments as "held-to-maturity." As of September 30, 1999 such investments consisted of United States Treasury Notes and are recorded at amortized cost.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   The components of restricted cash equivalents and investments are as follows (in thousands):

                                                     December 31, September 30,
                                                         1998         1999
                                                     ------------ -------------
   United States treasury notes:
     Due within one year............................   $10,733       $29,528
     Due after one year through two years...........    20,594           --
   Money market funds...............................    11,049           --
   Cash collateral related to leases................     3,238         5,916
                                                       -------       -------
       Total restricted cash equivalents and
        investments.................................   $45,614       $35,444
                                                       =======       =======

   See Notes 4 and 6 for additional information regarding restricted cash equivalents and investments.

Financial Instruments and Concentration of Credit Risk

   The carrying value of the Company's financial instruments, including cash and cash equivalents, investments, accounts receivable, bank borrowings and debt approximates fair market value. Financial instruments that potentially expose the Company to a concentration of credit risk principally consist of cash and cash equivalents, investments and accounts receivable.

   The Company's customer base is primarily composed of businesses throughout the United States. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential losses.

Property and Equipment

   Property and equipment are stated at cost and depreciated on a straight-line basis over their respective estimated useful lives, which are generally three to five years. Equipment recorded under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the respective lease term or estimated useful life of the asset.

Software Development Costs

   The Company capitalizes software development costs incurred to develop certain of the Company's collaborative systems management services that are included in the Company's co-location services in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Costs are capitalized after technological feasibility is achieved; generally upon the development of a working model. To date, software development costs capitalizable under SFAS No. 86 have not been material.

Income Taxes

   The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be recovered.

Stock-Based Compensation

   The Company uses the intrinsic value-based method to account for all of its employee stock-based compensation plans. Expense associated with stock-based compensation is being amortized consistent with the method described in Financial Accounting Standards Board (FASB) Interpretation No. 28 over the vesting period of the individual options.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

   The Company evaluates its long-lived assets, including goodwill and certain identifiable intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Unaudited Interim Financial Statements

   The accompanying unaudited consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, the accompanying unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Company's financial position as of September 30, 1999, and the results of its operations and its cash flows for the nine-month periods ended September 30, 1998 and 1999.

Goodwill and Other Intangible Assets

   Goodwill and other intangible assets are comprised primarily of amounts recorded in business acquisitions and are included in intangibles and other assets on the accompanying consolidated balance sheets. The goodwill and other intangible amounts related to the acquisitions are being amortized on a straight-line basis over periods generally ranging from 5 to 10 years (see Note
2).

                          EXODUS COMMUNICATIONS, INC.

       December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


Net Loss Per Share

   Basic and diluted net loss per share has been computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share does not include the effect of the following common equivalent shares as the effect of their inclusion is antidilutive during each period (in thousands):

                                                                   Nine Months
                                            Year Ended December       Ended
                                                    31,           September 30,
                                           ---------------------- -------------
                                            1996    1997    1998   1998   1999
                                           ------- ------- ------ ------ ------
   Shares issuable under stock options...    2,336  13,672 38,288 26,760 51,282
   Shares issuable pursuant to warrants
    to purchase common and redeemable
    convertible preferred stock..........    5,096  22,504  1,448  2,136    506
   Shares of redeemable convertible
    preferred stock on an "as if
    converted" basis.....................  124,296 272,936    --     --     --
   Shares of convertible subordinated
    notes on an "as if converted" basis..      --      --     --     --  21,892

Comprehensive Loss

   There are no differences between consolidated net loss and comprehensive loss for any period presented.

Reclassifications

   Certain prior period amounts have been reclassified to conform to the current period presentation.

(2) Business Combinations

   On October 2, 1998, the Company purchased substantially all of the assets, including customer agreements, and assumed certain liabilities of Arca Systems, Inc. ("Arca"), a wholly owned subsidiary of Cyberguard Corporation. Arca, which has been in business for more than ten years, is a provider of advanced network and system security consulting services and designs and develops security technology solutions for complex and sensitive information systems. Arca operates as a wholly owned subsidiary of the Company. Total consideration paid, including direct acquisition costs, aggregated approximately $5,800,000. The acquisition was accounted for as a purchase and the results of Arca have been included from the acquisition date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $5,000,000 and was attributed primarily to workforce in place ($2,500,000) and goodwill ($2,400,000). These amounts are generally being amortized on a straight-line basis over 10 years.

   On February 1, 1999, the Company purchased all of the capital stock of American Information Systems, Inc ("AIS"). AIS provides co-location services as well as professional services. Total consideration paid, including direct acquisition costs, aggregated approximately $20,500,000. The acquisition was accounted for as a purchase with the results of AIS included from the acquisition

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $18,700,000 and was attributed primarily to goodwill ($15,000,000), customer lists ($3,200,000) and assembled workforce ($500,000). These amounts are being amortized on a straight-line basis over periods ranging from 5 to 7 years.

   On July 27, 1999, the Company completed its acquisition of Cohesive Technology Solutions, Inc. ("Cohesive"). Cohesive offers a variety of services including network design and development, Internet-based and application development and information technology strategy and project management. Pursuant to the terms of the Agreement and Plan of Reorganization, each share of Cohesive common stock was converted into the right to receive 0.10488 shares of Exodus common stock and $1.338 in cash; each share of Cohesive Series A Preferred Stock was converted into the right to receive $122.337 in cash; each share of Cohesive Series B Preferred Stock was converted into the right to receive $115.965 in cash; each share of Cohesive Series C Preferred Stock was converted into the right to receive $5.00 in cash; and each share of Cohesive Series D Preferred stock, which automatically converted into Cohesive common stock immediately prior to the merger, was converted into the right to receive
0.10488 shares of Exodus common stock and approximately $6.655 in cash. In addition, the Company assumed each issued and outstanding option to purchase shares of Cohesive common stock which was converted into an option to purchase Exodus common stock using an exchange ratio of 0.14604.

   Pursuant to the exchange ratios applied in the acquisition, the Company issued 1,600,796 shares of Exodus common stock and paid approximately $50,000,000 in cash and assumed options to purchase a total of 408,712 shares of Exodus common stock for a total purchase price of approximately $112,000,000. Of the cash consideration, $10,000,000 was deposited in an escrow account to secure and collateralize the indemnification obligations of Cohesive stockholders to Exodus and certain affiliates of Exodus. The acquisition was accounted for as a purchase with the results of Cohesive included from the acquisition date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $107,900,000 and was attributed primarily to goodwill ($69,300,000), customer lists ($32,300,000) and workforce in place ($6,300,000). These amounts are being amortized on a straight-line basis over periods ranging from 5 to 8 years.

   The following summary, prepared on an unaudited pro forma basis, combines the Company's consolidated results of operations with Arca's, AIS', and Cohesive's results of operations, as if Arca, AIS, and Cohesive had been consummated as of January 1, 1997 (in thousands, except per share data):

                                  Year Ended        Nine Months   Nine Months
                                 December 31,          Ended         Ended
                               ------------------  September 30, September 30,
                                 1997      1998        1998          1999
                               --------  --------  ------------- -------------
   Revenues................... $ 41,004  $103,767    $ 69,208      $169,377
   Net loss attributable to
    common stockholders....... $(24,009) $(86,148)   $(62,557)     $(81,719)
   Basic and diluted net loss
    per share................. $  (1.41) $  (0.68)   $  (0.54)     $  (0.49)
   Shares used in pro forma
    per share calculation.....   17,028   126,748     115,184       166,068

   The pro forma results are not necessarily indicative of what would have occurred if the acquisitions had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


(3) Financial Statement Components

Property and Equipment

   Property and equipment consisted of the following (in thousands):

                                                  December 31,
                                                 --------------- September 30,
                                                  1997    1998       1999
                                                 ------- ------- -------------
   Data centers and related equipment........... $16,316 $43,959   $150,239
   Furniture, fixtures, computer equipment and
    other.......................................  12,815  32,887     90,319
   Construction in progress.....................     --    8,497     40,576
                                                 ------- -------   --------
                                                  29,131  85,343    281,134
   Less accumulated depreciation and
    amortization................................   3,961  17,037     39,954
                                                 ------- -------   --------
                                                 $25,170 $68,306   $241,180
                                                 ======= =======   ========

   Computer equipment and certain data center infrastructure are recorded under capital leases that aggregated $4,492,000, $20,236,000, and $54,774,000 as of December 31, 1997 and 1998, and September 30, 1999, respectively. Accumulated amortization on the assets recorded under capital leases aggregated $722,000, $4,426,000, and $12,260,000 as of December 31, 1997 and 1998, and September 30,
1999, respectively.

Accrued Expenses

   Accrued expenses consisted of the following (in thousands):

                                                     December 31,
                                                     ------------- September 30,
                                                      1997   1998      1999
                                                     ------ ------ -------------
   Accrued payroll and related expenses............. $1,183 $2,956    $ 8,940
   Other............................................  1,836  3,815     10,817
                                                     ------ ------    -------
                                                     $3,019 $6,771    $19,757
                                                     ====== ======    =======

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


(4) Bank Borrowings and Debt

   A summary of equipment loans and line of credit facilities follows (in thousands):

                                                   December 31,
                                                  --------------- September 30,
                                                   1997    1998       1999
                                                  ------- ------- -------------
   $1,800,000 equipment line of credit facility;
    effective interest rate of 16.4%; principal
    and interest due April 2000 through
    September 2000; collateralized by
    equipment...................................  $ 1,393 $   981    $  583
   $3,000,000 equipment line of credit
    facility--April 1997; effective interest
    rate of 12.9%; principal and interest due
    monthly through July 2001; collateralized by
    equipment...................................    2,756   2,080     1,448
   $6,500,000 equipment line of credit facility;
    effective interest rate of 15.9%; principal
    and interest due monthly through July 2001;
    collateralized by equipment.................    6,312   4,842     3,523
   $3,000,000 equipment line of credit
    facility--August 1997; effective interest
    rate of 16.2%; principal and interest due
    monthly through May 2001; collateralized by
    equipment...................................    2,787   2,192     1,617
   $5,000,000 equipment line of credit facility;
    effective interest rate of 16.2%; principal
    and interest due monthly through September
    2001; collateralized by equipment...........    3,044   3,084     2,322
   $10,000,000 equipment line of credit
    facility; effective interest rate of 13.8%;
    principal and interest due monthly through
    August 2002; collateralized by equipment....      --    8,883     7,329
   $8,000,000 line of credit facility; interest
    rate of 12.8%; principal and interest due
    March 1999; collateralized by all of the
    Company's assets............................      --    8,000       --
   Other........................................      178     --        500
                                                  ------- -------    ------
                                                   16,470  30,062    17,322
   Less current portion.........................    3,777  14,367     7,722
                                                  ------- -------    ------
   Equipment loans and line of credit
    facilities, less current portion............  $12,693 $15,695    $9,600
                                                  ======= =======    ======

   As of December 31, 1998, aggregate maturities for outstanding equipment loans and line of credit facilities, for fiscal 1999, 2000, 2001 and 2002 were $14,367,000, $7,342,000, $5,943,000 and $2,410,000, respectively.

   On July 1, 1998, the Company issued $200,000,000 of 11 1/4% Senior Notes ("Original Senior Notes") due 2008 for aggregate net proceeds of approximately $193,400,000 (net of discounts to the initial purchasers and offering expenses). Interest is payable semi annually on January 1 and July 1 of each year commencing January 1, 1999. As of December 31, 1998 restricted cash equivalents and investments include approximately $42,400,000 deposited with an escrow agent that will be used to pay the first four semiannual interest payments when due. Interest payments of $11,250,000 were made in January and July 1999. Subject to significant exceptions, the Original Senior Notes Indenture restricts, among other things, the Company's ability to incur additional indebtedness and the use of proceeds therefrom, pay dividends, make certain other restricted payments, incur certain liens to secure indebtedness or engage in merger transactions.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   On March 3, 1999, the Company issued $250,000,000 of 5% Convertible Subordinated Notes due March 15, 2006 (the "Convertible Notes") for aggregate net proceeds of approximately $242,100,000 (net of offering expenses). Proceeds from the sale of the Convertible Notes may be used only for limited purposes. Proceeds in the amount of $48,500,000 may be used for general corporate purposes. The remaining $193,600,000 may be used only to finance the purchase of assets or other businesses to be used in the Company's business.

   The Convertible Notes are convertible into the Company's common stock at a conversion rate of 87.5704 shares per $1,000 principal amount of Convertible Notes, subject to adjustment in certain events and at each holder's option. The Convertible Notes will not be subject to redemption prior to March 20, 2001, and generally will be redeemable on or after that date at the option of the Company, at the redemption prices set forth in the indenture to the Convertible Notes ("Convertible Notes Indenture"), subject to certain provisions. In the event of a Change in Control (as defined in the Convertible Notes Indenture), each holder of the Convertible Notes has the right, subject to certain conditions and restrictions, to require the Company to repurchase all or any part of the holder's Convertible Notes at a repurchase price of 100% of the principal amount, plus accrued interest of the Convertible Notes being repurchased. Interest on the Convertible Notes is payable on March 15 and September 15 of each year, commencing on September 15, 1999. Accordingly, the Company made its first interest payment in the amount of approximately $6,700,000 on September 15, 1999. The Convertible Notes are unsecured obligations of the Company and are subordinated to all existing and future Senior Indebtedness (as defined in the Convertible Notes Indenture) and effectively subordinated to all indebtedness and other liabilities of the Company's subsidiaries.

   On June 22, 1999, the Company issued an additional $75,000,000 of Senior Notes due 2008 ("Additional Senior Notes") at 100.50% plus accrued interest, if any, from June 22, 1999, for aggregate net proceeds of approximately $73,200,000 (net of offering expenses). The Company issued the Additional Senior Notes under the Indenture dated July 1, 1998 under which it previously issued the Original Senior Notes discussed above. The Additional Senior Notes will be subject to substantially the same terms and conditions as the Original Senior Notes. Interest is payable semi-annually on January 1 and July 1 of each year commencing July 1, 1999. Concurrent with the closing of the offering, the Company deposited approximately $8,400,000 with an escrow agent that would be sufficient to pay when due the first three interest payments. An interest payment of approximately $211,000 was made on July 1, 1999 representing interest from June 22, 1999 to July 1, 1999.

   On July 22, 1999, the Company amended its revolving line of credit agreement with a financial institution, increasing the total commitment amount from $7,000,000 to $10,000,000. Pursuant to the terms of the new amendment, the line of credit can be used for working capital requirements, foreign exchange forward contracts, and letters of credit. The amount available for working capital borrowings is limited to $4,000,000. In addition, total foreign exchange contracts at any one time cannot exceed ten times the amount of the foreign exchange sublimit, which is a maximum of $1,000,000. The line of credit will expire in July 2000 and is subject to certain covenants.

(5) Redeemable Convertible Preferred Stock and Stockholders' (Deficit) Equity

Redeemable Convertible Preferred Stock and Warrants

   In February and March 1996, the Company issued 7,798,483 shares of Series A redeemable convertible preferred stock at $0.413 per share. In October 1996, the Company issued 7,738,095 shares of Series B

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

redeemable convertible preferred stock at $0.84 per share. In March and June 1997, the Company received a total of approximately $3,975,000 in cash in exchange for bridge financing convertible promissory notes. In June 1997, the Company issued 15,789,868 shares of Series C redeemable convertible preferred stock for $1.362 per share in exchange for approximately $17,500,000 in cash and the conversion of the bridge financing notes. In December 1997, the Company issued 2,631,579 shares of Series D redeemable convertible preferred stock at $2.85 per share for aggregate cash proceeds of $7,500,000.

   In 1996, in connection with various financing arrangements, the Company issued warrants to purchase an aggregate of 137,256 shares of the Company's common stock at prices ranging from $0.30 to $0.34 per share. Also in 1996, in connection with various lease agreements and other matters, the Company issued warrants to purchase 329,167 shares of the Company's Series B1 redeemable convertible preferred stock at $0.84 per share.

   In March and June 1997, in connection with the bridge financing convertible promissory notes discussed above, the Company issued warrants to purchase 198,697 shares of the Company's Series B redeemable convertible preferred stock at $0.84 per share. In April 1997, in connection with the $3,000,000 equipment line of credit, the Company issued warrants to purchase 196,429 shares of the Company's Series B1 redeemable convertible preferred stock at $0.84 per share. In June 1997, in connection with the issuance of the Company's Series C redeemable convertible preferred stock, the Company issued warrants to purchase 1,579,011 shares of the Company's Series C redeemable convertible preferred stock at $1.362 per share. In August and September 1997, in connection with the $3,000,000 and the $6,500,000 equipment lines of credit, the Company issued warrants to purchase a total of 271,598 shares of the Company's Series C1 redeemable convertible preferred stock at $1.362 per share. In December 1997, in connection with the $8,000,000 line of credit facility and the $5,000,000 equipment line of credit, the Company issued warrants to purchase 247,826 and 125,000 shares, respectively, of the Company's Series D1 redeemable convertible preferred stock at $2.85 per share.

   In March 1998, in connection with a strategic alliance, the Company issued warrants to purchase an aggregate of 480,000 shares of the Company's common stock at a price of $1.88 per share.

   The fair value of all warrant issuances, calculated using the Black-Scholes option pricing model, with the following assumptions: dividends--none; expected life--contractual term; risk-free interest rates of 5.7% to 6.7%; volatility-- 60%, was not material except as follows:

  . The 1,579,011 warrants issued in connection with the sale of the Series C redeemable convertible preferred stock for which the fair value was determined to be $1,200,000. This amount was recorded as a reduction in the carrying value of the Series C redeemable convertible preferred stock and recorded as the carrying value of the Series C warrants.

  . The 247,826 and 125,000 warrants issued in connection with the $8,000,000 line of credit facility and $5,000,000 equipment line of credit, respectively, for which the values were determined to be $530,000 and $200,000, respectively. These amounts are being amortized on a straight-line basis through the commitment periods of the credit facilities.

  . The 480,000 warrants issued in connection with the strategic alliance for which the value was determined to be $525,000. This amount was recorded as marketing and sales expense in the accompanying consolidated statement of operations for the year ended December 31, 1998.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   Redeemable convertible preferred stock and related warrants issued and outstanding as of December 31, 1997 was as follows:

                                 Redeemable convertible
                                     preferred stock            Warrants
                                 ----------------------- ----------------------
                        Shares   Issued and   Carrying   Issued and   Carrying
   Series             Designated Outstanding    Value    Outstanding   Value
   ------             ---------- ----------- ----------- ----------- ----------
   A.................  7,798,483  7,798,483  $ 3,168,000        --   $      --
   A1................  7,798,483        --           --         --          --
   B.................  8,600,000  7,775,930    6,473,000    160,862         --
   B1................  8,600,000     65,524       55,000    466,072         --
   C................. 17,850,000 15,845,855   20,333,000  1,523,024   1,242,000
   C1................ 17,850,000        --           --     271,598         --
   D.................  3,231,579  2,631,579    7,246,000        --          --
   D1................  3,231,579        --           --     372,826     730,000
                      ---------- ----------  -----------  ---------  ----------
                      74,960,124 34,117,371  $37,275,000  2,794,382  $1,972,000
                      ========== ==========  ===========  =========  ==========

   As of December 31, 1997 and 1998, the Company has 149,304 and 1,448,680 warrants to purchase common stock outstanding, respectively.

Initial Public Offering

   On March 24, 1998, the Company completed its initial public offering ("IPO") of 41,000,000 shares of its common stock. Net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, aggregated approximately $69,800,000. At the closing of the IPO, all redeemable convertible preferred stock was converted to common stock and all warrants to purchase redeemable convertible preferred stock were converted to warrants to purchase common stock on a one-for-three basis. In connection with the IPO, certain warrant holders exercised their warrants to purchase redeemable convertible preferred stock (which converted into common stock), which resulted in additional proceeds of $1,842,000.

Stock Purchase and Stock Option Plans

   During 1995, the Company adopted a Stock Purchase Plan under which 2,933,336 shares of common stock were authorized. Awards totaling 858,944 shares of common stock were granted to individuals through 1996, at a price of $0.03 per share, the estimated fair market value of the shares on the date of the award. No awards were granted during the years ended December 31, 1997 and 1998. Generally, the shares are subject to a 50-month vesting period. As of December 31, 1998, 34,408 shares remained unvested. Unvested shares are subject to repurchase, at the Company's option, at the original purchase price upon a participant's termination. Of the shares granted, 370,408 had been repurchased by the Company as of December 31, 1998.

   In January 1998, the Company adopted the 1998 Employee Stock Purchase Plan (the "Purchase Plan") and reserved a total of 4,800,000 shares of the Company's common stock for issuance thereunder. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions at a purchase price of 85% of the lower of the fair market value of the common stock on the first day of the offering period or on the last day of the purchase period. During 1998, 436,528 shares were issued under the Purchase Plan at a weighted-average purchase price of $1.67 per share.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   In January 1997, the Company adopted the 1997 Equity Incentive Plan (the "1997 Plan"), which served as the successor to the Company's 1995 Stock Option Plan (the "1995 Plan"). Options granted under the 1995 Plan before its termination continue to remain outstanding in accordance with their terms, but no further options may be granted under the 1995 Plan. Options granted under the 1995 Plan were granted with exercise prices not less than fair market value at the date of grant as determined by the Board of Directors, generally vested 12% after 6 months from the date of grant and 2% per month thereafter, and generally are exercisable for a term of 10 years after the date of grant. Under the 1997 Plan, the Company reserved 17,600,000 shares of its common stock for issuance to employees and consultants to be granted as either incentive or nonqualified stock options. Options granted under the 1997 Plan generally vest 12% after 6 months from the date of grant and 2% per month thereafter and are generally exercisable for a term of 10 years after the date of grant.

   In January 1998, the Company adopted the 1998 Equity Incentive Plan (the "1998 Plan"). On the effective date of the Company's IPO, the 1998 Plan became effective as the successor to the 1997 Plan. The Company has reserved 12,000,000 shares of common stock for issuance under the 1998 Plan in addition to the shares that remain from the 1997 Plan. The 1998 Plan permits the grant of either incentive or nonqualified stock options. Options granted under the 1998 Plan will have a maximum term of 10 years and generally will vest over 50 months. The 1998 Plan will terminate in January 2008.

   On June 2, 1999, the Company's stockholders approved an amendment to the Company's 1998 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 8,000,000 shares, from 12,000,000 shares to 20,000,000 shares.

   In January 1998, the Company adopted the 1998 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 1,600,000 shares of the Company's common stock for issuance thereunder. Each nonemployee director who is or becomes a member of the Board of Directors on or after the effective date of the Company's IPO, with certain limited exceptions, will initially be granted an option for 40,000 shares of the Company's common stock and, thereafter, an option to purchase an additional 10,000 shares of the Company's common stock annually. Initial options granted under the Directors Plan will vest as to 33 1/3% of the shares on each annual anniversary of the date of grant. Annual grants will vest 25% on each annual anniversary of the date of grant. The exercise price of the options granted under the Directors Plan will be at the fair market value of the Company's common stock on the date of grant.

   In January 1998, the Company granted stock options to purchase 2,666,672 shares of common stock to an officer of the Company, of which half have an exercise price of $1.13 per share and vest 100% after 3 years and half have an exercise price of $2.25 per share and vest 100% after 5 years. The stock options accelerate and become fully vested if the Company is acquired or sells all or substantially all of its assets.

   In March 1998, the Company granted a stock option to an officer of the Company to purchase 5,775,848 shares of common stock with an exercise price of $1.13 per share (fair market value on the date of grant) that vests as to 12% of such shares in September 1998 and vests as to an additional 2% per month thereafter.

   In January 1999, the Company adopted the 1999 Stock Option Plan ("the 1999 Plan"). Under the 1999 Plan, the Company has reserved 16,000,000 shares of common stock for issuance to employees, and consultants, and to be used for acquisitions, to be granted as nonqualified stock options. Options granted under the 1999 Plan generally will vest over 50 months and are generally exercisable for a term of 10 years from the date of grant.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


Fair Value Disclosures

   The Company uses the intrinsic value method in accounting for its employee stock-based compensation plans. Accordingly, no compensation cost has been recognized for any of its stock options because the exercise price of each option equaled or exceeded the fair value of the underlying common stock as of the grant date for each stock option, except for stock options granted by the Company from March 1997 through December 1997. With respect to the stock options granted by the Company from March to December 1997, the Company recorded deferred stock compensation of $3,482,000 for the difference at the grant date between the exercise price and the fair value of the common stock underlying the options. This amount is being amortized consistent with the method described in FASB Interpretation No. 28 over the vesting period of the individual options, generally 50 months. Had compensation cost been determined in accordance with SFAS No. 123 for all of the Company's stock-based compensation plans, net loss attributable to common stockholders and net loss per share would have been changed to the amounts indicated below (in thousands, except per share data):

                                                    Year Ended December 31,
                                                   ---------------------------
                                                    1996      1997      1998
                                                   -------  --------  --------
   Net loss applicable to common stockholders:
     As reported.................................. $(4,133) $(26,711) $(68,456)
     Pro forma.................................... $(4,133) $(26,711) $(76,134)
   Basic and diluted net loss per share:
     As reported.................................. $ (0.27) $  (1.73) $  (0.55)
     Pro forma.................................... $ (0.27) $  (1.73) $  (0.61)

   The fair value of each stock option is estimated on the date of grant using the minimum value method prior to the IPO and the Black-Scholes option pricing model after the IPO, with no expected dividends and the following weighted-average assumptions:

                                                    Year Ended December 31,
                                                --------------------------------
                                                   1996       1997       1998
                                                ---------- ---------- ----------
   Expected life............................... 2.55 years 2.59 years 3.09 years
   Risk-free interest rate.....................    6.28%      5.81%      4.98%
   Volatility..................................     --         --       80.00%

   The fair value of purchase rights granted under the Purchase Plan is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for grants in 1998: no expected dividends, expected volatility of 80%, risk-free interest rate of 5.26%, and expected life of 1.33 years. The weighted-average fair value of purchase rights granted under the Purchase Plan during 1998 was $1.25 per share.

                          EXODUS COMMUNICATIONS, INC.

       December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   A summary of the Company's stock option plans is as follows:

                                             Year Ended December 31,
                          ----------------------------------------------------------------
                                 1996                  1997                  1998
                          -------------------- --------------------- ---------------------
                                     Weighted-             Weighted-             Weighted-
                                      Average               Average               Average
                                     Exercise              Exercise              Exercise
                           Shares      Price     Shares      Price     Shares      Price
                          ---------  --------- ----------  --------- ----------  ---------
Outstanding at beginning
 of year................  1,000,664    $0.03    2,336,264    $0.03   13,674,288    $0.10
Granted.................  1,797,872     0.04   12,894,400     0.11   31,288,808     2.86
Forfeited...............   (422,800)    0.03     (846,880)    0.08   (2,311,752)    1.03
Exercised...............    (39,472)    0.03     (709,496)    0.04   (4,367,032)    0.33
                          ---------            ----------            ----------
Outstanding at end of
 year...................  2,336,264     0.03   13,674,288     0.10   38,284,312     2.27
                          ---------            ----------            ----------
Exercisable at end of
 year...................    645,336     0.03    1,791,600     0.06    3,076,720     0.61
                          =========            ==========            ==========
Weighted average fair
 value of options
 granted during the year
 at market..............  1,797,872     0.01    2,666,136     0.01   28,560,800     1.57
Weighted average fair
 value of options
 granted during the year
 at less than market....        --       --    10,228,264     0.29       61,336     4.24
Weighted average fair
 value of options
 granted during the year
 at greater than
 market.................        --       --           --       --     2,666,672     0.53

   The following table summarizes information about stock options outstanding as of December 31, 1998:

                                        Outstanding                Exercisable
                              -------------------------------- -------------------
                                          Weighted-
                                           Average   Weighted-           Weighted-
                                          Remaining   Average             Average
                              Number of  Contractual Exercise  Number of Exercise
   Range of Exercise Prices     Shares      Life       Price    Shares     Price
   ------------------------   ---------- ----------- --------- --------- ---------
   $0.03 to 0.10               8,484,288 8.47 years    $0.07   1,992,688   $0.06
   $0.47 to 1.13...........    9,360,616  9.13          1.04     826,136    0.91
   $1.88 to 3.03...........    9,929,680  9.64          2.67      82,544    2.48
   $3.84 to 5.00...........   10,509,728  9.84          4.75     175,352    4.50
                              ----------                       ---------
                              38,284,312  9.31          2.27   3,076,720    0.61
                              ==========                       =========

Stockholder Rights Plan

   In January 1999, the Company adopted a Stockholder Rights Plan ("the Rights Plan"). The Rights Plan is designed to protect the long-term value of the Company for its stockholders during any future unsolicited acquisition attempt. In connection with the Rights Plan, the Company declared a dividend of one preferred share purchase right for each share of the Company's common stock outstanding on February 11, 1999 ("Record Date") and further directed the issuance of one such right with respect to each share of the Company's common stock that is issued after the Record Date, except in certain circumstances.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   On June 2, 1999, stockholders approved an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock issuable by the Company from 100,000,000 to 300,000,000.

Stock Splits

   On April 12, 1999 and August 12, 1999, the Company completed two-for-one stock splits accomplished in the form of stock dividends. Share and per share amounts in the accompanying consolidated financial statements reflect both two-for-one stock splits retroactively.

(6)Commitments and Contingencies

Leases

   The Company has entered into a number of operating leases for its facilities. The leases expire from 1999 through 2010. As of December 31, 1998, the Company had collateralized letters of credit aggregating $3,238,000 for these leases. The related funds are included in restricted cash equivalents and investments on the accompanying consolidated balance sheet. The Company also leases certain data center infrastructure and equipment under capital leases. Certain of these capital leases were entered into as sales-leaseback transactions. No gain or loss was recorded in any such transaction due to the short holding period from the time the assets were purchased until the time of the sale-leaseback. Future minimum lease payments as of December 31, 1998 are as follows (in thousands):

                                                               Capital Operating
     Year Ending December 31,                                  Leases   Leases
     ------------------------                                  ------- ---------
     1999....................................................  $ 6,354  $ 9,065
     2000....................................................    6,604    9,726
     2001....................................................    5,920    9,803
     2002....................................................      676    9,325
     2003....................................................      --     9,176
     Thereafter..............................................      --    43,994
                                                               -------  -------
     Total minimum lease payments............................   19,554  $91,089
                                                                        =======
     Less amount representing imputed interest...............    3,013
                                                               -------
     Present value of minimum lease payments.................   16,541
     Less current portion....................................    5,140
                                                               -------
     Capital lease obligations, less current portion.........  $11,401
                                                               =======

   The Company's rent expense was $248,000, $1,764,000, $5,554,000, $3,376,000 and $11,007,000 for the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


Telecommunications Agreements

   In September 1997, the Company entered into an agreement to obtain telecommunications services for a period of 60 months with a minimum commitment of $230,000 per month. In January 1999, this original agreement was replaced with a new agreement for a period of 60 months with a minimum commitment of $1,000,000 per month.

   In July 1998, the Company entered into an agreement to obtain telecommunications services for a period of 36 months with a minimum commitment of approximately $500,000 per month.

   In August 1999 the Company entered into capacity purchase agreements. The agreements provide for a total potential outlay of approximately $105,000,000 for fiber capacity and related maintenance covering approximately 25 years.

Royalty Agreement

   In April 1997, the Company entered into an agreement with a software company under which the Company licensed certain software for a royalty based on 1% of the Company's gross revenues. Royalty expenses related to this agreement have not been significant to date.

   In March 1999, this agreement was replaced with a new agreement that obligates the Company to make certain future payments for the use of the software license. These payments are not expected to have a material effect on the consolidated financial statements.

Contingencies

   The Company is engaged in certain legal actions arising in the ordinary course of business. The Company believes that it has adequate legal defenses and that the ultimate outcome of these actions will not have a material effect on the Company's financial position and results of operations.

(7) Income Taxes

   The following table reconciles the expected corporate federal income tax expense (benefit) (computed by multiplying the Company's loss before taxes by 34%) to the Company's actual income tax expense (benefit) (in thousands):

                                                    Year Ended December 31,
                                                    --------------------------
                                                     1996     1997      1998
                                                    -------  -------  --------
   Expected income tax benefit..................... $(1,405) $(8,602) $(22,591)
   Permanent differences...........................       2       15        81
   Net operating loss not benefited................   1,403    8,587    22,510
                                                    -------  -------  --------
   Actual income tax expense (benefit)............. $   --   $   --   $    --
                                                    =======  =======  ========

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 31, 1997 and 1998, are as follows (in thousands):

                                                               1997      1998
                                                             --------  --------
   Deferred tax assets:
     Net operating loss carryforwards....................... $ 10,941  $ 34,807
     Difference between book and tax depreciation...........      --      2,284
     Reserves and accruals..................................      195     1,234
     Research and experimentation credit carryforwards......      113       548
     Deferred compensation..................................      437       957
     Other..................................................       41         6
                                                             --------  --------
       Total gross deferred tax assets......................   11,727    39,836
     Less valuation allowance...............................  (11,708)  (39,836)
                                                             --------  --------
                                                                   19       --
   Deferred tax liabilities:
     Difference between book and tax depreciation...........      (19)      --
                                                             --------  --------
       Net deferred tax assets.............................. $    --   $    --
                                                             ========  ========

   As of December 31, 1998, the Company has a net operating loss carryforward for federal and California purposes of $94,087,000 and $48,316,000, respectively. The difference between the federal and California net operating loss carryforward is due to the 50% limitation of net operating loss carryforwards for California purposes. The federal net operating loss carryforward will expire from 2011 through 2018. The California net operating loss carryforward will expire from 2001 through 2003.

   Gross deferred tax assets as of December 31, 1998 include approximately $3,430,000 relating to the exercise of stock options, which will be credited to equity when realized.

   The net change in the valuation allowance was an increase of $9,654,000 and $28,128,000 for the years ended December 31, 1997 and 1998, respectively.

   Federal and California tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a shift in the ownership of the Company, which constitutes an "ownership change" as defined by Internal Revenue Code, Section 382. The Company has not determined if an ownership change, as defined, has occurred. The Company plans to compute exact limitations upon realization of taxable earnings and associated utilization of the net operating loss carryforwards.

(8) Segment Information

   The Company operates a number of Internet Data Centers throughout the United States and one in Europe. The Company establishes these Internet Data Centers using a consistent investment and operating model. As a result, the expected long term economic characteristics and financial performance are similar. In particular, each data center provides the same Internet related services to a similar type of customer who may locate its servers in multiple Internet Data Centers. As a result, the Company believes these Internet Data Centers represent one reportable segment under the aggregation criteria of Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information." Internet Data Center operations primarily include services such as server infrastructure support, Internet connectivity, and managed services.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   With the acquisition of Cohesive on July 27, 1999, Management began reviewing financial information and business performance and allocating resources based on both Internet Data Center operations and by professional services, given Cohesive's expertise in networking, Internet-based applications and technology solutions. As a result, the Company identified professional services as an additional reportable segment. Professional services primarily include services such as network design and development, Internet-based and application development, and information technology strategy.

   Financial information for the Company's reportable segments is presented below:

                                                            Nine Months Ended
                                Year Ended December 31,       September 30,
                               ---------------------------  ------------------
                                1996      1997      1998      1998      1999
                               -------  --------  --------  --------  --------
   Revenues:
     Internet Data Centers.... $ 3,130  $ 12,408  $ 52,256  $ 31,423  $119,082
                               -------  --------  --------  --------  --------
     Professional services....     --        --        482       215    21,104
                               -------  --------  --------  --------  --------
       Total revenues......... $ 3,130  $ 12,408  $ 52,738  $ 31,638  $140,186
                               =======  ========  ========  ========  ========
   Operating profit (loss):
     Internet Data Centers....       *  $ (1,243) $   (604) $ (2,859) $ 28,783
     Professional services....       *       --       (351)       17     1,880
     Corporate areas..........       *   (23,549)  (55,730)  (37,095)  (82,378)
                               -------  --------  --------  --------  --------
       Total operating loss... $(4,094) $(24,792) $(56,685) $(39,937) $(51,715)
                               =======  ========  ========  ========  ========

                                                    December 31,
                                                  ---------------- September 30,
                                                   1997     1998       1999
                                                  ------- -------- -------------
   Total assets:
     Internet Data Centers.......................       * $ 52,459   $196,404
     Professional services.......................       *      212      3,011
     Corporate assets............................       *  240,615    471,981
                                                  ------- --------   --------
       Total assets.............................. $40,973 $293,286   $671,396
                                                  ======= ========   ========

--------
*  Information is not available.

(9) Subsequent Events

   On November 23, 1999, the Company closed a merger with Service Metrics, Inc. ("SMI") pursuant to which Service Metrics became its wholly owned subsidiary. SMI, which was incorporated in May 1998, is a leading provider of Internet monitoring applications and services that measure the consistency, availability and performance of web sites. SMI is based in Boulder, Colorado and has 79 employees as of November 1999.

   In connection with the merger, the former shareholders and option holders of SMI common stock received shares and options of Exodus Common Stock at the rate of approximately 0.252 shares of Exodus common stock for each share of SMI common stock. The Company issued a total of approximately 6,200,000 shares of Exodus Common Stock in exchange for all outstanding shares of SMI common stock and reserved approximately 760,000 shares of Exodus Common Stock for issuance upon the exercise of SMI options the Company assumed pursuant to the merger agreement.

                          EXODUS COMMUNICATIONS, INC.

        December 31, 1996, 1997 and 1998 and September 30, 1998 and 1999
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)


   SMI's revenues for the period ended December 31, 1998 and the nine months ended 1998 are not considered material. SMI's revenues for the nine months ended 1999 were approximately $568,000. SMI's net losses for the period ended December 31, 1998 and the nine months ended September 30, 1998 and 1999 were approximately $874,000, $335,000, and $5,496,000, respectively.

   In November 1999, the Company agreed to acquire Global Online Japan Co., Ltd., an Internet solutions provider based in Tokyo. The transaction is expected to close by the end of December 1999 and will be accounted for as a purchase.

(10) Stock Split

   On December 14, 1999, the Company completed a two-for-one stock split accomplished in the form of a stock dividend. Share and per share amounts in the accompanying consolidated financial statements reflect this two-for-one stock split retroactively.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors of
Cohesive Technology Solutions, Inc.:

   We have audited the accompanying consolidated balance sheets of Cohesive Technology Solutions, Inc. (formerly Cohesive Network Systems, Inc.) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Cohesive Technology Solutions, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Deloitte & Touche LLP

April 8, 1999
 (April 21, 1999 as to Note 10)

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

                          CONSOLIDATED BALANCE SHEETS

                                                             December 31,
                                                        -----------------------
                                                           1997        1998
                                                        ----------- -----------
                        ASSETS
Current assets:
  Cash and cash equivalents...........................  $ 3,217,000 $ 3,580,000
  Restricted cash.....................................    5,130,000         --
  Short-term investments..............................   15,784,000         --
  Accounts receivable, net of allowance for doubtful
   accounts of $250,000 and $962,000 in 1997 and 1998,
   respectively.......................................    4,038,000   7,561,000
  Income tax receivable...............................          --    1,984,000
  Other receivables...................................      109,000         --
  Inventory...........................................      393,000     422,000
  Prepaid expenses....................................      294,000     758,000
                                                        ----------- -----------
   Total current assets...............................   28,965,000  14,305,000
Property and equipment, net...........................    1,241,000   2,748,000
Other assets..........................................      108,000      60,000
Intangibles, net......................................    5,816,000  26,454,000
                                                        ----------- -----------
   Total..............................................  $36,130,000 $43,567,000
                                                        =========== ===========

     LIABILITIES, REDEEMABLE PREFERRED STOCK AND
                 STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving lines of credit...........................  $   515,000 $ 6,997,000
  Accounts payable....................................    1,058,000   2,316,000
  Amounts due under acquisition agreements............    3,815,000   6,896,000
  Accrued payroll and related expenses................    1,026,000   2,224,000
  Other accrued liabilities...........................      495,000   1,047,000
  Income taxes payable................................    2,125,000         --
  Deferred revenue....................................      719,000     276,000
  Deferred gain.......................................    1,050,000         --
  Current portion of long-term obligations (Note 2)...          --      440,000
                                                        ----------- -----------
   Total current liabilities..........................   10,803,000  20,196,000
Long-term obligations (Note 2)........................          --      349,000
                                                        ----------- -----------
   Total liabilities..................................   10,803,000  20,545,000
                                                        ----------- -----------
Commitments and contingencies (Notes 3 and 9).........          --          --
Redeemable preferred stock:
  Preferred stock, $1.00 par value; 196,800 shares
   authorized: Series A, 120,000 shares designated;
   shares outstanding: 60,570 in 1997 and 1998........    6,743,000   7,166,000
  Series B, 76,800 shares designated; shares
   outstanding: 28,800 in 1997 and 1998...............    3,000,000   3,202,000
  Convertible Series D preferred stock, $1.00 par
   value, none in 1997, 900,000 shares authorized,
   designated and outstanding in 1998.................          --    7,906,000
   Total redeemable preferred stock...................    9,743,000  18,274,000
Stockholders' equity:
  Convertible Series C preferred stock, $1.00 par
   value, 800,000 shares authorized, designated and
   outstanding in 1997 and 1998.......................    4,000,000   4,000,000
  Common stock $0.01 par value per share; 21,000,000
   shares authorized; shares outstanding: 13,519,919
   in 1997 and 13,902,769 in 1998.....................      135,000     139,000
  Additional paid-in capital..........................    3,169,000   3,364,000
  Retained earnings (accumulated deficit).............    8,280,000  (2,755,000)
                                                        ----------- -----------
   Total stockholders' equity.........................   15,584,000   4,748,000
                                                        ----------- -----------
   Total liabilities, redeemable preferred stock and
    stockholders' equity..............................  $36,130,000 $43,567,000
                                                        =========== ===========


                See notes to consolidated financial statements.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              Years Ended December 31,
                                        ---------------------------------------
                                           1996          1997          1998
                                        -----------  ------------  ------------
Revenues:
  Service revenues....................  $ 3,494,000  $  8,463,000  $ 26,328,000
  Product revenues....................    9,298,000    11,957,000    15,380,000
                                        -----------  ------------  ------------
    Total revenues....................   12,792,000    20,420,000    41,708,000
Costs of revenues:
  Costs of service revenues...........    2,292,000     5,489,000    15,291,000
  Costs of product revenues...........    6,693,000     9,577,000    13,033,000
                                        -----------  ------------  ------------
    Total cost of revenues............    8,985,000    15,066,000    28,324,000
                                        -----------  ------------  ------------
    Gross profit......................    3,807,000     5,354,000    13,384,000
                                        -----------  ------------  ------------
Operating expenses:
  Sales and marketing.................    2,285,000     5,100,000     5,672,000
  General and administrative..........    4,229,000     6,528,000    10,219,000
  Research and development............      566,000     1,308,000           --
  Amortization of intangibles.........      869,000     1,583,000     6,734,000
  Acquisition related charges.........      964,000     1,917,000     4,463,000
                                        -----------  ------------  ------------
  Total operating expenses............    8,913,000    16,436,000    27,088,000
                                        -----------  ------------  ------------
    Operating loss....................   (5,106,000)  (11,082,000)  (13,704,000)
                                        -----------  ------------  ------------
Other income (expense):
  Gain on divestiture.................          --     37,966,000           --
  Interest income, net................       71,000       579,000       354,000
  Other expense, net..................          --            --         (2,000)
                                        -----------  ------------  ------------
    Total other income................       71,000    38,545,000       352,000
                                        -----------  ------------  ------------
Income (loss) from continuing
 operations before income taxes.......   (5,035,000)   27,463,000   (13,352,000)
Provision for (benefit from) income
 taxes................................          --     11,450,000    (2,555,000)
                                        -----------  ------------  ------------
Income (loss) from continuing
 operations...........................   (5,035,000)   16,013,000   (10,797,000)
Loss from discontinued operations.....     (135,000)     (136,000)          --
Gain on divestiture of discontinued
 operations (Less income taxes of
 $1,412,000 in 1997 and $380,000
 in 1998).............................          --      2,523,000       562,000
                                        -----------  ------------  ------------
Net income (loss).....................   (5,170,000)   18,400,000   (10,235,000)
Preferred dividends...................     (639,000)     (827,000)     (625,000)
Accretion on preferred stock..........          --            --       (175,000)
                                        -----------  ------------  ------------
Net income (loss) applicable to common
 stockholders.........................  $(5,809,000) $ 17,573,000  $(11,035,000)
                                        ===========  ============  ============

                See notes to consolidated financial statements.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years Ended December 31, 1996, 1997 and 1998

                          Series C Convertible
                            Preferred Stock       Common Stock       Additional    Retained
                          -------------------- --------------------   Paid In      Earnings
                           Shares    Amount      Shares     Amount    Capital     (Deficit)       Total
                          -------------------- ----------  --------  ----------  ------------  ------------
Balances, January 1,
 1996...................       --  $       --  10,700,031  $107,000  $  805,000  $ (3,484,000) $ (2,572,000)
Exercise of options.....                          129,850     1,000      12,000                      13,000
Preferred dividends.....                                                             (639,000)     (639,000)
Net loss................                                                           (5,170,000)   (5,170,000)
                          -------- ----------- ----------  --------  ----------  ------------  ------------
Balances, December 31,
 1996...................       --          --  10,829,881   108,000     817,000    (9,293,000)   (8,368,000)
Exercise of options.....                          770,038     8,000     135,000                     143,000
Sale of common stock....                        1,920,000    19,000   1,901,000                   1,920,000
Issuance of preferred
 stock..................   800,000   4,000,000                                                    4,000,000
Compensatory stock
 arrangements (Note 3)..                                                316,000                     316,000
Preferred dividends.....                                                             (827,000)     (827,000)
Net income..............                                                           18,400,000    18,400,000
                          -------- ----------- ----------  --------  ----------  ------------  ------------
Balances, December 31,
 1997...................   800,000   4,000,000 13,519,919   135,000   3,169,000     8,280,000    15,584,000
Repurchase of common
 stock..................                         (250,000)   (3,000)   (747,000)                   (750,000)
Exercise of options.....                          632,850     7,000     352,000                     359,000
Compensatory stock
 arrangements (Note 6)..                                                590,000                     590,000
Accretion on preferred
 stock..................                                                             (175,000)     (175,000)
Preferred dividends.....                                                             (625,000)     (625,000)
Net loss................                                                          (10,235,000)  (10,235,000)
                          -------- ----------- ----------  --------  ----------  ------------  ------------
Balances, December 31,
 1998...................   800,000 $ 4,000,000 13,902,769  $139,000  $3,364,000  $ (2,755,000) $  4,748,000
                          ======== =========== ==========  ========  ==========  ============  ============


           See notes to consolidated condensed financial statements.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             Years Ended December 31,
                                       ---------------------------------------
                                          1996          1997          1998
                                       -----------  ------------  ------------
Cash flows from operating activities:
 Net income (loss)...................  $(5,170,000) $ 18,400,000  $(10,235,000)
Adjustments to reconcile net income
 (loss) to net cash used by operating
 activities:
 Depreciation and amortization.......    1,033,000     1,893,000     7,034,000
 Stock compensation expense..........          --        281,000       590,000
 Loss on disposal of property and
  equipment..........................          --         25,000       598,000
 Interest income on restricted cash..          --        (80,000)      (44,000)
 Gain on divestiture.................          --    (37,966,000)          --
 Results of discontinued operations
  and gain on disposal...............      135,000    (2,387,000)     (562,000)
Change in assets and liabilities, net
 of effect of acquisitions and
 divestitures:
 Accounts receivable.................     (692,000)     (190,000)   (1,317,000)
 Other receivables...................      (72,000)      (64,000)      125,000
 Inventory...........................     (267,000)      311,000       (29,000)
 Prepaid expenses....................     (166,000)      (70,000)     (449,000)
 Other assets........................      (37,000)       17,000       105,000
 Accounts payable....................      (43,000)     (334,000)      942,000
 Income taxes........................      100,000       492,000    (4,341,000)
 Amounts due under acquisition
  agreements.........................      964,000           --            --
 Accrued payroll and related
  expenses...........................      467,000       424,000       586,000
 Accrued liabilities.................      337,000       239,000    (2,159,000)
 Other current liabilities...........      177,000       328,000      (452,000)
                                       -----------  ------------  ------------
   Net cash used by continuing
    operating activities.............   (3,234,000)  (18,681,000)   (9,608,000)
   Net cash used by discontinued
    operations.......................     (168,000)      (72,000)          --
                                       -----------  ------------  ------------
   Net cash used by operating
    activities.......................   (3,402,000)  (18,753,000)   (9,608,000)
                                       -----------  ------------  ------------
Cash flows from investing activities:
 Sale (purchase) of short-term
  investments........................          --    (15,784,000)   15,784,000
 Acquisitions, net of cash acquired..   (1,312,000)   (4,507,000)  (11,928,000)
 Repayment of acquisition
  obligations, net...................          --            --     (3,556,000)
 Purchases of property and
  equipment..........................     (860,000)     (745,000)   (1,338,000)
 Proceeds from divestitures..........          --     34,210,000     4,124,000
 Proceeds from sale of discontinued
  operations.........................          --      4,830,000       942,000
 Investing activities of discontinued
  operations.........................     (344,000)     (260,000)          --
                                       -----------  ------------  ------------
   Net cash provided by (used by)
    investing activities.............   (2,516,000)   17,744,000     4,028,000
                                       -----------  ------------  ------------
Cash flows from financing activities:
 Proceeds (repayments) on line of
  credit, net........................      110,000      (193,000)    6,482,000
 Proceeds from issuance of common
  stock..............................       13,000     2,063,000       211,000
 Proceeds from issuance of preferred
  stock..............................    4,420,000     6,880,000           --
 Repurchase of common stock..........          --            --       (750,000)
 Redemption of preferred stock.......          --     (7,003,000)          --
 Financing activities of discontinued
  operations.........................      512,000       226,000           --
                                       -----------  ------------  ------------
   Net cash provided by financing
    activities.......................    5,055,000     1,973,000     5,943,000
                                       -----------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents....................     (863,000)      964,000       363,000
Cash and cash equivalents, beginning
 of year.............................    3,116,000     2,253,000     3,217,000
                                       -----------  ------------  ------------
Cash and cash equivalents, end of
 year................................  $ 2,253,000  $  3,217,000  $  3,580,000
                                       ===========  ============  ============
Non-cash investing and financing
 activities:
 Purchase of software under deferred
  payment arrangement (Note 2).......  $       --   $        --   $    769,000
 Preferred stock issued in
  acquisition (Note 3)...............          --            --      7,731,000
 Tax benefit on stock option
  exercises..........................          --            --        148,000
Supplemental cash flow information:
 Interest paid.......................  $       --   $    107,000  $     96,000
 Income taxes paid...................          --     10,862,000     1,787,000

                See notes to consolidated financial statements.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1996, 1997 and 1998

1. Business and Significant Accounting Policies

   Business--The Company was incorporated in California in 1993 under the name Global Internet Access Services, Inc. and reincorporated in Delaware in 1994, subsequently changing its name to Cohesive Network Systems, Inc. During September 1998, the Company merged with Business Technologies, Inc. and changed its name to Cohesive Technology Solutions, Inc. Cohesive Technology Solutions, Inc. and its wholly-owned subsidiaries (collectively, the "Company") are primarily in the business of providing information technology related consulting services to mid-tier customers and divisions of large corporations. The Company has core competencies in the areas of business consulting, application development and network integration.

   The Company has incurred a net loss of $10,235,000 for the year ended December 31, 1998. In addition, the Company has a negative working capital of $5,891,000 and an accumulated deficit of $2,755,000 as of December 31, 1998. Approximately $3 million of the Company's preferred stock is redeemable in September 1999 while another $10.4 million is redeemable in January 2000. The Company believes, to the extent existing resources and anticipated revenues are insufficient to fund the Company's planned activities, that additional debt or equity financing will be available from its majority stockholder. This stockholder has indicated that to the extent that the Company is otherwise unable to meets it obligation to repay its existing credit line at maturity in December 1999, it will make an investment in debt or equity securities of the Company in an amount sufficient to permit the Company to meet such obligation up to a maximum of $15 million. In addition, the stockholder has agreed, to the extent that the Company may not have capital legally available for the payment of redemption amounts otherwise due in January 2000 in respect to preferred stock held by the stockholder, to extend the redemption date of such preferred stock until at least May 2000.

   Consolidation--The consolidated financial statements include the accounts of Cohesive Technology Solutions, Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

   Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Concentrations of Credit Risk--Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash equivalents and accounts receivable. The Company invests its excess cash in money market accounts and highly liquid government securities. The Company's accounts receivable are generally derived from sales to customers in the United States which require information technology and networking services. The Company maintains reserves for potential credit losses.

   Fair Value of Financial Instruments--As of December 31, 1997 and 1998, the carrying amounts of cash and cash equivalents, accounts receivable and borrowings under the Company's credit agreements approximate their respective fair values.

   Cash and Cash Equivalents--Cash equivalents are short-term, highly liquid cash investments with an original maturity of less than 90 days.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1996, 1997 and 1998

   Restricted Cash--Restricted cash represents cash in escrow related to the divestiture of the Company's software development group and Internet services division.

   Short-Term Investments--While the Company's practice is to hold securities to maturity, the Company has classified all securities as available-for-sale securities, as the sale of such securities may be required prior to maturity to implement management strategies. The carrying value of securities is adjusted to fair market value, with unrealized gains and losses, net of deferred taxes, being excluded from earnings and reported as a separate component of stockholders' equity. Cost is based on the specific identification method for purposes of computing realized gains or losses. At December 31, 1997, the difference between fair value and amortized cost was not significant.

   Inventory--Inventory consists primarily of computer hardware held for resale and spare parts, and is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

   Property and Equipment--Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are generally two to five years.

   Intangibles--Intangibles resulting from the acquisition of technology service businesses are estimated by management to be primarily associated with the acquired workforce and technological know-how. As a result of the limited operating history of the entities acquired, the rapid technological changes occurring in the industry and the intense competition for qualified engineering professionals, recorded intangibles are amortized on the straight-line basis over the estimated periods of benefit, generally two to seven years. At December 31, 1997 and 1998, accumulated amortization was $2,493,000 and $9,227,000, respectively.

   At each balance sheet date, the Company assesses the value of recorded intangibles for possible impairment based upon a number of factors, including turnover of the acquired workforce and the undiscounted value of expected future operating cash flows in relation to its net investment in each subsidiary. Since inception, the Company has not recorded any provisions for possible impairment of intangible assets.

   Revenue Recognition--Revenue from services is recognized upon performance. Revenue from hardware and software sales is recognized upon shipment.

   Stock-Based Compensation--The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

   Income Taxes--Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized.

   Reclassifications--Certain prior year amounts have been reclassified to conform to the current year presentation. Other than the reclassification of redeemable preferred stock, these reclassifications had no effect on total stockholders' equity or net income (loss). Redeemable preferred stock has been reclassified from stockholders' equity to mezzanine equity to comply with SEC reporting requirements.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1996, 1997 and 1998


   Recently Issued Accounting Standards--In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total, the change in its net assets during the period from nonowner sources. The Company adopted SFAS No. 130 in 1998. The Company's comprehensive income is the same as its net income (loss).

   In 1998, the AICPA issued a Statement of Position (SOP 98-1), which requires companies to capitalize the costs incurred to develop and install software for internal use. The Company adopted SOP 98-1 in 1998. Adoption of this statement did not impact the Company's financial position, results of operations or cash flows.

2. Property and Equipment

   Property and equipment consist of the following:

                                                             December 31,
                                                         ----------------------
                                                            1997        1998
                                                         ----------  ----------
   Computer and office equipment........................ $1,595,000  $2,877,000
   Software.............................................    135,000     968,000
   Furniture and fixtures...............................    223,000     389,000
   Vehicles.............................................     73,000      91,000
   Leasehold improvements...............................     52,000      86,000
                                                         ----------  ----------
                                                          2,078,000   4,411,000
   Accumulated depreciation and amortization............   (837,000) (1,663,000)
                                                         ----------  ----------
   Property and equipment, net.......................... $1,241,000  $2,748,000
                                                         ==========  ==========

   During 1998, the Company spent approximately $789,000 to purchase, install and implement new back office systems software. Of this amount, approximately $440,000 and $349,000 is payable in 1999 and 2000, respectively.

3. Acquisitions and Divestitures

   During the years ended December 31, 1996, 1997 and 1998, the Company made the following acquisitions:

                                                                       Total
                                                        Acquisition  Purchase
   Company                                                 Date        Price
   -------                                              ----------- -----------
   Forte Computer Services, Inc........................    4/2/96   $ 2,020,000
   The Leftbank Operations, Inc........................   4/10/97     1,300,000
   R&D Networking, Inc.................................   8/28/97     3,600,000
   Computer Lanscapes, Inc.............................  12/19/97     4,770,000
   Napier Corporation..................................   1/28/98     3,500,000
   I. Consulting Corporation...........................   3/19/98       717,000
   Integrated Office Solutions, Inc....................    7/1/98     6,000,000
   Business Technologies, Inc..........................   9/18/98    16,731,000
                                                                    -----------
     Total.............................................             $38,638,000
                                                                    ===========

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1996, 1997 and 1998

   The total purchase prices above consist of (i) nonrefundable cash payments due on closing of the acquisition (approximately $18.1 million), (ii) 900,000 shares of Convertible Redeemable Series D preferred stock issued to the former shareholders of Business Technologies, Inc. (valued at $7.7 million) and
(iii) probable amounts to be paid in cash to the former owners of the acquired companies upon the attainment of certain performance criteria (the "Cash Earnouts") (approximately $12.8 million). Of the Cash Earnouts, $9.3 million were allocated to original purchase price as the performance criteria were considered probable of occurring as of the acquisition date. The remaining of Cash Earnouts were contingent upon continued employment and were recorded as Acquisition Related Charges during the employment periods. As of December 31, 1998, no additional amounts are contingent upon continued employment.

   During 1996, 1997 and 1998, the Company recognized Acquisition Related Charges comprised of the following:

                                                    Years Ended December 31,
                                                 ------------------------------
                                                   1996      1997       1998
                                                 -------- ---------- ----------
   Signing and retention bonuses...............  $    --  $  500,000 $1,818,000
   Cash earnouts contingent upon continued
    employment.................................   964,000  1,417,000  1,696,000
   Reorganization expenses (primarily severance
    and relocation costs)......................       --         --     949,000
                                                 -------- ---------- ----------
                                                 $964,000 $1,917,000 $4,463,000
                                                 ======== ========== ==========

   As of December 31, 1998, accrued liabilities included $283,000 of unpaid Acquisition Related Charges that will be paid in 1999.

   The acquisitions have been accounted for in accordance with the purchase method of accounting and the accompanying consolidated financial statements reflect the purchase price allocated to assets acquired and liabilities assumed based upon their fair values as of the acquisition date. The $34.5 million excess of the cash purchase price over the fair value of the net identifiable assets has been allocated to intangibles. The Company's results of operations include those of the acquired companies from their respective dates of acquisition.

   On July 25, 1997, the Company sold a portion of its software development group to an unrelated third party for $40 million. As of December 31, 1997, all of the proceeds except $4 million were available for operations. The remaining amount was placed in escrow. During 1998, this entire amount and the related accrued interest of $124,000 were released from escrow. In connection with this sale, the vesting of options held by employees of the software development division were accelerated by one year. This resulted in the Company recognizing $281,000 in stock compensation expense during fiscal 1997. The Company recorded a gain of $38 million during 1997 related to this sale.

   On November 26, 1997, the Company sold its Internet services division to an unrelated third party for $6 million. As of December 31, 1997, all of the proceeds except $1,050,000 were available for operations. The $1,050,000 amount was placed in escrow at the time of the sale and was recorded as a deferred gain at December 31, 1997. Of this amount, $942,000 was released to the Company and recognized as a gain on divestiture during 1998. The remaining $108,000 was released to the third party purchaser. In connection with

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1996, 1997 and 1998

   this sale, the vesting of options held by employees of the Internet services division were accelerated by one year. This resulted in the Company recognizing $35,000 in stock compensation expense during fiscal 1997. The Company recorded gains of $3.9 million and $0.9 million during 1997 and 1998, respectively, related to this sale.

   The operating results of the Internet services division have been segregated from continuing operations and reported as discontinued operations in the accompanying statement of operations. Revenues for the discontinued operations were $3,721,000 and $3,805,000 for 1996 and 1997, respectively.

4. Lines of Credit

   The Company has a revolving line of credit from a bank that provides for borrowings up to $15 million through December 31, 1999. Borrowings under the line are secured by substantially all of the Company's assets and bear interest at varying rates based upon the bank's prime or LIBOR rate on the date of borrowing. In addition, the line of credit restricts the payment by the Company of cash dividends or distributions on its common stock. The agreements require, among other things, that the Company satisfy certain financial covenants. As of December 31, 1998, the Company was in compliance with such covenants.

   As of December 31, 1997, the Company had two revolving lines of credit from banks, which provided for borrowings up to $1,000,000 each through June 2, 1998, and July 1, 1998. All outstanding amounts were fully paid during 1998 and the lines of credit were not renewed.

5. Redeemable Preferred Stock

Preferred Stock

   Holders of Series A and B preferred stock are entitled to annual dividends at the rate of $7 per share when and if declared by the Board of Directors. Such dividends for Series A and B preferred stock shall be cumulative and shall accrue on each share of preferred stock from the date of original issuance of such share. Dividends for Series A and B are payable in preference and priority to convertible Series C and D preferred stock.

   In the event of a liquidation, dissolution or winding up of the Company, the Series A and B preferred stockholders are entitled to a liquidation preference of $100 per share plus all accrued but unpaid dividends. Upon payment of the liquidation preference (aggregating $10,368,000 at December 31, 1998), the remaining proceeds will be allocated to the convertible Series C and Series D preferred stockholders.

   The Company may redeem Series A and B preferred stock at any time. Redemption is mandatory (1) on January 31, 2000 or (2) in the event of the closing of a firm underwritten offering meeting certain criteria, if earlier. The redemption price shall be equal to $100 per share plus all accrued but unpaid dividends.

   The holders of Series A and B preferred stock are not entitled to vote on any matter to be voted on by the stockholders of the Company, except liquidation, dissolution, winding up, consolidation or merger of the Company, or sale of all or substantially all of the Company's assets, requires approval of two-thirds of the Series A and B preferred stock voting as a single class. Series A and B preferred stock is not convertible into common stock.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1996, 1997 and 1998


Convertible Series D Preferred Stock

   Holders of redeemable convertible Series D preferred stock have the right to require redemption of the Series D shares at a price of $10 per share plus all declared but unpaid dividends. As of September 18, 1999, 2000 and 2001, the redemption rights will apply to 300,000, 600,000 and 900,000 Series D shares, respectively. The redemption rights expire as to all shares that have not been redeemed as of September 19, 2002. The carrying value of the Series D preferred stock is being accreted to its redemption price over the redemption period.

   In the event of a liquidation, dissolution or winding up of the Company, Series D preferred stockholders are entitled to a liquidation preference of $10 per share plus any declared and unpaid dividends. Upon payment of the Series D liquidation preference (aggregating $9 million at December 31, 1998), the remaining proceeds will be allocated to the preferred Series C, preferred Series D and common stockholders on an as converted basis.

   Each share of Series D preferred stock is convertible into one share of common stock at the option of the holder, subject to adjustment for certain dilutive issuances. Conversion of the Series D preferred stock is mandatory in the event of the closing of a firm underwritten public offering under the Securities Act of 1993.

   The holders of Series D preferred stock are entitled to one vote for each share of common stock into which the preferred stock is convertible.

6. Stockholders' Equity

Convertible Series C Preferred Stock

   Holders of convertible Series C preferred stock are entitled to noncumulative annual dividends of $0.50 per share, when and if declared, and are payable in preference to any dividends on Series D preferred stock or common stock.

   In the event of a liquidation, dissolution or winding up of the Company, Series C preferred stockholders are entitled to a liquidation preference of $5 per share plus any declared and unpaid dividends. Upon payment of the liquidation preference (aggregating $4,000,000 at December 31, 1998), the remaining proceeds will be allocated to the Series D preferred stockholders.

   Each share of Series C preferred stock is convertible into one share of common stock at the option of the holder, subject to adjustment for certain dilutive issuances. Conversion of the Series C preferred stock is mandatory in the event of the closing of a firm underwritten public offering under the Securities Act of 1933, at a price of at least $5 per share and at an aggregate gross offering price of not less than $10,000,000, or upon the consent of the stockholders holding a majority of the outstanding Series C preferred stock.

   The holders of Series C preferred stock are entitled to one vote for each share of common stock into which the preferred stock is convertible.

Stock Option Plans

   The Company has stock option plans (the "Plans") under which officers, employees, directors and consultants may be granted options to purchase shares of the Company's common stock. At

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1996, 1997 and 1998

December 31, 1998, 5,560,000 shares of the Company's common stock have been reserved for issuance under the Plans. The Plans permit incentive and nonqualified stock options to be granted at an exercise price not less than the fair market value on the date of grant with terms of up to ten years. Options generally vest over a four-year period.

   A summary of option activity under the Plans is as follows:

                                                                    Weighted
                                                      Number of     Average
                                                       Shares    Exercise Price
                                                      ---------  --------------
Balances, January 1, 1996 (192,675 shares
 exercisable at a weighted average price of $0.10)..  1,523,100      $0.12
  Granted...........................................    933,500       0.32
  Exercised.........................................   (129,850)      0.13
  Canceled..........................................   (328,925)      0.17
                                                      ---------
Outstanding, December 31, 1996 (405,750 shares
 exercisable at a weighted average price of $0.10)    1,997,825       0.21
  Granted...........................................  1,409,850       1.14
  Exercised.........................................   (770,038)      0.18
  Canceled..........................................   (567,637)      0.49
                                                      ---------
Outstanding, December 31, 1997 (294,625 shares
 exercisable at a weighted average price of $0.20)..  2,070,000       0.77
  Granted...........................................  2,769,333       2.58
  Exercised.........................................   (632,850)      0.34
  Canceled..........................................   (668,595)      1.82
                                                      ---------
Outstanding, December 31, 1998......................  3,537,888      $2.07
                                                      =========

   Additional information regarding options outstanding as of December 31, 1998 is as follows:

                                Options Outstanding        Options Exercisable
                          -------------------------------- --------------------
                                       Weighted
                                        Average
                                       Remaining  Weighted             Weighted
                                      Contractual Average              Average
                            Number       Life     Exercise   Number    Exercise
Range of Exercise Prices  Outstanding   (Years)    Price   Exercisable  Prices
------------------------  ----------- ----------- -------- ----------- --------
$0.10 - $0.11............    237,500      6.6      $0.10     181,250    $0.10
 0.35 -  1.00............    502,950      7.8       0.55     205,550     0.48
 1.75 -  2.00............  1,242,923      9.0       1.90     136,125     1.77
 3.00....................  1,554,515      9.6       3.00         --       --
                           ---------                         -------
$0.10 - $3.00............  3,537,888      8.9      $2.07     522,925    $0.69
                           =========                         =======

   At December 31, 1998, 714,443 shares were available for future grants under the Plans.

   During 1998, in connection with the resignation of certain officers and employees, the Company accelerated the vesting of options to purchase 244,000 shares of the Company's common stock. The Company recorded an associated $590,000 charge to compensation expense.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1996, 1997 and 1998


Additional Stock Plan Information

   As discussed in Note 1, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and its related interpretations.

   SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of pro forma net income (loss) had the Company adopted the fair value method since the Company's inception. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.

   The Company's calculations were made using the minimum value method with the following weighted average assumptions: expected life, one year following vesting; risk free interest rate of 6%; and no dividends during the expected term. The Company's calculations are based on a multiple award valuation approach, and forfeitures are recognized as they occur. If the computed minimum values of the Company's stock-based awards to employees had been amortized to expense over the vesting period of the awards as specified under SFAS No. 123, net income (loss) available to common stockholders would have been $(5,226,000), $18,065,000 and $(10,562,000) in 1996, 1997 and 1998,
respectively. The estimated weighted-average minimum value per option as of the grant date for the awards granted for the years ended December 31, 1996, 1997 and 1998 were $0.06, $0.24 and $0.47, respectively.

7. Income Taxes

   The provision for (benefit from) income taxes on continuing operations consists of:

                                             Years Ended December 31,
                                        -------------------------------------
                                           1996         1997         1998
                                        -----------  -----------  -----------
Current:
  Federal.............................. $       --   $ 9,124,000  $(2,513,000)
  State................................         --     2,326,000      (42,000)
                                        -----------  -----------  -----------
Total current income taxes.............         --    11,450,000   (2,555,000)
Deferred:
  Federal..............................   1,322,000      746,000      786,000
  State................................     125,000       48,000      291,000
                                        -----------  -----------  -----------
Total deferred income taxes............   1,447,000      794,000    1,077,000
Valuation allowance....................  (1,447,000)    (794,000)  (1,077,000)
                                        -----------  -----------  -----------
Provision for (benefit from) income
 taxes................................. $       --   $11,450,000  $(2,555,000)
                                        ===========  ===========  ===========

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1996, 1997 and 1998


   Deferred income tax assets are comprised of:

                                                            December 31,
                                                       ------------------------
                                                          1997         1998
                                                       -----------  -----------
Deductible intangibles................................ $   833,000  $ 1,968,000
Net operating losses..................................         --       139,000
Deferred gain.........................................     461,000      113,000
Other.................................................     150,000      301,000
                                                       -----------  -----------
Total.................................................   1,444,000    2,521,000
Valuation allowance...................................  (1,444,000)  (2,521,000)
                                                       -----------  -----------
Total net deferred income tax assets.................. $       --   $       --
                                                       ===========  ===========

   The Company has net operating loss carryforwards of approximately $2.3 million for state income tax purposes, which will expire in 2003. The Company has deferred tax assets of approximately $1,444,000 and $2,521,000 as of December 31, 1997 and 1998, respectively, resulting primarily from basis differences in intangibles and other items. However, because realization of these benefits depends on the generation of future taxable income, which is subject to uncertainty, the Company has placed a full valuation allowance against the deferred tax assets.

   The Tax Reform Act of 1986 and California Conformity Act of 1987 impose substantial restrictions on the utilization of net operating losses in the event of an "ownership change" as defined in the Internal Revenue Code. Any such ownership change could significantly limit the Company's ability to utilize its tax carryforwards.

8. Employee Benefit Plan

   The Company has a qualified employee salary savings plan (401(k) plan). The 401(k) plan allows the Company to make discretionary contributions of a certain percentage of employees' contributions to the 401(k) plan. The Company made no contributions during 1996 and 1997 and the Company made a $12,000 contribution during 1998.

9. Commitments and Contingencies

   The Company leases its facilities under various operating leases that extend through February 2003. Rental expense for the Company's facilities was $356,000, $530,000 and $987,000, for 1996, 1997 and 1998, respectively.

   Future minimum operating lease payments at December 31, 1998 are approximately as follows:

     Fiscal Year
     -----------
     1999........................................................... $  802,000
     2000...........................................................    595,000
     2001...........................................................    428,000
     2002...........................................................     67,000
     2003...........................................................     10,000
                                                                     ----------
     Total minimum lease payments................................... $1,902,000
                                                                     ==========

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                  Years Ended December 31, 1996, 1997 and 1998


   The Company is party to various litigation arising in the normal course of its operations. In the opinion of management, the ultimate liability for these matters, if any, will not have a material adverse effect on the Company's financial position or results of operations.

10. Subsequent Events

   On April 21, 1999, the Company entered into a definitive agreement to be acquired by Exodus Communications, Inc. (Exodus) for cash and common stock valued at approximately $100 million. The acquisition is expected to close in mid-1999, subject to regulatory review and approval. Upon closing of the acquisition, the Company will exchange all outstanding preferred and common stock for cash and shares of Exodus common stock at that date.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                         December 31,   June 30,
                                                            1998*         1999
                                                         ------------  -----------
                                                                       (Unaudited)
                         ASSETS

Current assets:
  Cash and cash equivalents............................. $ 3,580,000   $ 1,558,000
  Accounts receivable, net of allowance for doubtful
   accounts of $962,000 and $1,098,000, respectively....   7,561,000    10,300,000
  Income tax receivable.................................   1,984,000     1,953,000
  Inventory.............................................     422,000       129,000
  Prepaid expenses......................................     758,000       568,000
                                                         -----------   -----------
    Total current assets................................  14,305,000    14,508,000
Property and equipment, net.............................   2,748,000     2,790,000
Other assets............................................      60,000       147,000
Intangibles, net........................................  26,454,000    22,179,000
                                                         -----------   -----------
    Total assets........................................ $43,567,000   $39,624,000
                                                         ===========   ===========

      LIABILITIES, REDEEMABLE PREFERRED STOCK AND
             STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Revolving line of credit and current portion of long-
   term obligations..................................... $ 7,437,000   $ 9,680,000
  Accounts payable......................................   2,316,000     3,006,000
  Amounts due under acquisition agreements..............   6,896,000     4,371,000
  Accruals and other current liabilities................   3,547,000     4,057,000
                                                         -----------   -----------
    Total current liabilities...........................  20,196,000    21,114,000
Long-term obligations...................................     349,000       141,000
                                                         -----------   -----------
    Total liabilities...................................  20,545,000    21,255,000
                                                         -----------   -----------
Commitments and contingencies...........................         --            --
Redeemable preferred stock..............................  18,274,000    18,919,000
                                                         -----------   -----------
Stockholders' equity:
  Convertible preferred stock...........................   4,000,000     4,000,000
  Common stock..........................................     139,000       140,000
  Additional paid-in capital............................   3,364,000     3,448,000
  Accumulated deficit...................................  (2,755,000)   (8,138,000)
                                                         -----------   -----------
    Total stockholders' equity (deficit)................   4,748,000      (550,000)
                                                         -----------   -----------
    Total liabilities, redeemable preferred stock and
     stockholders' equity (deficit)..................... $43,567,000   $39,624,000
                                                         ===========   ===========

--------
* Derived from audited consolidated financial statements included elsewhere in this registration statement.

           See notes to consolidated condensed financial statements.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Six Months Ended June
                                                               30,
                                                     ------------------------
                                                        1998         1999
                                                     -----------  -----------
                                                           (Unaudited)
Revenues:
  Service revenues.................................. $10,762,000  $19,124,000
  Product revenues..................................  10,470,000    6,965,000
                                                     -----------  -----------
    Total revenues..................................  21,232,000   26,089,000
Cost of revenues:
  Costs of service revenues.........................   5,879,000   12,583,000
  Costs of product revenues.........................   8,927,000    6,031,000
                                                     -----------  -----------
    Total cost of revenues..........................  14,806,000   18,614,000
                                                     -----------  -----------
Gross profit........................................   6,426,000    7,475,000
                                                     -----------  -----------
Operating expenses:
  Sales and marketing...............................   2,712,000    3,064,000
  General and administrative........................   4,307,000    4,349,000
  Amortization of intangibles.......................   2,710,000    4,300,000
  Acquisition related charges.......................   2,425,000          --
                                                     -----------  -----------
    Total operating expenses........................  12,154,000   11,713,000
                                                     -----------  -----------
Operating loss......................................  (5,728,000)  (4,238,000)
                                                     -----------  -----------
Interest income (expense), net......................     418,000     (495,000)
                                                     -----------  -----------
Loss before income taxes............................  (5,310,000)  (4,733,000)
Benefit from income taxes...........................     413,000          --
                                                     -----------  -----------
Net loss............................................  (4,897,000)  (4,733,000)
Dividends and accretion on redeemable preferred
 stock..............................................    (311,000)    (645,000)
                                                     -----------  -----------
Net loss applicable to common stockholders.......... $(5,208,000) $(5,378,000)
                                                     ===========  ===========


           See notes to consolidated condensed financial statements.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       Six Months Ended June
                                                                30,
                                                      ------------------------
                                                         1998         1999
                                                      -----------  -----------
                                                            (Unaudited)
Cash flows from operating activities:
 Net loss............................................ $(4,897,000) $(4,733,000)
 Adjustments to reconcile net income to net cash used
  by operating activities:
  Loss on disposal of properties and equipment.......         --        52,000
  Depreciation and amortization......................   3,026,000    4,715,000
  Stock compensation expense.........................         --        13,000
  Interest income on restricted cash.................     (40,000)         --
  Changes in assets and liabilities, net of effect of
   acquisitions:
   Accounts receivable...............................  (1,992,000)  (2,739,000)
   Income taxes payable, net.........................  (1,857,000)      31,000
   Inventory.........................................     116,000      293,000
   Prepaid expenses..................................       7,000      190,000
   Other assets......................................     223,000      (87,000)
   Accounts payables.................................   1,734,000      685,000
   Amounts due under acquisition agreements..........   2,138,000   (1,080,000)
   Accruals and other current liabilities............  (2,522,000)      510,00
                                                      -----------  -----------
    Net cash used by operating activities............  (4,064,000)  (2,150,000)
                                                      -----------  -----------
Cash flows from investing activities:
  Sales of short-term investments....................   5,346,000          --
  Acquisitions, net of cash received.................  (1,538,000)         --
  Repayment of acquisition obligations...............    (900,000)  (1,470,000)
  Purchase of property and equipment.................    (975,000)    (509,000)
  Proceeds from divestitures.........................   2,000,000          --
                                                      -----------  -----------
    Net cash provided by (used for) investing
     activities......................................   3,933,000   (1,979,000)
                                                      -----------  -----------
Cash flows from financing activities:
 Proceeds from line of credit........................         --     2,900,000
 Repayment on line of credit.........................    (503,000)    (597,000)
 Repayments of long-term obligations.................         --      (268,000)
 Issuance of common stock............................     132,000       72,000
                                                      -----------  -----------
    Net cash (used for) provided by financing
     activities......................................    (371,000)   2,107,000
                                                      -----------  -----------
Net decrease in cash.................................    (502,000)  (2,022,000)
Cash and cash equivalents--beginning of period.......   3,217,000    3,580,000
                                                      -----------  -----------
Cash and cash equivalents--end of period............. $ 2,715,000  $ 1,558,000
                                                      ===========  ===========

           See notes to consolidated condensed financial statements.

              COHESIVE TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES
                   (Formerly Cohesive Network Systems, Inc.)

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1999

(1) Basis of Presentation

   The accompanying unaudited consolidated financial statements have been prepared by Cohesive Technology Solutions, Inc. (the "Company") and do not include all of the disclosures normally required by generally accepted accounting principles. The unaudited financial information has been prepared in accordance with the Company's customary accounting policies and practices. In the opinion of management, all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation of results of operations for the periods, have been included. Results of operations for the interim periods are not necessarily indicative of results for the full year.

(2) Inventory

   Inventory consists primarily of computer hardware held for sale and spare parts, and is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

(3) Litigation

   The Company is party to various litigation arising in the normal course of its operations. In the opinion of management, the ultimate liability for these matters, if any, will not have a material adverse effect on the Company's financial position or results of operations.

(4) Subsequent Events

   On July 27, 1999, the Company was acquired by Exodus Communications, Inc. ("Exodus") for a total purchase price valued at approximately $112,000,000. The Company's shareholders received 1,600,796 shares of Exodus Common Stock and approximately $50,000,000 in cash. In addition, option holders of Cohesive common stock received a total of 408,712 shares of Exodus Common Stock in the form of Exodus stock options.

                          EXODUS COMMUNICATIONS, INC.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined results of operations for future periods or the results of operations that actually would have been realized had Exodus and Cohesive been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the supplemental consolidated financial statements and related notes thereto of Exodus and the historical consolidated financial statements and related notes thereto of Cohesive, included elsewhere in this registration statement.

   The following unaudited pro forma combined condensed financial statements give effect to the merger between Exodus and Cohesive using the purchase method of accounting. The pro forma combined condensed financial statements are based on the audited and unaudited supplemental consolidated financial statements and related notes of Exodus and the audited and unaudited historical consolidated financial statements and related notes of Cohesive. The pro forma adjustments are based on management's estimates of the value of the tangible and intangible assets acquired. In addition, management is continuing to assess its integration plans, which may result in further costs.

   The pro forma combined condensed statements of operations assume the merger took place as of January 1, 1998 and combine Exodus' audited supplemental consolidated statement of operations for the year ended December 31, 1998 and unaudited supplemental consolidated statement of operations for the nine months ended September 30, 1999, with Cohesive's audited historical statement of operations for the year ended December 31, 1998 and unaudited historical statement of operations for the seven-month period ended July 27, 1999, respectively.

   A pro forma condensed balance sheet as of September 30, 1999 has not been presented since the merger has already been reflected in such balance sheet.

                          EXODUS COMMUNICATIONS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (In thousands, except per share data)

                                        Year Ended December 31, 1998
                                -----------------------------------------------
                                Supplemental Historical      Pro forma
                                ------------ ---------- -----------------------
                                   Exodus     Cohesive  Adjustments    Combined
                                ------------ ---------- -----------    --------
Revenues.......................   $ 52,745    $ 41,708   $             $ 94,453
Costs and expenses:
  Cost of revenues.............     61,578      28,324                   89,902
  Marketing and sales..........     29,034       5,672                   34,706
  General and administrative...     16,058      10,219                   26,277
  Product development..........      3,507         --                     3,507
  Amortization of goodwill and
   other intangible assets.....        141       6,734     (6,734)(a)
                                                           14,549 (a)    14,690
  Acquisition related charges..        --        4,463                    4,463
                                  --------    --------   --------      --------
    Total costs and expenses...    110,318      55,412      7,815       173,545
                                  --------    --------   --------      --------
    Operating loss.............    (57,573)    (13,704)    (7,815)      (79,092)
Interest (expense) income ,
 net...........................     (9,743)        352     (2,510)(b)   (11,901)
                                  --------    --------   --------      --------
    Loss from continuing
     operations before taxes...    (67,316)    (13,352)   (10,325)      (90,993)
Income tax benefit.............        --        2,555                    2,555
                                  --------    --------   --------      --------
    Loss from continuing
     operations................    (67,316)    (10,797)   (10,325)      (88,438)
Cumulative dividends and
 accretion on redeemable
 preferred stock...............     (2,014)       (800)       800 (c)    (2,014)
                                  --------    --------   --------      --------
    Loss from continuing
     operations attributable to
     common stockholders.......   $(69,330)   $(11,597)  $ (9,525)     $(90,452)
                                  ========    ========   ========      ========
Basic and diluted loss per
 share from continuing
 operations....................   $  (0.55)                            $  (0.71)
                                  ========                             ========
Shares used to compute basic
 and diluted loss per share
 from continuing operations....    125,808                  1,600 (d)   127,408
                                  ========               ========      ========


   See notes to unaudited pro forma combined condensed financial statements.

                          EXODUS COMMUNICATIONS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (In thousands, except per share data)

                                    Nine Months Ended September 30, 1999
                                ----------------------------------------------
                                Supplemental Historical      Pro forma
                                ------------ ---------- ----------------------
                                   Exodus     Cohesive  Adjustments   Combined
                                ------------ ---------- -----------   --------
Revenues.......................   $140,754    $29,191     $           $169,945
Costs and expenses:
  Cost of revenues.............    118,827     20,896                  139,723
  Marketing and sales..........     42,473      3,594                   46,067
  General and administrative...     25,548      5,223                   30,771
  Product development..........      5,641        --                     5,641
  Amortization of goodwill and
   other intangible assets.....      4,674      4,994      (4,994)(a)
                                                            8,486 (a)   13,160
  Restructuring costs..........        923        --                       923
                                  --------    -------     -------     --------
    Total costs and expenses...    198,086     34,707       3,492      236,285
                                  --------    -------     -------     --------
    Operating loss.............    (57,332)    (5,516)     (3,492)     (66,340)
  Interest expense, net........    (20,044)      (565)     (1,464)(b)  (22,073)
                                  --------    -------     -------     --------
    Loss from continuing
     operations before taxes...    (77,376)    (6,081)     (4,956)     (88,413)
  Income tax benefit...........        --         450                      450
                                  --------    -------     -------     --------
    Loss from continuing
     operations................    (77,376)    (5,631)     (4,956)     (87,963)
Cumulative dividends and
 accretion on redeemable
 preferred stock...............        --        (738)        738 (c)      --
                                  --------    -------     -------     --------
    Loss from continuing
     operations attributable to
     common stockholders.......   $(77,376)   $(6,369)    $(4,218)    $(87,963)
                                  ========    =======     =======     ========
Basic and diluted loss per
 share from continuing
 operations....................   $  (0.47)                           $  (0.52)
                                  ========                            ========
Shares used to compute basic
 and diluted loss per share
 from continuing operations....    165,974                  1,600 (d)  167,574
                                  ========                =======     ========


   See notes to unaudited pro forma combined condensed financial statements.

                          EXODUS COMMUNICATIONS, INC.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   On July 27, 1999, Exodus acquired all of the outstanding capital stock of Cohesive in exchange for approximately $50 million in cash and 1,600,796 shares of Exodus common stock. In addition, Exodus issued options to purchase a total of 408,712 shares of Exodus common stock in exchange for all issued and outstanding Cohesive options.

   Under purchase accounting, the total purchase price was allocated to Cohesive's assets and liabilities based on their relative fair values. The amounts and components of the purchase price along with the allocation of the purchase price to assets acquired were as follows (in thousands):

   Cash............................................................... $ 46,500
   Common stock.......................................................   52,000
   Fair value of Cohesive stock options assumed.......................    9,300
   Transaction costs..................................................    3,700
                                                                       --------
     Total purchase price............................................. $111,500
                                                                       ========
   Book value of net tangible assets of Cohesive...................... $  3,500
   Workforce in place.................................................    6,300
   Customer lists.....................................................   32,300
   Goodwill...........................................................   69,400
                                                                       --------
     Net assets acquired.............................................. $111,500
                                                                       ========

   The pro forma combined condensed statements of operations give effect to the merger as if it had occurred at January 1, 1998. Cohesive's historical statement of operations data for the nine months ended September 30, 1999 reflects its operating activity for the period January 1, 1999 through July 27, 1999, as Exodus acquired Cohesive on July 27, 1999.

   The following adjustments have been reflected in the unaudited pro forma combined condensed statements of operations:

     (a) Adjustment to remove the amortization of historical goodwill and other intangible assets previously recorded by Cohesive and to record the amortization of goodwill and intangible assets resulting from the allocation of the Cohesive purchase price. The pro forma adjustment assumes goodwill and other intangible assets will be amortized on a straight-line basis over the following estimated lives:

     Workforce in place................................................. 5 years
     Customer lists..................................................... 7 years
     Goodwill........................................................... 8 years

     (b) To eliminate interest income earned by Exodus on cash paid at the date of the merger assuming a 5% interest rate which approximates the Company's actual rate of return during the periods presented.

     (c) To remove Cohesive's historical cumulative dividends and accretion on redeemable preferred stock which are settled in cash at the date of the merger.

     (d) To reflect the shares issued as consideration for the merger.

                          EXODUS COMMUNICATIONS, INC.

          SUPPLEMENTAL SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)

                                      Balance at                       Balance
                                      Beginning                       at End of
Classification                         of Year   Additions Deductions   Year
--------------                        ---------- --------- ---------- ---------
Allowance for doubtful accounts:
  Year ended December 31, 1996.......    $--      $   15     $ --      $   15
  Year ended December 31, 1997.......      15        742       (66)       691
  Year ended December 31, 1998.......     691      1,410      (280)     1,821

                          EXODUS COMMUNICATIONS, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)

                                      Balance at                       Balance
                                      Beginning                       at End of
Classification                         of Year   Additions Deductions   Year
--------------                        ---------- --------- ---------- ---------
Allowance for doubtful accounts:
  Year ended December 31, 1996.......    $--      $   15     $ --      $   15
  Year ended December 31, 1997.......      15        742       (66)       691
  Year ended December 31, 1998.......     691      1,410      (280)     1,821

                                  $375,000,000

                                      and

                               (Euro)125,000,000

                          EXODUS COMMUNICATIONS, INC.

                       Exchange Offer For All Outstanding

                         10 3/4% Senior Notes Due 2009

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

   As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in, or not opposed to, the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts.

   The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated or brought voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding to establish or enforce a right to indemnify under the indemnification agreements or any other agreement or insurance policy or under the Registrant's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification, or authorized by the Board of Directors or as otherwise required under Delaware statute or law, regardless of whether the indemnified party is ultimately determined to be entitled to such indemnification, (ii) for expenses and the payment of profits arising from the purchase and sale by the indemnified paved and the relative fault of the Registrant and the director or executive officer. No contribution is allowed to a person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) from any person who was not found guilty of such fraudulent misrepresentation.

   The indemnification agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnification agreement or otherwise, to be indemnified for such expenses. The form of indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

   The indemnification provision in the Bylaws, and the form of indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

   As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, expects to purchase director and officer liability insurance.

   In addition, Mr. Mocarski is indemnified in certain circumstances by Fleet Financial Group, Inc.

   See also the undertakings set out in response to Item 22.

   Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                            Document                              Exhibit Number
                            --------                              --------------
Registrant's Restated Certificate of Incorporation...............      3.01
Registrant's Bylaws..............................................      3.03
Form of Indemnification Agreement................................     10.08

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 2.01    Agreement and Plan of Merger between Fouress, Inc. and Registrant dated April 26, 1995. (Incorporated by reference to Exhibit 2.01 from the Registrant's Registration Statement on Form S-1 (file No. 333-
         44469), as amended, declared effective by the Securities and Exchange
         Commission on March 18, 1998 (the "Form S-1").
 2.02    Form of Agreement and Plan of Merger by and between Registrant and
         Exodus. (Incorporated by reference from Exhibit 2.02 to the Form S-1).
 2.03    Agreement and Plan of Reorganization by and among Registrant, Cohesive
         Technology Solutions, Inc. and Marley Acquisition Corp. dated April
         22, 1999. (Incorporated by reference from Exhibit 2.03 to the
         Registrant's Registration Statement on Form S-4 (File No. 333-79655)
         declared effective by the SEC on June 28, 1999 (the "June 1999 Form S-
         4")).
 2.04    Amendment to Agreement and Plan of Reorganization by and among
         Registrant, Cohesive Technology Solutions, Inc. and Marley Acquisition
         Corp. dated May 28, 1999. (Incorporated by reference from Exhibit 2.04 to the June 1999 Form S-4).
 3.01    Registrant's Restated Certificate of Incorporation. (Incorporated by
         reference from Exhibit 4.01 to Registrant's Registration Statement on
         Form S-8 (file no. 333-83179) filed with the SEC on July 19, 1999 (the
         "July 1999 Form S-8")).
 3.02     Certificate of Designations specifying the terms of the Series A
          Junior Participating Preferred Stock of Registrant, as filed with the
          Delaware Secretary of State on January 28, 1999. (Incorporated by
          reference from Exhibit 3.02 to Registrant's Registration Statement on
          Form 8-A filed with the Commission on January 29, 1999 (the "1999
          Form 8-A")).

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 3.03    Registrant's Bylaws. (Incorporated by reference from Exhibit 3.06 to the Form S-1).
 4.01    Form of Specimen Certificate for Registrant's Common Stock.
         (Incorporated by reference from Exhibit 4.01 to the Form S-1).
 4.02    Form of 11 1/4% Senior Note due 2008 from 1998 Senior Note offering.
         (Incorporated by reference from Exhibit 4.02 to Registrant's
         Registration Statement on Form S-4 (file No. 333-62413) declared effective by the SEC on November 9, 1998 (the "November 1998 Form S-
         4")).
 4.03    Indenture between Exodus Communications, Inc. as Issuer and Chase
         Manhattan Bank and Trust Company, National Association, as Trustee
         dated July 1, 1998 related to the Registrant's 11 1/4% Senior Notes due 2008. (Incorporated by reference from Exhibit 10.30 to the
         Registrant's Quarterly Report on Form 10-Q for the quarter ended June
         30, 1998 (the "June 1998 Form 10 Q")).
 4.04    Rights Agreement dated January 27, 1999 between Registrant and
         BankBoston, N.A., as Rights Agent. (Incorporated by reference from
         Exhibit 4.04 to the 1999 Form 8-A).
 4.05    Form of Note for Registrant's 5% Convertible Subordinated Notes.
         (Incorporated by reference from Exhibit 4.05 to the Registrant's
         Quarterly Report on Form 10-Q for the quarter ended March 31, 1999
         (the "March 1999 Form 10-Q").
 4.06    Indenture between Registrant as Issuer and Chase Manhattan Bank and
         Trust Company, National Association as Trustee dated March 1, 1999.
         (Incorporated by reference from Exhibit 4.06 to the March 1999 Form
         10-Q).
 4.07    Supplemental Indenture dated June 22, 1999 amending Indenture between
         Registrant and Chase Manhattan Bank and Trust Company, National
         Association, as Trustee dated July 1, 1998. (Incorporated by reference from Exhibit 10.66 to the Registrant's Quarterly Report on Form 10-Q
         for the quarter ended June 30, 1999 (the "June 1999 Form 10-Q")).
 4.08    Form of 11 1/4% Senior Note from 1999 Senior Note offering.
         (Incorporated by reference from Exhibit 10.67 to the June 1999 Form
         10-Q).
 4.09    Form of Note for Registrant's 4 3/4% Convertible Subordinated Notes
         due July 15, 2008. (Incorporated by reference to Exhibit 4.04 to the
         Registrant's Registration Statement on Form S-3 filed with the SEC on
         February 1, 2000 (the "4 3/4% Notes Form S-3")).
 4.10    Indenture between Registrant, as Issuer, and Chase Manhattan Bank and
         Trust Company, National Association, as Trustee, dated December 1,
         1999 related to the Registrant's 4 3/4% Convertible Subordinated Notes
         due July 15, 2008. (Incorporated by reference to Exhibit 4.05 to the 4
         3/4% Notes Form S-3).
 4.11    Form of Note for Registrant's 10 3/4% Senior Dollar Notes due 2009.
 4.12    Form of Note for Registrant's 10 3/4% Senior Euro Notes due 2009.
 4.13    Indenture between Registrant, as Issuer, and Chase Manhattan Bank and
         Trust Company, National Association, as trustee, dated December 1,
         1999 related to the Registrant's 10 3/4% Senior Notes due 2009.
 5.01    Opinion of Fenwick & West LLP regarding legality of the securities being registered.
 5.02    Opinion of Winthrop, Stimson, Putnam & Roberts regarding legality of the securities being registered.
 10.01   Amended and Restated Investors Rights Agreement, dated as of June 25,
         1997 between the Registrant and certain investors, as amended December
         15, 1997. (Incorporated by reference from Exhibit 10.01 to the Form S-
         1).
 10.02   Registrant's 1995 Stock Option Plan and related forms of agreements.
         (Incorporated by reference from Exhibit 10.02 to the Form S-1).
 10.03   Registrant's 1995 Stock Purchase Plan and related forms of agreements.
         (Incorporated by reference from Exhibit 10.03 to the Form S-1).

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.04   Registrant's 1997 Equity Incentive Plan and related forms of agreements. (Incorporated by reference from Exhibit 10.04 to the Form
         S-1).
 10.05   Registrant's 1998 Equity Incentive Plan and related forms of agreements, as amended June 2, 1999. (Incorporated by reference from
         Exhibit 4.03 to the July 1999 Form S-8).
 10.06   Registrant's 1998 Directors Stock Option Plan and related forms of agreements. (Incorporated by reference from Exhibit 10.06 to the Form
         S-1).
 10.07   Registrant's 1998 Employee Stock Purchase Plan. (Incorporated by
         reference from Exhibit 10.07 to the Form S-1).
 10.08   Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers, as amended. (Incorporated by reference from Exhibit 10.08 to the Form S-1).
 10.09   Facility Lease between Washcop Associates Limited Partnership and the
         Registrant dated April 18, 1996. (Incorporated by reference from
         Exhibit 10.09 to the Form S-1).
 10.10   Facility Lease between Cal-Harbor II & III Urban Renewal Associates and Registrant dated December 30, 1996, as amended April 29, 1997 and
         January 27, 1998. (Incorporated by reference from Exhibit 10.10 to the
         Form S-1).
 10.11   Facility Lease between McCandless-San Tomas N. 2 and Registrant dated
         April 18, 1997. (Incorporated by reference from Exhibit 10.11 to the
         Form S-1).
 10.12   Facility Lease between Sabey Corporation and Registrant dated April
         24, 1997. (Incorporated by reference from Exhibit 10.12 to the Form S-
         1).
 10.13   Facility Lease between The Manufacturers Life Insurance Company and
         Registrant dated June 27, 1997. (Incorporated by reference from
         Exhibit 10.13 to the Form S-1).
 10.14   Facility Lease between JBG/Spring Park Limited Partnership and
         Registrant dated June 30, 1997. (Incorporated by reference from
         Exhibit 10.14 to the Form S-1).
 10.15   [Reserved.]
 10.16   Software License and Marketing Agreement between Computer Associates
         International, Inc. and the Registrant dated April 1997. (Incorporated by reference from Exhibit 10.16 to the Form S-1).
 10.17   Form of Executive Employment Policy to be entered into between the
         Registrant and certain officers. (Incorporated by reference from
         Exhibit 10.17 to the Form S-1).
 10.18   Equipment Lease Line of Credit between Transamerica Business Credit
         Corporation and Registrant dated August 28, 1997. (Incorporated by reference from Exhibit 10.18 to the Form S-1).
 10.19   Loan and Security Agreement between Silicon Valley Bank and Registrant dated June 14, 1996, as amended on March 25, 1997, June 13, 1997,
         November 24, 1997 and December 8, 1997. (Incorporated by reference from Exhibit 10.19 to the Form S-1).
 10.20   Loan and Security Agreement among MMC/GATX Partnership No. 1,
         Transamerica Business Credit Corporation and Registrant dated December
         31, 1997. (Incorporated by reference from Exhibit 10.20 to the Form S-
         1).
 10.21   Equipment Lease Line of Credit between Venture Lending & Leasing II,
         Inc. and Registrant dated December 23, 1997. (Incorporated by reference from Exhibit 10.21 to the Form S-1).
 10.22   Equipment Lease Line of Credit Commitment ("Commitment Letter")
         between Finova Technology Finance, Inc. ("Finova") and Registrant
         dated December 17, 1997; Master Lease Agreement ("Master Lease")
         between Finova and Registrant dated December 19, 1997; and
         Modification to Commitment Letter and Master Lease between Finova and
         Registrant dated February 6, 1998. (Incorporated by reference from
         Exhibit 10.22 to the Form S-1).

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.23   Sublease Agreement dated January 12, 1998 between Amdahl Corporation and Registrant. (Incorporated by reference from Exhibit 10.23 to the
         Form S-1).
 10.24   Nonqualified Stock Option Agreements between Registrant and K.B.
         Chandrasekhar dated January 27, 1998. (Incorporated by reference from
         Exhibit 10.24 to the Form S-1).
 10.25   Form of Nonqualified Stock Option Agreement between Registrant and
         Ellen M. Hancock dated March 10, 1998. (Incorporated by reference from
         Exhibit 10.25 to the Form S-1).
 10.26   Form of Agreement used to sell stock to certain directors and an officer of the Registrant. (Incorporated by reference from Exhibit
         10.26 to the Form S-1).
 10.27   Facility Lease between 600 Winter Street, L.L.C. and Registrant, dated as of December 23, 1997. (Incorporated by reference from Exhibit 10.27 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "March 1998 Form 10-Q"). Certain exhibits to this agreement have been omitted from this filing and will be furnished supplementally to the Securities and Exchange Commission upon request.
 10.28   Amendment to Loan and Security Agreement between Silicon Valley Bank and Registrant dated June 14, 1996. (Incorporated by reference from
         Exhibit 10.28 to the March 1998 Form 10-Q).
 10.29   First Amendment to Loan and Security Agreement, dated as of February
         20, 1998, by and between the Registrant and MMC/GATX Partnership No. 1 and Transamerica Business Credit Corporation. (Incorporated by
         reference from Exhibit 10.29 to the amendment on Form 10-Q/A amending the March 1998 Form 10-Q).
 10.30   Exchange and Registration Rights Agreement among Exodus
         Communications, Inc., Goldman, Sachs & Co., Donaldson Lufkin &
         Jenrette Securities Corporation, BT Alex. Brown Incorporated and
         NationsBanc Montgomery Securities LLC dated July 1, 1998.
         (Incorporated by reference from Exhibit 10.31 to the June 1998 Form
         10-Q).
 10.31   Escrow Agreement among Chase Manhattan Bank and Trust Company,
         National Association, as escrow agent, Chase Manhattan Bank and Trust
         Company, National Association, as trustee, and Exodus Communications,
         Inc., dated July 1, 1998. (Incorporated by reference from Exhibit
         10.32 to the June 1998 Form 10-Q).
 10.32   Purchase Agreement among Exodus Communications, Inc., Goldman, Sachs &
         Co., Donaldson Lufkin & Jenrette Securities Corporation, BT Alex.
         Brown Incorporated and NationsBanc Montgomery Securities LLC, dated
         June 26, 1998. (Incorporated by reference from Exhibit 10.33 to the
         June 1998 Form 10-Q).
 10.33   Form of Notice of Debt Offering and Waiver of Registration Rights
         among the Company and certain holders of stock of the Company.
         (Incorporated by reference from Exhibit 10.34 to the June 1998 Form
         10-Q).
 10.34   Amended and Restated Master Loan and Security Agreement between Exodus
         Communications, Inc. and Transamerica Business Credit Corporation
         dated June 30, 1998. (Incorporated by reference from Exhibit 10.35 to the June 1998 Form 10-Q).
 10.35   Agreement between Cisco Systems Capital Corporation and Exodus
         Communications, Inc., dated June 1, 1998. (Incorporated by reference from Exhibit 10.36 to the June 1998 Form 10-Q).
 10.36*  Qwest Communications Private Line Service Agreement Business Services,
         between Qwest Communications Corporation and the Registrant, dated as of July 17, 1998. (Incorporated by reference from Exhibit 10.37 to the
         June 1998 Form 10-Q).
 10.37   Consent and Second Amendment to the Second Amended and Restated
         Investors' Rights Agreement. (Incorporated by reference from Exhibit
         10.37 to the November 1998 Form S-4).

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.38   Lease Agreement dated August 31, 1998 between Reynolds Metals
         Development Company and Registrant. (Incorporated by reference from
         Exhibit 10.38 to the November 1998 Form S-4).
 10.39   Building Lease dated September 22, 1998 between Centerpoint Properties
         Trust and Registrant. (Incorporated by reference from Exhibit 10.39 to the November 1998 Form S-4).
 10.40   Sublease Agreement dated September 4, 1998 between S3, Incorporated and Registrant. (Incorporated by reference from Exhibit 10.40 to the
         Form S-4).
 10.41   Registrant's 1999 Stock Option Plan and related forms of agreements.
         (Incorporated by reference to Exhibit 4.04 to Registrant's
         Registration Statement on Form S-8 (File No. 333-72525), filed with the SEC on February 17, 1999 (the "February 1999 Form S-8")).
 10.42   Form of Non-Plan Stock Option Agreement for option granted to James J.
         McInerney. (Incorporated by reference to Exhibit 4.06 to the February
         1999 Form S-8).
 10.43   Form of Non-Plan Stock Option Agreement for option granted to Susan R.
         Farber. (Incorporated by reference from Exhibit 4.07 to the February
         1999 Form S-8).
 10.44   Offer Letter dated September 30, 1998 between Registrant and Susan
         Farber. (Incorporated by reference from Exhibit 10.44 to Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-
         K")).
 10.45   Agreement for Lease dated December 24, 1998 among Helios (Park Royal)
         Limited, Lloyds Bank PLC, Exodus Internet Limited, and Registrant.
         Certain exhibits to this agreement have been omitted from this filing and will be furnished supplementally to the Securities and Exchange
         Commission upon request. (Incorporated by reference from Exhibit 10.45 to the 1998 Form 10-K).
 10.46   First Amendment to Lease Agreement dated January 1999 between Washcop
         Associated Limited Partnership and Registrant. (Incorporated by
         reference from Exhibit 10.46 to the 1998 Form 10-K).
 10.47   First Amendment of Lease dated December 4, 1998 between David A. Sabey and Sandra L. Sabey and Registrant. (Incorporated by reference from
         Exhibit 10.47 to the 1998 Form 10-K).
 10.48*  Worldcom Data Services (Revenue Plan) effective February 1, 1999 between Worldcom Technologies, Inc. and Registrant. (Incorporated by
         reference from Exhibit 10.48 to the March 1999 Form 10-Q).
 10.49   Building Lease dated January 29, 1999 between Registrant and G&I
         Walsh. (Incorporated by reference from Exhibit 10.49 to the March 1999
         Form 10-Q).
 10.50   Building Lease dated January 29, 1999 between Registrant and Talus
         Corporation. (Incorporated by reference from Exhibit 10.50 to the
         March 1999 Form 10-Q).
 10.51*  Capacity Sales Agreement effective February 23, 1999 between MFS
         Cableco (Bermuda) Limited and Registrant. (Incorporated by reference from Exhibit 10.51 to the March 1999 Form 10-Q).
 10.52   Building Lease dated March 26, 1999 between Registrant and Lincoln-
         RECP CM-ES OPCO, LLC. (Incorporated by reference from Exhibit 10.52 to the March 1999 Form 10-Q).
 10.53   First Amendment to Lease Agreement dated April 4, 1999 between
         Registrant and Amdahl Corporation. (Incorporated by reference from
         Exhibit 10.53 to the March 1999 Form 10-Q).
 10.54   Purchase Agreement dated February 25, 1999 among Registrant, Goldman,
         Sachs & Co., BancBoston Robertson Stephens Inc., BT Alex. Brown
         Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and
         Hambrecht & Quist LLC. (Incorporated by reference from Exhibit 10.54 to the March 1999 Form 10-Q).
 10.55   Registration Rights Agreement dated March 1, 1999 among Registrant,
         Goldman, Sachs & Co., BancBoston Robertson Stephens Inc., BT Alex.
         Brown Incorporated, Donaldson, Lufkin & Jenrette Securities
         Corporation and Hambrecht & Quist LLC. (Incorporated by reference from
         Exhibit 10.55 to the March 1999 Form 10-Q).

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.56*  Worldcom Capacity Access Service Agreement effective March 1, 1999 between Worldcom Technologies, Inc. and Registrant. (Incorporated by
         reference from Exhibit 10.56 to the March 1999 Form 10-Q).
 10.57   Agreement to lease dated June 18, 1999 and associated exhibits between
         Helios Limited, Lloyds Bank PLC, Exodus Internet Limited and
         Registrant. (Incorporated by reference from Exhibit 10.57 to the June
         1999 Form 10-Q).
 10.58   Building lease dated June 8, 1999 between Talus and Registrant.
         (Incorporated by reference from Exhibit 10.58 to the June 1999 Form
         10-Q).
 10.59   Building lease dated June 4, 1999 between G&I Walsh and Registrant.
         (Incorporated by reference from Exhibit 10.59 to the June 1999 Form
         10-Q).
 10.60   Building lease dated June 30, 1999 between Cameron Road Corporate
         Park, Ltd. and Registrant. (Incorporated by reference from Exhibit
         10.60 to the June 1999 Form 10-Q).
 10.61   Building lease dated June 7, 1999 between 100 TCD Associates Limited
         Partnership and TW Conroy 2 LLC and Registrant. (Incorporated by
         reference from Exhibit 10.61 to the June 1999 Form 10-Q).
 10.62   Building lease dated April 30, 1999 between Reynolds Metals
         Development Company and Registrant. (Incorporated by reference from
         Exhibit 10.62 to the June 1999 Form 10-Q).
 10.63   Loan modification agreement dated May 6, 1999 between Silicon Valley
         Bank and Registrant. (Incorporated by reference from Exhibit 10.63 to the June 1999 Form 10-Q).
 10.64   Purchase agreement dated June 17, 1999 between Goldman, Sachs & Co.
         and Registrant. (Incorporated by reference from Exhibit 10.64 to the
         June 1999 Form 10-Q).
 10.65   Exchange and registration rights agreement dated June 22, 1999 among
         Goldman, Sachs & Co. and Registrant. (Incorporated by reference from
         Exhibit 10.65 to the June 1999 Form 10-Q).
 10.66   [Reserved].
 10.67   [Reserved].
 10.68   Capacity Purchase Agreement between Exodus and Global Crossing USA,
         Inc. dated August 27, 1999. (Incorporated by reference from Exhibit
         10.68 to the Registrant's Quarterly Report on Form 10-Q for the
         quarter ended September 30, 1999 (the "September 1999 Form 10-Q")).
 10.69   Service Metrics, Inc. 1998 Stock Option Plan. (Incorporated by
         reference from Exhibit 4.06 to Registrant's Registration Statement on
         Form S-8 (file no. 333-92745) filed with the SEC on December 14,
         1999).
 10.70   Purchase Agreement among the Registrant and Goldman Sachs & Co.,
         Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley
         & Co. Incorporated dated December 2, 1999 related to the Registrant's
         4 3/4% Convertible Subordinated Notes due July 15, 2008. (Incorporated
         by reference from Exhibit 4.06 to the 4 3/4% Notes Form S-3).
 10.71   Registration Rights Agreement among the Registrant and Goldman Sachs &
         Co., Donaldson, Lufkin & Jenrette Securities Corporation and Morgan
         Stanley & Co. Incorporated dated December 1, 1999 related to the
         Registrant's 4 3/4% Convertible Subordinated Notes due July 15, 2008.
         (Incorporated by reference from Exhibit 4.07 to the 4 3/4% Notes Form
         S-3).
 10.72   Purchase Agreement among Registrant, Goldman, Sachs & Co., Donaldson,
         Lufkin & Jenrette Securities Corporation, BancBoston Robertson
         Stephens Inc., PaineWebber Incorporated and Morgan Stanley & Co.
         Incorporated dated December 2, 1999 related to the Registrant's 10
         3/4% Senior Notes due 2009.

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.73   Exchange and Registration Rights Agreement among Registrant, Goldman,
         Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation,
         BancBoston Robertson Stephens Inc., PaineWebber Incorporated and
         Morgan Stanley & Co. Incorporated dated December 1, 1999 related to the Registrant's 10 3/4% Senior Notes due 2009.
 12.01   Statement regarding Computation of Ratios.
 21.01   Subsidiaries of the Registrant.
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).
 23.02   Consent of Winthrop, Stimson, Putnam & Roberts (included in Exhibit
         5.02).
 23.03   Consent of KPMG LLP, independent auditors.
 23.04   Consent of Deloitte & Touche, independent auditors.
 24.01   Power of Attorney. (See page II-10).
 25.01   Statement of Eligibility of Trustee.
 27.01   Financial Data Schedule. (Incorporated by reference from the September
         1999 Form 10-Q.)
 99.01   Form of Letter of Transmittal for Dollar Notes.
 99.02   Form of Letter of Transmittal for Euro Notes.
 99.03   Form of Notice of Guaranteed Delivery for Dollar Notes.
 99.04   Form of Notice of Guaranteed Delivery for Euro Notes.

--------
* Confidential treatment has been granted for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions have been redacted and marked with a triple asterisk. The non-redacted version of this document has been sent to the Securities and Exchange Commission.

Item 22. Undertakings

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, this Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 31st day of January, 2000.

                                          Exodus Communications, Inc.

                                          By:    /s/ Ellen M. Hancock
                                            -----------------------------------
                                               Ellen M. Hancock
                                               Chief Executive Officer and
                                                President

                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Ellen M. Hancock and Adam W. Wegner, jointly and severally, his or her true and lawful attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign amendments to this Registration Statement on Form S-4, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
Principal Executive Officer:

       /s/ Ellen M. Hancock          Chief Executive Officer,      January 31 , 2000
____________________________________  President and Director
          Ellen M. Hancock

Principal Financial Officer and
 Principal Accounting Officer:

       /s/ R. Marshall Case          Executive Vice President,      January 31, 2000
____________________________________  Finance and Chief Financial
          R. Marshall Case            Officer

Additional Directors:

      /s/ K. B.  Chandrasekhar       Chairman of the Board of       January 31, 2000
____________________________________  Directors
        K. B. Chandrasekhar

    /s/ Frederick W. W. Bolander     Director                       January 31, 2000
____________________________________
      Frederick W. W. Bolander

              Signature                           Title                   Date
              ---------                           -----                   ----
          /s/ Mark Dubovoy            Director                      January 31, 2000
 ____________________________________
             Mark Dubovoy

                                      Director                      January   , 2000
 ____________________________________
           John R. Dougery

          /s/ Max D. Hopper           Director                      January 31, 2000
 ____________________________________
            Max D. Hopper

 ____________________________________ Director                      January   , 2000
           Peter A. Howley

         /s/ Daniel C. Lynch          Director                      January 31, 2000
 ____________________________________
           Daniel C. Lynch

       /s/ Thadeus J. Mocarski        Director                      January 31, 2000
 ____________________________________
         Thadeus J. Mocarski

        /s/ Naomi O. Seligman         Director                      January 31, 2000
 ____________________________________
          Naomi O. Seligman

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 2.01    Agreement and Plan of Merger between Fouress, Inc. and Registrant dated April 26, 1995. (Incorporated by reference to Exhibit 2.01 from the Registrant's Registration Statement on Form S-1 (file No. 333-
         44469), as amended, declared effective by the Securities and Exchange
         Commission on March 18, 1998 (the "Form S-1").
 2.02    Form of Agreement and Plan of Merger by and between Registrant and
         Exodus. (Incorporated by reference from Exhibit 2.02 to the Form S-1).
 2.03    Agreement and Plan of Reorganization by and among Registrant, Cohesive
         Technology Solutions, Inc. and Marley Acquisition Corp. dated April
         22, 1999. (Incorporated by reference from Exhibit 2.03 to the
         Registrant's Registration Statement on Form S-4 (File No. 333-79655)
         declared effective by the SEC on June 28, 1999 (the "June 1999 Form S-
         4")).
 2.04    Amendment to Agreement and Plan of Reorganization by and among
         Registrant, Cohesive Technology Solutions, Inc. and Marley Acquisition
         Corp. dated May 28, 1999. (Incorporated by reference from Exhibit 2.04 to the June 1999 Form S-4).
 3.01    Registrant's Restated Certificate of Incorporation. (Incorporated by
         reference from Exhibit 4.01 to Registrant's Registration Statement on
         Form S-8 (file no. 333-83179) filed with the SEC on July 19, 1999 (the
         "July 1999 Form S-8")).
 3.02     Certificate of Designations specifying the terms of the Series A
          Junior Participating Preferred Stock of Registrant, as filed with the
          Delaware Secretary of State on January 28, 1999. (Incorporated by
          reference from Exhibit 3.02 to Registrant's Registration Statement on
          Form 8-A filed with the Commission on January 29, 1999 (the "1999
          Form 8-A")).
 3.03    Registrant's Bylaws. (Incorporated by reference from Exhibit 3.06 to the Form S-1).
 4.01    Form of Specimen Certificate for Registrant's Common Stock.
         (Incorporated by reference from Exhibit 4.01 to the Form S-1).
 4.02    Form of 11 1/4% Senior Note due 2008 from 1998 Senior Note offering.
         (Incorporated by reference from Exhibit 4.02 to Registrant's
         Registration Statement on Form S-4 (file No. 333-62413) declared effective by the SEC on November 9, 1998 (the "November 1998 Form S-
         4")).
 4.03    Indenture between Exodus Communications, Inc. as Issuer and Chase
         Manhattan Bank and Trust Company, National Association, as Trustee
         dated July 1, 1998 related to the Registrant's 11 1/4% Senior Notes due 2008. (Incorporated by reference from Exhibit 10.30 to the
         Registrant's Quarterly Report on Form 10-Q for the quarter ended June
         30, 1998 (the "June 1998 Form 10 Q")).
 4.04    Rights Agreement dated January 27, 1999 between Registrant and
         BankBoston, N.A., as Rights Agent. (Incorporated by reference from
         Exhibit 4.04 to the 1999 Form 8-A).
 4.05    Form of Note for Registrant's 5% Convertible Subordinated Notes.
         (Incorporated by reference from Exhibit 4.05 to the Registrant's
         Quarterly Report on Form 10-Q for the quarter ended March 31, 1999
         (the "March 1999 Form 10-Q").
 4.06    Indenture between Registrant as Issuer and Chase Manhattan Bank and
         Trust Company, National Association as Trustee dated March 1, 1999.
         (Incorporated by reference from Exhibit 4.06 to the March 1999 Form
         10-Q).
 4.07    Supplemental Indenture dated June 22, 1999 amending Indenture between
         Registrant and Chase Manhattan Bank and Trust Company, National
         Association, as Trustee dated July 1, 1998. (Incorporated by reference from Exhibit 10.66 to the Registrant's Quarterly Report on Form 10-Q
         for the quarter ended June 30, 1999 (the "June 1999 Form 10-Q")).
 4.08    Form of 11 1/4% Senior Note from 1999 Senior Note offering.
         (Incorporated by reference from Exhibit 10.67 to the June 1999 Form
         10-Q).

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 4.09    Form of Note for Registrant's 4 3/4% Convertible Subordinated Notes
         due July 15, 2008. (Incorporated by reference to Exhibit 4.04 to the
         Registrant's Registration Statement on Form S-3 filed with the SEC on
         February 1, 2000 (the "4 3/4% Notes Form S-3")).
 4.10    Indenture between Registrant, as Issuer, and Chase Manhattan Bank and
         Trust Company, National Association, as Trustee, dated December 1,
         1999 related to the Registrant's 4 3/4% Convertible Subordinated Notes
         due July 15, 2008. (Incorporated by reference to Exhibit 4.05 to the 4
         3/4% Notes Form S-3).
 4.11    Form of Note for Registrant's 10 3/4% Senior Dollar Notes due 2009.
 4.12    Form of Note for Registrant's 10 3/4% Senior Euro Notes due 2009.
 4.13    Indenture between Registrant, as Issuer, and Chase Manhattan Bank and
         Trust Company, National Association, as trustee, dated December 1,
         1999 related to the Registrant's 10 3/4% Senior Notes due 2009.
 5.01    Opinion of Fenwick & West LLP regarding legality of the securities being registered.
 5.02    Opinion of Winthrop, Stimson, Putnam & Roberts regarding legality of the securities being registered.
 10.01   Amended and Restated Investors Rights Agreement, dated as of June 25,
         1997 between the Registrant and certain investors, as amended December
         15, 1997. (Incorporated by reference from Exhibit 10.01 to the Form S-
         1).
 10.02   Registrant's 1995 Stock Option Plan and related forms of agreements.
         (Incorporated by reference from Exhibit 10.02 to the Form S-1).
 10.03   Registrant's 1995 Stock Purchase Plan and related forms of agreements.
         (Incorporated by reference from Exhibit 10.03 to the Form S-1).
 10.04   Registrant's 1997 Equity Incentive Plan and related forms of agreements. (Incorporated by reference from Exhibit 10.04 to the Form
         S-1).
 10.05   Registrant's 1998 Equity Incentive Plan and related forms of agreements, as amended June 2, 1999. (Incorporated by reference from
         Exhibit 4.03 to the July 1999 Form S-8).
 10.06   Registrant's 1998 Directors Stock Option Plan and related forms of agreements. (Incorporated by reference from Exhibit 10.06 to the Form
         S-1).
 10.07   Registrant's 1998 Employee Stock Purchase Plan. (Incorporated by
         reference from Exhibit 10.07 to the Form S-1).
 10.08   Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers, as amended. (Incorporated by reference from Exhibit 10.08 to the Form S-1).
 10.09   Facility Lease between Washcop Associates Limited Partnership and the
         Registrant dated April 18, 1996. (Incorporated by reference from
         Exhibit 10.09 to the Form S-1).
 10.10   Facility Lease between Cal-Harbor II & III Urban Renewal Associates and Registrant dated December 30, 1996, as amended April 29, 1997 and
         January 27, 1998. (Incorporated by reference from Exhibit 10.10 to the
         Form S-1).
 10.11   Facility Lease between McCandless-San Tomas N. 2 and Registrant dated
         April 18, 1997. (Incorporated by reference from Exhibit 10.11 to the
         Form S-1).
 10.12   Facility Lease between Sabey Corporation and Registrant dated April
         24, 1997. (Incorporated by reference from Exhibit 10.12 to the Form S-
         1).
 10.13   Facility Lease between The Manufacturers Life Insurance Company and
         Registrant dated June 27, 1997. (Incorporated by reference from
         Exhibit 10.13 to the Form S-1).
 10.14   Facility Lease between JBG/Spring Park Limited Partnership and
         Registrant dated June 30, 1997. (Incorporated by reference from
         Exhibit 10.14 to the Form S-1).

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.15   [Reserved.]
 10.16   Software License and Marketing Agreement between Computer Associates
         International, Inc. and the Registrant dated April 1997. (Incorporated by reference from Exhibit 10.16 to the Form S-1).
 10.17   Form of Executive Employment Policy to be entered into between the
         Registrant and certain officers. (Incorporated by reference from
         Exhibit 10.17 to the Form S-1).
 10.18   Equipment Lease Line of Credit between Transamerica Business Credit
         Corporation and Registrant dated August 28, 1997. (Incorporated by reference from Exhibit 10.18 to the Form S-1).
 10.19   Loan and Security Agreement between Silicon Valley Bank and Registrant dated June 14, 1996, as amended on March 25, 1997, June 13, 1997,
         November 24, 1997 and December 8, 1997. (Incorporated by reference from Exhibit 10.19 to the Form S-1).
 10.20   Loan and Security Agreement among MMC/GATX Partnership No. 1,
         Transamerica Business Credit Corporation and Registrant dated December
         31, 1997. (Incorporated by reference from Exhibit 10.20 to the Form S-
         1).
 10.21   Equipment Lease Line of Credit between Venture Lending & Leasing II,
         Inc. and Registrant dated December 23, 1997. (Incorporated by reference from Exhibit 10.21 to the Form S-1).
 10.22   Equipment Lease Line of Credit Commitment ("Commitment Letter")
         between Finova Technology Finance, Inc. ("Finova") and Registrant
         dated December 17, 1997; Master Lease Agreement ("Master Lease")
         between Finova and Registrant dated December 19, 1997; and
         Modification to Commitment Letter and Master Lease between Finova and
         Registrant dated February 6, 1998. (Incorporated by reference from
         Exhibit 10.22 to the Form S-1).
 10.23   Sublease Agreement dated January 12, 1998 between Amdahl Corporation and Registrant. (Incorporated by reference from Exhibit 10.23 to the
         Form S-1).
 10.24   Nonqualified Stock Option Agreements between Registrant and K.B.
         Chandrasekhar dated January 27, 1998. (Incorporated by reference from
         Exhibit 10.24 to the Form S-1).
 10.25   Form of Nonqualified Stock Option Agreement between Registrant and
         Ellen M. Hancock dated March 10, 1998. (Incorporated by reference from
         Exhibit 10.25 to the Form S-1).
 10.26   Form of Agreement used to sell stock to certain directors and an officer of the Registrant. (Incorporated by reference from Exhibit
         10.26 to the Form S-1).
 10.27   Facility Lease between 600 Winter Street, L.L.C. and Registrant, dated as of December 23, 1997. (Incorporated by reference from Exhibit 10.27 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "March 1998 Form 10-Q"). Certain exhibits to this agreement have been omitted from this filing and will be furnished supplementally to the Securities and Exchange Commission upon request.
 10.28   Amendment to Loan and Security Agreement between Silicon Valley Bank and Registrant dated June 14, 1996. (Incorporated by reference from
         Exhibit 10.28 to the March 1998 Form 10-Q).
 10.29   First Amendment to Loan and Security Agreement, dated as of February
         20, 1998, by and between the Registrant and MMC/GATX Partnership No. 1 and Transamerica Business Credit Corporation. (Incorporated by
         reference from Exhibit 10.29 to the amendment on Form 10-Q/A amending the March 1998 Form 10-Q).
 10.30   Exchange and Registration Rights Agreement among Exodus
         Communications, Inc., Goldman, Sachs & Co., Donaldson Lufkin &
         Jenrette Securities Corporation, BT Alex. Brown Incorporated and
         NationsBanc Montgomery Securities LLC dated July 1, 1998.
         (Incorporated by reference from Exhibit 10.31 to the June 1998 Form
         10-Q).
 10.31   Escrow Agreement among Chase Manhattan Bank and Trust Company,
         National Association, as escrow agent, Chase Manhattan Bank and Trust
         Company, National Association, as trustee, and Exodus Communications,
         Inc., dated July 1, 1998. (Incorporated by reference from Exhibit
         10.32 to the June 1998 Form 10-Q).

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.32   Purchase Agreement among Exodus Communications, Inc., Goldman, Sachs &
         Co., Donaldson Lufkin & Jenrette Securities Corporation, BT Alex.
         Brown Incorporated and NationsBanc Montgomery Securities LLC, dated
         June 26, 1998. (Incorporated by reference from Exhibit 10.33 to the
         June 1998 Form 10-Q).
 10.33   Form of Notice of Debt Offering and Waiver of Registration Rights
         among the Company and certain holders of stock of the Company.
         (Incorporated by reference from Exhibit 10.34 to the June 1998 Form
         10-Q).
 10.34   Amended and Restated Master Loan and Security Agreement between Exodus
         Communications, Inc. and Transamerica Business Credit Corporation
         dated June 30, 1998. (Incorporated by reference from Exhibit 10.35 to the June 1998 Form 10-Q).
 10.35   Agreement between Cisco Systems Capital Corporation and Exodus
         Communications, Inc., dated June 1, 1998. (Incorporated by reference from Exhibit 10.36 to the June 1998 Form 10-Q).
 10.36*  Qwest Communications Private Line Service Agreement Business Services,
         between Qwest Communications Corporation and the Registrant, dated as of July 17, 1998. (Incorporated by reference from Exhibit 10.37 to the
         June 1998 Form 10-Q).
 10.37   Consent and Second Amendment to the Second Amended and Restated
         Investors' Rights Agreement. (Incorporated by reference from Exhibit
         10.37 to the November 1998 Form S-4).
 10.38   Lease Agreement dated August 31, 1998 between Reynolds Metals
         Development Company and Registrant. (Incorporated by reference from
         Exhibit 10.38 to the November 1998 Form S-4).
 10.39   Building Lease dated September 22, 1998 between Centerpoint Properties
         Trust and Registrant. (Incorporated by reference from Exhibit 10.39 to the November 1998 Form S-4).
 10.40   Sublease Agreement dated September 4, 1998 between S3, Incorporated and Registrant. (Incorporated by reference from Exhibit 10.40 to the
         Form S-4).
 10.41   Registrant's 1999 Stock Option Plan and related forms of agreements.
         (Incorporated by reference to Exhibit 4.04 to Registrant's
         Registration Statement on Form S-8 (File No. 333-72525), filed with the SEC on February 17, 1999 (the "February 1999 Form S-8")).
 10.42   Form of Non-Plan Stock Option Agreement for option granted to James J.
         McInerney. (Incorporated by reference to Exhibit 4.06 to the February
         1999 Form S-8).
 10.43   Form of Non-Plan Stock Option Agreement for option granted to Susan R.
         Farber. (Incorporated by reference from Exhibit 4.07 to the February
         1999 Form S-8).
 10.44   Offer Letter dated September 30, 1998 between Registrant and Susan
         Farber. (Incorporated by reference from Exhibit 10.44 to Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-
         K")).
 10.45   Agreement for Lease dated December 24, 1998 among Helios (Park Royal)
         Limited, Lloyds Bank PLC, Exodus Internet Limited, and Registrant.
         Certain exhibits to this agreement have been omitted from this filing and will be furnished supplementally to the Securities and Exchange
         Commission upon request. (Incorporated by reference from Exhibit 10.45 to the 1998 Form 10-K).
 10.46   First Amendment to Lease Agreement dated January 1999 between Washcop
         Associated Limited Partnership and Registrant. (Incorporated by
         reference from Exhibit 10.46 to the 1998 Form 10-K).
 10.47   First Amendment of Lease dated December 4, 1998 between David A. Sabey and Sandra L. Sabey and Registrant. (Incorporated by reference from
         Exhibit 10.47 to the 1998 Form 10-K).
 10.48*  Worldcom Data Services (Revenue Plan) effective February 1, 1999 between Worldcom Technologies, Inc. and Registrant. (Incorporated by
         reference from Exhibit 10.48 to the March 1999 Form 10-Q).

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.49   Building Lease dated January 29, 1999 between Registrant and G&I
         Walsh. (Incorporated by reference from Exhibit 10.49 to the March 1999
         Form 10-Q).
 10.50   Building Lease dated January 29, 1999 between Registrant and Talus
         Corporation. (Incorporated by reference from Exhibit 10.50 to the
         March 1999 Form 10-Q).
 10.51*  Capacity Sales Agreement effective February 23, 1999 between MFS
         Cableco (Bermuda) Limited and Registrant. (Incorporated by reference from Exhibit 10.51 to the March 1999 Form 10-Q).
 10.52   Building Lease dated March 26, 1999 between Registrant and Lincoln-
         RECP CM-ES OPCO, LLC. (Incorporated by reference from Exhibit 10.52 to the March 1999 Form 10-Q).
 10.53   First Amendment to Lease Agreement dated April 4, 1999 between
         Registrant and Amdahl Corporation. (Incorporated by reference from
         Exhibit 10.53 to the March 1999 Form 10-Q).
 10.54   Purchase Agreement dated February 25, 1999 among Registrant, Goldman,
         Sachs & Co., BancBoston Robertson Stephens Inc., BT Alex. Brown
         Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and
         Hambrecht & Quist LLC. (Incorporated by reference from Exhibit 10.54 to the March 1999 Form 10-Q).
 10.55   Registration Rights Agreement dated March 1, 1999 among Registrant,
         Goldman, Sachs & Co., BancBoston Robertson Stephens Inc., BT Alex.
         Brown Incorporated, Donaldson, Lufkin & Jenrette Securities
         Corporation and Hambrecht & Quist LLC. (Incorporated by reference from
         Exhibit 10.55 to the March 1999 Form 10-Q).
 10.56*  Worldcom Capacity Access Service Agreement effective March 1, 1999 between Worldcom Technologies, Inc. and Registrant. (Incorporated by
         reference from Exhibit 10.56 to the March 1999 Form 10-Q).
 10.57   Agreement to lease dated June 18, 1999 and associated exhibits between
         Helios Limited, Lloyds Bank PLC, Exodus Internet Limited and
         Registrant. (Incorporated by reference from Exhibit 10.57 to the June
         1999 Form 10-Q).
 10.58   Building lease dated June 8, 1999 between Talus and Registrant.
         (Incorporated by reference from Exhibit 10.58 to the June 1999 Form
         10-Q).
 10.59   Building lease dated June 4, 1999 between G&I Walsh and Registrant.
         (Incorporated by reference from Exhibit 10.59 to the June 1999 Form
         10-Q).
 10.60   Building lease dated June 30, 1999 between Cameron Road Corporate
         Park, Ltd. and Registrant. (Incorporated by reference from Exhibit
         10.60 to the June 1999 Form 10-Q).
 10.61   Building lease dated June 7, 1999 between 100 TCD Associates Limited
         Partnership and TW Conroy 2 LLC and Registrant. (Incorporated by
         reference from Exhibit 10.61 to the June 1999 Form 10-Q).
 10.62   Building lease dated April 30, 1999 between Reynolds Metals
         Development Company and Registrant. (Incorporated by reference from
         Exhibit 10.62 to the June 1999 Form 10-Q).
 10.63   Loan modification agreement dated May 6, 1999 between Silicon Valley
         Bank and Registrant. (Incorporated by reference from Exhibit 10.63 to the June 1999 Form 10-Q).
 10.64   Purchase agreement dated June 17, 1999 between Goldman, Sachs & Co.
         and Registrant. (Incorporated by reference from Exhibit 10.64 to the
         June 1999 Form 10-Q).
 10.65   Exchange and registration rights agreement dated June 22, 1999 among
         Goldman, Sachs & Co. and Registrant. (Incorporated by reference from
         Exhibit 10.65 to the June 1999 Form 10-Q).
 10.66   [Reserved].
 10.67   [Reserved].

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.68   Capacity Purchase Agreement between Exodus and Global Crossing USA,
         Inc. dated August 27, 1999. (Incorporated by reference from Exhibit
         10.68 to the Registrant's Quarterly Report on Form 10-Q for the
         quarter ended September 30, 1999 (the "September 1999 Form 10-Q")).
 10.69   Service Metrics, Inc. 1998 Stock Option Plan. (Incorporated by
         reference from Exhibit 4.06 to Registrant's Registration Statement on
         Form S-8 (file no. 333-92745) filed with the SEC on December 14,
         1999).
 10.70   Purchase Agreement among the Registrant and Goldman Sachs & Co.,
         Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley
         & Co. Incorporated dated December 2, 1999 related to the Registrant's
         4 3/4% Convertible Subordinated Notes due July 15, 2008. (Incorporated
         by reference from Exhibit 4.06 to the 4 3/4% Notes Form S-3).
 10.71   Registration Rights Agreement among the Registrant and Goldman Sachs &
         Co., Donaldson, Lufkin & Jenrette Securities Corporation and Morgan
         Stanley & Co. Incorporated dated December 1, 1999 related to the
         Registrant's 4 3/4% Convertible Subordinated Notes due July 15, 2008.
         (Incorporated by reference from Exhibit 4.07 to the 4 3/4% Notes Form
         S-3).
 10.72   Purchase Agreement among Registrant, Goldman, Sachs & Co., Donaldson,
         Lufkin & Jenrette Securities Corporation, BancBoston Robertson
         Stephens Inc., PaineWebber Incorporated and Morgan Stanley & Co.
         Incorporated dated December 2, 1999 related to the Registrant's 10
         3/4% Senior Notes due 2009.
 10.73   Exchange and Registration Rights Agreement among Registrant, Goldman,
         Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation,
         BancBoston Robertson Stephens Inc., PaineWebber Incorporated and
         Morgan Stanley & Co. Incorporated dated December 1, 1999 related to the Registrant's 10 3/4% Senior Notes due 2009.
 12.01   Statement regarding Computation of Ratios.
 21.01   Subsidiaries of the Registrant.
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).
 23.02   Consent of Winthrop, Stimson, Putnam & Roberts (included in Exhibit
         5.02).
 23.03   Consent of KPMG LLP, independent auditors.
 23.04   Consent of Deloitte & Touche, independent auditors.
 24.01   Power of Attorney. (See page II-10).
 25.01   Statement of Eligibility of Trustee.
 27.01   Financial Data Schedule. (Incorporated by reference from the September
         1999 Form 10-Q.)
 99.01   Form of Letter of Transmittal for Dollar Notes.
 99.02   Form of Letter of Transmittal for Euro Notes.
 99.03   Form of Notice of Guaranteed Delivery for Dollar Notes.
 99.04   Form of Notice of Guaranteed Delivery for Euro Notes.

--------
* Confidential treatment has been granted for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions have been redacted and marked with a triple asterisk. The non-redacted version of this document has been sent to the Securities and Exchange Commission.